UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iHeartMedia, Inc.

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iHEARTMEDIA, INC.

200 E. Basse Road

San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

As a stockholder of iHeartMedia, Inc. (“iHeartMedia” or the “Company”), you are hereby given notice of and invited to attend, in person or by proxy, the annual meeting of stockholders of iHeartMedia to be held in the Texas E Ballroom at the Hilton San Antonio Airport, located at 611 NW Loop 410, San Antonio, Texas 78216, on May 15, 2015, at 9:00 a.m. local time, for the following purposes:

1.	to elect the 12 nominees for directors named in this proxy statement;
2.	to approve the adoption of the 2015 Executive Long-Term Incentive Plan;
3.	to approve the adoption of the 2015 Supplemental Incentive Plan;
4.	to approve the adoption of the 2015 Executive Incentive Plan;
5.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of iHeartMedia for the year ending December 31, 2015; and
6.	to transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 25, 2015 are entitled to notice of and to vote at the annual meeting.

Two cut-out admission tickets are included on the back cover of this document and are required for admission to the annual meeting. Please contact the Secretary of iHeartMedia at the corporate headquarters of iHeartMedia if you need additional tickets. If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to stockholders and one guest per each stockholder. Admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:45 a.m. local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including mobile telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting. The annual meeting will begin promptly at 9:00 a.m. local time.

Your attention is directed to the accompanying proxy statement. In addition, although mere attendance at the annual meeting will not revoke your proxy, if you attend the annual meeting you may revoke your proxy and vote in person. To ensure that your shares are represented at the annual meeting, please complete, date, sign and mail the enclosed proxy card in the return envelope provided for that purpose.

By Order of the Board of Directors

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

San Antonio, Texas

March 31, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2015

The Proxy and Annual Report Materials are available at:

www.envisionreports.com/ihrt

2015 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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ii

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of iHeartMedia, Inc. (referred to herein as “iHeartMedia,” “Company,” “we,” “our” or “us”) to be held on Friday, May 15, 2015, beginning at 9:00 a.m. local time, in the Texas E Ballroom at the Hilton San Antonio Airport, located at 611 NW Loop 410, San Antonio, Texas 78216, and at any postponements or adjournments thereof. This proxy statement is first being sent to stockholders on or about April 8, 2015. The Company will bear the costs of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Board of Directors of iHeartMedia (the “Board”).

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board is providing these proxy materials to you in connection with iHeartMedia’s annual meeting of stockholders (the “annual meeting”), which will take place on May 15, 2015. The Board is soliciting proxies to be used at the annual meeting. You also are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our most highly paid executive officers and certain other required information. Following this proxy statement are the 2015 Executive Long-Term Incentive Plan (Appendix A), the 2015 Supplemental Incentive Plan (Appendix B), the 2015 Executive Incentive Plan (Appendix C) and excerpts from iHeartMedia’s 2014 Annual Report on Form 10-K, including the Consolidated Financial Statements, Notes to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as certain other data (Appendix D). A proxy card and a return envelope also are enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are five proposals scheduled to be voted on at the annual meeting:

•	the election of the 12 nominees for directors named in this proxy statement;
•	the approval of the 2015 Executive Long-Term Incentive Plan;
•	the approval of the 2015 Supplemental Incentive Plan;
•	the approval of the 2015 Executive Incentive Plan; and
•	the ratification of the selection of Ernst & Young LLP as iHeartMedia’s independent registered public accounting firm for the year ending December 31, 2015.

Q:	Which of my shares may I vote?

A:

Each share of Class A common stock and each share of Class B common stock owned by you as of the close of business on March 25, 2015 (the “Record Date”) may be voted by you. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of your Class A common stock is entitled to one vote at the annual meeting. Each holder of shares of Class B common stock is entitled to 107.14 votes per share, which is the number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by

(b) the number of shares of Class B common stock outstanding as of the Record Date. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of iHeartMedia. As of the Record Date, there were 29,074,896 shares of iHeartMedia’s Class A common stock, 555,556 shares of iHeartMedia’s Class B common stock and 58,967,502 shares of iHeartMedia’s Class C common stock outstanding. All of the outstanding shares of Class B common stock and Class C common stock are held by CC IV (as defined below) and CC V (as defined below), respectively.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of iHeartMedia hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with iHeartMedia’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Computershare on behalf of iHeartMedia. As the stockholder of record, you have the right to grant your voting proxy directly to iHeartMedia or to vote in person at the annual meeting. iHeartMedia has enclosed a proxy card for you to use. Please sign and return your proxy card.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and also are invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you obtain and present at the meeting a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. Please sign and return your voting instruction card.

Q:	What constitutes a quorum?

A:	For purposes of electing the two directors that the holders of iHeartMedia’s Class A common stock are entitled to elect, the presence, in person or by proxy, of the holders of outstanding shares of iHeartMedia’s Class A common stock representing a majority of the votes entitled to be cast by holders of Class A common stock is necessary to constitute a quorum at the annual meeting. For all other matters, including for purposes of electing the 10 other directors, the presence, in person or by proxy, of the holders of outstanding shares of iHeartMedia’s common stock representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the annual meeting. Votes “withheld,” abstentions and “broker non-votes” (described below) are counted as present for purposes of establishing a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

Brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote.” If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (1) the election of directors, (2) the approval of the adoption of the 2015 Executive Long-Term Incentive Plan, (3) the

approval of the adoption of the 2015 Supplemental Incentive Plan and (4) the approval of the adoption of the 2015 Executive Incentive Plan. Your broker will send you directions on how you can instruct your broker to vote.

As described above, if you do not provide your broker with voting instructions and the broker is not permitted to vote your shares on a proposal, a “broker non-vote” occurs. Broker non-votes will be counted for purposes of establishing a quorum at the annual meeting and will have no effect on the vote on any of the proposals at the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted by you in person at the annual meeting. If you choose to vote your shares held of record in person at the annual meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting, iHeartMedia recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the annual meeting. Shares held in “street name” may be voted in person by you at the annual meeting only if you obtain and present at the meeting a signed proxy from the record holder giving you the right to vote the shares. Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the annual meeting.

If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to stockholders and one guest per each stockholder. Admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:45 a.m. local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date. Cameras (including mobile telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in “street name,” when you return your proxy card or voting instruction card accompanying this proxy statement, properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card or voting instruction card.

Q:	What if I return my proxy card without specifying my voting choices?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	What if I abstain from voting or withhold my vote on a specific proposal?

A:	If you withhold your vote on the election of directors, it will have no effect on the outcome of the vote on the election of directors. If you abstain from voting on (1) the approval of the 2015 Executive Long-Term Incentive Plan, (2) the approval of the 2015 Supplemental Incentive Plan, (3) the approval of the 2015 Executive Incentive Plan and (4) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015, it will have the same effect as a vote “against” these proposal. Abstentions are counted as present for purposes of determining a quorum.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	What are iHeartMedia’s voting recommendations?

A:	The Board recommends that you vote your shares “FOR”:

•	each of the 12 nominees for directors named in this proxy statement;
•	the approval of the 2015 Executive Long-Term Incentive Plan;
•	the approval of the 2015 Supplemental Incentive Plan;
•	the approval of the 2015 Executive Incentive Plan; and
•	the ratification of the selection of Ernst & Young LLP as iHeartMedia’s independent registered public accounting firm for the year ending December 31, 2015.

Q:	What vote is required to elect the directors and approve each proposal?

A:	Holders of Class A common stock, voting as a separate class, are entitled to elect two members of our Board. For the election of the 10 other members of our Board and all other matters submitted to a vote of the stockholders, the holders of Class A common stock and Class B common stock will vote together as a single class. The directors will be elected by a plurality of the votes properly cast. The approval of the 2015 Executive Long-Term Incentive Plan, the 2015 Supplemental Incentive Plan, the 2015 Executive Incentive Plan and the ratification of the selection of Ernst & Young LLP as iHeartMedia’s independent registered public accounting firm for the year ending December 31, 2015 will be approved by the affirmative vote of a majority of the votes properly cast.

Q:	May I change my vote?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by sending the Secretary of iHeartMedia a proxy card dated later than your last submitted proxy card, notifying the Secretary of iHeartMedia in writing or voting in person at the annual meeting. If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker or other nominee to change your vote.

Q:	Where can I find the voting results of the annual meeting?

A:	iHeartMedia will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K, which we anticipate filing with the Securities and Exchange Commission (the “SEC”) by May 21, 2015.

Q:	May I access iHeartMedia’s proxy materials from the Internet?

A:	Yes. These materials are available at www.envisionreports.com/ihrt.

THE BOARD OF DIRECTORS

Our Board, which currently consists of 13 members, is responsible for overseeing the direction of iHeartMedia and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the Board are kept informed of iHeartMedia’s business through discussions with the Chief Executive Officer, the President, Chief Operating Officer and Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS

Holders of iHeartMedia’s Class A common stock, voting as a separate class, are entitled to elect two members of the Board (the “public directors”). For the election of the other members of our Board, the holders of Class A common stock and Class B common stock will vote together as a single class. However, since several entities controlled by Bain Capital Partners, LLC and its affiliates (collectively, “Bain Capital”) and Thomas H. Lee Partners, L.P. and its affiliates (collectively, “THL” and, together with Bain Capital, the “Sponsors”) hold a majority of the outstanding capital stock and voting power of iHeartMedia, the holders of iHeartMedia’s Class A common stock do not have the voting power to elect the remaining members of our Board. Pursuant to an amended and restated voting agreement (the “Voting Agreement”) entered into among B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Merger Co., Inc., iHeartMedia, Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III L.P. and Highfields Capital Management LP (collectively, with Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P., “Highfields”) on May 13, 2008, of the two members of the Board to be elected by holders of iHeartMedia’s Class A common stock, the parties to the Voting Agreement initially agreed that:

•	one of the directors, who was selected by Highfields Capital Management LP (“Highfields Capital Management”), would be Jonathon S. Jacobson, and Mr. Jacobson was named to the Nominating and Corporate Governance Committee of iHeartMedia’s Board; and
•	the other director, who was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management, would be David C. Abrams.

These two directors are nominated to stand for re-election at the annual meeting. Until the date that Highfields owns less than five percent of the Class A common stock of iHeartMedia, iHeartMedia will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management. iHeartMedia also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its Board, iHeartMedia will cause at least one of the public directors to be appointed to each of the primary standing committees of the Board and, if such public director shall cease to serve as a director of iHeartMedia or otherwise is unable to fulfill his or her duties on any such committee, iHeartMedia shall cause the director to be succeeded by another public director.

BOARD MEETINGS

During 2014, the Board held six meetings. All of iHeartMedia’s directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served during 2014.

STOCKHOLDER MEETING ATTENDANCE

iHeartMedia encourages, but does not require, directors to attend the annual meeting of stockholders. None of the directors attended the annual meeting of stockholders in 2014.

INDEPENDENCE OF DIRECTORS

The Board has adopted the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) for determining the independence of its members. To be considered independent under NASDAQ rules, a director may not be employed by iHeartMedia or engage in certain types of business dealings with iHeartMedia. As required, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has affirmatively determined that David C. Abrams and Jonathon S. Jacobson are independent directors under the listing standards of NASDAQ. In making these determinations, the Board reviewed information provided by the directors and by iHeartMedia with regard to the directors’ business and personal activities as they relate to iHeartMedia and its affiliates. In the ordinary course of business during 2014, we entered into various transactions with certain entities affiliated with members of our Board. Our Board considered the following transactions and relationships in making their independence determinations with respect to Messrs. Abrams and Jacobson:

•	One charity for which Mr. Abrams serves as a trustee paid us and our affiliates approximately $1,500 in the aggregate during 2014 for outdoor advertising services. In addition, in 2014 our affiliates donated to the charity outdoor advertising services (less than $5,000 aggregate value).
•	A charity for which an immediate family member of Mr. Jacobson serves as a director paid us and our affiliates less than $26,000 during 2014 for radio and outdoor advertising services. Our affiliates also donated to the charity radio and outdoor public service announcements (less than $52,000 in aggregate value).
•	Funds affiliated with Mr. Abrams and Mr. Jacobson also own certain term loans and other debt securities of our indirect wholly owned subsidiary, iHeartCommunications, Inc. (“iHeartCommunications”), as described in “Certain Relationships and Related Party Transactions—Commercial Transactions.”

The transactions described above are arms-length, ordinary course of business commercial, charitable or financing transactions and we generally expect transactions of a similar nature to occur during 2015. In each case, our Board concluded that the transaction or relationship did not impair the independence of the director.

COMMITTEES OF THE BOARD

The three primary standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has a written charter, which guides its operations. The written charters are available on iHeartMedia’s Internet website at www.iheartmedia.com. The table below sets forth the current members of each of these committees.

Board Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David C. Abrams	*X	X
Irving L. Azoff
Richard J. Bressler
James C. Carlisle	X	X	X
John P. Connaughton		*X
Julia B. Donnelly
Matthew J. Freeman
Blair E. Hendrix	X	X
Jonathon S. Jacobson		X	X
Ian K. Loring			X
Mark P. Mays
Robert W. Pittman
Scott M. Sperling			*X

* = Chairman

X = Committee member

The Board also has an Operating Committee, which currently is composed of James C. Carlisle, John P. Connaughton, Blair E. Hendrix and Scott M. Sperling. The purpose of the Operating Committee is to actively engage with management on strategy and execution of corporate and financial plans and goals, as well as such other responsibilities and duties as may be established by the Board from time to time.

The Audit Committee

The Audit Committee assists the Board in its general oversight of iHeartMedia’s financial reporting, internal control and audit functions. Audit Committee member David C. Abrams has been designated by our Board as an “Audit Committee Financial Expert,” as defined by the SEC. The Audit Committee met four times during 2014. Mr. Abrams is independent as defined by the standards of the rules and regulations of the SEC and iHeartMedia’s independence standards.

The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	select the independent registered public accounting firm;
•	approve or pre-approve all auditing and non-audit services by the independent registered public accounting firm;
•	review, evaluate and discuss reports regarding the independent registered public accounting firm’s independence;
•	review with the internal auditors and the independent registered public accounting firm the scope and plan for audits;
•	review with management, the internal auditors and the independent registered public accounting firm iHeartMedia’s system of internal control, financial and critical accounting practices and its policies relating to risk assessment and risk management, including legal and ethical compliance programs;
•	review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and

•	review material pending legal proceedings involving the Company and other contingent liabilities.

The full text of the Audit Committee’s charter can be found on our website at www.iheartmedia.com.

The Compensation Committee

The Compensation Committee determines compensation arrangements for executive officers, administers iHeartMedia’s performance-based cash compensation plans and makes recommendations to the Board concerning the compensation, if any, of directors of iHeartMedia and its subsidiaries (except with respect to matters related to the compensation of the directors and certain officers of iHeartMedia’s publicly traded indirect subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCOH”)). The Compensation Committee met four times during 2014. Compensation Committee members David C. Abrams and Jonathon S. Jacobson are independent as defined by iHeartMedia’s independence standards.

The Compensation Committee has the ability, under its charter, to select and retain, at the expense of iHeartMedia, legal and financial counsel and other consultants necessary to assist it as it may deem appropriate, in its sole discretion. The Compensation Committee also has the authority to select and retain a compensation consultant to be used to survey the compensation practices in iHeartMedia’s industry and to provide advice so that iHeartMedia can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants. The Compensation Committee also has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full Compensation Committee; provided, however, that as long as one of the public directors elected by the holders of the Class A common stock as a separate class is on the Board, at least one of such public directors will serve on any subcommittee at all times.

The Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, are to:

•	review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s and other executive officers’ compensation level based on this evaluation;
•	approve all awards to executive officers under iHeartMedia’s incentive compensation plans, as well as adopt, administer, amend or terminate such plans;
•	perform tasks similar to those in the two preceding bullets with respect to those other members of senior management whose compensation is the responsibility of the Board or whose compensation the Chief Executive Officer requests the Compensation Committee to review and affirm;
•	recommend to the Board all awards under iHeartMedia’s equity-based plans and recommend to the Board the adoption, amendment or termination of any compensation plan under which stock may be issued;
•	assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans;
•	obtain through discussions with management an understanding of iHeartMedia’s risk management practices and policies in order to appropriately evaluate whether iHeartMedia’s compensation policies or practices create incentives that affect risk taking;
•	review and discuss with management the Compensation Discussion and Analysis and, based on that review and discussion, recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement;
•	produce a Compensation Committee report on executive compensation for inclusion in the proxy statement; and
•	make recommendations to the Board regarding compensation, if any, of the Board.

The full text of the Compensation Committee’s charter can be found on our website at www.iheartmedia.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become Board members;
•	receive nominations for qualified individuals and review recommendations put forward by the Chief Executive Officer or recommended by stockholders;
•	establish any qualifications, desired background, expertise and other selection criteria for members of the Board and any committee; and
•	recommend to the Board the director nominees for the next annual meeting of stockholders.

The Nominating and Corporate Governance Committee met one time during 2014. Committee member Jonathon S. Jacobson is independent as defined by iHeartMedia’s independence standards. The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at www.iheartmedia.com.

Our directors play a critical role in guiding iHeartMedia’s strategic direction and overseeing the management of iHeartMedia. iHeartMedia does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to recommend the nomination of directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate mix of experience, skills and expertise to oversee iHeartMedia’s businesses. Director candidates should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated and have the time, energy, interest and willingness to serve as a member of the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

Mark P. Mays is not standing for re-election at our annual meeting. Our Board has decided not to replace Mr. Mays as a director at this time and, accordingly, the size of our Board will be reduced from 13 to 12 immediately prior to the annual meeting.

The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Secretary, iHeartMedia, Inc., 200 E. Basse Road, San Antonio, Texas 78209. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our bylaws, as described below under “Stockholder Proposals for 2016 Annual Meeting and Advance Notice Procedures.”

BOARD LEADERSHIP STRUCTURE

Robert W. Pittman was appointed as our Chief Executive Officer and a member of our Board on October 2, 2011, and was appointed as Chairman of the Board on May 17, 2013. Other than the period of time between March 31, 2011 and May 17, 2013, we historically have combined the roles of Chairman of the Board and Chief Executive Officer. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of iHeartMedia to make that determination based on the position and direction of iHeartMedia, the membership of the Board and the individuals who occupy those roles. Our Nominating and Corporate Governance Committee and our Board evaluated the leadership structure for our company, including our past leadership structures and Mr. Pittman’s service as our Chief Executive Officer. After considering those factors, our Nominating and Corporate Governance Committee recommended and our Board approved the appointment of Mr. Pittman to serve as our Chairman of the Board beginning on May 17, 2013.

We believe that having the Chief Executive Officer also serve as our Chairman of the Board provides us with a clear leadership structure. As our Chairman and Chief Executive Officer, Mr. Pittman provides our Board with insight into our operations and helps facilitate the flow of information between management and the Board. In addition, Board members John P. Connaughton and Scott M. Sperling continue to serve as Co-Presiding Directors of our Board, providing an additional layer of non-employee director oversight. For the reasons described above, our Board believes that this leadership structure is appropriate for us at this time.

Our risk management philosophy strives to:

•	timely identify the material risks that iHeartMedia faces;
•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;
•	implement appropriate and responsive risk management strategies consistent with iHeartMedia’s risk profile; and
•	integrate risk management into iHeartMedia’s decision-making.

The Board has designated the Audit Committee to oversee risk management. The Audit Committee reports to the Board regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of iHeartMedia’s risk management processes. In addition, in his role as our Chairman and Chief Executive Officer, Mr. Pittman is able to provide our Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experience with the daily management of our business. The Board encourages management to promote a corporate culture that incorporates risk management into iHeartMedia’s corporate strategy and day-to-day operations.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD

Stockholders and other interested parties desiring to communicate with the Board or individual directors should do so by sending regular mail to:

Board of Directors

c/o Secretary

iHeartMedia, Inc.

200 E. Basse Road

San Antonio, Texas 78209

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. The Code of Conduct is publicly available on our Internet website at www.iheartmedia.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.iheartmedia.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of iHeartMedia’s common stock as of March 25, 2015 for: (1) each director currently serving on our Board and each of the nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to iHeartMedia to beneficially own more than 5% of any class of iHeartMedia’s outstanding shares of common stock. At the close of business on March 25, 2015, there were 29,074,896 shares of iHeartMedia’s Class A common stock, 555,556 shares of iHeartMedia’s Class B common stock and 58,967,502 shares of iHeartMedia’s Class C common stock outstanding. In addition, information concerning the beneficial ownership of common stock of our indirect subsidiary, CCOH, by: (1) each director currently serving on our Board and each of the nominees for director; (2) each of our named executive officers; and (3) our directors and executive officers as a group is set forth in the footnotes to the table below. At the close of business on March 25, 2015, there were 45,508,004 shares of CCOH’s Class A common stock outstanding and 315,000,000 shares of CCOH’s Class B common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC (“CC IV”) and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P. (“CC V”), each of which ultimately is controlled jointly by funds affiliated with the Sponsors. These shares represent in the aggregate approximately 67.2% (whether measured by voting power or economic interest) of the equity of iHeartMedia.

Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of iHeartMedia, each share of Class B common stock and each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of iHeartMedia. Each share of common stock is entitled to share on a pro rata basis in any distributions by iHeartMedia.

Name and Address of Beneficial Owner (a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class C Common Stock		Percentage of Outstanding Common Stock on an As-Converted Bases (b)
Holders of More than 5%:
Bain Capital Investors, LLC and related investment funds	—	555,556	(c)	58,967,502	(d)	67.2%
Thomas H. Lee Partners, L.P. and related investment entities	—	555,556	(e)	58,967,502	(f)	67.2%
Highfields Capital Management LP and managed investment funds(g)	9,950,510	—		—		11.2%
Abrams Capital Management, L.P. and affiliates(h)	6,811,407	—		—		7.7%

Named Executive Officers, Executive Officers and Directors:
David C. Abrams(h)	6,811,407	—		—		7.7%
Irving L. Azoff	—	—		—		—
Richard J. Bressler(i)	910,000	—		—		1.0%
James C. Carlisle	—	—		—		—
John P. Connaughton(j)	—	—		—		—
Julia B. Donnelly	—	—		—		—
C. William Eccleshare(k)	—	—		—		—
Matthew J. Freeman(j)	—	—		—		—
Blair E. Hendrix(j)	—	—		—		—
John E. Hogan(l)	142,163	—		—		*
Johnathon S. Jacobson(g)	9,950,510	—		—		11.2%
Ian K. Loring(j)	—	—		—		—
Steven J. Macri(m)	121,303	—		—		*
Mark P. Mays(n)	1,497,026	—		—		1.7%
Robert W. Pittman(o)	1,634,215	—		—		1.8%
Scott M. Sperling(p)	—	—		—		—
Robert H. Walls, Jr.(q)	146,718	—		—		*
All directors and executive officers as a group (19 individuals)(r)	21,250,342	—		—		24.0%

*	Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o iHeartMedia, Inc., 200 E. Basse Road, San Antonio, Texas 78209.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

(c)	Represents the 555,556 shares of Class B common stock of iHeartMedia owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(d)	Represents the 58,967,502 shares of Class C common stock of iHeartMedia owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”), which holds 50% of the limited partnership interests in CC V. Bain CC Investors expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(e)	Represents the 555,556 shares of iHeartMedia’s Class B common stock owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”) holds 50% of the limited liability company interests in CC IV. THL Holdco, LLC (“THL Holdco”) is the managing member of Thomas H. Lee Advisors, LLC (“THLA”), which is the general partner of Thomas H. Lee Partners, L.P. (“THL”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of THL Fund VI. Voting and investment determinations with respect to the securities held by THL Fund VI are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by THL Fund VI. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(f)	Represents the 58,967,502 shares of iHeartMedia’s Class C common stock owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. (“THL Investors Fund”) collectively hold 50% of the limited partnership interests in CC V. Each of the following entities are limited partners of THL Investors Fund: Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. (collectively, the “THL Funds”). THL Advisors is the general partner of THL Fund VI, Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Investors Fund. THL is the general partner of THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V. Voting and investment determinations with respect to the securities held by THL Funds are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of its or his pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(g)

As reported on a Schedule 13G/A filed with respect to iHeartMedia’s Class A common stock on February 14, 2014, Highfields Capital Management is the investment manager to each of Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”). Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II and Highfields III. Mr. Jacobson is the managing member of Highfields GP and the senior managing member of Highfields Associates. Each of Highfields Capital Management,

Highfields GP, Highfields Associates and Mr. Jacobson has the power to direct the receipt of dividends from or the proceeds from the sale of the shares owned by Highfields I, Highfields II and Highfields III. Each of the above disclaims beneficial ownership of any securities owned beneficially by any other person or persons. Mr. Jacobson has indicated that a portion or all of the securities described in the Schedule 13G/A may be held in margin accounts from time to time. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o Goldman Sachs (Cayman) Trust Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. As of March 25, 2015, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13G/A represented 34.2% of the outstanding shares of iHeartMedia’s Class A common stock.

(h)	As reported on a Schedule 13D filed with respect to iHeartMedia’s Class A common stock on November 29, 2011. The iHeartMedia shares reported in the Schedule 13D for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II and other private investment vehicles for which Abrams Capital, LLC (“Abrams Capital”) serves as general partner. Shares reported in the Schedule 13D for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent shares beneficially owned by ACP II and other private investment vehicles (including those for which shares are reported for Abrams Capital) for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The iHeartMedia shares reported in the Schedule 13D for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116. As of March 25, 2015, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13D represented 23.4% of the outstanding shares of iHeartMedia’s Class A common stock.

As reported on a Schedule 13G/A filed with respect to CCOH’s Class A common stock on February 13, 2013, ACP II and affiliates beneficially owned 3,354,390 shares of CCOH’s Class A common stock, which represented, as of March 25, 2015, 7.4% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock. Shares of CCOH’s Class A common stock reported in the Schedule 13G/A for ACP II represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported in the Schedule 13G/A for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported in the Schedule 13G/A for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Each disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.

(i)	Includes 860,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Bressler. Mr. Bressler’s holdings represented 3.1% of iHeartMedia’s outstanding Class A common stock as of March 25, 2015.

As of March 25, 2015, Mr. Bressler also held 303,687 shares of unvested restricted Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(j)

John P. Connaughton, Matthew J. Freeman, Blair E. Hendrix and Ian K. Loring are managing directors or operating partners of BCI and members of BCI and, by virtue of this and the relationships described in footnotes (c) and (d) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Each of Messrs. Connaughton, Freeman, Hendrix and Loring expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Connaughton, Freeman, Hendrix and Loring is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(k)	As of March 25, 2015, Mr. Eccleshare held 109,771 shares of CCOH’s Class A common stock and vested stock options and stock options that will vest within 60 days after March 25, 2015, collectively representing 501,350 shares of CCOH’s Class A common stock. As of March 25, 2015, Mr. Eccleshare’s holdings collectively represented 1.1% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(l)	Represents shares of iHeartMedia Class A common stock acquired upon vesting.

(m)	Includes 115,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Macri. Mr. Macri’s holdings represented less than 1% of iHeartMedia’s outstanding Class A common stock as of March 25, 2015.

(n)	Includes vested stock options representing 1,047,269 shares of iHeartMedia’s Class A common stock held by Mark P. Mays and 449,757 shares of vested restricted iHeartMedia Class A common stock. Mr. Mays’ holdings collectively represented 5.1% of iHeartMedia’s outstanding Class A common stock as of March 25, 2015.

As of March 25, 2015, Mr. Mays also held vested stock options to purchase 150,000 shares of CCOH’s Class A common stock. As of March 25, 2015, these holdings collectively represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common are converted to shares of CCOH’s Class A common stock.

(o)	Represents 550,000 shares of unvested restricted Class A common stock of iHeartMedia and vested stock options to purchase 378,000 shares of iHeartMedia’s Class A common stock held by Mr. Pittman and 706,215 shares of iHeartMedia’s Class A common stock beneficially owned by Pittman CC LLC, a limited liability company controlled by Mr. Pittman. As of March 25, 2015, these holdings collectively represented 5.6% of iHeartMedia’s outstanding Class A common stock.

As of March 25, 2015, Mr. Pittman also held 356,936 shares of unvested restricted Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(p)	Scott M. Sperling is a member of THL Holdco and, by virtue of this and the relationships described in footnotes (e) and (f) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Mr. Sperling expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(q)	Includes 48,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Walls. As of March 25, 2015, Mr. Walls’ holdings represented less than 1% of iHeartMedia’s outstanding Class A common stock.

As of March 25, 2015, Mr. Walls also held 126,582 CCOH restricted stock units that vest within 60 days of March 25, 2015, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(r)	Includes: (1) 6,811,407 shares of iHeartMedia’s Class A common stock beneficially owned by Abrams CM LP and affiliates (Mr. Abrams is one of our directors and the managing member of Abrams Capital and Abrams CM LLC); (2) 9,950,510 shares of iHeartMedia’s Class A common stock beneficially owned by Highfields Capital Management and managed investment funds (Mr. Jacobson is one of our directors and the managing member of Highfields GP and the senior managing member of Highfields Associates); (3) vested stock options representing 1,425,269 shares of iHeartMedia’s Class A common stock held by our directors and executive officers as a group; (4) 1,573,000 shares of unvested restricted Class A common stock of iHeartMedia held by such persons; and (5) 706,215 shares of iHeartMedia’s Class A common stock held by Pittman CC LLC. As of March 25, 2015, the holdings of our directors and executive officers collectively represented 73.1% of iHeartMedia’s outstanding Class A common stock.

As of March 25, 2015, all of iHeartMedia’s directors and executive officers as a group also were the beneficial owners of CCOH’s Class A common stock as follows: (1) 109,771 shares of CCOH’s Class A common stock held by such persons; (2) vested stock options and stock options and restricted stock units that will vest within 60 days after March 25, 2015 collectively representing 777,932 shares of CCOH’s Class A common stock; (3) 660,623 shares of unvested restricted Class A common stock of CCOH held by such persons; and (4) 3,354,390 shares of CCOH’s Class A common stock beneficially owned by Abrams CM LP and affiliates. As of March 25, 2015, these holdings collectively represented 10.8% of CCOH’s outstanding Class A common stock and 1.4% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Director Mark P. Mays is not standing for re-election. Our Board has decided not to replace Mr. Mays as a director and, accordingly, the size of our Board will be reduced from 13 to 12 immediately prior to the annual meeting. The Board has nominated the 12 persons listed as nominees below for election as directors at the annual meeting of stockholders. Each of the directors elected at the annual meeting will serve until the next annual meeting of stockholders or until his or her successor shall have been elected and qualified, subject to earlier resignation, removal, death or disqualification. The directors are to be elected by a plurality of the votes cast at the annual meeting by the holders of the shares of iHeartMedia common stock represented and entitled to be voted at the annual meeting. Holders of iHeartMedia’s Class A common stock, voting as a separate class, are entitled to elect two members of the Board. For the election of the 10 other members of our Board, the holders of Class A common stock and Class B common stock will vote together as a single class. However, since the Sponsors hold a majority of the outstanding capital stock and voting power of iHeartMedia, the holders of iHeartMedia Class A common stock do not have the voting power to elect the remaining 10 members of our Board. Pursuant to the Voting Agreement, of the members of the Board to be elected by holders of iHeartMedia’s Class A common stock (referred to as the public directors), the parties to the Voting Agreement initially agreed that:

•	one of the directors, who was selected by Highfields Capital Management, would be Jonathon S. Jacobson, and Mr. Jacobson was named to the Nominating and Corporate Governance Committee of iHeartMedia’s Board; and

•	the other director, who was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management, would be David C. Abrams.

These two directors are nominated to stand for re-election at the annual meeting. Until the date that Highfields owns less than five percent of the Class A common stock of iHeartMedia, iHeartMedia will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management. iHeartMedia also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its Board, iHeartMedia will cause at least one of the public directors to be appointed to each of the primary standing committees of the Board and if such public director shall cease to serve as a director of iHeartMedia or otherwise is unable to fulfill his or her duties on any such committee, iHeartMedia shall cause the director to be succeeded by another public director.

Each of the nominees listed below currently is a director and is standing for re-election. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election, discretionary authority is conferred on the proxies to vote for a substitute. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The following information, which is as of March 25, 2015, is furnished with respect to each of the nominees for election at our annual meeting.

David C. Abrams, age 54, is the managing member of Abrams Capital, a Boston-based investment firm he founded in 1999. Abrams Capital manages approximately $7 billion in assets across a wide spectrum of investments. Mr. Abrams has been one of our directors since July 30, 2008. Mr. Abrams also serves on the boards of directors or the board of managers, as applicable, of iHeartCommunications and iHeartMedia Capital I, LLC and several private companies. Mr. Abrams previously served on the board of directors of Crown Castle International, Inc. Mr. Abrams received a B.A. from the University of Pennsylvania. He serves as a member of The Berklee College of Music Board of Trustees and as an overseer of the College of Arts and Sciences at the University of Pennsylvania. Mr. Abrams was selected to serve as a member of our Board because of his experience in acquisitions and financings gained through his work at Abrams Capital and his strategic experience gained through serving on the boards of directors of public and private companies.

Irving L. Azoff, age 67, has been one of our directors since September 27, 2010. Mr. Azoff also serves on the board of directors or the board of managers, as applicable, of iHeartCommunications and iHeartMedia Capital I, LLC. Until his retirement on December 31, 2012, Mr. Azoff served as Executive Chairman and a member of the board of directors of Live Nation Entertainment, Inc. (“Live Nation”) since January 2010 and as Chairman of the Board of Live Nation since February 2011. Until his retirement on December 31, 2012, Mr. Azoff also served as Chairman and CEO of Front Line Management Group Inc. since January 2005. Before joining Live Nation in 2010, Mr. Azoff was CEO of Ticketmaster Entertainment, Inc. since October 2008. Mr. Azoff is the Chairman and founder of Azoff Music Management and the personal manager of the Eagles, who he has managed since 1974, Christina Aguilera, Van Halen and Steely Dan. Mr. Azoff also is Chairman and CEO of Azoff MSG (Madison Square Garden) Entertainment, LLC. Mr. Azoff was selected to serve as a member of our Board because of his extensive experience in the entertainment industry.

Richard J. Bressler, age 57, was appointed as our President and Chief Financial Officer, as President and Chief Financial Officer of iHeartCommunications and iHeartMedia Capital I, LLC and as Chief Financial Officer of CCOH on July 29, 2013 and as our Chief Operating Officer on February 18, 2015. Prior thereto, Mr. Bressler was a Managing Director at THL. Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom, Inc. from 2001 through 2005. He also served as Chairman and Chief Executive Officer of Time Warner Digital Media and, from 1995 to 1999, was Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP since 1979. Mr. Bressler has been one of our directors since May 2007. Mr. Bressler also currently is a director of iHeartCommunications and Gartner, Inc., a member of the board of managers of iHeartMedia Capital I, LLC and a board observer at Univision Communications Inc. Mr. Bressler previously served as a member of the boards of directors of American Media Operations, Inc., Nielsen Holdings B.V. and Warner Music Group Corp. and as a member of the J.P. Morgan Chase National

Advisory Board. Mr. Bressler holds a B.B.A. in Accounting from Adelphi University. Mr. Bressler was selected to serve as a member of our Board for his experience in and knowledge of the industry gained through his various positions with Viacom and Time Warner as well as his knowledge of finance and accounting gained from his experience at THL and Ernst & Young LLP.

James C. Carlisle, age 39, is a Managing Director at THL. Prior to joining THL in 2000, Mr. Carlisle worked at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Carlisle has been one of our directors since March 20, 2013. Mr. Carlisle also currently is a board observer at Univision Communications, Inc. and a director of iHeartCommunications and Agencyport Software Ltd., a provider of software systems to the insurance industry, and a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Carlisle previously served as a director of CCOH. Mr. Carlisle holds a B.S.E., summa cum laude, in Operations Research from Princeton University and an M.B.A. from Harvard Business School. He also serves as a member of the board of directors of The Massachusetts Eye and Ear Infirmary and is an active contributor to the National Park Foundation. Mr. Carlisle was selected to serve as a member of our Board based on his experience evaluating strategies, operations and risks gained through his work at Goldman, Sachs & Co. and THL, as well as his experience serving as a director for other media companies.

John P. Connaughton, age 49, has been a Managing Director of Bain Capital since 1997 and a member of the firm since 1989. He has played a leading role in transactions in the media, technology and medical industries. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies. Mr. Connaughton has been one of our directors since May 2007. Mr. Connaughton also currently serves as a director of iHeartCommunications, HCA Holdings, Inc. (Hospital Corporation of America), Quintiles Transnational Corp., Plasma Resources UK and Air Medical Holdings, Inc. and is a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Connaughton previously served as a member of the boards of directors of Warner Music Group Corp., SunGard Data Systems, Inc., AMC Entertainment Inc., Stericycle Inc., CRC Health Corporation, Warner Chilcott plc and CMP Susquehanna Holdings Corp. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVA McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School. Mr. Connaughton was selected to serve as a member of our Board because of his knowledge of and experience in the industry gained from his various positions with Bain Capital and his service on various boards of directors.

Julia B. Donnelly, age 32, is a Principal at THL. Ms. Donnelly rejoined THL in 2010 after attending Harvard Business School and working as an Associate at the firm from 2006 to 2008. Prior to THL, Ms. Donnelly worked at Morgan Stanley & Co. Incorporated in the Investment Banking Division. She has been one of our directors since September 10, 2013. Ms. Donnelly also currently serves on the boards of directors of Agencyport Software Ltd., a provider of software systems to the insurance industry, and iHeartCommunications and serves on the board of managers of iHeartMedia Capital I, LLC. Ms. Donnelly holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. Ms. Donnelly was selected to serve as a member of our Board based on her experience evaluating strategies, operations and risks gained through her work at Morgan Stanley & Co. and THL.

Matthew J. Freeman, age 45, has been one of our directors since December 14, 2012 and also serves on the board of directors or board of managers, as applicable, of iHeartCommunications and iHeartMedia Capital I, LLC. He is an Operating Partner at Bain Capital. From 2010 until he joined Bain Capital in 2012, Mr. Freeman served in multiple capacities for The Interpublic Group of Companies, Inc. (a global advertising and marketing services company), including as CEO of its Mediabrands Ventures unit and as Vice Chairman and Global Chief Innovation Officer of its McCann Erickson unit. Prior thereto, Mr. Freeman was the CEO of an online media company, Betawave, from 2009 to 2010 and served as CEO of the Tribal DDB Worldwide unit of Omnicom Group Inc. (a global advertising, marketing and corporate communications company) from 1998 to 2009. Mr. Freeman, who graduated from Dartmouth College and the School of Visual Arts, currently serves as Chairman of Advertising Week and has served on the boards of the Advertising Club of New York and the

American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Museum of Modern Art (MoMA). Mr. Freeman also has been inducted into the American Advertising Federation Hall of Achievement. Mr. Freeman was selected to serve as a member of our Board because of his experience in the media and advertising industries.

Blair E. Hendrix, age 50, is a Managing Director of Bain Capital and the Head of the firm’s operationally focused Portfolio Group for North America. Mr. Hendrix joined Bain Capital in 2000. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Mercer Management Consulting), a management consulting firm. Mr. Hendrix has been one of our directors since August 2008. Mr. Hendrix also currently serves as a director of iHeartCommunications, CCOH and TWCC Holdings Corp. (The Weather Channel) and as a member of the board of managers of iHeartMedia Capital I, LLC. He previously served as a director of Keystone Automotive Operations, Inc., Innophos Holdings, Inc. and SMTC Corporation. Mr. Hendrix received a B.A. from Brown University, awarded with honors. Mr. Hendrix was selected to serve as a member of our Board because of his operational knowledge gained through his experience with Bain Capital and in management consulting.

Jonathon S. Jacobson, age 53, founded Highfields Capital Management, a Boston-based investment firm, in July 1998 and serves as Senior Managing Director/Chief Investment Officer. Prior to founding Highfields Capital Management, he spent eight years as a senior equity portfolio manager at Harvard Management Company, Inc. (“HMC”), which is responsible for investing Harvard University’s endowment. At HMC, Mr. Jacobson managed both a U.S. and an emerging markets equity fund. Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch Capital Markets. Mr. Jacobson has been one of our directors since July 30, 2008 and also serves as a director of iHeartCommunications and a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Jacobson received an M.B.A. from Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. He is the Vice Chairman of the Board of Trustees of Brandeis University, where he is a member of both the Executive and Investment Committees, and a Trustee and Executive Committee member of the Gilman School. He also serves on the Board of the Birthright Israel Foundation, is a member of the Investment Committee of the Weizmann Global Endowment Management Trust and is a past member of the Board of Dean’s Advisors at Harvard Business School. Mr. Jacobson was selected to serve as a member of our Board because of his knowledge of finance and capital markets gained through his investment experience at Highfields and other investment funds.

Ian K. Loring, age 48, is a Managing Director at Bain Capital. Since joining the firm in 1996, Mr. Loring has played a leading role in prominent media, technology and telecommunications investments such as Pro Seiben Sat 1 Media AG, Advertising Directory Solutions, Cumulus Media Partners, Eschelon Telecom, NXP Technologies and Therma-Wave. Prior to joining Bain Capital, Mr. Loring was a Vice President of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. Mr. Loring has been one of our directors since May 2007. Currently, Mr. Loring also serves on the boards of directors of BMC Software, iHeartCommunications, TWCC Holdings Corp. (The Weather Channel), NXP Semiconductors N.V. and Denon & Marantz and serves on the board of managers of iHeartMedia Capital I, LLC. Mr. Loring previously served as a member of the boards of directors of Warner Music Group Corp., Skillsoft and SMTC Corporation. He also volunteers for a variety of non-profit organizations and is a director of the Linda Loring Nature Foundation. He received an M.B.A. from Harvard Business School and a B.A. from Trinity College. Mr. Loring was selected as a member of our Board because of his knowledge of the industry gained through his experience at Bain Capital.

Robert W. Pittman, age 61, was appointed as our Chairman and as Chairman of iHeartCommunications on May 17, 2013, as Chief Executive Officer and a director of ours and iHeartCommunications and as Executive Chairman and a director of CCOH on October 2, 2011. He also was appointed as Chairman and Chief Executive

Officer and a member of the board of managers of iHeartMedia Capital I, LLC on April 26, 2013, and as Chairman and Chief Executive Officer of CCOH on March 2, 2015. Prior to October 2, 2011, Mr. Pittman served as Chairman of Media and Entertainment Platforms for us and iHeartCommunications since November 2010. He has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner, Inc. from January 2001 to May 2002, and earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001. Mr. Pittman serves on the boards of numerous charitable organizations, including the Alliance for Lupus Research, the Rock and Roll Hall of Fame Foundation and the Robin Hood Foundation, where he has served as past Chairman. Mr. Pittman was selected to serve as a member of our Board because of his service as our Chief Executive Officer, as well as his extensive media experience gained through the course of his career.

Scott M. Sperling, age 57, is Co-President of THL. Prior to joining THL in 1994, Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling has been one of our directors since May 2007. Mr. Sperling also currently serves as a director of iHeartCommunications and Thermo Fisher Scientific Inc. and a member of the board of managers of iHeartMedia Capital I, LLC. He previously served as a director of Vertis, Inc., Warner Music Group Corp. and several private companies. Mr. Sperling also is active in numerous community activities, including serving as a director of the Brigham & Women’s / Faulkner Hospital Group, Chairman of The Citi Center for Performing Arts and a member of Harvard Business School’s Board of Dean’s Advisors and Harvard Business School’s Rock Center for Entrepreneurship. Mr. Sperling received an M.B.A. from Harvard Business School and a B.S. from Purdue University. Mr. Sperling was selected as a member of our Board because of his operational and strategic knowledge gained through his experience at THL and various directorships.

The Board recommends that you vote “For” the director nominees named above. Properly submitted proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 2: APPROVAL OF THE 2015 EXECUTIVE LONG-TERM INCENTIVE PLAN

BACKGROUND

The Board approved the adoption of the Company’s 2015 Executive Long-Term Incentive Plan (the “2015 LTIP”) on March 30, 2015, subject to stockholder approval within 12 months following such date. Technically the LTIP is effective as of March 30, 2015, but pursuant to the terms of the LTIP, no stock option awards may be exercisable and no shares may be granted pursuant to awards made pursuant to the LTIP unless and until we obtain stockholder approval. To the extent such approval is obtained, no additional awards will be made under the the Company’s 2008 Executive Incentive Plan (the “2008 EIP”).

The 2015 LTIP is a broad-based incentive plan that provides for granting stock options (including incentive stock options (“ISOs”)), stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units (including restricted stock units (“RSUs”)), additional awards convertible into or exchangeable for our common stock, performance awards, and/or current or deferred grants of cash based on such terms and conditions as the Administrator determines. The Board believes that our success and long-term progress are dependent upon attracting and retaining its (and its affiliates’) directors, employees, consultants, and advisers, and aligning the interests of such individuals with those of its stockholders. The 2015 LTIP gives the Board and/or the Compensation Committee the maximum flexibility to use the various forms of incentive awards as part of our overall compensation program.

The Board has determined that it is in the best interests of us and our stockholders to maximize the tax deductibility of performance-based cash and stock awards payable under the 2015 LTIP. Accordingly, we have structured the 2015 LTIP in a manner that payments made under it can, if the Board so chooses in its discretion, satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and our next three highest compensated officers, excluding the Chief Financial Officer (collectively, the “Covered Employees”) who were employed by us on the last day of our taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” does not count against the $1 million limitation. The 2015 LTIP sets forth, among other things, the performance objectives under which awards may be paid under the plan.

The closing sale price of our Class A common stock on March 25, 2015 was $9.86.

PLAN SUMMARY

A summary of the 2015 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2015 LTIP, a copy of which is attached as Appendix A. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the 2015 LTIP.

Purpose

The purpose of the 2015 LTIP is to advance the interests of the Company and its Affiliates by providing for the grant to Participants of Stock-based and other incentive Awards. Awards under the Plan are intended to align the incentives of the Company’s executives and investors and to improve the performance of the Company.

Administration

The 2015 LTIP shall be administered and interpreted by the Administrator (defined as the Board or, if one has been appointed, the Committee); provided, that in the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. Subject to the term of the 2015 LTIP and any Award Agreement, the Administrator shall have full authority to determine eligibility for and grant Awards (including Awards of SARs, Stock Options (including ISOs), Restricted Stock, Unrestricted Stock, Stock Units (including Restricted Stock Units), additional Awards convertible into or exchangeable for common stock, Performance Awards, and/or current or deferred grants of cash; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2015 LTIP. The 2015 LTIP provides that each officer, employee and Administrator member shall be indemnified and held harmless by the Company from any cost, expense or liability arising out of any act or omission to act in connection with the 2015 LTIP.

Eligibility

Employees, non-employee directors, consultants and advisors of the Company and its Affiliates are eligible to receive awards under the 2015 LTIP. No determination has been made as to Awards that may be granted under the 2015 LTIP, although it is anticipated that recipients of Awards will include the current executive officers of the Company.

Available Shares

The aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, under the 2015 LTIP shall not exceed the sum of (a) 4,000,000 plus (b) the number of shares of Common Stock available for awards granted under the Company’s 2008 EIP, as amended and restated. The maximum number of shares of Common Stock with respect to which ISOs may be granted under the 2015 LTIP shall be 2,700,000 shares. The following shares of Common Stock will not be taken into account and will remain available for issuance under the 2015 LTIP: (a) shares covered by Awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (b) shares delivered to the Company and shares withheld by the Company (or its Affiliates) for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an Award, and (c) shares covered by stock-based awards assumed by the Company (or its Affiliates) in connection with the acquisition of another company or business.

Section 162(m) Limitations

Although the Administrator may consider preserving tax deductibility as one objective in administering the 2015 LTIP, that objective shall only be one consideration among the other objectives of the 2015 LTIP, including the ability of the 2015 LTIP to support the Company’s strategy and the long-term interests of the Company’s stockholders. As such, the Administrator may authorize awards under the 2015 LTIP that are not fully tax deductible under Section 162(m).

To the extent required by Section 162(m) for Awards under the 2015 LTIP intended to qualify as “performance-based compensation,” the following individual Participant limitations shall only apply. The maximum number of Shares for which Stock Options may be granted to any person in any calendar year and the maximum number of Shares subject to SARs granted to any person in any calendar year will each be 2,700,000. The maximum number of Shares subject to other Awards granted to any person in any calendar year will be 1,000,000 Shares per type of Award, provided that the maximum number of Shares subject to all Awards granted to any person in any calendar year does not exceed 3,700,000 Shares. The maximum amount payable to any person in any year under Cash Awards will be $20,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

Additional Non-Employee Director Limitations

The maximum grant date fair value of any Award granted to any non-Employee director during any calendar year shall not exceed $500,000; provided, that the Administrator shall have the authority to provide Awards to a non-Employee director in excess of $500,000 upon a finding that such non-Employee director has or will provide extraordinary services in such fiscal year; provided, further, that such non-employee director does not participate in such finding or otherwise in the issuance of such additional Award. The $500,000 limit does not, for the avoidance of doubt, include shares of Common Stock granted in lieu of all or any portion of such non-Employee director’s cash retainer fees.

Adjustments

In the event of any extraordinary dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the Administrator shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the 2015 LTIP, make proportionate adjustments to the maximum number of Shares that may be delivered under the Plan and to the maximum share limits described above and shall also make appropriate, proportionate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Administrator may, but is not required to, make similar adjustments to take into account distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2015 LTIP and to preserve the value of Awards made hereunder, having due regard for the qualification of certain tax limitations, where applicable.

Terms; Vesting

The terms of Awards granted under the 2015 LTIP will be determined by the Administrator and set forth in an Award Agreement to be provided to the Participant. The terms of vesting and/or exercisability for any Award will be set forth in the applicable Award Agreement, subject to the Administrator’s discretion to accelerate such vesting and/or exercisability at any time. Unless otherwise set forth in an Award Agreement, upon a Participant’s termination of employment, all of the Participant’s unvested Awards will be forfeited and any Awards subject to exercise will cease to be exercisable and will terminate, except that Awards requiring exercise shall remain exercisable for the lesser of (i) the period ending on the latest date on which such Award could have been exercised pursuant to the terms of the Award Agreement or (ii) (A) in the case of a termination by reason of the Participant’s death or Disability, one (1) year or (B) in the case of a termination for any reason other than Cause or the Participant’s death or Disability, 90 days. In the event of a termination of the Participant’s employment for Cause, all Awards requiring exercise will immediately terminate.

Stock Options

The Administrator will determine the number of shares subject to the Stock Option, the term of the Stock Option, the exercise price (which generally shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a ten percent shareholder, 110%) of the Fair Market Value of the Stock at the time of grant) and other material terms of each Stock Option.

Stock Options granted under the 2015 LTIP will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at the time of grant. Stock Options may be exercised in whole or in part at any time during the term thereof, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator, (i) through the delivery of shares of Stock that have a Fair Market Value equal to the exercise price, except where payment by delivery of shares would adversely affect the Company’s results of operations under Generally Accepted Accounting Principles or where payment by delivery of shares outstanding for less than six months would require application of securities laws relating to profit realized on such shares, (ii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment.

Stock Appreciation Rights

SARs represent a right to receive a payment, in cash or shares of the Company’s common stock, equal to the excess of the fair market value of a specified number of shares of the Company’s common stock on the date the SAR is exercised over the exercise price of the SAR (which shall not be less than 100% of the Fair Market Value of the Company’s common stock at the time of grant). SARs may be exercised in accordance with the terms established by the Administrator. The term of a SAR shall not exceed ten years from the grant date.

Restricted Stock Awards

The Administrator shall determine the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. Except as otherwise determined by the Administrator in an Award Agreement, the Participant shall generally have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

Stock Unit Awards

The Administrator shall determine the time or times at which, grants of Stock Unit Awards (including RSUs) shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Award Agreement shall include the time and form of payment of each Stock Unit Award. Any shares of Common Stock underlying the Stock Units shall be issued (or cash in lieu thereof shall be paid) not earlier than the date on which such Stock Units vest and become non-forfeitable. On the distribution date of a Stock Unit Award, the Company shall issue to the Participant one unrestricted, fully transferrable share of Common Stock (or, if provided in the Award Agreement, the Fair Market Value of one such share of Common Stock in cash) for each vested and non-forfeitable Restricted Stock Unit.

Performance Awards

The Administrator may grant a Performance Award to a Participant payable upon the attainment of specific Performance Criteria. The Administrator may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m), as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m). If the Performance Award is denominated in cash, it may be paid upon the attainment of the relevant Performance Criteria either in cash or in shares (based on the then current Fair Market Value of such shares), as determined by the Administrator, in its discretion.

At the expiration of the applicable performance period, the Administrator shall determine the extent to which the Performance Criteria are achieved and the percentage of each Performance Award that has been earned. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m), the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) and while the outcome of the Performance Criteria are substantially uncertain.

Other Awards Convertible into Stock and Current or Deferred Grants of Cash

The Administrator is authorized to grant to Participants other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock.

The Compensation Committee may from time to time grant current or deferred grants of cash which the Company may make payable by any of its direct or indirect subsidiaries, made in connection with other Awards.

Performance Criteria

To the extent permitted under Section 162(m), performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m), shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance criteria: earnings per share; operating income; operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”); gross income; net income (before or after taxes); cash flow; capital expenditures; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; service revenues; license revenues; sales or market share; total shareholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; credit rating; one or more operating ratios; the fair market value of the a share of the Company’s common stock; the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or reduction in operating expenses.

Corporate Transactions

In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or any entity controlling, controlled by or under common control with the acquirer or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Administrator determines are appropriate. The continuation or assumption of such Awards, to the extent applicable, shall be done on terms and conditions consistent with Section 409A of the Code. In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity) in which there is no continuation, assumption or substitution as to some or all outstanding Awards, the Administrator may provide (unless the Administrator determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (i) treating as satisfied any vesting condition on any such Award, (ii) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Corporate Transaction or (iii) if the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any (and if not, such cash-out value shall be $0), of (A) the Fair Market Value of one Share times the number of Shares subject to the Award, over (B) the aggregate exercise price (if applicable) under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines. Unless continued, substituted, or assumed as described herein, all Awards shall terminate upon a Corporate Transaction. Shares that are delivered in connection with a Corporate Transaction as described herein may, in the discretion of the Administrator, be subject such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject prior to the Corporation Transaction and that did not lapse in connection with the Corporate Transaction.

Repricing

Except as permitted under the adjustment provisions of the 2015 LTIP (described above under the Adjustments heading), no Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the stock exchanges or other trading systems, if any, on which the Stock is listed or entered for trading.

Dividend Equivalents

Except as otherwise provided in an Award Agreement, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

Transferability

Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

Amendment and Termination

The Administrator may amend the Plan or any outstanding Award for any purpose, subject to applicable law; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Unless otherwise provided in the Award Agreement, the Administrator expressly reserves the right to amend or alter the terms of any Award if such Award or a portion thereof would be reasonably likely to otherwise be treated as a “liability award” under guidance issued or provided by the Financial Accounting Standards Board (FASB). The Administrator may also terminate the Plan. Unless sooner terminated, the Plan shall automatically terminate on the tenth anniversary of the date of its adoption by the Company’s board of directors. The rights of any person with respect to Award granted under the Plan that are outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award (as then in effect or thereafter amended) and the Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to (i) Stock Options (including ISOs and Non-Qualified Stock Options (defined below), (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv), Restricted Stock Unit Awards, (v) Performance Awards, (vi) and additional stock- or cash-based awards, in each case, provided pursuant to the terms of the 2015 LTIP. These rules are highly technical and subject to change. The following discussion is limited to the United States federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States, and such discussion does not purport to be complete. The discussion does not address the state, local, or foreign income tax rules relevant to such Awards. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any Awards.

Incentive Stock Options

A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the Company’s common stock on the date of exercise over the ISO exercise price is an item includible in the optionee’s alternative minimum taxable income. Consequently, the optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock as capital gain. If an optionee disposes of common stock acquired through the exercise of an ISO before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the ISO.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an ISO if the optionee pays the exercise price of the ISO in whole or in part with previously owned Company shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an ISO and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

We are not entitled to any deduction with respect to the grant or exercise of an ISO or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Non-Qualified Stock Options

A Participant who is granted a Stock Option that is not an ISO (a “Non-Qualified Stock Option”) recognizes no income upon grant of such Option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Company shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a Non-Qualified Stock Option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a Non-Qualified Stock Option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a Non-Qualified Stock Option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

Stock Appreciation Rights

A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Company common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Stock

Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant Restricted Stock Awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if a participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Restricted Stock Units

The grant of a Restricted Stock Unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of our Common Stock received as payment in respect of a Restricted Stock Unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Performance Awards and Other Stock- or Cash-Based Awards

The grant of a Performance Award or other stock- or cash-based Award (including stock equivalent units) does not generate taxable income to a Participant or an income tax deduction to us. Any cash and the fair market value of any Company common stock received as payment in respect of a Performance Award or other stock- or cash-based Award will constitute ordinary income to the Participant. The Participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes

The Administrator will make such provision for the withholding of taxes as it deems necessary. Except as otherwise provided in an Award Agreement, the Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate), using the Fair Market Value of Stock on the date of exercise to determine the number of shares so withheld or tendered.

NEW PLAN BENEFITS

No awards have been granted, and no specific plans have been made for the grant of future awards, under the 2015 LTIP. The grant of any Awards under the 2015 LTIP will be at the discretion of the Administrator. The terms and number of Awards to be granted in the future under the 2015 LTIP are to be determined in the discretion of our Administrator. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s Named Executive Officers, executive officers as a group, non-employee directors as a group, and all other employees cannot be determined as of the date of this filing.

While past practice is no guarantee of actions the Administrator will take with respect to the 2015 LTIP, the table below sets forth the awards that were granted under the 2008 EIP during 2014 to the current name executive officers (other than Mr. Hogan who retired in January 2014), all non-executive directors as a group and all non-executive officer employees as a group.

2008 Executive Incentive Plan: 2014 Award Grants

Name	Number of Shares Underlying Restricted Stock Awards
Robert W. Pittman
Chairman & Chief Executive Officer	350,000
Richard J. Bressler
President, Chief Operating Officer & Chief Financial Officer	—
William Eccleshare
Chairman & Chief Executive Officer of CCOH’s International division (1)	—
Robert Walls
Executive Vice President, General Counsel & Secretary	—
Steven Macri
Senior Vice President—Corporate Finance	25,000
All Executive Officers as a Group (6 individuals)	385,000
Non-Employee Directors as a Group (11 individuals)	—
Non-Executive Officer Employees as a Group 180 individuals)	1,437,449

(1)	Prior to March 2, 2015, Mr. Eccleshare served as the Chief Executive Officer of CCOH.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2014 concerning our equity compensation plans:

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Per Share Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders:
iHeartMedia, Inc. 2015 Executive Long-Term Incentive Plan	—		—	4,000,000
2008 Executive Incentive Plan	6,625,616	(2)	$35.03	879,189
Equity compensation plans not approved by shareholders(3)	—		—	—

Total	6,625,616		$35.03	4,879,189

(1)	The weighted average exercise price is calculated based on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock, which have no exercise price.

(2)	This number includes shares subject to outstanding awards granted, of which 2,096,860 shares are subject to outstanding options and 4,528,756 shares are subject to outstanding restricted shares.

(3)	Does not include options to purchase an aggregate of 204,617 shares, at a weighted-average exercise price of $10.46, granted under plans assumed in connection with acquisition transactions. No additional options may be granted under the assumed plans.

The Board recommends that you vote “For” approval of the adoption of the 2015 Executive Long-Term Incentive Plan.  Properly submitted proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 3: APPROVAL OF THE 2015 SUPPLEMENTAL INCENTIVE PLAN

BACKGROUND

The Board approved the adoption of the Company’s 2015 Supplemental Incentive Plan (the “2015 SIP”) on March 30, 2015, subject to stockholder approval within 12 months following such date. The purpose of the 2015 SIP is to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executive.

The 2015 SIP will be administered by our Compensation Committee. Our Compensation Committee will designate performance objectives with respect to a performance period for each plan participant. Utilizing those performance objectives, the Compensation Committee will use the 2015 SIP to reward accomplishments achieved during the performance period. The Board believes that the 2015 SIP benefits stockholders because it creates a strong incentive for executives to meet or exceed specified performance goals.

The Board has determined that it is in the best interests of us and our stockholders to maximize the tax deductibility of amounts payable under the 2015 SIP. Accordingly, and similarly to the 2015 LTIP, we have structured the 2015 SIP in a manner that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) (see Proposal 2 for additional information on Section 162(m)). The 2015 SIP sets forth, among other things, the performance objectives under which bonuses may be paid under the 2015 SIP. Pursuant to Section 162(m), if our stockholders approve the 2015 SIP and the other requirements of Section 162(m) are satisfied with respect to awards under the plan, amounts paid to the Covered Employees pursuant to the plan in forthcoming periods will qualify as fully tax-deductible to us, potentially generating substantial after-tax savings.

PLAN SUMMARY

A summary of the 2015 SIP is set forth below. This summary is qualified in its entirety by the full text of the 2015 SIP, a copy of which is attached as Appendix B. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the 2015 SIP.

Administration

The 2015 SIP shall be administered and interpreted by the Committee, defined as the Compensation Committee. The Committee is authorized to to select Participants to participate in the Plan in any given year; to establish and administer any performance goals and award opportunities applicable to each Participant and certify whether such goals have been attained; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, and waive rules and regulations for the Plan’s administration; to consider the recommendations of the Company’s Chief Executive Officer (“CEO”) in regard to determinations regarding the forgoing with respect to Participants other than the CEO and to make all other determinations which may be necessary or advisable for the administration of the Plan. The 2015 SIP provides that each officer, employee and Administrator member shall be indemnified and held harmless by the Company from any cost, expense or liability arising out of any act or omission to act in connection with the 2015 SIP.

Eligibility

Participants under the 2015 SIP shall include a select group of senior management of the Company and its subsidiaries as selected by the Committee. As set forth below, recipients of Awards will include current executive officers of the Company.

Performance Goals

Awards shall be payable upon the achievement of certain Performance Goals, as specified by the Committee; provided that in the case of a Section 162(m) Award, payment of such awards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following: earnings per share; operating income; operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”); gross income; net income (before or after taxes); cash flow; capital expenditures; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; service revenues; license revenues; sales or market share; total shareholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; credit rating; one or more operating ratios; the fair market value of the a share of the Company’s common stock; the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or reduction in operating expenses. With respect to Section 162(m) Awards, to the extent permitted under Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted.

Maximum Annual Amount Payable to a Participant

A Participant shall not be granted an Award(s) under the 2015 SIP in excess of $15,000,000 during any calendar year.

Plan Operation

The Performance Period for Awards under the 2015 SIP shall be twelve (12) months. Performance Goals will be established by the Committee and communicated to the participant by the 90th day of the applicable Performance Period or, if earlier, before 25% of the applicable Performance Period has elapsed. The achievement and earned Award shall be communicated to each Participant in writing as soon as practicable after the completion of the applicable Performance Period. Unless otherwise communicated to a Participant in a written agreement, payment of the Awards shall not occur until the 90-day period following the third anniversary of the beginning of the applicable Performance Period, subject to such Participant’s continued employment through such payment date.

Termination of Employment

Unless set forth in an agreement with the participant and/or if the Committee determines otherwise, Awards are forfeited if the termination occurs prior to the conclusion of the performance period; and if the termination occurs following the performance period but prior to payment, the Participant will only receive payment if such termination was (i) for disability or death or (ii) for any reason if such termination occurs during the 12-month period following a Corporate Transaction.

Amendments; Termination

The Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant, provided that such amendments may not have a material adverse impact on outstanding Awards with respect to a completed Performance Period.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to Awards provided under the 2015 SIP. These rules are highly technical and subject to change. The following discussion is limited to the United States federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States, and such discussion does not purport to be complete. The discussion does not address the state, local, or foreign income tax rules relevant to such Awards. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any Awards.

The grant of an Award does not generate taxable income to a Participant or an income tax deduction to us. Any cash and the fair market value of any property received as payment in respect of an Award under the 2015 SIP will constitute ordinary income to the Participant. The Participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes. The Company is authorized to withhold from any Award granted, any payment relating to a Award under the 2015 SIP, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

NEW PLAN BENEFITS

The Committee has awarded grants under the 2015 SIP with respect to 2015 performance to certain employees. However, we are unable to determine the value of those awards because they are based on 2015 performance. Accordingly, the table below sets forth, as of March 25, 2015, the target amounts for the outstanding awards that have been granted under the 2015 SIP (subject to applicable performance goals) to the 2015 SIP Participants (other than Mr. Hogan who retired in January 2014), respectively:

Name	2015 SIP Target Awards
Robert Pittman
Chairman & Chief Executive Officer	$0
Richard Bressler
President, Chief Operating Officer & Chief Financial Officer	$500,000
William Eccleshare
Chairman & Chief Executive Officer of CCOH’s International division (1)	$0
Robert Walls
Executive Vice President, General Counsel & Secretary	$0
Steven Macri
Senior Vice President—Corporate Finance	$300,000
All Executive Officers as a Group (6 individuals)	$800,000
Non-Employee Directors as a Group (11 individuals)	$0
Non-Executive Officer Employees as a Group (12 individuals)	$2,422,500

(1)	Prior to March 2, 2015, Mr. Eccleshare served as the Chief Executive Officer of CCOH.

FUTURE PLAN AWARDS

Future cash awards under the 2015 SIP are based on satisfaction of pre-established performance objectives during each applicable performance period and, therefore, are not determinable at this time. If our stockholders approve the 2015 SIP, the 2015 SIP will continue for 2015 and future years as permitted by applicable law. If our stockholders do not approve the 2015 SIP, the 2015 SIP will terminate at the annual meeting. In considering whether to vote for approval of the 2015 SIP, you should be aware that certain of our executive officers have received, and in the future may continue to receive, awards under the 2015 SIP (if approved by the stockholders). Failure of the stockholders to approve this proposal will not affect the awards previously granted under the 2015 SIP.

The Board recommends that you vote “For” approval of the adoption of the 2015 Supplemental Incentive Plan. Properly submitted proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 4: APPROVAL OF THE 2015 EXECUTIVE INCENTIVE PLAN

BACKGROUND

The Board approved the adoption of the Company’s 2015 Executive Incentive Plan (the “2015 EIP”) on March 30, 2015, subject to stockholder approval within 12 months following such date. The purpose of the 2015 EIP is to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executive.

The 2015 EIP will be administered by our Compensation Committee. Our Compensation Committee will designate performance objectives with respect to a performance period for each plan participant. Utilizing those performance objectives, the Compensation Committee will use the 2015 EIP to reward accomplishments achieved during the performance period. The Board believes that the 2015 EIP benefits stockholders because it creates a strong incentive for executives to meet or exceed specified performance goals.

The Board has determined that it is in the best interests of us and our stockholders to maximize the tax deductibility of amounts payable under the 2015 EIP. Accordingly, and similarly to the 2015 LTIP, we have structured the 2015 EIP in a manner that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) (see Proposal 2 for additional information on Section 162(m)). The 2015 EIP sets forth, among other things, the performance objectives under which bonuses may be paid under the 2015 EIP. Pursuant to Section 162(m), if our stockholders approve the 2015 EIP and the other requirements of Section 162(m) are satisfied with respect to awards under the plan, amounts paid to the Covered Employees pursuant to the plan in forthcoming periods will qualify as fully tax-deductible to us, potentially generating substantial after-tax savings.

PLAN SUMMARY

A summary of the 2015 EIP is set forth below. This summary is qualified in its entirety by the full text of the 2015 EIP, a copy of which is attached as Appendix C. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the 2015 EIP.

Administration

The 2015 EIP shall be administered and interpreted by the Committee, defined as a committee composed of at least two members of the Board, which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)) with respect to Section 162(m) Awards, will consist of at least two “outside directors” and otherwise qualify thereunder. The Committee is authorized to select Participants; grant Performance Awards under the 2015 EIP; determine the type, terms and conditions of, and all other matters relating to, Performance Awards; prescribe Performance Award agreements (which need not be identical); establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the 2015 EIP; and make such determinations and interpretations and to take such steps in connection with the 2015 EIP or the Performance Awards granted thereunder as it deems necessary or advisable. The 2015 EIP provides that each officer, employee and Administrator member shall be indemnified and held harmless by the Company from any cost, expense or liability arising out of any act or omission to act in connection with the 2015 EIP.

Eligibility

Participants under the 2015 EIP shall include executive officers of the Company, including those employed by subsidiaries, and other key executives of the Company and its subsidiaries, in each case, as selected by the Committee. As set forth below, the recipients of Performance Awards will include current executive officers of the Company.

Performance Goals

Performance Awards shall be payable upon the achievement of certain Performance Goals, as specified by the Committee; provided that in the case of a Section 162(m) Award, payment of such awards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following: earnings per share; operating income; operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”); gross income; net income (before or after taxes); cash flow; capital expenditures; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; service revenues; license revenues; sales or market share; total shareholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; credit rating; one or more operating ratios; the fair market value of the a share of the Company’s common stock; the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or reduction in operating expenses. With respect to Section 162(m) Awards, to the extent permitted under Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted.

Maximum Annual Amount Payable to a Participant

No participant may earn more than $15,000,000 in any calendar year pursuant to a Performance Award under the 2015 EIP.

Plan Operation

Performance Goals will be established by the Committee and communicated to the participant by the 90th day of the applicable performance period or, if earlier, before 25% of the applicable performance period has elapsed. The Committee will determine the performance period applicable to an award. Subject to the requirements of the 2015 EIP and applicable law, each Performance Award will contain such other terms and conditions as the Committee, acting in its discretion, may prescribe.

Payment of Awards

Upon certification of the achievement of the Performance Goals by the Compensation Committee and subject to any deferral arrangements or other conditions that may be permitted or required by the Committee, the Performance Award will be settled in cash or other property, as specified in the Performance Award agreement. Unless set forth in an agreement with the Participant and/or if the Committee determines otherwise, no payment related to an award will be made to a participant whose employment with the Company and its subsidiaries terminates (for any reason other than death) before the payment date of the award. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Goals, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, that with respect to any Section 162(m) Award, such adjustments shall only be made to the extent permissible under Section 162(m).

Amendments; Termination

The Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to Performance Awards provided under the 2015 EIP. These rules are highly technical and subject to change. The following discussion is limited to the United States federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States, and such discussion does not purport to be complete. The discussion does not address the state, local, or foreign income tax rules relevant to such Performance Awards. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any Performance Awards.

The grant of a Performance Award does not generate taxable income to a Participant or an income tax deduction to us. Any cash and the fair market value of any property received as payment in respect of a Performance Award under the 2015 EIP will constitute ordinary income to the Participant. The Participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes. The Company is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the 2015 EIP, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

NEW PLAN BENEFITS

The Committee has awarded grants with respect to 2015 performance to certain employees. However, we are unable to determine the value of those awards because they are based on 2015 performance. Accordingly, the table below sets forth, as of March 25, 2015, the target amounts for the outstanding awards that have been granted under the 2015 EIP (subject to applicable performance goals) to: (1) each of our named executive officers other than Mr. Hogan who retired in January 2014 (listed individually below); (2) all of our current executive officers as a group; (3) all of our directors who are not executive officers as a group; and (4) all of our other employees, including all current officers who are not executive officers, as a group, respectively:

Name	2015 EIP Target Awards
Robert Pittman
Chairman & Chief Executive Officer	$1,800,000
Richard Bressler
President, Chief Operating Officer & Chief Financial Officer	$1,800,000
William Eccleshare
Chairman & Chief Executive Officer of CCOH’s International division (1)	$0
Robert Walls
Executive Vice President, General Counsel & Secretary	$750,000
Steven Macri
Senior Vice President—Corporate Finance	$640,000
All Executive Officers as a Group (6 individuals)	$5,215,000
Non-Employee Directors as a Group (11 individuals)	$0
Non-Executive Officer Employees as a Group (33 individuals)	$12,794,110

(1)	Prior to March 2, 2015, Mr. Eccleshare served as the Chief Executive Officer of CCOH.

FUTURE PLAN AWARDS

Future cash awards under the 2015 EIP are based on satisfaction of pre-established performance objectives during each applicable performance period and, therefore, are not determinable at this time. If our stockholders approve the 2015 EIP, the 2015 EIP will continue for 2015 and future years as permitted by applicable law. If our stockholders do not approve the 2015 EIP, the 2015 EIP will terminate at the annual meeting. In considering whether to vote for approval of the 2015 EIP, you should be aware that certain of our executive officers have received, and in the future may continue to receive, awards under the 2015 EIP (if approved by the stockholders). Failure of the stockholders to approve this proposal will not affect the awards previously granted under the 2015 EIP.

The Board recommends that you vote “For” approval of the adoption of the 2015 Executive Incentive Plan. Properly submitted proxies will be so voted unless stockholders specify otherwise.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE
John P. Connaughton, Chairman
David C. Abrams
James C. Carlisle
Blair E. Hendrix
Jonathon S. Jacobson

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding Company and individual performance measures and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Further, the Company performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in our financial statements. Segment results are used to measure the overall financial performance of the Company’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives. We specifically caution investors not to apply the following discussion to other contexts.

OVERVIEW AND OBJECTIVES OF OUR COMPENSATION PROGRAM

We believe that compensation of our named executive officers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive within the various labor markets and industries in which we compete for talent and which align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;
•	recruit, motivate and retain executive talent; and
•	align executive performance with stockholder interests.

We seek to achieve these objectives through a variety of compensation elements, as summarized below:

Element	Form	Purpose
Base salary	Cash	Provide a competitive level of base compensation in recognition of responsibilities, value to the Company and individual performance

Element	Form	Purpose
Bonus	Cash	Through annual incentive bonuses, discretionary bonuses and additional bonus opportunities, recognize and provide an incentive for performance that achieves specific corporate and/or individual goals intended to correlate closely with the growth of long-term stockholder value

Long-Term Incentive Compensation	Generally stock options, restricted stock, restricted stock units or other equity-based compensation	Incentivize achievement of long-term goals, enable retention and/or recognize achievements and promotions—in each case aligning compensation over a multi-year period directly with the interests of stockholders by creating an equity stake

Other benefits and prerequisites	Retirement plans, health and welfare plans and certain perquisites (such as club dues, relocation benefits and payment of legal fees in connection with promotions/new hires, personal use of aircraft, transportation and other services)	Provide tools for employees to pursue financial security through retirement benefits, promote the health and welfare of all employees and provide other specific benefits of value to individual executive officers

Severance	Varies by circumstances of separation	Facilitate an orderly transition in the event of management changes

In May 2014, we held a stockholder advisory vote on the compensation of our named executive officers. Approximately 98% of the votes cast on the matter approved the compensation of our named executive officers as disclosed in our 2014 proxy statement. Accordingly, we made no significant changes to the objectives or structure of our executive compensation program.

COMPENSATION PRACTICES

Our named executive officers for fiscal year 2014 are as follows:

•	Robert W. Pittman, our Chairman and Chief Executive Officer (Principal Executive Officer);
•	Richard J. Bressler, our President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer);
•	C. William Eccleshare, who served as our Chief Executive Officer—Outdoor (overseeing both our Americas and International outdoor divisions as Chief Executive Officer of our subsidiary, CCOH) until March 2, 2015, when he transitioned to become Chairman and Chief Executive Officer of CCOH’s International division;
•	Robert H. Walls, Jr., our Executive Vice President, General Counsel and Secretary;
•	Steven J. Macri, our Senior Vice President—Corporate Finance as of September 9, 2014; and
•	John E. Hogan, who served as our Chairman and Chief Executive Officer—iHeartMedia & Entertainment until January 13, 2014.

iHeartMedia’s Compensation Committee typically determines total compensation, as well as the individual components of such compensation, of our named executive officers on an annual basis. However, because Mr. Eccleshare’s responsibilities relate to our Outdoor divisions, iHeartMedia’s Compensation Committee only reviews his compensation, with final determination and approval of his compensation made by the Compensation Committee of the board of directors of our subsidiary, CCOH. For purposes of this Compensation Discussion and Analysis, we sometimes refer to iHeartMedia’s Compensation Committee and CCOH’s Compensation Committee collectively as the “Compensation Committee.” All compensation decisions are made within the scope of each named executive officer’s employment agreement.

In making decisions with respect to each element of executive compensation, the applicable Compensation Committee considers the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation awarded to the named executive officers, including:

•	the terms of our named executive officers’ employment agreements;
•	the Chief Executive Officer’s recommendations (other than for himself);
•	the value of previous equity awards;
•	internal pay equity considerations; and
•	broad trends in executive compensation generally.

The goal is to award compensation that is reasonable when all elements of potential compensation are considered.

ELEMENTS OF COMPENSATION

As described above, we believe that a combination of various elements of compensation best serves the interests of iHeartMedia and its stockholders. Having a variety of compensation elements enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that our named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus. The annual incentive bonus is based entirely on financial performance, individual performance or a combination of both. In conjunction with the annual incentive bonus awards, the applicable Compensation Committee also may provide annual discretionary bonuses or additional bonus opportunities to our named executive officers, which also would be based on financial performance, individual performance or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all stockholders.

Our practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors relevant to the named executive officers.

Base Salary

Administration. Base salaries for executive officers typically are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of factors such as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices. All decisions regarding increasing or decreasing an executive officer’s base salary are made within the scope of the executive’s respective employment agreement. In the case of our named executive officers, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the applicable Compensation Committee considers the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonuses or additional bonus opportunities), which is tied to financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. Our named executive officers are eligible for annual raises commensurate with Company policy.

Mr. Pittman became our Chief Executive Officer on October 2, 2011, after serving as our Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 15, 2010. Under his October 2, 2011 employment agreement, Mr. Pittman was provided an initial base salary of $1,000,000. As described under “Executive Compensation—Employment Agreements with the Named Executive Officers,” on January 13, 2014, iHeartMedia and Mr. Pittman amended and restated his employment agreement, extending the initial term of his service until January 13, 2019. In connection with the amended and restated employment agreement, on January 13, 2014, Mr. Pittman’s base salary increased to $1,200,000. iHeartMedia’s Compensation Committee felt that this base salary, together with the restricted stock and other benefits and perquisites provided to Mr. Pittman under his amended and restated employment agreement, represented a competitive compensation package for Mr. Pittman.

Mr. Bressler became our President and Chief Financial Officer on July 29, 2013 and our Chief Operating Officer on February 18, 2015. Under his July 29, 2013 employment agreement, Mr. Bressler was provided with an initial base salary of $1,200,000. iHeartMedia’s Compensation Committee felt that this base salary, together with the restricted stock and other benefits and perquisites provided to Mr. Bressler under his employment agreement, represented a competitive compensation package for Mr. Bressler.

Mr. Eccleshare’s base salary increased from £486,577 (or $801,100 using the average exchange rate of £1=$1.6464 for the year ended December 31, 2014) to $1,000,000 in connection with his promotion to serve as our Chief Executive Officer—Outdoor and Chief Executive Officer of our subsidiary, CCOH, on January 24, 2012. Mr. Eccleshare’s base salary remained at that level for 2014.

At the beginning of 2010, we hired Mr. Walls. Under his employment agreement, Mr. Walls was provided an initial base salary of $550,000, consistent with our view of market rates for his position at the time. In November 2011 the Compensation Committee approved an increase in the annual base salary of Mr. Walls from $550,000 to $750,000, effective as of October 1, 2011, in recognition of his continued contribution and value to the organization. Mr. Wall’s base salary remained at that level for 2014.

In October 2013, we hired Mr. Macri as Executive Vice President and Chief Financial Officer of our iHeartMedia division. Mr. Macri was named our Senior Vice President—Corporate Finance on September 9, 2014. Under his employment agreement, Mr. Macri was provided an initial base salary of $640,000, consistent with our view of market rates for his position at the time. Mr. Macri’s base salary remained at that level for 2014.

In November 2010, we amended and restated the employment agreement of Mr. Hogan. Pursuant to his amended and restated employment agreement, Mr. Hogan received an annual base salary increase in November 2010 from $800,000 to $1,000,000 in recognition of his continued contribution and value to the organization, and his annual base salary remained at that level for 2012. In connection with Mr. Hogan’s relocation from San Antonio to New York City, Mr. Hogan’s base salary increased from $1,000,000 to $1,125,000 on June 3, 2013. Mr. Hogan retired from his position as Chairman and Chief Executive Officer—iHeartMedia on January 13, 2014.

For a more detailed description of the employment agreements for our named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Annual Incentive Bonus

Administration. Messrs. Pittman, Bressler, Hogan, Macri and Walls and other key executives of iHeartMedia participate in the iHeartMedia 2008 Annual Incentive Plan. Mr. Eccleshare and other key executives of CCOH participate in the CCOH Amended and Restated 2006 Annual Incentive Plan.

In July 2008, iHeartMedia’s sole stockholder at that time, CC IV, approved the iHeartMedia 2008 Annual Incentive Plan (the “iHeartMedia Annual Incentive Plan”). In May 2012, CCOH’s stockholders approved the CCOH Amended and Restated 2006 Annual Incentive Plan (which was originally approved by CCOH’s stockholders in April 2007) (the “CCOH Annual Incentive Plan”). The iHeartMedia Annual Incentive Plan is administered by iHeartMedia’s Compensation Committee and the CCOH Annual Incentive Plan is administered by CCOH’s Compensation Committee (collectively, both plans are referred to in this Compensation Discussion and Analysis as the “Annual Incentive Plan”). The Annual Incentive Plan is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. The CCOH Annual Incentive Plan is designed to allow awards to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The performance goals for each named executive officer (other than Mr. Eccleshare) are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer of iHeartMedia in consultation with iHeartMedia’s Board, the President, Chief Operating Officer and Chief Financial Officer of iHeartMedia and other senior executive officers of iHeartMedia within any parameters specified within each executive’s employment agreement. The Chief Executive Officer of iHeartMedia makes recommendations as to the compensation levels and performance goals of our named executive officers (other than his own and Mr. Eccleshare’s) to iHeartMedia’s Compensation Committee for its review, consideration and approval. iHeartMedia’s Compensation Committee has complete discretion to accept, reject or modify the recommendations of the Chief Executive Officer of iHeartMedia. CCOH’s Compensation Committee determines the compensation levels and performance goals of Mr. Eccleshare, which are reviewed by iHeartMedia’s Compensation Committee.

The 2014 annual incentive bonuses were based on the following performance goals (as further described below): (1) the performance goals for Messrs. Pittman, Bressler and Walls were based on achievement of a targeted OIBDAN level on a Company-wide basis and certain qualitative performance objectives, which were directly relevant to their respective positions and responsibilities; (2) Messrs. Macri and Hogan’s performance goals were based upon achievement of a targeted OIBDAN level for our Media & Entertainment division and certain qualitative performance objectives, which contributed to divisional performance, and Mr. Hogan’s annual incentive bonus payment for 2014 was determined as part of his severance and general release; and (3) Mr. Eccleshare’s performance goals were based upon achievement of a targeted OIBDAN level for CCOH and certain qualitative performance objectives, which contributed to CCOH’s performance. For 2014, Messrs. Eccleshare, Bressler and Macri also were provided with additional bonus opportunities based on achievement of certain qualitative performance objectives directly relevant to their respective positions and responsibilities.

The annual incentive bonuses for 2014 and the payments made to Messrs. Bressler, Macri and Eccleshare in 2015 under the additional bonus opportunities are reflected in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The annual incentive bonus amounts are determined according to the level of achievement of the objective OIBDAN-based performance goals and the individual qualitative performance goals. No award is earned under the objective performance goal below a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) and a maximum amount is earned under the objective performance goal for performance at or above a maximum level (115% of the applicable target OIBDAN for each individual). The applicable Compensation Committee may, in its discretion, reduce the awards earned pursuant to either the objective or individual qualitative performance goals, as applicable.

The Compensation Committee follows the process set forth below to determine the annual incentive bonuses and the additional bonus opportunities for the named executive officers:

•	at the outset of the fiscal year:

•	set performance goals for the year for iHeartMedia, CCOH and the operating divisions;
•	set individual performance goals for each participant; and
•	set a target and maximum annual incentive bonus and a maximum additional bonus opportunity for each applicable participant; and

•	after the end of the fiscal year, determine the earned amounts by measuring actual performance against the predetermined goals of iHeartMedia, CCOH and the operating divisions, as well as any individual performance goals.

For 2014, iHeartMedia’s OIBDAN performance was negatively impacted by the macroeconomic environment. As a result, iHeartMedia and its operating divisions did not meet their OIBDAN targets and the annual incentive bonus awards were paid below the target bonus levels. Taking into account revenues, OIBDAN, operating efficiencies and other operational strategic and financing achievements during 2014, iHeartMedia’s Compensation Committee awarded discretionary bonuses to Messrs. Pittman, Bressler and Macri. The discretionary bonus awards for 2014 were paid in cash at the same time as the annual incentive bonus awards, and are included in the Bonus column of the Summary Compensation Table. In addition, iHeartMedia’s Compensation Committee awarded additional bonus opportunities for Messrs. Bressler and Macri and CCOH’s Compensation Committee awarded an additional bonus opportunity for Mr. Eccleshare. The entire additional bonus amounts earned by Messrs. Bressler and Macri and a significant portion of the earned additional bonus for Mr. Eccleshare will be paid at a later date subject to continued employment, which the Compensation Committee of each of iHeartMedia and CCOH believed would enhance the retention value of these awards.

Analysis. In determining whether the 2014 financial performance goals were met, the Compensation Committee considered the financial results of iHeartMedia, CCOH and the operating divisions from January 1, 2014 to December 31, 2014. For 2014, the performance-based goals applicable to the named executive officers are set forth below.

Robert W. Pittman

Pursuant to his January 13, 2014 employment agreement, Mr. Pittman’s target bonus for 2014 was $1,795,068 with 70% based on the achievement of a Company-wide OIBDAN of $2.100 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus was set at $3,590,136. For purposes of calculating Mr. Pittman’s bonus, OIBDAN was calculated as the Company’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Pittman’s individual qualitative performance objectives for 2014 consisted of: (1) developing and communicating a strategy to bring new advertising revenue to and maximize sales in the iHeartMedia and Outdoor sectors; (2) monetizing the Company’s brands and franchises to strengthen consumer relationships; (3) improving operating efficiency and reducing expenses; and (4) increasing employee engagement, leadership capability and performance capability of the Company. Our achieved OIBDAN for 2014 was approximately

$1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Pittman’s level of achievement of his qualitative performance objectives described above, Mr. Pittman received an annual incentive bonus of $1,213,291. In addition, based on the subjective review of Mr. Pittman’s performance by iHeartMedia’s Compensation Committee, Mr. Pittman received an additional $286,709 discretionary bonus, for an aggregate 2014 bonus of $1,500,000.

Richard J. Bressler

Pursuant to his employment agreement, Mr. Bressler’s target bonus for 2014 was set at $1,800,000, with 70% based on the achievement of a Company-wide OIBDAN of $2.100 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $3,600,000. For purposes of calculating Mr. Bressler’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Bressler’s individual qualitative performance objectives for 2014 consisted of: (1) developing and communicating a strategy to bring new advertising revenue to and maximize sales in the iHeartMedia and Outdoor sectors; (2) improving operating efficiency and reducing expenses; (3) managing capital and improving current receivable and payable policies and practices; (4) monitoring liquidity risk profile and pursuing any necessary financing alternatives and liquidity initiatives; (5) expanding investor relations outreach and developing relationships with the analyst community; (6) monetizing the Company’s brands and franchises to strengthen consumer relationships; and (7) increasing employee engagement, leadership capability and performance capability of the Company. Our achieved OIBDAN for 2014 was approximately $1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Bressler’s level of achievement of his qualitative performance objectives described above, Mr. Bressler received an annual incentive bonus of $1,216,624. In addition, based on the subjective review of Mr. Bressler’s performance by iHeartMedia’s Compensation Committee, Mr. Bressler received an additional $283,376 discretionary bonus, for an aggregate 2014 bonus of $1,500,000.

Pursuant to an additional bonus opportunity approved for Mr. Bressler by iHeartMedia’s Compensation Committee with respect to 2014 performance, Mr. Bressler also earned an additional $400,000 supplemental bonus based on achieving the following additional performance objectives established by iHeartMedia’s Compensation Committee for Mr. Bressler: (1) increase ratings over prior year and increase share and digital listening hours; (2) grow political revenue; (3) grow revenue of KATZ, RCS, PRN and TTWN; and (4) establish, grow and monetize unique national network platforms. The supplemental bonus will be paid at the same time as annual incentive bonuses are paid in 2017, if Mr. Bressler remains employed on the payment date.

C. William Eccleshare

Pursuant to his employment agreement, Mr. Eccleshare’s target bonus for 2014 was set at $1,000,000, with 70% based on the achievement of OIBDAN at CCOH of $807.4 million and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $2,000,000. For purposes of calculating Mr. Eccleshare’s bonus, OIBDAN was calculated as CCOH’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Eccleshare’s individual qualitative performance objectives for 2014 consisted of: (1) achieving growth for CCOH; (2) optimizing capital deployment across the Outdoor businesses (3); continuing to drive the re-appraisal of the outdoor advertising industry; (4) continuing to shift CCOH’s sales approach; and (5) driving employee performance and engagement and developing a culture of accountability. The 2014 CCOH OIBDAN was approximately $749.2 million, which was below the OIBDAN target but above the OIBDAN minimum. Based on the achieved OIBDAN level, together with Mr. Eccleshare’s level of achievement of his qualitative performance objectives described above, Mr. Eccleshare received an annual incentive bonus of $687,937.

Pursuant to an additional bonus opportunity approved for Mr. Eccleshare by CCOH’s Compensation Committee with respect to 2014 performance, Mr. Eccleshare also earned an additional $255,000 supplemental bonus based on achieving the following additional performance objectives established by CCOH’s Compensation Committee for Mr. Eccleshare with respect to the Outdoor business: (1) developing CCOH’s long-term global retail value proposition; (2) collaborating with the Americas outdoor leadership to drive a turnaround within the national sales group; and (3) executing cost reductions and cost actions. Of the $255,000 supplemental bonus earned with respect to 2014 performance, $85,000 was paid at the end of February 2015, and the remaining $170,000 will be paid in equal installments of $85,000 each at the same time as the annual incentive bonus payments in 2016 and 2017 if Mr. Eccleshare remains employed on the applicable payment dates. In addition, at the end of February 2015, Mr. Eccleshare was paid the third of three $99,000 installments earned pursuant to his additional bonus with respect to 2012 performance. He was also paid the second of three $84,000 installments pursuant to his additional bonus with respect to 2013 performance. The final $84,000 installment of the 2013 additional bonus will be paid at the same time as the annual incentive bonus payments are paid generally in 2016 if Mr. Eccleshare remains employed on the payment date.

Robert H. Walls, Jr.

Pursuant to his employment agreement, Mr. Walls’ target bonus for 2014 was set at $750,000, with 50% based on the achievement of a Company-wide OIBDAN target of $2.100 billion and 50% based on the achievement of the other qualitative performance objectives described below. His maximum bonus was set at $1,500,000. For purposes of calculating Mr. Walls’ bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Walls’ individual qualitative performance objectives for 2014 consisted of: (1) continuing to develop legal strategies to support the Corporate, iHeartMedia and CCOH divisions; (2) continuing to expand the impact of the government affairs function; (3) continuing to implement initiatives in connection with the Company’s compliance and enterprise risk management program; and (4) focusing on the continued development of the legal department. Our achieved OIBDAN for 2014 was approximately $1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Walls’ level of achievement of his qualitative performance objectives described above, Mr. Walls’ received an annual incentive bonus of $557,626.

Steven J. Macri

Pursuant to his employment agreement, Mr. Macri’s target bonus for 2014 was set at $640,000, with 70% based on the achievement of an OIBDAN for iHM of $1.371 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $1,280,000. For purposes of calculating Mr. Macri’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman, but with respect to iHM. Mr. Macri’s individual qualitative performance objectives for 2014 consisted of: (1) improving working capital; (2) reducing operating expenses by providing strategic and operational expertise; (3) re-designing the iHM finance organizational structure; (4) standardizing reporting for iHM and assisting business unit leaders with understanding their business; and (5) increasing employee engagement, leadership capability and performance capability of the Company. iHM’s achieved OIBDAN for 2014 was approximately $1.239 billion, which was below the OIBDAN target and above the OIBDAN minimum. Based on Mr. Macri’s level of achievement of his qualitative performance objectives described above, Mr. Macri received an annual incentive bonus of $416,211. In addition, based on the subjective review of Mr. Macri’s performance by iHeartMedia’s Compensation Committee, Mr. Macri received an additional $143,789 discretionary bonus, for an aggregate 2014 bonus of $560,000.

Pursuant to an additional bonus opportunity approved for Mr. Macri by iHeartMedia’s Compensation Committee with respect to 2014 performance, Mr. Macri also earned an additional $320,000 supplemental bonus based on achieving the following additional performance objectives established by iHeartMedia’s Compensation Committee for Mr. Macri: (1) improve working capital through incremental cash collection; and (2) reduce iHeartMedia operating expenses run rate versus prior year by providing strategic and operational expertise. The supplemental bonus will be paid at the same time as annual incentive bonuses are paid in 2017, if Mr. Macri remains employed on the payment date.

John E. Hogan

Pursuant to his severance agreement, Mr. Hogan’s target bonus for 2014 was set at $48,950, with 70% based on the achievement of target OIBDAN of $1.371 billion for iHM and 30% based on the achievement of other qualitative performance objectives. For purposes of calculating Mr. Hogan’s bonus, OIBDAN was calculated in the manner described above for Mr. Macri. The iHM OIBDAN for 2014 was approximately $1.239 billion, which was below the OIBDAN target and above the OIBDAN minimum. Based on Mr. Hogan’s level of achievement and the iHM OIBDAN achievement, Mr. Hogan received an annual incentive bonus of $17,883. Pursuant to his January 13, 2014 severance agreement and general release, Mr. Hogan was paid the $900,000 that he previously earned with respect to 2012 performance pursuant to the additional bonus opportunity. He did not earn an amount with respect to performance pursuant to his 2013 additional bonus opportunity.

Long-Term Incentive Compensation

Administration. Our named executive officers participate in the 2008 EIP and/or CCOH’s 2012 Stock Incentive Plan or CCOH’s previous 2005 Stock Incentive Plan (collectively, the CCOH 2005 Stock Incentive Plan and the CCOH 2012 Stock Incentive Plan are referred to as the “CCOH Stock Incentive Plan”), which allow for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards. The 2008 EIP is administered by iHeartMedia’s Board of Directors. The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee. See “Executive Compensation—Grants of Plan-Based Awards” for a more detailed description of the 2008 EIP and the CCOH Stock Incentive Plan. As of December 31, 2014, there were 226 employees holding outstanding stock incentive awards under the 2008 EIP and 337 employees holding outstanding stock incentive awards under the CCOH Stock Incentive Plan. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above. Long-term incentive compensation historically has been paid in stock options and/or restricted stock or restricted stock units with time-vesting conditions and/or vesting conditions tied to predetermined performance goals. Equity ownership is important for purposes of executive retention and alignment of interests with stockholders.

Stock Options, Restricted Stock and Restricted Stock Units. Long-term incentive compensation may be granted to our named executive officers in the form of stock options, with exercise prices of not less than fair market value of iHeartMedia or CCOH stock, as applicable, on the date of grant. We typically define fair market value as the closing price on the date of grant; however, in certain cases, the iHeartMedia Board has determined an alternative fair market value in excess of the closing price of iHeartMedia stock on the date of grant. Long-term incentive compensation also may be granted to our named executive officers in the form of restricted stock or restricted stock unit awards. Vesting schedules are set by the iHeartMedia Board of Directors or the CCOH Compensation Committee, as applicable, in their discretion and vary on a case by case basis. All vesting is contingent on continued employment, with rare exceptions made by the applicable Board or Compensation Committee. See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ equity awards upon termination or change in control. All decisions to award the named executive officers stock options, restricted stock or restricted stock units are in the sole discretion of the iHeartMedia Board of Directors or the CCOH Compensation Committee, as applicable.

Analysis. In connection with his employment agreement, iHeartMedia’s Board of Directors granted Mr. Pittman an award of 350,000 shares of restricted stock on January 13, 2014, 100,000 shares of which vest based on time and 250,000 shares of which vest upon satisfaction of performance conditions. Similarly, on January 13, 2014, CCOH’s Compensation Committee granted Mr. Pittman an award of 271,739 shares of restricted stock, which vest based on time. Also on January 13, 2014, iHeartMedia’s Board of Directors cancelled Mr. Pittman’s stock options to purchase 200,000 shares of iHeartMedia’s Class A common stock at $36 per share. See “Executive Compensation—Grants of Plan-Based Awards” below for a description of the vesting of Mr. Pittman’s awards.

On July 8, 2014, iHeartMedia’s Board of Directors granted Mr. Macri an award of 25,000 shares of restricted stock, 50% of which vest based on time and 50% of which vest upon satisfaction of performance conditions.

On February 24, 2015, CCOH’s Compensation Committee granted Messrs. Pittman and Bressler awards of 85,197 and 31,948 shares of restricted stock, respectively, which vest based on time. These awards are not included in the Summary Compensation Table herein as they were recognized as 2015 compensation and will be included in the 2015 Summary Compensation Table.

As mentioned above, iHeartMedia’s Board of Directors and CCOH’s Compensation Committee typically consider internal pay equity when determining the amount of long-term incentive compensation to grant to our named executive officers. However, they do so broadly and do not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives. For further information about the 2014 long-term incentive awards, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation” heading in this proxy statement.

Equity Award Grant Timing Practices

Employee New Hires/Promotions Grant Dates. Grants of stock options and other equity awards, if any, to newly-hired or newly promoted employees generally are made at the time of hire or promotion or at the regularly scheduled meeting of the applicable Board of Directors or Compensation Committee immediately following the hire or promotion. However, timing may vary as provided in a particular employee’s agreement or to accommodate the Board of Directors or Compensation Committee.

Equity Awards for Directors. Due to the ownership structure of iHeartMedia and the representation on the Board of designees of the Sponsors and two other large stockholders, iHeartMedia historically has not provided compensation, including any equity awards, to any members of the Board for their service as directors.

Timing of Equity Awards. We do not have a formal policy on the timing of equity awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the applicable Board or Compensation Committee prior to granting equity awards, the Board or Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment regarding whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

Each of the named executive officers are entitled to participate in all pension, profit sharing and other retirement plans, and all group health, hospitalization, disability and other insurance and employee welfare benefit plans in which other similarly situated employees may participate. Mr. Eccleshare, who is a citizen of the United Kingdom, also is provided with private medical insurance and we contribute a portion of his salary to a private pension scheme in which he participates in the United Kingdom (or provide the cash benefits to him as salary in lieu of such contribution). We also provide certain other perquisites to the named executive officers.

Aircraft Benefits. From time to time, our officers use Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy. In addition, during the term of his employment, iHeartMedia agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. iHeartMedia currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.”

Club Dues, Automotive Benefits and Other Services. iHeartMedia also has agreed to make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on Company business. Mr. Eccleshare receives an automobile allowance and a leased car in the United Kingdom and we have agreed to make a car service available for his business use in the United States. In addition, Mr. Eccleshare is reimbursed for the annual dues for memberships in certain clubs and we provide supplemental life insurance benefits to Mr. Eccleshare.

Relocation, Housing, Tax and Legal Review Benefits. Since 2009, we have recruited and hired several new executive officers and have promoted and relocated executive officers, as well as other officers and key employees. As part of this process, the iHeartMedia and CCOH Compensation Committees considered the benefits that would be appropriate to provide to facilitate and/or accelerate their relocation to our corporate locations. After experience recruiting and hiring several new executive officers and other key personnel since 2009, in October 2010 the iHeartMedia and CCOH Compensation Committees adopted new Company-wide tiered relocation policies reflecting these types of relocation benefits. The new relocation policies apply only in the case of a Company-requested relocation and provide different levels of benefits based on the employee’s level within the organization. In connection with his promotion to serve as the Chief Executive Officer of CCOH, Mr. Eccleshare relocated from our offices in London to our offices in New York City. Through the negotiation of his employment agreement, CCOH agreed to provide Mr. Eccleshare with certain additional benefits in consideration of his international relocation. Similarly, in connection with Mr. Hogan’s relocation from our offices in San Antonio to our offices in New York City and in connection with the negotiation of an amendment to his employment agreement, iHeartMedia agreed to provide Mr. Hogan with certain additional relocation benefits. See “Executive Compensation—Employment Agreements with the Named Executive Officers” for a description of these additional benefits.

iHeartMedia’s Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Compensation Committee will consider these benefits. However, as these benefits and perquisites represent a relatively small portion of the named executive officers’ total compensation (or, in the case of benefits such as relocation benefits, are not intended to occur frequently for each named executive officer), it is unlikely that they will materially influence the Compensation Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this proxy statement, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table. For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of our named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control. In addition, in connection with Mr. Hogan’s January 13, 2014 retirement, we entered into a severance agreement and general release with Mr. Hogan. We believe that our severance arrangements facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments” set forth below in this proxy statement.

Roles and Responsibilities

Role of the Compensation Committee. As described above, iHeartMedia’s Compensation Committee primarily is responsible for conducting reviews of iHeartMedia’s executive compensation policies and strategies, overseeing and evaluating iHeartMedia’s overall compensation structure and programs, setting executive compensation and setting performance goals and evaluating the performance of executive officers against those goals, with the full Board approving equity awards. With respect to executive officers who are employed exclusively by our Outdoor divisions, iHeartMedia’s Compensation Committee reviews compensation; however, CCOH’s Compensation Committee has the responsibility for conducting reviews of CCOH’s executive compensation policies and strategies, overseeing and evaluating CCOH’s overall compensation structure and programs, setting executive compensation, setting performance goals and evaluating the performance of executive officers against those goals and approving equity awards. The responsibilities of iHeartMedia’s Compensation Committee are described above under “The Board of Directors—Committees of the Board.”

Role of Executive Officers. iHeartMedia’s Chief Executive Officer provides reviews and recommendations regarding iHeartMedia’s executive compensation programs, policies and governance for iHeartMedia’s Compensation Committee’s consideration. In the case of our Outdoor divisions, his recommendations incorporate the recommendations from CCOH’s Chief Executive Officer (other than for himself). Our Chief Executive Officer’s responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including their level of competitiveness and their alignment with iHeartMedia’s objectives;
•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and
•	recommending pay levels, payout and awards for the named executive officers other than himself.

Use of Compensation Consultants. During 2014, management engaged Mercer (US) Inc. to provide, using its existing sources of data, market competitive compensation data for the Chief Financial Officer and Chief Operating Officer positions at companies similar to iHeartMedia. Mercer (US) Inc. is affiliated with Marsh & McLennan Companies (together with its affiliated companies, “MMC”). During 2014, MMC was retained by management to provide services unrelated to executive or director compensation, including: an equity plan overhang analysis, testing and investment consulting services with respect to defined contribution plans, leasing services, as well as insurance, brokerage, actuarial and employee benefit services. MMC’s fees during 2014 with respect to its review of Chief Financial Officer and Chief Operating Officer compensation were $19,342, and the aggregate fees for the other services provided by MMC during 2014 were approximately $2.2 million.

iHeartMedia requested and received responses from MMC addressing its independence, including the following factors: (1) other services provided to iHeartMedia and its subsidiaries by MMC; (2) fees paid iHeartMedia and its subsidiaries as a percentage of MMC’s total revenue; (3) policies or procedures maintained by MMC that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagements and a member of the Compensation Committee; (5) any iHeartMedia or CCOH stock owned by the individual consultants involved in the engagements; and (6) any business or personal relationships between our executive officers and MMC or the individual consultants involved in the engagements. The Compensation Committee discussed these considerations and concluded that MMC’s work does not raise any conflict of interest.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held corporation may deduct for Federal income tax purposes in any one year with respect to certain senior executives. In 2014, iHeartMedia became a “publicly held corporation” within the meaning of applicable provisions of Section 162(m) of the Code and Treasury regulations. Therefore, iHeartMedia’s Compensation Committee considers the anticipated tax treatment to iHeartMedia and to senior executives covered by these rules of various payments and benefits and considers various alternatives to preserving the deductibility of compensation and benefits to the extent reasonably practicable and consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

iHeartMedia accounts for stock-based payments, including awards under the 2008 EIP and the CCOH Stock Incentive Plan, in accordance with the requirements of ASC 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

CORPORATE SERVICES AGREEMENT

In connection with CCOH’s initial public offering, CCOH entered into a corporate services agreement (the “Corporate Services Agreement”) with Clear Channel Management Services, L.P., now known as iHeartMedia Management Services, Inc. (“iHMMS”), an indirect subsidiary of iHeartMedia. Under the terms of the agreement, iHMMS provides, among other things, certain executive officer services to CCOH. These executive officer services are allocated to CCOH based on CCOH’s OIBDAN as a percentage of iHeartCommunications’ total OIBDAN for the prior year, each as reported in connection with year-end financial results. For purposes of these allocations, OIBDAN is defined as: consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in the Statement of Operations: income tax benefit (expense); other income (expense)—net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)—net; depreciation & amortization; and impairment charges.

For 2014, CCOH was allocated 39.67% of certain personnel costs for Messrs. Bressler, Macri and Hamilton for the portions of the year during which they respectively served as Chief Financial Officer, Senior Vice President—Corporate Finance and Chief Accounting Officer of CCOH. iHeartMedia and CCOH considered these allocations to be a reflection of the utilization of services provided based on 2014 OIBDAN. Please refer to footnote (g) to the Summary Compensation Table in this proxy statement for the allocations for 2014, 2013 and 2012. For additional information regarding the Corporate Services Agreement, see “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the years ended December 31, 2014, 2013 and 2012 for the principal executive officer (“PEO”) and the principal financial officers (“PFO”) serving during 2014, each of the three next most highly compensated executive officers of iHeartMedia for services rendered in all capacities and an executive officer who retired from his executive officer position at iHeartMedia during 2014 but would otherwise have been one of the three most highly compensated executive officers (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation(d) ($)		Total ($)
Robert W. Pittman Chairman and Chief Executive Officer (PEO)(e)	2014 2013 2012	1,193,939 1,000,000 1,000,000		286,709 — 597,200		3,401,086 — 260,000	— — —	1,213,291 — 902,800		1,249,138 1,020,622 885,145		7,344,163 2,020,622 3,645,145

Richard J. Bressler President, Chief Operating Officer and Chief Financial Officer (PFO)(f)	2014 2013	1,200,000 512,500	(g) (g)	283,376 1,269,315	(g) (g)	— 3,244,999	— —	1,216,624 —	(g)	147,424 71,748	(g) (g)	2,847,424 5,098,562

C. William Eccleshare Former Chief Executive Officer – CCOH(h)	2014 2013 2012	1,123,012 1,067,509 1,057,296		— — 405,096		— — 1,860,760	— — 374,094	955,937 862,833 540,186		563,927 937,383 1,191,919		2,642,876 2,867,725 5,429,351

John E. Hogan Former Chairman And Chief Executive Officer – iHM(i)	2014 2013 2012	38,352 1,072,917 1,000,000		— 77,250 655,013		— — 804,602	— — —	17,883 — 685,323		5,312,531 881,920 190,386		5,368,766 2,032,087 3,335,324

Robert H. Walls, Jr. Executive Vice President General Counsel & Secretary(j)	2014 2013 2012	750,000 750,000 750,000		— — 115,250		— — 2,422,983	— — —	557,626 318,750 523,474		6,500 24,844 10,279		1,314,126 1,093,594 3,821,986

Steven J. Macri. Senior Vice President, Corporate Finance(k)	2014	640,000	(g)	143,789	(g)	101,875	—	416,211	(g)	6,500	(g)	1,308,375

(a)	The amounts reflect:

•	For Mr. Pittman, cash payments for 2014 and 2012 as discretionary bonus awards from iHeartMedia;

•	For Mr. Bressler, (1) a cash payment for 2014 as a discretionary bonus award from iHeartMedia; (2) for 2013, (a) a guaranteed minimum annual bonus from iHeartMedia equal to 150% of his base salary prorated for the number of days that he worked during 2013, which equaled $769,315, and (b) a guaranteed additional bonus of $500,000 from iHeartMedia, as provided in his employment agreement;

•	For Mr. Eccleshare, a cash payment for 2012 as a discretionary bonus award from CCOH;

•	For Mr. Hogan, (1) cash payments for 2012 as discretionary bonus awards from iHeartMedia; (2) for 2012, the second $333,333 payment pursuant to an additional bonus opportunity approved by iHeartMedia’s Compensation Committee in November 2011 with respect to 2011 performance; and (3) for 2013, a bonus award of $77,250 with respect to 2013 performance pursuant to his severance agreement and general release;

•	For Mr. Walls, a cash payment for 2012 as discretionary bonus awards from iHeartMedia; and

•	For Mr. Macri, a cash payment for 2014 as a discretionary bonus award from iHeartMedia.

See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)	iHeartMedia Stock Awards. On January 13, 2014, Mr. Pittman received a restricted stock award with respect to 350,000 shares of iHeartMedia’s Class A common stock, 100,000 shares of which contain time-vesting provisions and 250,000 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Pittman for 2014 included $700,000 as the full grant date fair value of the time vesting portion of his January 13, 2014 restricted stock award based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his January 13, 2014 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $1,750,000. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable, and accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On July 8, 2014, Mr. Macri received a restricted stock award with respect to 25,000 shares of iHeartMedia’s Class A common stock, 12,500 shares of which contain time-vesting provisions and 12,500 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Macri for 2014 included $101,875 as the full grant date fair value of the time vesting portion of his July 8, 2014 restricted stock award based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his July 8, 2014 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $101,875. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable, and accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On July 29, 2013, Mr. Bressler received a restricted stock award with respect to 910,000 shares of iHeartMedia’s Class A common stock, 250,000 shares of which contain time-vesting provisions and 660,000 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Bressler for 2013 includes $1,245,000 as the full grant date fair value of the time-vesting portion of his July 29, 2013 restricted stock award based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his July 29, 2013 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $3,286,800. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On October 15, 2012, Messrs. Pittman and Walls received restricted stock awards with respect to 200,000 shares and 60,000 shares of iHeartMedia’s Class A common stock, respectively, 50% of which contain performance-based vesting conditions and 50% of which contain time-vesting provisions. The amounts shown in the Stock Awards column for Messrs. Pittman and Walls for 2012 include $260,000 and $78,000, respectively, as the full grant date fair value of the time-vesting portion of the October 15, 2012 restricted stock awards based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock awards that Messrs. Pittman and Walls received on October 15, 2012, the grant date fair value of those performance-based restricted stock awards would have been $260,000 and $78,000, respectively. However, on the date of grant, the actual fair market value of those performance-based restricted stock awards was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based restricted stock awards in the Stock Awards column.

On October 22, 2012, iHeartMedia commenced an offer to exchange (the “2012 Exchange Program”), pursuant to which iHeartMedia offered to exchange certain outstanding options to purchase shares of iHeartMedia’s Class A common stock granted under the 2008 EIP that had a per share exercise price equal to $10.00 for restricted replacement shares (the “Replacement Shares”) of iHeartMedia’s Class A common stock in an amount equal to 90.0% of the number of shares of Class A common stock underlying such person’s eligible options. In addition, on October 22, 2012, iHeartMedia granted additional fully-vested stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the 2012 Exchange Program. The Replacement Shares and Additional Shares were granted on October 22, 2012, the date of the commencement of the offer. If an individual participated in the 2012 Exchange Program, that person was required to tender his or her eligible options prior to November 19, 2012, the expiration date of the offer, in order to retain his or her Replacement Shares. If participants in the 2012 Exchange Program timely delivered a properly completed election form under Code Section 83(b), iHeartMedia repurchased a portion of their Additional Shares with a value sufficient to fund a portion of the tax withholdings in connection with the award of the Replacement Shares, subject to an aggregate maximum amount. Additional Shares that were not repurchased were forfeited at the expiration of the offer on November 19, 2012. If an individual declined to participate in the 2012 Exchange Program, that person’s Replacement Shares and Additional Shares were forfeited on November 19, 2012, the date of the expiration of the offer, and that person retained his or her eligible options.

Because the Replacement Shares and the Additional Shares were granted at the commencement of the offer, subject to forfeiture, $804,602 and $344,987 included in the Stock Awards column for 2012 for Messrs. Hogan and Walls, respectively, represents the incremental fair value of their time-vesting Replacement Shares and all of their Additional Shares (including those forfeited as described below) based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based Replacement Shares that Mr. Hogan received on October 22, 2012, the grant date fair value of those performance-based Replacement Shares would have been $110,016. However, on the date of grant, the actual fair market value of those performance-based Replacement Shares was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based Replacement Shares in the Stock Awards column.

Mr. Hogan received 226,101 Replacement Shares and 163,295 Additional Shares at the commencement of the offer. Mr. Hogan participated in the 2012 Exchange Program and exchanged his eligible options for the 226,101 Replacement Shares. In addition, 124,187 of Mr. Hogan’s Additional Shares were repurchased pursuant to the tax assistance program and the remaining 39,108 of Mr. Hogan’s Additional Shares were forfeited. As a result, $117,715 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

Mr. Walls received 90,000 Replacement Shares and 65,000 Additional Shares at the commencement of the offer. Mr. Walls participated in the 2012 Exchange Program and exchanged his eligible options for the 90,000 Replacement Shares. In addition, 30,994 of Mr. Walls’ Additional Shares were repurchased pursuant to the tax assistance program and the remaining 34,006 of Mr. Walls’ Additional Shares were forfeited. As a result, $102,358 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

CCOH Stock Awards. The amounts shown in the Stock Awards column for Mr. Pittman for 2014, Mr. Bressler for 2013 and for Mr. Walls for 2012 include $2,701,086, $1,999,999 and $1,999,996, respectively, as the full grant date fair value of time-vesting restricted stock or restricted stock units awarded to them by CCOH on January 13, 2014, July 29, 2013 and March 26, 2012, respectively, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock or restricted stock unit awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant.

On July 26, 2012, Mr. Eccleshare was awarded a restricted stock unit award with respect to (1) 126,582 shares of CCOH’s Class A common stock that contain performance-based vesting conditions and (2) 379,747 shares of CCOH’s Class A common stock that contain time-vesting provisions. The amount shown in the Stock Awards column for Mr. Eccleshare for 2012 includes $1,860,760 as the full grant date fair value of the time-vesting restricted stock units based on the closing price of CCOH’s Class A common stock on the date of grant, as described above. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock units that Mr. Eccleshare received, the grant date fair value of those performance-based restricted stock units would have been $620,252. However, on the date of grant, the actual fair market value of those performance-based restricted stock units was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based restricted stock units in the Stock Awards column.

CCOH Option Awards. The amount shown in the Option Awards column for 2012 for Mr. Eccleshare reflects the full grant date fair value of time-vesting stock options awarded to Mr. Eccleshare by CCOH in 2012 computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

For further discussion of the assumptions made in valuation, see also Note 10-Shareholders’ Deficit beginning on page D-92 of Appendix D.

(c)	The amounts reflect:

•	For Messrs. Pittman, Hogan, Walls and Macri, cash payments from iHeartMedia as annual incentive bonus awards for 2014, 2013 and 2012, as applicable, under its 2008 Annual Incentive Plan pursuant to pre-established performance goals. For Mr. Bressler, a cash payment from iHeartMedia as an annual incentive bonus award for 2014, as applicable, under its 2008 Annual Incentive Plan pursuant to pre-established performance goals.

•

For Mr. Eccleshare, (1) cash payments from CCOH as annual incentive bonus awards for 2014, 2013 and 2012 under its Amended and Restated 2006 Annual Incentive Plan pursuant to pre-established performance goals; (2) for 2014, a cash payment in 2015 of (a) the final one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012, (b) the second one-third ($84,000) of the $252,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2013 and (c) one-third ($85,000) of the $255,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2014; (3) for 2013, a cash payment in 2014 of (a) the second one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012 and (b) one-third ($84,000) of the $252,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2013; and (4) for 2012, a cash payment in 2013 of one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012. The remaining $84,000 of the additional bonus opportunity with respect to 2013 will be paid in 2016 and the remaining $170,000 of the additional bonus opportunity with respect to 2014 will be paid in equal installments in 2016 and 2017, in each case if Mr. Eccleshare remains employed on the payment dates.

Mr. Hogan also earned an additional $900,000 pursuant to additional bonus opportunities based on pre-established performance goals with respect to 2012. These amounts were not reflected in the Non-Equity Incentive Plan Compensation column with respect to 2012 because they were to be paid 36 months after the performance goals were established if they remained employed through the payment date. Pursuant to Mr. Hogan’s severance agreement and general release, his $900,000 additional bonus opportunity was paid during 2014 in connection with his January 13, 2014 termination of employment as described in “—Potential Post-Employment Payments.”

(d)	As described below, for 2014 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of the named executive officers in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;
•	club membership dues for Mr. Eccleshare paid by us;
•	the value of personal use of company aircraft by the named executive officers;
•	security services for Mr. Pittman and Mr. Bressler;
•	personal tax services paid by us;
•	tax gross-ups on tax services;
•	relocation expenses for Mr. Eccleshare;
•	the cost of travel for family members of Mr. Eccleshare;
•	legal expenses in connection with employment and other related matters;
•	the cost of private medical insurance for the benefit of Mr. Eccleshare;
•	an automobile allowance and leased car for the benefit of Mr. Eccleshare in the United Kingdom;
•	amounts reimbursed for car service expenses incurred by Mr. Pittman;
•	housing and related expenses for Mr. Eccleshare in the United States;
•	tax gross-ups on housing and related expenses for Mr. Eccleshare;
•	housing expenses for Mr. Hogan;
•	tax gross-ups on housing expenses for Mr. Hogan;
•	the cost of supplemental life insurance for Mr. Eccleshare; and
•	severance benefits for Mr. Hogan.

	Pittman	Bressler	Eccleshare	Hogan	Walls	Macri
Plan contributions (or payment in lieu thereof)	$6,500	$6,500	$165,745	$6,500	$6,500	$6,500
Club dues	—	—	1,654	—	—	—
Aircraft usage	941,833	107,621	—	6,823	—	—
Security services	156,262	33,303	—	—	—	—
Tax services	—	—	85,246	—	—	—
Tax services tax gross-up	—	—	22,214	—	—	—
Relocation expenses	—	—	10,220	—	—	—
Family travel expenses	—	—	13,499	—	—	—
Legal fees	—	—	17,252	25,000	—	—
Private medical insurance	—	—	32,986	—	—	—
Automobile allowance/transportation	—	—	29,635	—	—	—
Car service	144,543	—	—	—	—	—
Housing and related expenses	—	—	94,275	225,000	—	—
Housing and related expenses tax gross-up	—	—	80,479	175,145	—	—
Supplemental life insurance	—	—	10,722	—	—	—
Severance payments	—	—	—	4,874,063	—	—

Total	$1,249,138	$147,424	$563,927	$5,312,531	$6,500	$6,500

Except as described below with respect to aircraft usage, the value of all benefits included in the All Other Compensation column is based on iHeartMedia’s actual costs.

As a result of iHeartMedia’s high public profile and due in part to threats against iHeartMedia, its operations and management, iHeartMedia engaged an outside security consultant to assess security risks to iHeartMedia’s physical plant and operations, as well as Messrs. Pittman and Bressler. Based upon the findings and recommendation of this security consultant, iHeartMedia’s management and Board of Directors implemented, and iHeartMedia’s management and Board intend to continue the implementation of, numerous security measures for iHeartMedia’s operations and Messrs. Pittman and Bressler.

Pursuant to his employment agreement, for security purposes and at the direction of the Board, during the term of his employment, iHeartMedia agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. iHeartMedia currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.” Pursuant to the security assessment and at the direction of the Board, Mr. Pittman’s spouse and dependents also travel by private aircraft for all personal and business travel. From time to time, our other officers also use the Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy.

The value of personal aircraft usage reported above is based on iHeartMedia’s direct variable operating costs. This methodology calculates an average variable cost per hour of flight. iHeartMedia applies the same methodology to aircraft that are covered by contracts with an outside aircraft management company under which iHeartMedia reimburses the aircraft management company for costs that would otherwise be incurred directly by iHeartMedia (including crew salaries, insurance, fuel and hangar rent) and pays them a monthly management fee for the oversight and administrative services that would otherwise have to be provided by iHeartMedia. On certain occasions, an executive’s spouse or other family members and guests may accompany the executive on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology.

Mr. Pittman is reimbursed for car service use for commuting and other personal purposes.

Pursuant to his employment agreement and in connection with his relocation to the United States, Mr. Eccleshare also received certain housing, tax and other services. Pursuant to his employment agreement and in connection with his relocation to New York City, Mr. Hogan received certain relocation, housing and tax benefits. For a description of these services and the other items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

Mr. Hogan’s severance payments reflected in the table above consist of: (1) $900,000 earned under an additional bonus opportunity with respect to 2012 performance; (2) the final $333,000 payment earned under an additional bonus opportunity with respect to 2011 performance; (3) an equity value preservation payment of $1,027,355 pursuant to his employment agreement; (4) severance of $1,995,248; (5) equipment retained by Mr. Hogan with a value of $2,500; (6) $20,000 for outplacement services fees; and (7) a lump sum of $595,960 with respect to the repurchase of vested restricted shares. See “Potential Post-Employment Payments” for a summary of Mr. Hogan’s severance agreement and general release.

(e)	Mr. Pittman became our Chief Executive Officer on October 2, 2011. The summary compensation information presented above for Mr. Pittman reflects his service in that capacity during the periods presented. Prior to becoming our Chief Executive Officer and an employee of ours on October 2, 2011, Mr. Pittman served as our Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 2010.

(f)	Mr. Bressler became our President and Chief Financial Officer on July 29, 2013. The summary compensation information presented above for Mr. Bressler reflects his service in that capacity since July 29, 2013. Mr. Bressler also became our Chief Operating Officer on February 18, 2015.

(g)	As described above under “Compensation Discussion and Analysis—Corporate Services Agreement,” iHMMS provides, among other things, certain executive officer services to CCOH. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect 100% of the amounts for each of Messrs. Bressler and Macri. However, pursuant to the Corporate Services Agreement, based on CCOH’s OIBDAN as a percentage of iHeartCommunications’ total OIBDAN, CCOH was allocated: (1) 39.67% of certain amounts for Mr. Bressler for 2014 and 36.51% for 2013; and (2) 6.15% (based on the CCOH allocation of 39.67% multiplied by the portion of his role that is Senior Vice President—Corporate Finance (50%) multiplied by the portion of the year that he served in that role (31%)) of certain amounts for Mr. Macri for 2014 as shown below:

	Salary Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$476,040	$187,114	—
Steven J. Macri	39,353	—	—

	Bonus and Non-Equity Incentive Plan Compensation Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$595,050	$463,427	—
Steven J. Macri	34,434	—	—

	All Other Compensation Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$58,483	$26,195	—
Steven J. Macri	400	—	—

(h)

On January 24, 2012, Mr. Eccleshare was promoted to Chief Executive Officer of CCOH, overseeing both our Americas and International outdoor divisions and served in that position until March 2, 2015, when he transitioned to become Chairman and Chief Executive Officer of CCOH’s International division. Prior thereto, Mr. Eccleshare served as our Chief Executive Officer—Clear Channel Outdoor—International. The summary compensation information presented above for Mr. Eccleshare reflects his compensation from CCOH for service in those capacities during the relevant periods of 2014, 2013 and 2012. Mr. Eccleshare is a citizen of the United Kingdom and his compensation from CCOH reported in the Summary Compensation Table that was originally denominated in British pounds has been converted to U.S. dollars using the average exchange rates of £1=$1.6464, £1=$1.5637 and £1=$1.5848 for the years ended December 31, 2014, 2013 and 2012, respectively.

In addition to his compensation paid by CCOH, the amounts in the Salary column for Mr. Eccleshare include $18,046 paid in each of 2014, 2013 and 2012 by our majority-owned subsidiary, Clear Media Limited, for his service as a director of Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid by Clear Media Limited have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of HK$1=$0.1289 for the years ended December 31, 2014, 2013 and 2012.

(i)	Mr. Hogan served as our Chairman and Chief Executive Officer—iHeartMedia from February 16, 2012 until his retirement on January 13, 2014. Prior thereto, he served as President and Chief Executive Officer—iHeartMedia. The summary compensation information presented above for Mr. Hogan reflects his service in those capacities during the periods presented.

(j)	Mr. Walls became our Executive Vice President, General Counsel and Secretary on January 1, 2010. The summary compensation information presented above for Mr. Walls reflects his service in that capacity during the periods presented.

(k)	Mr. Macri became our Senior Vice President—Corporate Finance on September 9, 2014, and has served as Executive Vice President and Chief Financial Officer of our iHeartMedia division since October 7, 2013. Mr. Macri was not a named executive officer of ours until 2014. The summary compensation information presented above for Mr. Macri reflects his service in that capacity during 2014.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Certain elements of the compensation of the named executive officers are determined based on their respective employment agreements. The descriptions of the employment agreements set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above. Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under “—Potential Post-Employment Payments” in this proxy statement, which descriptions are incorporated herein by reference. Mr. Hogan’s service with us terminated on January 13, 2014. For a description of the severance arrangements for Mr. Hogan, see “—Potential Post-Employment Payments.”

Robert W. Pittman

On October 2, 2011, iHeartMedia entered into an employment agreement with Robert W. Pittman, pursuant to which he serves as Chief Executive Officer of iHeartMedia and served as Executive Chairman of the Board of Directors of CCOH. On March 2, 2015, Mr. Pittman became the Chairman and Chief Executive Officer of CCOH. The October 2, 2011 employment agreement superseded the consulting agreement that Mr. Pittman previously entered into with iHeartMedia and Pilot Group Manager LLC, dated November 15, 2010, and had an initial term ending on December 31, 2016, with automatic 12-month extensions thereafter unless either party provided prior notice electing not to extend the employment agreement. On January 13, 2014, iHeartMedia entered into an amended and restated employment agreement with Mr. Pittman. The amended and restated employment agreement has an initial five-year term ending on January 13, 2019, with automatic 12-month extensions thereafter unless either party gives prior notice electing not to extend the agreement.

Pursuant to his amended and restated employment agreement, Mr. Pittman’s minimum base salary increased from $1,000,000 per year under his previous employment agreement to $1,200,000 per year. His base salary may be increased at the discretion of iHeartMedia’s Board or its compensation committee. Mr. Pittman also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by iHeartMedia’s Board or its compensation committee after consultation with

Mr. Pittman. Under Mr. Pittman’s previous employment agreement, his aggregate target annual bonus that could be earned upon achievement of all of his performance objectives was not less than $1,650,000. Under the amended and restated employment agreement, beginning in 2014, Mr. Pittman’s aggregate target annual performance bonus is 150% of his annual base salary. For 2014, Mr. Pittman received an annual incentive bonus of $1,500,000, including a discretionary bonus of $286,709. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

Mr. Pittman is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of iHeartMedia may participate. In addition, during the term of his employment, iHeartMedia will make an aircraft (which, to the extent available, will be a Dassault-Breguet Mystere Falcon 900) available to Mr. Pittman for his business and personal use and will pay all costs associated with the provision of the aircraft. iHeartMedia leases this aircraft from a company controlled by Mr. Pittman. See “Certain Relationships and Related Party Transactions—Commercial Transactions.” If a company aircraft is not available due to service or maintenance issues, iHeartMedia will charter a comparable aircraft for Mr. Pittman’s business and personal use. iHeartMedia also will make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on company business. During 2014, iHeartMedia reimbursed Mr. Pittman for legal fees incurred by Mr. Pittman in connection with the negotiation of the amended and restated employment agreement.

Pursuant to his previous employment agreement, on October 2, 2011, Mr. Pittman was granted a stock option to purchase 830,000 shares of iHeartMedia’s Class A common stock. See “—Outstanding Equity Awards at Fiscal Year-End” below. In connection with the amended and restated employment agreement, on January 13, 2014, iHeartMedia and Mr. Pittman amended his stock option to terminate and forfeit 200,000 of the options. The termination and forfeiture applied ratably such that, effective January 13, 2014, 252,000 of the options were vested and 378,000 of the options vest ratably on the third, fourth and fifth anniversary of the October 2, 2011 grant date.

Pursuant to the amended and restated employment agreement, on January 13, 2014, iHeartMedia granted Mr. Pittman 350,000 restricted shares of iHeartMedia’s Class A common stock. Mr. Pittman’s iHeartMedia restricted stock award is divided into two tranches consisting of: (1) 100,000 shares (the “Tranche 1 Shares”) and (2) 250,000 shares (the “Tranche 2 Shares”). The Tranche 1 Shares vest in two equal parts on each of December 31, 2017 and December 31, 2018. The Tranche 2 Shares vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns. In addition, as provided in the amended and restated employment agreement, on January 13, 2014, CCOH granted Mr. Pittman 271,739 restricted shares of CCOH’s Class A common stock. Mr. Pittman’s CCOH restricted stock award vests in two equal parts on each of December 31, 2016 and December 31, 2017.

Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any payments (the “Company Payments”) received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the stockholder approval rules of Q&A 6 in the applicable Section 280G regulations (the “Cleansing Vote Rules”) are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in the amended and restated employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Under the employment agreement, Mr. Pittman is required to protect the secrecy of the confidential information of iHeartMedia, CCOH and the subsidiaries of each (the “Company Group”). He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Pittman for acts committed in the course and scope of his employment.

Richard J. Bressler

On July 29, 2013, iHeartMedia entered into an employment agreement with Mr. Bressler. The employment agreement has an initial term ending on December 31, 2018, with automatic 12-month extensions beginning on January 1, 2019 unless either party gives prior notice electing not to extend the employment agreement.

Under the employment agreement, Mr. Bressler receives a base salary at a rate no less than $1,200,000 per year, subject to increase at the discretion of iHeartMedia’s Board or its compensation committee. Mr. Bressler also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by iHeartMedia’s Board or its compensation committee after consultation with Mr. Bressler. The annual target performance bonus that may be earned when all of Mr. Bressler’s performance objectives are achieved will be not less than 150% of Mr. Bressler’s base salary amount. In addition to the annual bonus, Mr. Bressler is also eligible for an additional annual bonus opportunity of up to $500,000, based on iHeartMedia’s achievement of one or more annual performance goals determined by iHeartMedia’s chief executive officer and approved by iHeartMedia’s Board or a committee thereof. Any additional bonus amounts will be paid during the quarter that follows the third anniversary of the beginning of the applicable performance period and will be contingent in each case upon Mr. Bressler’s continued employment through the applicable payment date. For 2014, Mr. Bressler received an annual bonus of $1,500,000, including a discretionary bonus of $283,376. Mr. Bressler also earned an additional bonus of $400,000 which will be paid when performance bonuses are generally paid in 2017 if he remains employed on the payment date. Mr. Bressler also is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of iHeartMedia may participate.

During the term of his employment, iHeartMedia will make a car service available for Mr. Bressler’s business use.

Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on such gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Pursuant to Mr. Bressler’s employment agreement, on July 29, 2013, iHeartMedia granted Mr. Bressler 910,000 restricted shares of iHeartMedia’s Class A common stock. In addition, as provided in the employment agreement, on July 29, 2013, CCOH granted Mr. Bressler 271,739 restricted shares of the Class A common stock of CCOH. See “—Outstanding Equity Awards at Fiscal Year-End” below.

Under the employment agreement, Mr. Bressler is required to protect the secrecy of the confidential information of the Company Group. He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Bressler for acts committed in the course and scope of his employment.

C. William Eccleshare

August 31, 2009 Contract of Employment. On August 31, 2009, Clear Channel Outdoor Ltd., a subsidiary of CCOH, entered into an employment agreement with C. William Eccleshare, pursuant to which he served as Chief Executive Officer of our International outdoor division. The agreement had no specified term, but generally could be terminated by Clear Channel Outdoor Ltd. without cause upon 12 months prior written notice or by Mr. Eccleshare without cause upon six months prior written notice.

The agreement set Mr. Eccleshare’s initial base salary at £402,685 (or $662,981 using the average exchange rate of £1=$1.6464 for the year ended December 31, 2014), subject to additional annual raises at the sole discretion of Clear Channel Outdoor Ltd. As described below, in connection with his promotion to Chief Executive Officer of CCOH, Mr. Eccleshare’s annual base salary was increased to $1,000,000. Mr. Eccleshare also received a car allowance, was eligible to receive a performance bonus and was entitled to certain other employee benefits.

In addition, pursuant to his employment agreement, Mr. Eccleshare was entitled to have Clear Channel Outdoor Ltd. contribute a portion of his annual base salary to a personal pension plan (not sponsored by Clear Channel Outdoor Ltd.) registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom. Mr. Eccleshare’s employment agreement also contained non-compete and non-solicitation provisions, each with a nine-month term, and a confidentiality provision with a perpetual term.

January 24, 2012 Employment Agreement. On January 24, 2012, Mr. Eccleshare was promoted to serve as Chief Executive Officer of CCOH, overseeing both our Americas and International outdoor divisions. In connection with his promotion, CCOH and Mr. Eccleshare entered into a new employment agreement. Mr. Eccleshare’s employment agreement has an initial term beginning on January 24, 2012 and continuing until December 31, 2014, with automatic 12-month extensions thereafter, beginning on January 1, 2015, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the employment agreement. The employment agreement replaces Mr. Eccleshare’s Contract of Employment dated August 31, 2009.

As Chief Executive Officer of CCOH, Mr. Eccleshare relocated from CCOH’s offices in London to CCOH’s offices in New York City in 2012. In his position as Chief Executive Officer of CCOH and in his current position as Chairman and Chief Executive Officer of CCOH’s International division, Mr. Eccleshare receives an annual base salary from CCOH of $1,000,000. His salary will be reviewed at least annually for possible increase by the CCOH Board. During the term of the employment agreement, Mr. Eccleshare is eligible to receive an annual performance bonus from CCOH with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of the performance goals specified in his employment agreement for 2012 and the performance goals to be set by CCOH’s Compensation Committee for years after 2012. In addition to the annual bonus, Mr. Eccleshare is eligible to receive an additional annual bonus from CCOH of up to $300,000, based on the achievement of one or more annual performance goals determined by CCOH’s Board of Directors or a subcommittee thereof. Any bonus earned under the additional bonus opportunity will be paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period and will be contingent in each case upon his continued employment through the applicable payment date. For 2014, Mr. Eccleshare received an annual bonus of $687,937. Mr. Eccleshare also (1) received an additional bonus payment of $99,000 provided pursuant to his additional bonus opportunity earned with respect to 2012 performance, (2) received an additional bonus payment of $84,000 provided pursuant to his additional bonus opportunity earned with respect to 2013 performance and (3) earned an additional bonus of $255,000 with respect to his additional bonus opportunity with respect to 2014 performance, $85,000 of which was paid in February 2015 and $170,000 of which will be paid in equal installments in 2016 and 2017 when performance bonuses are generally paid if he remains employed on the applicable payment dates. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

CCOH continues to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment. CCOH also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. If Mr. Eccleshare’s actual U.S. and U.K. income tax and Social Security/National Insurance in a given year exceeds the tax obligations that he would have incurred on the same income (excluding all taxable income not paid by CCOH or a subsidiary or affiliate) had he remained subject only to U.K. income tax and National Insurance over the same period, CCOH will reimburse this excess tax on a fully-grossed up basis for applicable taxes. CCOH also agreed to make a car service available for Mr. Eccleshare’s business use and paid all fees associated with the immigration applications for Mr. Eccleshare and his spouse. Mr. Eccleshare is eligible to receive health, medical, welfare and life insurance benefits and paid vacation on a basis no less favorable than provided to similarly-situated senior executives of CCOH; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary.

In connection with Mr. Eccleshare’s relocation to New York City in 2012, CCOH reimbursed Mr. Eccleshare for all reasonable expenses associated with his relocation to New York City pursuant to CCOH’s relocation policy. In addition, CCOH agreed to: (1) pay Mr. Eccleshare an additional $200,000 (less applicable taxes) for relocation-related expenses not otherwise covered by CCOH’s relocation policy; (2) provide a reasonable number of flights during the first 12 months after Mr. Eccleshare’s permanent relocation for his family to visit New York City; and (3) reimburse Mr. Eccleshare up to $20,000 per month, fully grossed-up for applicable taxes, for housing in New York City during any portion of his employment period in which he is based in New York City.

As provided in the employment agreement, Mr. Eccleshare was awarded 506,329 CCOH restricted stock units on July 26, 2012 in connection with his promotion. See “—Outstanding Equity Awards at Fiscal Year-End” below.

During Mr. Eccleshare’s employment with CCOH and for 18 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with other senior executives of CCOH. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue to perform non-executive services with Hays plc. Upon his service with Hays plc ceasing, Mr. Eccleshare will be permitted to perform another non-executive role at any time with a business that does not compete with CCOH or its affiliates, subject to CCOH’s prior written consent that will not be unreasonably withheld.

March 2, 2015 Amendment to January 24, 2012 Employment Agreement. Effective March 2, 2015, Mr. Eccleshare and CCOH entered into an amendment (the “Eccleshare Amendment”) to Mr. Eccleshare’s employment agreement dated January 24, 2012 (the “Prior Employment Agreement”). Pursuant to the terms of the Eccleshare Amendment, (1) Mr. Eccleshare’s title was amended to be Chairman and Chief Executive Officer of CCOH’s International division, (2) the definition of Good Reason was amended to provide that Mr. Eccleshare may not trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for a period of one (1) year after the effective date of the Eccleshare Amendment, after which Mr. Eccleshare can exercise the right to trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for thirty (30) days as provided for and in accordance with the terms of his Prior Employment Agreement, (3) CCOH agreed to continue to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable, both during the remainder of his employment with CCOH and for a period of twelve (12) months thereafter, and (4) CCOH agreed to reimburse Mr. Eccleshare for certain relocation costs associated with the relocation of Mr. Eccleshare and his family from New York City to London in connection with a termination due to death, “disability,” by CCOH without “cause” or by Mr. Eccleshare for Good Reason (as such terms are defined in the Prior Employment Agreement), whether such costs are incurred during his employment with CCOH or during the 12-month period thereafter (previously, Mr. Eccleshare would only be entitled to such reimbursement if the relevant costs were incurred during the 12-month period following termination of his employment with CCOH).

Robert H. Walls, Jr.

Effective January 1, 2010, Robert H. Walls, Jr. entered into an employment agreement with iHMMS. Pursuant to his agreement, Mr. Walls will serve as Executive Vice President, General Counsel and Secretary until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Walls receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Walls’ annual base salary initially was set at $550,000, with eligibility for additional annual raises commensurate with company policy. Mr. Walls’ current annual base salary is $750,000. During 2010, Mr. Walls received a $500,000 signing bonus, a prorated portion of which he would have been required to reimburse if he terminated his employment without good reason within the first 12 months of his employment or iHMMS terminated his employment for cause during that period. No later than March 15 of each calendar year, Mr. Walls is eligible to receive a performance bonus. For 2010, Mr. Walls’ target bonus was $1,000,000, with the criteria being 50% EBITDA-based and 50% MBO-based. For purposes of his agreement, (1) EBITDA-based means performance criteria selected by the Board with respect to the annual bonus and with target performance determined on the same basis as determined for other similarly situated employees of iHMMS and its affiliates and (2) MBO-based means the subjective performance criteria agreed to on an annual basis between the Chief Executive Officer and Mr. Walls at about the same time as established for other similarly situated employees. For 2011, Mr. Walls’ target bonus was required to be no less than 100% of his base salary for 2011, with the criteria being 50% EBITDA-based and 50% MBO-based. For 2012 and thereafter, Mr. Walls’ target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Walls. For 2014, Mr. Walls received an annual bonus of $557,626. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Mr. Walls also received certain other benefits, including reimbursement of legal expenses in connection with the negotiation of his employment agreement and certain relocation benefits in connection with his relocation to San Antonio, such as reimbursement of living expenses and commuting expenses until September 1, 2010, reimbursement of taxes associated with the relocation benefits as well as other relocation benefits in accordance with company policy.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Walls was granted a stock option to purchase 100,000 shares of iHeartMedia’s Class A common stock, which Mr. Walls exchanged for shares of restricted stock in the 2012 Exchange Program described in footnote (b) to the Summary Compensation Table.

Under the employment agreement, Mr. Walls is required to protect the secrecy of confidential information of iHMMS and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with iHMMS and its affiliates during employment and for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment during employment and for 12 months after termination of employment. iHMMS agreed to defend and indemnify Mr. Walls for acts committed in the course and scope of his employment.

Steven J. Macri

Effective October 7, 2013, Steven J. Macri entered into an employment agreement with iHeartMedia. Pursuant to his agreement, Mr. Macri will serve as Executive Vice President and Chief Financial Officer of iHeartMedia + Entertainment, Inc. (formerly known as Clear Channel Broadcasting, Inc.) (“iHM”), a wholly owned subsidiary of iHeartMedia, until October 6, 2017, after which time such employment period will be automatically extended from year to year unless either party gives notice of non-renewal as permitted in the agreement. On September 9, 2014, Mr. Macri became Senior Vice President—Corporate Finance of iHeartMedia as well.

Under his agreement, Mr. Macri receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Macri’s current annual base salary is $640,000. During 2013, Mr. Macri received a $60,000 signing bonus. No later than March 15 of each calendar year, Mr. Macri is eligible to receive a performance bonus. For 2013, Mr. Macri’s target bonus was $375,000, with $187,500 of such amount guaranteed and $187,500 of such amount MBO-based. For purposes of his agreement, MBO-based means the subjective performance criteria agreed to on an annual basis between the President, Chief Operating Officer and Chief Financial Officer of iHeartMedia and Mr. Macri at about the same time as established for other similarly situated employees. For 2014 and thereafter, Mr. Macri’s target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Macri. For 2014, Mr. Macri received an annual bonus of $560,000 including a discretionary bonus of $143,789. Mr. Macri also earned an additional bonus of $320,000 pursuant to his additional bonus opportunity with respect to 2014 performance, which will be paid when performance bonuses are generally paid in 2017 if he remains employed on the payment date. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Additionally, pursuant to his employment agreement, on October 7, 2013, Mr. Macri received a one-time long term incentive grant of 100,000 restricted stock.

Under the employment agreement, Mr. Macri is required to protect the secrecy of confidential information of iHeartMedia and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with iHeartMedia and its affiliates during employment and for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment during employment and for 12 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Macri for acts committed in the course and scope of his employment.

John E. Hogan

Prior to his retirement, effective June 29, 2008, John E. Hogan entered into an employment agreement with iHM, a wholly owned subsidiary of iHeartMedia, with such employment agreement amending and restating in its entirety his previous employment agreement with iHM. On November 15, 2010, Mr. Hogan entered into a new amended and restated employment agreement, pursuant to which he would have served as President and Chief Executive Officer of our Media & Entertainment division through December 31, 2013, with automatic extensions from year to year thereafter unless either party provided prior notice of non-renewal. Mr. Hogan and iHM further amended his amended and restated employment agreement on February 23, 2012, pursuant to which he would have served as Chairman and Chief Executive Officer of our Media & Entertainment division through December 31, 2015, with automatic extensions from year to year thereafter unless either party provided prior notice of non-renewal. In connection with the 2012 Exchange Program described in footnote (b) to the Summary Compensation Table, the guaranteed value provisions of his February 2012 amendment were amended on November 15, 2012 to reflect the exchange of his stock options for restricted stock in the 2012 Exchange Program so that, as described below, the guaranteed value provisions are offset by the value of the restricted stock received in the 2012 Exchange Program rather than the stock option awards, which no longer exist after the closing of the 2012 Exchange Program. In connection with Mr. Hogan’s relocation from the offices in San Antonio to the offices in New York City, Mr. Hogan’s employment agreement was amended effective June 3, 2013 to increase Mr. Hogan’s compensation and provide for certain relocation benefits, as described below. On January 13, 2014, Mr. Hogan retired and entered into a severance agreement and general release with iHM. See “—Potential Post-Employment Payments” for a description of Mr. Hogan’s severance arrangements.

Under Mr. Hogan’s employment agreement, he received compensation consisting of a base salary, incentive awards and other benefits and perquisites. Pursuant to his November 2010 amended and restated employment agreement with iHM, Mr. Hogan’s annual base salary initially was set at $1,000,000, with eligibility for additional annual raises commensurate with company policy. In connection with his relocation from San Antonio to New York City, his base salary increased to $1,125,000 effective June 3, 2013. In connection with his relocation, iHeartMedia also agreed to pay Mr. Hogan a housing allowance of $25,000 per month (fully grossed-up for certain applicable taxes) for a period of 18 months and $100,000 for relocation-related expenses. Pursuant to his employment agreement, Mr. Hogan was eligible to receive a performance bonus of not less than 120% of his annual base salary no later than March 15 of each calendar year if all of his performance objectives were achieved for the year. For 2013, the amount of his target performance bonus was increased to $1,375,000 (with the new target performance bonus amount prorated for the portion of 2013 beginning on June 3, 2013). Pursuant to the February 2012 amendment to his agreement, Mr. Hogan was eligible to earn an additional bonus with a target of $900,000, based upon criteria approved by the Compensation Committee, in addition to his annual performance bonus. In connection with his January 13, 2014 severance agreement and general release, iHM and Mr. Hogan agreed that he would receive an annual bonus of $77,250 for 2013 as part of his severance. In addition, pursuant to his January 13, 2014 severance agreement and general release, Mr. Hogan was paid the $900,000 that he previously earned with respect to 2012 performance pursuant to the additional bonus opportunity. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a description of Mr. Hogan’s bonus and “—Potential Post-Employment Payments” for a description of Mr. Hogan’s severance arrangements. During his employment, Mr. Hogan also was entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees may participate. He also was reimbursed for his legal expenses in connection with the negotiation of his November 2010 amended and restated employment agreement and the February 2012 amendment thereto.

Under the employment agreement, Mr. Hogan remains required to protect the secrecy of iHM’s confidential information and to assign certain intellectual property rights to iHM. Under his employment agreement, Mr. Hogan is prohibited from activities that compete with iHM or its affiliates for 12 months after leaving iHM, and he is prohibited from soliciting iHM’s employees for employment for 12 months after termination regardless of the reason for termination of employment. The January 13, 2014 severance agreement and general release extended such 12 month periods to 24 months. However, pursuant to the terms of his employment agreement, upon receiving written permission from the Board, Mr. Hogan is permitted to engage in competing activities that would otherwise be prohibited by his employment agreement if such activities are determined in the sole discretion of the Board in good faith to be immaterial to the operations of iHM, or any subsidiary or affiliate thereof, in the location in question. Mr. Hogan also is prohibited from using iHM’s confidential information at any time following the termination of his employment in competing, directly or indirectly, with iHM.

Mr. Hogan is entitled to reimbursement of reasonable attorneys’ fees and expenses and full indemnification from any losses related to any proceeding to which he may be made a party by reason of his being or having been an officer of iHM or any of its subsidiaries (other than any dispute, claim or controversy arising under or relating to his employment agreement).

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

2008 Executive Incentive Plan. iHeartMedia grants equity incentive awards to named executive officers and other eligible participants under the 2008 EIP adopted in connection with, and prior to, the consummation of the Merger. The 2008 EIP is intended to advance the interests of iHeartMedia and its affiliates by providing for the grant of stock-based and other incentive awards to the key employees and directors of, and consultants and advisors to, iHeartMedia or its affiliates who are in a position to make a significant contribution to the success of iHeartMedia and its affiliates.

The 2008 EIP allows for the issuance of restricted stock, restricted stock units, incentive and non-statutory stock options, cash awards and stock appreciation rights to eligible participants, who include the key employees of iHeartMedia and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, iHeartMedia or any of its affiliates in the case of other awards.

The 2008 EIP is administered by the Board. The Board determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 EIP. The Board also makes other determinations and interpretations necessary to carry out the purposes of the 2008 EIP. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Certain key participants who receive equity awards under the 2008 EIP are subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 EIP. In addition, all participants in the 2008 EIP would be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 EIP in connection with a public offering of iHeartMedia’s shares on terms and conditions requested by iHeartMedia or its underwriters.

CCOH Stock Incentive Plans. CCOH grants equity incentive awards to named executive officers in our outdoor businesses and other eligible participants under the 2012 Stock Incentive Plan and, prior to obtaining stockholder approval of the 2012 Stock Incentive Plan on May 18, 2012, the 2005 Stock Incentive Plan (collectively, the “CCOH Stock Incentive Plan”). The CCOH Stock Incentive Plan is intended to facilitate the ability of CCOH to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The CCOH Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to CCOH or its subsidiaries.

The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee, except that the entire CCOH Board has sole authority for granting and administering awards to CCOH’s non-employee directors. The CCOH Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the CCOH Stock Incentive Plan. The CCOH Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the CCOH Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plans

As discussed above, iHeartMedia historically has provided awards to Messrs. Pittman, Bressler, Hogan, Walls and Macri under the iHeartMedia Annual Incentive Plan and CCOH has provided awards to Mr. Eccleshare under the CCOH Annual Incentive Plan. In addition, Messrs. Bressler, Eccleshare and Macri were eligible to participate in additional bonus opportunities with respect to performance in 2014. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the iHeartMedia Annual Incentive Plan, the CCOH Annual Incentive Plan and the grant of awards to the named executive officers thereunder, as well as the additional bonus opportunities available to Messrs. Bressler, Eccleshare and Macri.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2014.

Grants of Plan-Based Awards During 2014

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(a) ($)
		Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
Robert W. Pittman	N/A(b)	—	1,795,068	3,590,136	—	—	—	—	—	—	—
	1/13/14(c)	—	—	—	—	250,000	—	100,000	—	—	700,000
	1/13/14(c)	—	—	—	—	—	—	271,739	—	—	2,701,086

Richard J. Bressler	N/A(b)	—	1,800,000	3,600,000	—	—	—	—	—	—	—
	N/A(b)	—	500,000	500,000	—	—	—	—	—	—	—

C. William Eccleshare	N/A(b)	—	1,000,000	2,000,000	—	—	—	—	—	—	—
	N/A(b)	—	300,000	300,000	—	—	—	—	—	—	—

John E. Hogan	N/A(b)	—	48,950	97,900	—	—	—	—	—	—	—

Robert H. Walls, Jr.	N/A(b)	—	750,000	1,500,000	—	—	—	—	—	—	—

Steven J. Macri	N/A(b)	—	640,000	1,280,000	—	—	—	—	—	—	—
	N/A(b)	—	320,000	320,000	—	—	—	—	—	—	—
	7/8/14(d)	—	—	—	—	12,500	—	12,500	—	—	101,875

(a)	The amounts in the table reflect the full grant date fair value of time-vesting restricted stock awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 10-Shareholders’ Deficit beginning on page D-92 of Appendix D.

(b)

Each of Messrs. Pittman, Bressler, Hogan, Walls and Macri was granted a cash incentive award by iHeartMedia under the iHeartMedia Annual Incentive Plan based on the achievement of pre-established performance goals. Pursuant to his severance agreement and general release, Mr. Hogan’s bonus was prorated for the portion of 2014 during which he served as our Chief Executive Officer—iHM. Mr. Eccleshare was granted a cash incentive award by CCOH under the CCOH Annual Incentive Plan based on the achievement of pre-established performance goals. In addition, each of Messrs. Bressler, Macri and Eccleshare were eligible to participate in an additional bonus opportunity with respect to iHeartMedia’s 2014 performance in the case of Messrs. Bressler and Macri and CCOH’s 2014 performance in the case of Mr. Eccleshare. For 2014, Mr. Bressler had the opportunity to earn up to $500,000 from iHeartMedia under his additional bonus opportunity and earned $400,000 based on 2014 performance, which will be paid at the same time as annual incentive bonus payments are paid in

2017 if Mr. Bressler remains employed at that time. Mr. Macri had the opportunity to earn up to $320,000 from iHeartMedia under his additional bonus opportunity and earned the full $320,000 based on his 2014 performance, which will be paid at the same time as annual incentive bonus payments are paid in 2017 if Mr. Macri remains employed at that time. Mr. Eccleshare had the opportunity to earn up to $300,000 from CCOH under his additional bonus opportunity and earned $255,000 based on 2014 performance, of which $85,000 was paid at the end of February 2015 and is included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table, and the remaining $170,000 of which will be paid in equal installments of $85,000 each at the same time as the annual incentive bonus payments are paid generally in 2016 and 2017 if Mr. Eccleshare remains employed at that time. For further discussion of the 2014 cash incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(c)	On January 13, 2014, Mr. Pittman received a restricted stock award with respect to 350,000 shares of iHeartMedia’s Class A common stock under the 2008 EIP. The restricted stock will vest as follows: (1) 100,000 shares of the award is time-vesting, with 50% vesting on December 31, 2017 and 50% vesting on December 31, 2018; and (2) 250,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns. On January 13, 2014, Mr. Pittman also received a restricted stock award with respect to 271,739 shares of CCOH’s Class A common stock under the 2012 Stock incentive Plan. The restricted stock will vest with respect to 50% of the shares on December 31, 2016 and 50% of the shares on December 31, 2017. For further discussion of Mr. Pittman’s awards, see “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentive Compensation.”

(d)	On July 8, 2014 Mr. Macri received a restricted stock award with respect to 25,000 shares of iHeartMedia’s Class A common stock under the 2008 EIP. The restricted stock will vest as follows: (1) 12,500 shares of the award is time-vesting, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date; (2) 12,500 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns. For further discussion of Mr. Macri’s award, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2014.

Outstanding Equity Awards at December 31, 2014

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a) ($)
Name	(#) Exercisable		(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert W. Pittman	378,000	(b)	252,000	(b)	36.00	10/02/21	—		—	—		—
	—		—		—	—	100,000	(c)	735,000	100,000	(c)	735,000
	—		—		—	—	100,000	(d)	735,000	250,000	(d)	1,837,500
	—		—		—	—	271,739	(e)	2,877,716	—		—

Richard J. Bressler	—		—		—	—	200,000	(f)	1,470,000	660,000	(f)	4,851,000
	—		—		—	—	271,739	(g)	2,877,716	—		—

C. William Eccleshare	202,813	(h)	—		4.05	09/10/19	—		—	—		—
	62,094	(i)	—		3.48	02/24/20	—		—	—		—
	63,583	(j)	—		4.31	09/10/20	—		—	—		—
	15,360	(k)	—		7.66	12/13/20	—		—	—		—
	67,500	(l)	22,500	(l)	8.97	02/21/21	—		—	—		—
	45,000	(m)	45,000	(m)	7.90	03/26/22	—		—	—		—
	—		—		—	—	379,747	(n)	4,021,521	126,582	(n)	1,340,503

John E. Hogan	—		—		—	—	—		—	—		—

Robert H. Walls, Jr.	—		—		—	—	18,000	(o)	132,300	30,000	(o)	220,500
	—		—		—	—	253,164	(p)	2,681,007	—		—

Steven J. Macri	—		—		—	—	40,000	(q)	294,000	50,000	(q)	367,500
	—		—		—	—	12,500	(r)	91,875	12,500	(r)	91,875

(a)	For equity awards with respect to the Class A common stock of iHeartMedia, this value is based upon the closing sale price of iHeartMedia’s Class A common stock on December 31, 2014 of $7.35. For equity awards with respect to the Class A common stock of CCOH, this value is based upon the closing sale price of CCOH’s Class A common stock on December 31, 2014 of $10.59.

(b)	Options to purchase 166,000 shares of iHeartMedia’s Class A common stock vested on each of October 2, 2012 and October 2, 2013. However, in connection with his amended and restated employment agreement, iHeartMedia and Mr. Pittman amended this stock option on January 13, 2014 to terminate and forfeit 200,000 of the options. The termination and forfeiture applied ratably such that, as of December 31, 2014, 378,000 of the options were vested and 252,000 of the options vest ratably on the fourth and fifth anniversary of the October 2, 2011 grant date.

(c)	This unvested restricted stock award representing 200,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 50% of the award is time-vesting, with 50% vesting on each of October 15, 2016 and October 15, 2017; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(d)	This unvested restricted stock award representing 350,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 100,000 shares of the award is time-vesting, with 50% vesting on December 31, 2017 & 50% vesting on December 31, 2018; and (2) 250,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(e)	This unvested restricted stock award representing 271,739 shares of CCOH’s Class A common stock vests 50% on each of the December 31, 2016 and December 31, 2017.

(f)	This unvested restricted stock award representing 860,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 200,000 shares of the award is time-vesting, with 25% vesting annually beginning July 29, 2015; (2) 360,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns; and (3) 300,000 shares of the award will vest on a pro rata basis (using straight line linear interpolation) only if the Sponsors receive between 200% and 278% return on their investment in iHeartMedia in the form of cash returns.

(g)	This unvested restricted stock award representing 271,739 shares of CCOH’s Class A common stock vests 50% on each of the July 29, 2016 and July 29, 2017.

(h)	Options to purchase 202,813 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 48,062 shares vested on September 10, 2010; (2) options with respect to 74,736 shares vested on September 10, 2011; (3) options with respect to 40,006 shares vested on September 10, 2012; and (4) options with respect to 40,009 shares vested on September 10, 2013.

(i)	Options to purchase 62,094 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,523 shares vested on February 24, 2011; (2) options with respect to 15,524 shares vested on February 24, 2012; (3) options with respect to 15,523 shares vested on February 24, 2013; and (4) options with respect to 15,524 shares vested on February 24, 2014.

(j)	Options to purchase 63,583 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,895 shares vested on September 10, 2011; (2) options with respect to 15,896 shares vested on September 10, 2012; (3) options with respect to 15,895 vested on September 10, 2013; and (4) options with respect to 15,897 shares vested on September 10, 2014.

(k)	Options to purchase 15,360 shares of CCOH’s Class A common stock vested in three equal annual installments beginning on September 10, 2011.

(l)	Options to purchase 22,500 shares of CCOH’s Class A common stock vested on each of February 21, 2012, February 21, 2013 and February 21, 2014. The remaining options vest on February 21, 2015.

(m)	Options to purchase 22,500 shares of CCOH’s Class A common stock vested on each of March 26, 2013 and March 26, 2014. The remaining options vest in two equal annual installments, beginning on March 26, 2015.

(n)	This unvested restricted stock unit award representing 506,329 shares of CCOH’s Class A common stock vests as follows: (1) 379,747 of the units are time-vesting, with 189,873 vesting on January 24, 2015 and 189,874 vesting on January 24, 2016; and (2) 126,582 of the units will vest upon CCOH achieving an OIBDAN equal to or greater than the OIBDAN target indicated below for the years set forth below:

Performance Vesting Schedule
Year	OIBDAN target
2013	907
2014	1,009
2015	1,085
2016	1,166

(o)	This unvested restricted stock award representing 48,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 18,000 shares of the award vest in three equal annual installments beginning on October 15, 2015; and (2) 30,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(p)	This unvested restricted stock unit award representing 253,164 shares of CCOH’s Class A common stock vests 50% on each of March 26, 2015 and March 26, 2016.

(q)	This unvested restricted stock award representing 90,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 40,000 shares of the award vest in four equal annual installments beginning on October 7, 2015; and (2) 50,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(r)	This unvested restricted stock award representing 25,000 shares of iHeartMedia’s Class A common stock vests as follows: (1) 12,500 shares of the award vest in five equal annual installments beginning on July 8, 2015; and (2) 12,500 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2014.

Option Exercises and Stock Vested During 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)
Robert W. Pittman	—	—	—	—
Richard J. Bressler	—	—	50,000	422,000
C. William Eccleshare	—	—	—	—
John E. Hogan	—	—	93,076	632,917
Robert H. Walls, Jr.	—	—	28,500	208,575
Steven J. Macri	—	—	10,500	86,500

(a)	Represents the gross number of shares acquired on vesting of iHeartMedia restricted stock by Messrs. Bressler, Hogan, Walls and Macri without taking into account any shares withheld to satisfy applicable tax obligations.
(b)	Represents the value of the vested restricted stock or restricted stock units, as applicable, calculated by multiplying (1) the number of vested shares of restricted stock or the number of vested restricted stock units, as applicable, by (2) the closing price on the vesting date or, if the vesting date is not a trading day, the previous trading day. For Mr. Hogan, pursuant to his severance agreement, the Company repurchased 83,938 of these shares at a price of $7.10 per share for a total value of $595,960.

PENSION BENEFITS

iHeartMedia, iHeartCommunications and CCOH do not have any pension plans in which the named executive officers participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

iHeartMedia historically has offered a nonqualified deferred compensation plan for its highly compensated executives, pursuant to which participants could make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Any matching credits on amounts deferred would be made in iHeartMedia’s sole discretion and iHeartMedia retains ownership of all assets until distributed. Participants in the plan could allocate their deferrals and any iHeartMedia matching credits among different investment options, the performance of which would be used to determine the amounts to be paid to participants under the plan.

The committee that administers the nonqualified deferred compensation plan decided to suspend all salary and bonus deferral contributions and company matching contributions for the 2010 plan year and all succeeding plan years until reinstated by such committee.

Payments under the plan must begin upon separation from service, death, disability or change in control; however, key employees generally must wait six months after separation from service for distributions to begin. Payments will be made in accordance with the participant’s elections if the participant reaches retirement under the plan (age 65, or age 55 and 10 years of service) and has an account balance of $25,000 or more. If a participant terminates employment and does not meet both of these criteria, the participant’s account balance will be distributed on the 10th of the month on or following 60 days after termination. Distributions due to financial hardship (as determined by iHeartMedia’s Compensation Committee) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change in control, all deferral account balances will be distributed in a lump sum as soon as administratively feasible. None of the named executive officers currently participates in the plan.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our named executive officers (other than Mr. Hogan), using an assumed December 31, 2014 trigger event for each scenario. In the case of Mr. Hogan, the narrative and table describe the actual payments and benefits provided to Mr. Hogan in connection with his retirement on January 13, 2014.

Robert W. Pittman

Termination by iHeartMedia for Cause, by Mr. Pittman without Good Cause or Upon Non-Renewal of the Agreement by Mr. Pittman.  Robert W. Pittman’s employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Pittman without “Good Cause” or due to the non-renewal of the agreement by Mr. Pittman.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Pittman constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Pittman of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Pittman’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Pittman for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Pittman; or (6) a material violation by Mr. Pittman of iHeartMedia’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Pittman has been given written notice specifying the conduct qualifying for Cause and Mr. Pittman fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by iHeartMedia to comply with a material term of the agreement after written notice by Mr. Pittman specifying the alleged failure; (2) a substantial and adverse change in Mr. Pittman’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Pittman’s base salary, performance bonus opportunity or additional bonus opportunity. To terminate for Good Cause, Mr. Pittman must provide iHeartMedia with 30 days notice, after which iHeartMedia has 15 days to cure.

If iHeartMedia terminates Mr. Pittman’s employment for Cause, iHeartMedia will pay Mr. Pittman a lump sum cash payment equal to Mr. Pittman’s accrued and unpaid base salary through the date of termination and any payments to which he may be entitled under applicable employee benefit plans (“Accrued Amounts”). If Mr. Pittman terminates his employment without Good Cause or elects not to renew his employment agreement, iHeartMedia will pay Mr. Pittman a lump sum cash payment equal to his Accrued Amounts and any earned but unpaid annual bonus with respect to a previous year (“Earned Prior Year Annual Bonus”).

Termination by iHeartMedia without Cause, by Mr. Pittman for Good Cause, Upon Non-Renewal of the Agreement by iHeartMedia or Upon Change in Control.  If iHeartMedia terminates Mr. Pittman’s employment without Cause, if Mr. Pittman terminates his employment for Good Cause or if iHeartMedia gives Mr. Pittman a notice of non-renewal, Mr. Pittman will receive a lump-sum cash payment equal to his Accrued Amounts and any Earned Prior Year Annual Bonus. In addition, provided he signs and returns a release of claims in the time period required, iHeartMedia will: (1) pay Mr. Pittman, over a period of two years, an amount equal to two times the sum of his base salary and target bonus; (2) reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following the date of Mr. Pittman’s termination; and (3) pay Mr. Pittman a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date (“Prorated Annual Bonus”). Mr. Pittman’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Pittman will be entitled to the benefits described for a termination without Cause.

Termination due to Death or Disability.  If Mr. Pittman is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12-month period, iHeartMedia may terminate his employment. If Mr. Pittman’s employment is terminated due to death or disability, iHeartMedia will pay to Mr. Pittman or his designee or estate: (1) a lump sum cash payment equal to his Accrued Amounts; (2) any Earned Prior Year Annual Bonus; and (3) a Prorated Annual Bonus. If a release of claims is signed and returned in the time period required, iHeartMedia will reimburse Mr. Pittman or his estate for all COBRA premium payments paid by Mr. Pittman or his estate for continuation of healthcare coverage during the 18-month period following Mr. Pittman’s date of termination.

Impact of Termination on October 2, 2011 and October 15, 2012 Equity Awards.  Except as described below, upon termination of Mr. Pittman’s employment, all of his outstanding and unvested iHeartMedia stock options granted on October 2, 2011 and restricted stock granted on October 15, 2012 will be cancelled. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause or by Mr. Pittman for Good Cause within 12 months after a change of control of iHeartMedia where the Sponsors do not receive cash as a direct result of such transaction in an amount equal to at least 75% of their equity interest in iHeartMedia immediately prior to the transaction, his unvested options will vest and become immediately exercisable. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause or by Mr. Pittman for Good Cause (in circumstances other than as described in the previous sentence), the portion of his unvested options that would have vested within 12 months after the date of termination will vest on the date of termination and become immediately exercisable. Upon termination of his employment due to death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options. In the case of any termination of employment for a reason other than death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of six months or the remaining 10-year term of the options. If both of the following conditions occur during the six-month period after termination of Mr. Pittman’s employment, the period in which to exercise a vested option will be extended by an additional six months (in no event beyond the 10-year term of the options): (1) the average closing value of the Dow Jones Industrial Average for the 10 consecutive trading days immediately prior to the date the options would otherwise expire pursuant to the previous two sentences (the “Exercise Measurement Period”) is at least 20% less than for the 10 consecutive trading days ending on the date Mr. Pittman’s employment terminated (the “Base Measurement Period”) and (2) the average closing price of the Class A common stock as reported on the principle exchange on which it is listed for trading during the Exercise Measurement Period is at least 25% less than the average closing price of the Class A common stock reported on such exchange for the Base Measurement Period. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause within 12 months after a change of control, his time-vesting iHeartMedia restricted stock granted on October 15, 2012 will vest.

On January 13, 2014, Mr. Pittman and iHeartMedia amended and restated Mr. Pittman’s employment agreement, providing certain additional benefits to Mr. Pittman, as described below.

Impact of Termination on Equity Awards Granted on January 13, 2014.  In connection with Mr. Pittman’s amended and restated employment agreement, he was granted awards of restricted stock by iHeartMedia and CCOH on January 13, 2014.

The iHeartMedia restricted stock award granted on January 13, 2014 is divided into the Tranche 1 Shares and the Tranche 2 Shares. The Tranche 1 Shares will: (1) continue to vest in accordance with the terms of the award agreement upon a Change in Control (as defined in the award agreement); (2) vest with respect to 50,000 shares in the event Mr. Pittman’s employment is terminated by iHeartMedia without Cause, because iHeartMedia does not renew his employment agreement or because of Mr. Pittman’s death or disability (each, a “Good Leaver Termination”); and (3) vest with respect to 100% of any unvested shares if a Good Leaver Termination occurs within 90 days of a Change in Control. The Tranche 2 Shares will: (1) in the case of a Good Leaver Termination, be subject to continued vesting for the six-month period following such termination in accordance with the Qualifying Return to Investor metrics set forth in the award agreement; (2) in the case of a Standalone CIC (defined as a Change in Control that the Board determines is not effected by an entity with material operating assets and after which the business and assets of iHeartMedia continue on a standalone basis materially consistent with immediately prior to the Change in Control), be converted to a dollar vesting schedule such that the Tranche 2 Shares will vest, if at all, at 100% on the date that the Fair Market Value (as defined in the award agreement) of one share of iHeartMedia’s Class A common stock reaches $36; (3) in the case of a Good Leaver Termination that occurs during the 18-month period following a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Standalone CIC takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Standalone CIC takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 if such Standalone CIC takes place on or after the second anniversary of the grant date but prior to the fifth anniversary of the grant date; and (4) in the case of a Change of Control that is not a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Change in Control takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the second anniversary of the grant date but prior to the third anniversary of the grant date. Any unvested shares that do not vest as described above will terminate on the date his employment terminates.

With respect to the CCOH restricted stock, in the event that Mr. Pittman’s employment with iHeartMedia and its subsidiaries is terminated by iHeartMedia for a reason other than Cause or by Mr. Pittman for Good Cause, 50% of any shares of CCOH restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested CCOH restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Pittman ceases to be Executive Chairman of the Board of CCOH but continues to be employed by iHeartMedia, all unvested shares of CCOH restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of iHeartMedia having an aggregate Fair Market Value (as defined in iHeartMedia’s Stock Incentive Plan) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such iHeartMedia restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting iHeartMedia for CCOH). In the event of Mr. Pittman’s termination of employment or service from iHeartMedia for any other reason, then all unvested shares of CCOH restricted stock will be immediately forfeited.

Gross-Up Provisions under Mr. Pittman’s January 13, 2014 Amended and Restated Employment Agreement.  Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Pittman’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

In the event that Mr. Pittman’s employment is terminated due to his death, disability or retirement, iHeartMedia will pay him a lump sum amount equal to any taxes paid by Mr. Pittman in accordance with Section 83(b) of the Code with respect to the iHeartMedia restricted stock awarded on January 13, 2014 that, at the time of such death, disability or retirement, remains unvested. For purposes of Mr. Pittman’s employment agreement, retirement is deemed to occur if, for the 12-month period following Mr. Pittman’s termination by reason of non-renewal of the employment agreement by either party (excluding termination by iHeartMedia for Cause or due to disability) or by Mr. Pittman without Good Cause, Mr. Pittman does not commence employment with or provide significant services as an advisor or consultant to iHeartMedia or any unaffiliated companies.

Richard J. Bressler

Termination by iHeartMedia for Cause, by Mr. Bressler without Good Cause or Upon Non-Renewal of the Agreement by Mr. Bressler.  Richard J. Bressler’s employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Bressler without “Good Cause” or due to the non-renewal of the agreement by Mr. Bressler.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Bressler constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Bressler of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Bressler’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Bressler for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Bressler; or (6) a material violation by Mr. Bressler of iHeartMedia’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Bressler has been given written notice specifying the conduct qualifying for Cause and Mr. Bressler fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by iHeartMedia to comply with a material term of the agreement after written notice by Mr. Bressler specifying the alleged failure; (2) a substantial and adverse change in Mr. Bressler’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Bressler’s base salary, performance bonus opportunity or additional bonus opportunity. The removal of Mr. Bressler from the position of Chief Financial Officer of CCOH will not constitute Good Cause. To terminate for Good Cause, Mr. Bressler must provide iHeartMedia with 30 days notice, after which iHeartMedia has 30 days to cure.

If iHeartMedia terminates Mr. Bressler’s employment for Cause, iHeartMedia will pay Mr. Bressler a lump sum cash payment equal to Mr. Bressler’s Accrued Amounts. If Mr. Bressler terminates his employment without Good Cause or elects not to renew his employment agreement, iHeartMedia will pay Mr. Bressler a lump sum cash payment equal to his Accrued Amounts and any earned but unpaid annual bonus and additional bonus opportunity with respect to a previous year (“Earned Prior Year Annual and Additional Bonus”).

Termination by iHeartMedia without Cause, by Mr. Bressler for Good Cause, Upon Non-Renewal of the Agreement by iHeartMedia or Upon Change in Control.  If iHeartMedia terminates Mr. Bressler’s employment without Cause, if Mr. Bressler terminates his employment for Good Cause or if Mr. Bressler’s employment is terminated following iHeartMedia’s notice of non-renewal after the initial term of the employment agreement, iHeartMedia will pay to Mr. Bressler a lump sum amount equal to: (1) Mr. Bressler’s Accrued Amounts; and (2) any Earned Prior Year Annual and Additional Bonus. In addition, provided he signs and returns a release of claims in the time period required, iHeartMedia will: (1) pay to Mr. Bressler, in periodic ratable installment payments twice per month over a period of 18 months following the date of termination, an aggregate amount equal to 1.5 times the sum of Mr. Bressler’s base salary and target annual bonus; (2) reimburse Mr. Bressler for all COBRA premium payments paid by Mr. Bressler for continuation of healthcare coverage during the 18-month period following the date of Mr. Bressler’s termination; (3) pay to Mr. Bressler a Prorated Annual Bonus; and (4) pay to Mr. Bressler a prorated bonus under his additional bonus opportunity, based on actual results for such year (the “Prorated Additional Bonus”).

Termination due to Death or Disability.  If Mr. Bressler is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12 month period, iHeartMedia may terminate his employment. If Mr. Bressler’s employment is terminated due to death or disability, iHeartMedia will pay to Mr. Bressler or to his designee or estate: (1) a lump sum equal to Mr. Bressler’s Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) Mr. Bressler’s Prorated Annual Bonus; and (4) Mr. Bressler’s Prorated Additional Bonus. If a release of claims is signed and returned in the time period required, iHeartMedia will reimburse Mr. Bressler or his estate for all COBRA premium payments paid by Mr. Bressler or his estate for continuation of healthcare coverage during the 18-month period following Mr. Bressler’s date of termination.

Gross-Up Provisions.  Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Impact of Termination on Equity Awards.  In connection with Mr. Bressler’s employment agreement, he was granted awards of restricted stock by iHeartMedia and CCOH on July 29, 2013.

The iHeartMedia award of 910,000 restricted shares of iHeartMedia’s Class A common stock is divided into three tranches consisting of: (1) 250,000 shares (the “Bressler Tranche 1 Shares”); (2) 360,000 shares (the “Bressler Tranche 2 Shares”); and 300,000 shares (the “Bressler Tranche 3 Shares”). The Bressler Tranche 1 Shares will: (1) continue to vest in accordance with the terms of the award agreement upon a Change in Control (as defined in the award agreement); (2) vest with respect to 50,000 shares in the event of a Good Leaver Termination; and (3) vest with respect to 100% of any unvested shares if a Good Leaver Termination occurs within the 90-day period prior to a Change in Control or following a Change in Control. The Bressler Tranche 2 Shares and Bressler Tranche 3 Shares will: (1) in the case of a Good Leaver Termination, be subject to continued vesting for the six-month period following such termination in accordance with the Qualifying Return to Investor metrics set forth in the award agreement; (2) in the case of a Standalone CIC, be converted to a dollar vesting schedule such that the Bressler Tranche 2 Shares will vest, if at all, at 100% on the date that the Fair Market Value (as defined in the award agreement) of one share of iHeartMedia’s Class A common stock reaches $36, and the Bressler Tranche 3 Shares will vest, if at all, on a pro rated basis (using straight line linear interpolation) upon the achievement, if any, of a Fair Market Value of iHeartMedia Class A common stock of between $72 and $100.08; (3) in the case of a Good Leaver Termination that occurs during the 18-month period following a Standalone CIC, vest as to 75% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place on or after the second anniversary of the grant date but prior to the fifth anniversary of the grant date; and (4) in the case of a Change of Control that is not a Standalone CIC, vest as to 75% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place on or after the second anniversary of the grant date but prior to the third anniversary of the grant date. Any unvested shares that do not vest as described above will terminate on the date his employment terminates.

On July 29, 2013, CCOH granted Mr. Bressler 271,739 restricted shares of Class A common stock of CCOH. In the event of Mr. Bressler’s termination of employment or service for any reason, then, except as otherwise provided in the award agreement, all unvested shares of CCOH restricted stock will be immediately forfeited. In the event that Mr. Bressler’s employment with iHeartMedia, CCOH and its subsidiaries is terminated by iHeartMedia or CCOH for a reason other than Cause or by Mr. Bressler for Good Cause, 50% of any shares of CCOH restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested CCOH restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Bressler ceases to be employed by CCOH and its subsidiaries by reason of termination by CCOH with or without Cause or at the written request of iHeartMedia but continues to be employed by iHeartMedia, all unvested shares of CCOH restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of iHeartMedia having an aggregate Fair Market Value (as defined in the 2008 EIP) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such iHeartMedia restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting iHeartMedia for CCOH).

C. William Eccleshare

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason.  Mr. Eccleshare’s employment agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days following written notice of such non-performance; (3) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days following written notice of such refusal or failure; (4) a criminal conviction of, or a plea of nolo contendere by,

Mr. Eccleshare for a felony or material violation of any securities law including, without limitation, conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach by Mr. Eccleshare of any of the provisions of his employment agreement; or (6) a material violation by Mr. Eccleshare of CCOH’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (1), (2), (3), (5) or (6) unless Mr. Eccleshare has been given written notice specifying the act, omission or circumstances alleged to constitute Cause and he fails to cure or remedy such act, omission or circumstances within 15 business days after receipt of such notice.

The term “Good Reason” includes: (1) a change in Mr. Eccleshare’s reporting line; (2) a material change in his titles, duties or authorities (other than if, after a restructuring or reorganization of CCOH or a sale or spinoff of all or a portion of CCOH’s operations, Mr. Eccleshare continues as Chief Executive Officer of CCOH or Clear Channel International (or either of their respective successors)); (3) a reduction in Mr. Eccleshare’s base salary or target bonus, other than an across-the-board reduction applicable to all senior executive officers of CCOH; (4) a required relocation within the domestic United States of more than 50 miles of his primary place of employment; or (5) a material breach by CCOH of the terms of the employment agreement. To terminate for Good Reason, Mr. Eccleshare must provide CCOH with 30 days notice, after which CCOH has 30 days to cure. Pursuant to the Eccleshare Amendment, Mr. Eccleshare may not trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for a period of one (1) year after the effective date of the Eccleshare Amendment, after which Mr. Eccleshare can exercise the right to trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for thirty (30) days as provided for and in accordance with the terms of his Prior Employment Agreement.

If Mr. Eccleshare’s employment is terminated by CCOH for Cause or by Mr. Eccleshare without Good Reason, CCOH will pay to Mr. Eccleshare his Accrued Amounts. In addition, if Mr. Eccleshare terminates his employment without Good Reason and he signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare any Earned Prior Year Annual and Additional Bonus and, if CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s notice of termination, CCOH will pay any base salary for the remaining portion of the 90-day advance notice period.

If Mr. Eccleshare is terminated for Cause, his CCOH stock options will be cancelled and any unvested CCOH restricted stock units will be forfeited. If Mr. Eccleshare terminates his employment without Good Reason, any unvested CCOH stock options will be cancelled, he will have three months to exercise any vested CCOH stock options and any unvested CCOH restricted stock units will be forfeited. If his employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), all of his issued CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the Agreement by CCOH or Upon Change in Control.  If CCOH terminates Mr. Eccleshare’s employment without Cause (and not by reason of disability), if CCOH does not renew the initial term or any subsequent renewal terms of the employment agreement or if Mr. Eccleshare terminates his employment for Good Reason, CCOH will pay to Mr. Eccleshare any Accrued Amounts. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will: (1) pay to Mr. Eccleshare a severance payment in an amount equal to 120% of his then-applicable base salary and 100% of his then-applicable target annual bonus in respect of the year of termination (the “Severance Payment”), with such Severance Payment to be paid in equal monthly installments for a period of 12 months after such termination; (2) reimburse his family’s reasonable relocation expenses from New York City to London that are incurred within 12 months after his termination, including reimbursement of the New York City apartment lease breakage fee (the “Relocation Fee”); (3) pay to Mr. Eccleshare any Earned Prior Year Annual and Additional Bonus; (4) pay to Mr. Eccleshare a Prorated Annual Bonus; and (5) provide for him and his dependents continued participation in CCOH’s group health plan that covers Mr. Eccleshare at CCOH’s expense for a period of three months as long as he timely elects continued coverage and continues to pay copayment premiums at the same level and cost as Mr. Eccleshare paid immediately prior to the termination (the “COBRA Coverage Benefit”). If Mr. Eccleshare violates the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable), Mr. Eccleshare will forfeit any right to the pro rata portion of the Severance Payment for the number of months remaining in the 18-month non-compete period after termination. In addition, no Relocation Fee or COBRA Coverage Benefit will be paid in the event of a violation of the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable) and Mr. Eccleshare will reimburse CCOH for any Relocation Fee and/or COBRA Coverage Benefit already paid.

Furthermore, in the event that Mr. Eccleshare’s employment is terminated by CCOH without Cause or by Mr. Eccleshare for Good Reason, his unvested CCOH restricted stock units awarded on July 26, 2012 will vest, his unvested CCOH stock options will be cancelled and his vested CCOH stock options will continue to be exercisable for three months. Mr. Eccleshare’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Eccleshare will be entitled to the benefits described for a termination without Cause. Mr. Eccleshare’s unvested CCOH stock options and CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability.  If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Accrued Amounts and the Relocation Fee for Mr. Eccleshare and his family. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee any Earned Prior Year Annual and Additional Bonus, Prorated Annual Bonus and the COBRA Coverage Benefit. If his employment is terminated due to disability, his unvested CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination due to Death.  If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Accrued Amounts; (2) the Earned Prior Year Annual and Additional Bonus; (3) the Prorated Annual Bonus; and (4) the Relocation Fee. In addition, if Mr. Eccleshare’s employment is terminated due to his death, CCOH will provide the COBRA Coverage Benefit. If Mr. Eccleshare is terminated due to his death, his unvested CCOH stock options will vest and continue to be exercisable for the shorter of one year or the remainder of the original 10-year term and his unvested CCOH restricted stock units will vest.

Robert H. Walls, Jr.

Termination by iHMMS for Cause or by Mr. Walls without Good Cause.  Mr. Walls’ employment agreement provides for the following payments and benefits upon termination by iHMMS for “Cause” or by Mr. Walls without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Walls’: (1) willful and material misconduct that causes material and demonstrable injury, monetarily or otherwise, to iHMMS or its affiliates; (2) willful and material nonperformance of his duties (other than due to disability), willful and material failure to follow lawful directives consistent with his obligations under the agreement or other willful and material breach of the agreement, in each case after written notice specifying the failure; (3) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; or (4) fraud, embezzlement, theft or other act of dishonesty that causes material and demonstrable injury, monetarily or otherwise, to iHMMS or its affiliates. In the case of (1) or (2), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Walls has previously been provided notice, those acts will not constitute Cause unless Mr. Walls is provided with 10 days to cure after written notice and has an opportunity to address the Board upon his written request during the cure period.

The term “Good Cause” includes, subject to certain exceptions: (1) iHMMS’ material breach of the agreement after written notice from Mr. Walls specifying the alleged failure; (2) a material diminution in Mr. Walls’ base compensation; (3) a material diminution in his authority, duties or responsibilities; (4) a material diminution in the authority, duties or responsibilities of the Chief Executive Officer; or (5) a change in the place of Mr. Walls’ performance of more than 50 miles. To terminate for Good Cause, Mr. Walls must provide iHMMS with 30 days notice, after which iHMMS has 30 days to cure.

If Mr. Walls is terminated for Cause, he will receive a lump-sum cash payment equal to his Accrued Amounts. If Mr. Walls resigns without Good Cause, he will receive his base salary for the 60-day notice period and any Accrued Amounts and Earned Prior Year Annual Bonus. If he is terminated with Cause or if he resigns without Good Cause, his unvested iHeartMedia restricted stock and his unvested CCOH restricted stock units will be forfeited. If Mr. Walls’ employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), his unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by iHMMS without Cause, by Mr. Walls for Good Cause or Upon Change in Control.  If Mr. Walls is terminated by iHMMS without Cause or if Mr. Walls resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his Accrued Amounts and Earned Prior Year Annual Bonus; and (2) provided he signs and returns a release of claims in the time period required, he will receive a lump sum cash payment equal to (a) 1.5 times the sum of his annual rate of base salary on the date of termination plus his target bonus for the year of termination and (b) a Prorated Annual Bonus. However, if Mr. Walls violates the non-compete provisions of his agreement, he will forfeit a prorata portion of the amount described in (a) above for the amount of time remaining under the non-compete provisions.

In the event that Mr. Walls’ employment is terminated by iHMMS without Cause or he terminates his employment for Good Cause, his unvested iHeartMedia restricted stock and his unvested CCOH restricted stock units will be forfeited. Mr. Walls’ employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Walls will be entitled to the benefits described for a termination without Cause. Mr. Walls’ time-vesting iHeartMedia restricted stock will vest if he is terminated within 12 months after a change in control. His unvested CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability.  If Mr. Walls is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, iHMMS may terminate his employment. If Mr. Walls’ employment is terminated, he will receive: (1) a lump-sum cash payment equal to his Accrued Amounts; (2) a lump sum cash payment equal to any Earned Prior Year Annual Bonus; and (3) provided he signs and returns a release of claims in the time period required, a Prorated Annual Bonus. In addition, Mr. Walls’ unvested CCOH restricted stock units will continue to vest as if he were employed if his employment is terminated due to disability. His unvested iHeartMedia restricted stock will be forfeited.

Termination due to Death.  If Mr. Walls’s employment is terminated by his death, iHMMS will pay in a lump sum to his designee or, if no designee, to his estate: (1) his Accrued Amounts; (2) any Earned Prior Year Annual Bonus; and (3) a Prorated Annual Bonus. In addition, his unvested CCOH restricted stock units will vest if his employment is terminated due to death. His unvested iHeartMedia restricted stock will be forfeited.

Limitation on Benefits.  To the extent that any of the payments and benefits under the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, then the payments will be payable either in full or as to such lesser amounts as would result in no portion of the payments being subject to an excise tax, whichever amount results in Mr. Walls’ receiving the greatest after-tax amount.

Steven J. Macri

Termination by iHeartMedia for Cause or by Mr. Macri without Good Cause.  Mr. Macri’s employment agreement provides for the following payments and benefits upon termination by iHeartMedia for “Cause” or by Mr. Macri without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Macri’s: (1) willful misconduct; (2) non-performance of his duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other conduct that has or would result in material injury to iHeartMedia’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of iHeartMedia’s employment and management policies. In the case of (2), (3), (5), or (6) unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Macri has previously been provided notice, those acts will not constitute Cause unless Mr. Macri is provided with 10 days to cure after written notice.

The term “Good Cause” includes, subject to certain exceptions: (1) iHeartMedia’s material breach of the agreement after written notice from Mr. Macri specifying the alleged failure; (2) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation; (3) a substantial and unusual reduction in responsibilities or authority; (4) if Mr. Macri’s responsibilities and authority in a finance-related capacity have not been expanded within the first 12 months of his employment; or (5) a change in the place of Mr. Macri’s performance of more than 50 miles. To terminate for Good Cause, Mr. Macri must provide iHeartMedia with 30 days written notice, after which iHeartMedia has 30 days to cure.

If Mr. Macri is terminated with Cause or he resigns without Good Cause, he will receive a lump-sum cash payment equal to his Accrued Amounts.

Termination by iHeartMedia without Cause or by Mr. Macri for Good Cause. If Mr. Macri is terminated by iHeartMedia without Cause or if Mr. Macri resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his Accrued Amounts; and (2) provided he signs and returns a release of claims in the time period required, he will receive (a) in periodic payments in accordance with ordinary payroll practices and deductions, his base salary on the date of termination for 12 months plus his target bonus for the year of termination and (b) a Prorated Annual Bonus.

Termination due to Disability. If Mr. Macri is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, iHeartMedia may terminate his employment. If Mr. Macri’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his Accrued Amounts and (2) the Prorated Annual Bonus.

Termination due to Death. If Mr. Macri’s employment is terminated by his death, iHeartMedia will pay in a lump sum to his designee or, if no designee, to his estate: (1) his Accrued Amounts and (2) the Prorated Annual Bonus.

John E. Hogan

John E. Hogan retired from his position as Chairman and Chief Executive Officer of iHM on January 13, 2014.

In connection with Mr. Hogan’s retirement, on January 13, 2014, iHM and Mr. Hogan entered into a severance agreement and general release pursuant to which iHM agreed to pay Mr. Hogan: (1) $900,000, representing the amount previously earned by Mr. Hogan pursuant to an additional bonus opportunity with respect to 2012 performance; (2) an annual bonus of $77,250 for performance during 2013; and (3) a prorated annual bonus with respect to the days he was employed during 2014, calculated as provided in his employment agreement dated November 15, 2010, as amended. Pursuant to the severance agreement and general release and in consideration of the extension by Mr. Hogan of certain restrictive covenants applicable to him, iHeartMedia accelerated the vesting of 93,076 restricted shares of iHeartMedia’s Class A common stock granted to Mr. Hogan on October 22, 2012 and iHeartMedia repurchased 83,938 of such shares at $7.10 per share (the “Repurchase Amount”). Additionally, in exchange for the agreement, Mr. Hogan’s release of claims and the extension of certain restrictive covenants applicable to him, iHM agreed to pay Mr. Hogan: (a) $333,000, representing the remaining amount earned by Mr. Hogan pursuant to an additional bonus opportunity with respect to 2011 performance; (b) an “equity value preservation payment” equal to $1,027,355, paid in a lump sum payment; (c) a lump sum severance payment equal to (x) $1,538,000 minus (y) the Repurchase Amount; (d) a severance payment equal to $3,297,000, paid over 36 months; and (e) a payment of $1,000,000, paid over 12 months, beginning on the first anniversary of the date of separation. However, if Mr. Hogan violates the restrictive covenants contained in Sections 4, 5 or 6 of his previous employment agreement, Mr. Hogan will be required to promptly repay amounts already received. Mr. Hogan also is entitled to receive continued healthcare coverage for 36 months, continued secretarial services for 6 months, $20,000 in outplacement services, and a housing allowance of $25,000 per month for up to 9 months, which amount is grossed up for applicable Federal, state and local taxes with respect to the housing allowance; provided, that the housing allowance payments will stop if Mr. Hogan ceases to have obligations under the terms of his current lease agreement. iHM also agreed to pay up to $25,000 for Mr. Hogan’s reasonable legal fees incurred in connection with the negotiation of the severance agreement and general release. In addition, Mr. Hogan was permitted to retain certain electronic equipment previously provided to Mr. Hogan by iHM.

Post-Employment Table

With respect to Mr. Hogan, the following table reflects the actual payments to Mr. Hogan in connection with his retirement on January 13, 2014. With respect to all other named executive officers, the following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers, as if the triggering event occurred on December 31, 2014. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause” or “Good Reason”		Termination due to “Disability”		Termination due to Death		Retirement or Resignation without “Good Cause” or “Good Reason”		“Change in Control” without Termination(b)	“Change in Control” with Termination
Robert W. Pittman	Cash payment	—	$7,500,000	(c)	1,500,000	(d)	1,500,000	(d)	—		—	$7,500,000	(c)
	Value of benefits(e)	—	25,093		25,093		25,093		—		—	25,093
	Vesting of equity awards(f)	—	367,500		—		—		—		1,378,125	5,858,178	(g)
	Gross-up payment	—	—		—		—		—		—	5,279,599	(h)

	TOTAL	—	$7,892,593		$1,525,093		$1,525,093		—		$1,378,125	$18,662,870

Richard J. Bressler(i)	Cash payment	—	$6,400,000	(j)	$1,900,000	(k)	$1,900,00	(k)	—		—	$6,400,000	(j)
	Value of benefits(e)	—	25,094		25,094		25,094		—		—	25,094
	Vesting of equity awards(f)	—	367,500		—		—		—		$2,425,500	7,057,183	(l)
	Gross-up payment	—	—		—		—		—		—	5,868,626	(h)

	TOTAL	—	$6,792,594		$1,925,094		$1,925,094		—		$2,425,500	$19,350,903

C. William Eccleshare	Cash payment	—	$3,154,937	(m)	$954,937	(n)	$954,937	(n)	$513,575	(o)	—	—
	Value of benefits(e)	—	8,144		8,144		8,144		—		—	—
	Vesting of equity awards(f)	—	5,362,024		—		5,519,524		—		$5,519,524	—

	TOTAL	—	$8,525,105		$963,081		6,482,605		$513,575		$5,519,524

John E. Hogan(p)	Cash payment	—	$8,242,173		—		—		—		—	—
	Value of benefits(e)	—	53,680		—		—		—		—	—
	Vesting of equity awards(q)	—	660,840		—		—		—		—	—

	TOTAL	—	$8,756,693		—		$77,250		—		—	—

Robert H. Walls, Jr.	Cash payment	—	$2,807,626	(r)	$557,626	(s)	$557,626	(s)	$123,288	(t)	—	—
	Value of equity awards(f)	—	—		—		2,681,007		—		$2,681,007	—

	TOTAL	—	$2,807,626		$557,626		$3,238,633		$123,288		$2,681,007	—

Steven J. Macri.	Cash payment	—	$1,696,211	(u)	—		—		—		—	—

	TOTAL	—	$1,696,211		$ —		$ —		$ —		$ —	—

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2014, or in the case of Mr. Hogan, his actual January 13, 2014 termination date.

(b)	Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)	Represents (1) two times the sum of Mr. Pittman’s base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) a prorated annual bonus for the year ended December 31, 2014.

(d)	Represents a prorated annual bonus for the year ended December 31, 2014 pursuant to Pittman’s employment agreement.

(e)	The values associated with the continued provision of health benefits are based on the 2014 premiums for insurance multiplied by the amount of time Messrs. Pittman, Bressler, Eccleshare and Hogan are entitled to those benefits pursuant to their respective employment agreements.

(f)	Amounts reflect the value of unvested iHeartMedia equity awards held by the respective named executive officers on December 31, 2014 that would be subject to accelerated vesting. This value is based upon the closing price of iHeartMedia’s Class A common stock on December 31, 2014 of $7.35, but it excludes stock options with an exercise price exceeding the closing price of iHeartMedia’s Class A common stock on December 31, 2014. Also, in the case of Messrs. Pittman, Bressler, Eccleshare and Walls, the amounts reflect the value of unvested CCOH equity awards on December 31, 2014, based upon the closing price of CCOH’s Class A common stock on December 31, 2014 of $10.59 and excluding any stock options with an exercise price exceeding the closing price of CCOH’s Class A common stock on December 31, 2014. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(g)	If Mr. Pittman’s employment had been terminated on December 31, 2014, in connection with the change of control transactions described in the table below, his restricted stock with the values set forth below at December 31, 2014, would have vested:

Event	Value of Restricted Stock at 12/31/14
Pittman 2014 Tranche 1 of iHeartMedia restricted stock vests 100% if a Good Leaver Termination occurs within 90 days before a change in control or after a change in control	$735,000

Pittman 2014 Tranche 2 of iHeartMedia restricted stock vest 75% if a Good Leaver Termination occurs within 18 months after a Standalone Change in Control	$1,378,125

Pittman 2012 Tranche 1 of iHeartMedia restricted stock vest 100% if Termination occurs within 12 months after a change of control	$735,000

CCOH restricted stock vests 100% along with accumulated dividends if a termination occurs within 90 days before or 12 months after a change in control	$3,010,053

Mr. Pittman was also granted stock options for iHeartMedia in 2011. However, as of the change in control date, the options were underwater. Therefore no value for the options was included in this table. See “—Robert W. Pittman” for further information regarding the vesting of Mr. Pittman’s equity awards.

(h)	In certain circumstances described under “—Robert W. Pittman” and “—Richard J. Bressler” above, Messrs. Pittman and Bressler would be eligible to receive an excise tax gross-up payment under the terms of their employment agreement. For purposes of calculating the gross-up amount shown in the table, the Company has assumed the termination and change in control scenario that would generate the largest gross-up payment for Messrs. Pittman and Bressler if they were terminated on December 31, 2014, which would be a Good Leaver Termination that occurs within 90 days after a change in control that also constitutes a Standalone Change in Control under their agreements.

(i)	Amounts reflected in the table represent the entire portion of post-employment payments for Mr. Bressler. Pursuant to the Corporate Services Agreement, a percentage of payments made to Mr. Bressler, other than payments with respect to the vesting of any iHeartMedia equity awards, would be allocated to CCOH. For 2014, this allocation is based on CCOH’s 2013 OIBDAN as a percentage of iHeartCommunications’ 2013 OIBDAN. For a further discussion of the Corporate Services Agreement, please refer to “Compensation Discussion and Analysis—Corporate Services Agreement” or “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

(j)	Represents (1) 1.5 times the sum of Mr. Bressler’s base salary at termination and annual bonus target for the year ended December 31, 2014, (2) a prorated annual bonus for the year ended December 31, 2014 and (3) a prorated additional bonus for the year ended December 31, 2014 pursuant to Mr. Bressler’s employment agreement.

(k)	Represents (1) a prorated annual bonus for the year ended December 31, 2014 and (2) a prorated additional bonus for the year ended December 31, 2014 pursuant to Mr. Bressler’s employment agreement.

(l)	If Mr. Bressler’s employment had been terminated on December 31, 2014, in connection with the change in control transactions described in the table below, his restricted stock with the values set forth below at December 31, 2014 would have vested:

Event	Value of Restricted Stock at 12/31/14
Bressler Tranche 1 of iHeartMedia restricted stock vests 100% if a Good Leaver Termination occurs within 90 days before a change in control or after a change in control	$1,470,000

Bressler Tranche 2 and Bressler Tranche 3 of iHeartMedia restricted stock vest 50% if a Good Leaver Termination occurs within 18 months after a Standalone Change in Control	$2,425,500

CCOH restricted stock vests 100% along with any accumulated dividends if a termination occurs within 90 days before or 12 months after a change in control	$3,161,683

See “—Richard J. Bressler” for further information regarding the vesting of Mr. Bressler’s equity awards.

(m)	Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2014, (2) a prorated annual bonus for the year ended December 31, 2014, (3) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, and (4) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement.

(n)	Represents (1) a prorated annual bonus for the year ended December 31, 2014, (2) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, and (3) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement.

(o)	Represents (1) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, (2) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement, and (3) base salary during the required 90-day notice period under Mr. Eccleshare’s employment agreement.

(p)	Represents the following amounts pursuant to Mr. Hogan’s severance agreement in connection with his January 13, 2014 termination of employment: (1) $900,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, (2) the remaining $333,000 previously earned pursuant to an additional bonus opportunity with respect to 2011 performance, (3) a pro-rata bonus with respect to 2014 performance, (4) an equity value presentation payment of $1,027,355, (5) a lump sum severance payment in the amount of $942,040, (6) severance payments made over 18 months totaling $3,297,000, (7) $1,000,000 with respect to restrictive covenants, (8) legal fees up to $25,000, (9) out placement fees up to $20,000, (10) remaining housing allowance of $25,000 per month for nine months, (11) gross-up on the housing allowance, and (12) retained equipment with an estimated value of $2,500.

(q)	Represents value of iHeartMedia restricted shares that vested upon termination.

(r)	Represents the amount payable to Mr. Walls pursuant to his employment agreement, which includes (1) 1.5 times the sum of his base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) a prorated annual bonus for the year ended December 31, 2014. If Mr. Walls were terminated within 12 months after a change in control, his time-vesting iHeartMedia restricted stock would vest. The value of his time-vesting iHeartMedia restricted stock at December 31, 2014 was $132,300.

(s)	Represents the prorated annual bonus for the year ended December 31, 2014 for Mr. Walls pursuant to his employment agreement.

(t)	Represents base salary during the required 60-day notice period under Mr. Walls’ employment agreement.

(u)	Represents the amount payable to Mr. Macri pursuant to his employment agreement, includes (1) one times the sum of his base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) prorated annual bonus for the year ended December 31, 2014.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with iHeartMedia’s Compensation Committee, management conducted an assessment of whether iHeartMedia’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included discussions with members of the corporate Human Resources, Legal and Finance departments, as well as personnel in the business units, and a review of corporate and operational compensation arrangements. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, iHeartMedia’s Compensation Committee has focused on aligning iHeartMedia’s compensation policies with the long-term interests of iHeartMedia and avoiding rewards or incentive structures that could create unnecessary risks to iHeartMedia.

Management reported its findings to iHeartMedia’s Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on iHeartMedia.

DIRECTOR COMPENSATION

The individuals who served as members of our Board during 2014 are set forth in the table below. The non-employee directors of iHeartMedia are reimbursed for their expenses associated with their service as directors of iHeartMedia, but currently do not receive compensation for their service as directors of iHeartMedia. Robert W. Pittman and Richard J. Bressler are employees of iHeartMedia. They do not receive any additional compensation from us for their service on our Board. Mr. Pittman’s compensation for his service as iHeartMedia’s Chief Executive Officer and Mr. Bressler’s compensation for his service as iHeartMedia’s President and Chief Financial Officer is included in the Summary Compensation Table above. Mr. Bressler was also named our Chief Operating Officer on February 18, 2015.

Director Compensation Table(a)

	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
David C. Abrams	—	—	—
Irving L. Azoff	—	—	—
Richard J. Bressler	—	—	—
James C. Carlisle	—	—	—
John P. Connaughton	—	—	—
Julia B. Donnelly	—	—	—
Blair E. Hendrix	—	—	—
Matthew J. Freeman	—	—	—
Jonathon S. Jacobson	—	—	—
Ian K. Loring	—	—	—
Mark P. Mays	—	—	—
Robert W. Pittman	—	—	—
Scott M. Sperling	—	—	—

(a)

As of December 31, 2014, Mark P. Mays owned vested options to purchase 526,435 shares of iHeartMedia’s Class A common stock and unvested options to purchase 520,834 shares of iHeartMedia’s class A common stock that vest as follows: (1) options to purchase 260,417 shares will vest fully upon the Sponsors receiving a 200% return on their investment in iHeartMedia in the form of cash returns; and (2) options to purchase an additional 260,417 shares will vest fully upon the Sponsors’ receiving 250% return on their investment in iHeartMedia in the form of cash returns. As of December 31, 2014 Mark P. Mays also owned options to purchase 150,000 shares of CCOH Class A Common Stock, all of which were vested. For a description of the outstanding equity awards for Messrs. Pittman and Bressler as of December 31, 2014, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” None of the other members of our Board have outstanding iHeartMedia or CCOH equity awards.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires iHeartMedia’s directors, executive officers and beneficial owners of more than 10% of any class of equity securities of iHeartMedia to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required to furnish iHeartMedia with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2014 and through the date of this proxy statement, and any written representations from reporting persons that no Form 5 is required, we have determined that all such Section 16(a) filing requirements were satisfied.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During 2014, Messrs. Abrams, Carlisle, Connaughton, Hendrix and Jacobson served as the members of our Compensation Committee. There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2014 and as of the date of this proxy statement. During 2014, no member of the Compensation Committee simultaneously served as an executive officer of iHeartMedia. For relationships between members of the Compensation Committee and iHeartMedia requiring disclosure under the SEC’s rules governing disclosure of transactions with related persons, see “Certain Relationships and Related Party Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE MERGER AND THE MANAGEMENT AGREEMENT

In connection with the Merger, we became party to a management agreement with the Sponsors and certain other parties thereto, pursuant to which the Sponsors provide management and financial advisory services to us and our wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the year ended December 31, 2014, we incurred an aggregate of $15.2 million in management fees and reimbursable expenses.

STOCKHOLDERS AGREEMENTS

We are party to a stockholders agreement with CC IV, CC V, Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties. The stockholders agreement, among other things: (1) specifies how the parties vote in elections to our Board; (2) restricts the transfer of shares subject to the agreement; (3) includes the ability of CC IV to compel the parties to sell their shares in a change of control transaction or participate in a recapitalization of iHeartMedia; (4) gives the parties the right to subscribe for their pro rata share of proposed future issuances of equity securities by iHeartMedia or its subsidiaries to the Sponsors or their affiliates; (5) requires the parties to agree to customary lock-up agreements in connection with underwritten public offerings; and (6) provides the parties with customary demand and “piggy-back” registration rights. We, CC IV and CC V also entered into a separate agreement with Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties that set forth terms and conditions under which certain of their shares of our common stock would be repurchased by us following the termination of their employment (through the exercise of a “call option” by us or a “put option” by Mark P. Mays, Randall T. Mays and L. Lowry Mays, as applicable). Any shares of our common stock that Mark P. Mays, Randall T. Mays, L. Lowry Mays or their estate-planning entities acquired pursuant to stock elections are not subject to the stockholders agreement.

AFFILIATE TRANSACTION AGREEMENT

We, the Sponsors and iHeartCommunications are party to an agreement under which iHeartMedia agreed that neither it nor any of its subsidiaries will enter into or effect any affiliate transaction between iHeartMedia or one of its subsidiaries, on the one hand, and any Sponsor or any other private investment fund under common control with either Sponsor (collectively, the “principal investors”), on the other hand, without the prior approval of either a majority of the independent directors of iHeartMedia or a majority of the then-outstanding shares of our Class A common stock (excluding for purposes of such calculation from both (1) the votes cast and (2) the outstanding shares of Class A common stock, all shares held at that time by any principal investor, any affiliate of a principal investor, or members of management and directors of iHeartMedia whose beneficial ownership information is required to be disclosed in filings with the SEC pursuant to Item 403 of Regulation S-K (the “public shares”)). That agreement expires upon the earlier of (1) an underwritten public offering and sale of our common stock which results in aggregate proceeds in excess of $250 million to us and after which our common stock is listed on NASDAQ’s National Market System or another national securities exchange (a “qualified public offering”) and (2) the consummation of a certain transaction resulting in a change of control (as defined in the agreement and summarized below) of iHeartMedia.

The following are not deemed to be affiliate transactions for purposes of the affiliate transaction agreement: (1) any commercial transaction between iHeartMedia or any of its subsidiaries, on the one hand, and any portfolio company in which any principal investor or any affiliate of a principal investor has a direct or indirect equity interest, on the other, so long as such transaction was entered into on an arms-length basis; (2) any purchase of bank debt or securities by a principal investor or an affiliate of a principal investor or any transaction between a principal investor or affiliate of a principal investor on the one hand, and iHeartMedia or one of its subsidiaries, on the other hand, related to the ownership of bank debt or securities, provided such purchase or transaction is on terms (except with respect to relief from all or part of any underwriting or placement fee applicable thereto) comparable to those consummated within an offering made to unaffiliated third parties; (3) the payment by iHeartMedia or one of its subsidiaries of up to $87.5 million in transaction fees to the principal investors or their affiliates in connection with the transactions contemplated by the Merger Agreement; (4) any payment of management, transaction, monitoring, or any other fees to the principal investors or their affiliates pursuant to an arrangement or structure whereby the holders of public shares of iHeartMedia are made whole for the portion of such fees paid by iHeartMedia that would otherwise be proportionate to their share holdings; and (5) any transaction to which a principal investor or an affiliate thereof is a party in its capacity as a stockholder of iHeartMedia that is offered generally to other stockholders of iHeartMedia (including the holders of shares of Class A common stock) on comparable or more favorable terms.

A change of control of iHeartMedia will be deemed to have occurred upon the occurrence of any of the following: (1) any consolidation or merger of iHeartMedia with or into any other corporation or other entity, or any other corporate reorganization or transaction (including the acquisition of stock of iHeartMedia), in which the direct and indirect stockholders of iHeartMedia immediately prior to such consolidation, merger, reorganization or transaction, own stock either representing less than 50% of the economic interests in and less than 50% of the voting power of iHeartMedia or other surviving entity immediately after such consolidation, merger, reorganization or transaction or that does not have, through the ownership of voting securities, by agreement or otherwise, the power to elect a majority of the entire board of directors of iHeartMedia or other surviving entity immediately after such consolidation, merger, reorganization or transaction, excluding any bona fide primary or secondary public offering; (2) any stock sale or other transaction or series of related transactions, after giving effect to which in excess of 50% of iHeartMedia’s voting power is owned by any person or entity and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Securities Exchange Act), other than the principal investors and their respective affiliates, excluding any bona fide primary or secondary public offering; or (3) a sale, lease or other disposition of all or substantially all of the assets of iHeartMedia.

The agreement described above terminates upon the earlier of a qualified public offering and the consummation of a change of control (as defined therein). Other than as described in the prior sentence, the agreement may not be terminated, amended, supplemented or otherwise modified without the prior written approval of either (1) a majority of the independent directors of iHeartMedia elected by the holders of Class A common stock of iHeartMedia or (2) a majority of the then-outstanding public shares.

CORPORATE SERVICES AGREEMENT

iHMMS has entered into a Corporate Services Agreement with CCOH to provide CCOH certain administrative and support services and other assistance. Pursuant to the Corporate Services Agreement, as long as iHeartCommunications continues to own greater than 50% of the total voting power of CCOH’s common stock, iHMMS will provide CCOH with such services and other assistance, which CCOH must accept. These include, among other things, the following:

•	treasury, payroll and other financial related services;
•	certain executive officer services;
•	human resources and employee benefits;
•	legal and related services;
•	information systems, network and related services;
•	investment services;
•	corporate services; and
•	procurement and sourcing support.

The charges for the corporate services generally are intended to allow iHMMS to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service.

Under the Corporate Services Agreement, iHMMS and CCOH each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements. The agreement also provides for the lease or sublease of certain facilities used in the operation of our respective businesses and for access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the corporate services.

The Corporate Services Agreement provides that certain executive officers of iHeartCommunications will be made available to CCOH, and CCOH will be obligated to utilize those executive officers, to serve as CCOH’s executive officers. The Corporate Services Agreement may be terminated by mutual agreement or, after the date iHeartCommunications owns shares of CCOH’s common stock representing less than 50% of the total voting power of CCOH’s common stock, upon six months written notice by CCOH. iHMMS charges an allocable portion of the compensation and benefits costs of such persons based on a ratio of CCOH’s financial performance to the financial performance of iHeartCommunications. The compensation and benefits costs allocated to CCOH include such executives’ base salary, bonus and other standard employee benefits, but exclude equity-based compensation. See “Compensation Discussion and Analysis—Corporate Services Agreement” and footnote (g) to the Summary Compensation Table for additional information regarding the allocations. For the year ended December 31, 2014, charges for the corporate and executive services provided to CCOH under the Corporate Services Agreement totaled $31.2 million.

COMMERCIAL TRANSACTIONS

As described elsewhere in this proxy statement, entities controlled by the Sponsors hold all of the shares of our Class B common stock and Class C common stock, representing a majority (whether measured by voting power or economic interest) of our equity. Seven of our current directors (James C. Carlisle, John P. Connaughton, Julia B. Donnelly, Matthew J. Freeman, Blair E. Hendrix, Ian K. Loring and Scott M. Sperling) are affiliated with the Sponsors. Prior to becoming our President and Chief Financial Officer on July 29, 2013, Richard J. Bressler was a managing director at THL. In addition, director David C. Abrams is the managing member of the investment firm Abrams Capital, which beneficially owned 23.4% of our outstanding Class A common stock as of March 25, 2015, and director Jonathon S. Jacobson is the founder and Chief Investment Officer of the investment firm Highfields Capital Management, which beneficially owned 34.2% of our outstanding Class A common stock as of March 25, 2015. See “Security Ownership of Certain Beneficial Owners and Management.”

We are a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and provide premiere opportunities for advertisers. We operate in more than 40 countries across five continents. The Sponsors are private equity firms and Mr. Abrams and Mr. Jacobson are affiliated with investment firms, each of which has investments in many companies. As a result of our worldwide reach, the nature of our business and the breadth of investments by the Sponsors and the investment firms affiliated with Mr. Abrams and Mr. Jacobson, it is not unusual for us to engage in ordinary course of business transactions with entities in which one of our directors, executive officers, greater than 5% stockholders or an immediate family member of any of them, may also be a director, executive officer, partner or investor or have some other direct or indirect interest.

During 2014, we provided ordinary course of business advertising and other services and/or received ordinary course of business services related to our media and entertainment and outdoor businesses exceeding $120,000 in value with respect to 16 companies in which one or both of the Sponsors directly or indirectly owned a greater than 10% equity interest. Mr. Bressler was a Board observer for one of these companies during 2014. These transactions were negotiated on an arms-length basis and, in the aggregate, we were paid $32.4 million by these entities and we paid $13.9 million to these entities with respect to these 2014 transactions. In addition, an entity in which THL directly or indirectly owns a greater than 10% equity interest provided us with commercial credit card processing services pursuant to an arms-length agreement at competitive market rates, for which the fees paid by us did not exceed $120,000.

From time to time the Sponsors or their affiliates or the investment firms affiliated with Mr. Abrams and Mr. Jacobson may acquire debt or debt securities issued by iHeartCommunications either directly from iHeartCommunications, in open market transactions or through loan syndications. As of December 31, 2014, the Sponsors collectively owned approximately $1.6 billion principal amount and the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively owned approximately $168.1 million principal amount of iHeartCommunications’ term loans under iHeartCommunications’ senior secured credit facilities and other iHeartCommunications debt securities (collectively, the “iHeartCommunications Debt Securities”). During 2014, iHeartCommunications also paid an aggregate of approximately $125.5 million in interest and an aggregate of approximately $4.8 million in principal on the iHeartCommunications Debt Securities owned by the Sponsors and an aggregate of approximately $12.0 million in interest and an aggregate of approximately $1.4 million in principal on the iHeartCommunications Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson. The largest principal amount of the iHeartCommunications Debt Securities owned by the Sponsors collectively and owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively was approximately $1.8 billion and $168.3 million, respectively, during 2014. As of December 31, 2014, the iHeartCommunications term loans owned by the Sponsors and the investment firm affiliated with Mr. Jacobson bear interest at various rates between LIBOR + 3.65% and LIBOR + 7.50%. The other iHeartCommunications Debt Securities owned by the Sponsors bear interest at 9.0% and the other iHeartCommunications Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson bear interest at 14.0% and 9.0%, respectively.

During 2012, iHeartCommunications offered eligible lenders under its senior secured credit facility the opportunity to exchange certain outstanding term loans for newly issued iHeartCommunications 9.0% Priority Guarantee Notes due 2019 (the “Priority Guarantee Notes”). As part of that transaction, the Sponsors and investment firms affiliated with Mr. Abrams and Mr. Jacobson exchanged term loans held by them for the same principal amount of iHeartCommunications’ Priority Guarantee Notes. Similarly, during 2013, iHeartCommunications offered to eligible holders of its outstanding 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 (collectively, the “Outstanding Senior Notes”) the opportunity to exchange Outstanding Senior Notes for newly issued iHeartCommunications Senior Notes due 2021 (the “New Senior Notes”). Investment firms affiliated with Mr. Abrams exchanged Outstanding Senior Notes for New Senior Notes as part of that transaction. Because these entities are affiliates of iHeartCommunications’, they were not eligible to participate in the “A/B exchange offers” with respect to the Priority Guarantee Notes and the New Senior Notes that were required by the registration rights agreements relating to such notes. Under the terms of the registration rights agreements relating to the Priority Guarantee Notes and the New Senior Notes, these affiliates holding the unregistered Priority Guarantee Notes had the right to require iHeartCommunications to file a shelf registration statement for the resale of their Priority Guarantee Notes by giving notice by August 2013 and investment firms affiliated with Mr. Abrams had the right to require iHeartCommunications to file a shelf registration statement for the resale of their New Senior Notes by giving notice by March 2014. In exchange for the agreement of these affiliates still holding unregistered Priority Guarantee Notes or unregistered New Senior Notes not to trigger the requirement to file a shelf registration statement by the applicable deadlines and waive their existing rights, in August 2013 iHeartCommunications agreed to extend the time period that these affiliates may trigger their rights to require us to file a shelf registration statement for the Priority Guarantee Notes and in March 2014 iHeartCommunications agreed to extend the time period that the investment firms affiliated with Mr. Abrams may trigger their rights to require us to file a shelf registration statement for the New Senior Notes. To date, none of these affiliates has triggered these rights.

As part of the employment agreement for Robert W. Pittman, who became our Chief Executive Officer and a member of our Board on October 2, 2011, we agreed to provide him with an aircraft for his personal and business use during the term of his employment. For a description of Mr. Pittman’s employment agreement, see “Executive Compensation—Employment Agreements with the Named Executive Officers.” Subsequently, one of our subsidiaries entered into a six-year aircraft lease with Yet Again Inc., a company controlled by Mr. Pittman, to lease an airplane for his use in exchange for a one-time upfront lease payment of $3.0 million during 2011.

Our subsidiary also is responsible for all related taxes, insurance and maintenance costs during the lease term (other than discretionary upgrades, capital improvements or refurbishment). We paid Yet Again Inc. $1,828 during 2013 related to taxes and legal fees associated with the aircraft. On December 13, 2013 we terminated the lease agreement with Yet Again Inc. Pursuant to the terms of the original lease, Yet Again Inc. refunded to us $1,953,427 of the one-time upfront lease payment, based upon the period remaining in the term. On December 23, 2013, one of our subsidiaries entered into an aircraft lease with FalconAgain, Inc., a company controlled by Mr. Pittman, to lease an airplane for his use in exchange for a one-time payment of $1,953,427, which our subsidiary paid in 2013. Our subsidiary also is responsible for all related taxes, insurance and maintenance costs during the lease term (other than discretionary upgrades, capital improvements or refurbishment). In addition, we paid Mr. Pittman $14,445 during 2014 as reimbursement for Mr. Pittman’s business use of a helicopter. We also entered into a sublease during 2014 with North American Membership Group, Inc., a portfolio company of Pilot Group Manager, LLC, an entity that Mr. Pittman is a member of and an investor in (“Pilot Group”), for the use of approximately 5,000 square feet in one of our office leases. Fixed rent is approximately $400,000 annually plus a proportionate share of building expenses. The sublease will terminate on August 31, 2017. We also entered into a sublease, which is now expired by its terms, with Pilot Group to rent space in Rockefeller Plaza in New York City through July 29, 2014 for use by employees of Parent and its subsidiaries, including Mr. Pittman, in the operation of our businesses (the “iHeartCommunications Sublease”). Fixed rent was approximately $560,000 annually plus a proportionate share of building expenses. We paid $384,297 to Pilot Group for the use of its office space in Rockefeller Plaza in New York City and our share of related office expenses during 2014. In 2013, in exchange for use of additional space under the iHeartCommunications Sublease, our subsidiary offered rent abatement to Pilot Group in connection with a sublease with Pilot Group for the use of our office space at another New York City location through December 31, 2014 (the “Pilot Group Sublease”). Pilot Group reimbursed us $6,491 for expenses associated with the Pilot Group Sublease in 2014. Pilot Group has three one-year renewal options under the Pilot Group Sublease which, if exercised, would provide for fixed rent of approximately $158,000 annually plus a proportionate share of building expenses. In addition, on November 15, 2010, we issued and sold 706,215 shares of our Class A common stock to Pittman CC LLC, a Delaware limited liability company controlled by Mr. Pittman, for $5,000,000 in cash, pursuant to a Stock Purchase Agreement dated November 15, 2010 by and among Pittman CC LLC, CC IV and CC V. Fifty percent of the shares were vested upon issuance and the remaining shares will vest upon certain liquidity transactions initiated by the Sponsors.

Mark P. Mays serves as a member of our Board and, until July 31, 2013, was an employee of ours. Mr. Mays is not standing for re-election at our annual meeting. During 2013, subsidiaries of ours entered into various transactions with L. Lowry Mays, the father of Mark and Randall Mays, and other entities affiliated with the Mays family. On May 31, 2013, a subsidiary of ours sold a company-owned airplane (the “Airplane”) to L. Lowry Mays for $12.2 million. Each party hired an appraiser to determine the value of the Airplane and the purchase price was based on the average of those two appraised values, adjusted for the value of the remaining rights under Mark and Randall Mays’ employment agreements to use the Airplane and certain other costs related to the cost of the hangar. In connection with the sale of the Airplane, a subsidiary of ours assigned to an entity owned by L. Lowry Mays its right to lease the hangar housing the Airplane from the City of San Antonio. On May 31, 2013, in connection with the sale of the Airplane, a subsidiary of ours also entered into agreements with an entity owned by L. Lowry Mays for that entity to store another company-owned airplane in the hangar for $10,000 per month and provide support services for that company-owned airplane stored in the hangar for $15,000 per month. The storage and service agreements had initial terms of 180 days, with automatic 30 day renewals, and will terminate on February 25, 2015. In addition, on May 31, 2013, a subsidiary of ours leased space in our corporate headquarters in San Antonio to an entity owned indirectly by the Mays family for $7,000 per month for a term expiring on August 31, 2014. A subsidiary of ours leases other office space in San Antonio for certain of its radio operations from an entity that is majority owned by Mark and Randall Mays and their sibling for a term expiring on December 31, 2015. Our subsidiary paid rent of $242,280 for the leased office space during 2014.

POLICY ON REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review, approval or ratification of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owner of more than 5% of any class of iHeartMedia’s voting securities, and which may be required to be reported under the SEC disclosure rules. Such transactions must be pre-approved by the Audit Committee of our Board (other than the directors involved, if any) or by a majority of disinterested directors, except that no such pre-approval shall be required for an agreement, or series of related agreements, providing solely for ordinary course of business transactions made on standard terms and conditions where the aggregate amount to be paid to us is less than $20 million or the aggregate amount paid by us is less than $500,000. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting to approve or ratify a particular transaction, then the Board has delegated authority to the Chairman of the Audit Committee to approve or ratify such transactions. The Chairman of the Audit Committee reports to the Audit Committee any transactions reviewed by him or her pursuant to this delegated authority at the next Audit Committee meeting. The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to us. The related person transactions described above in this proxy statement were ratified or approved by the Audit Committee or Board pursuant to these policies and procedures, to the extent required. We generally expect transactions of a similar nature to occur during 2015.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of iHeartMedia’s financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent iHeartMedia specifically incorporates this Report by reference therein.

The Audit Committee is composed of three directors, and it operates under a written charter adopted by the Board of Directors. iHeartMedia does not have any securities listed on a national securities exchange. Accordingly, its Audit Committee charter reflects standards set forth in SEC regulations. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on iHeartMedia’s website at www.iheartmedia.com. A copy may also be obtained upon request from the Secretary of iHeartMedia.

As set forth in more detail in the charter, the Audit Committee assists the Board of Directors in its general oversight of iHeartMedia’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of iHeartMedia’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as iHeartMedia’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of iHeartMedia’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace iHeartMedia’s independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of iHeartMedia’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees iHeartMedia’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of iHeartMedia’s financial statements, the Audit Committee met with both management and iHeartMedia’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to iHeartMedia’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that iHeartMedia’s audited financial statements be included in iHeartMedia’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

David C. Abrams, Chairman

James C. Carlisle

Blair E. Hendrix

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by iHeartMedia with respect to the years ended December 31, 2014 and 2013:

	Years Ended December 31,
(In thousands)	2014	2013
Audit fees(a)	$6,788	$6,577
Audit-Related Fees(b)	64	21
Tax Fees(c)	1,087	441
All Other Fees(d)	3	85

Total Fees for Services	$7,942	$7,124

(a)	Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally, services associated with documents filed with the SEC and in connection with securities offerings and private placements, work performed by tax professionals in connection with the audit or quarterly reviews, and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)	Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations, information systems reviews, due diligence related to mergers and acquisitions and employee benefit plan audits required internationally.

(c)	Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews. Of the $1,087,230 in Tax Fees with respect to 2014 and the $440,804 in Tax Fees with respect to 2013, $122,010 and $72,892, respectively, was related to tax compliance services.

(d)	All Other Fees include fees for products and services other than those in the above three categories. This category includes permitted corporate finance services and certain advisory services.

iHeartMedia’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to iHeartMedia is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for iHeartMedia by its independent auditor. The Chairman of the Audit Committee may represent the entire Audit Committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

PROPOSAL 5: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of iHeartMedia for the year ending December 31, 2015.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015. Properly submitted proxies will be so voted unless stockholders specify otherwise.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2016 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of iHeartMedia no later than December 10, 2015, and must otherwise comply with the SEC’s rules. Proposals should be sent to: Secretary, iHeartMedia, Inc., 200 East Basse Road, San Antonio, Texas 78209.

If you intend to present a proposal at the annual meeting of stockholders in 2016, or if you want to nominate one or more directors at the annual meeting of stockholders in 2016, you must comply with the advance notice provisions of iHeartMedia’s bylaws. If you intend to present a proposal at the annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders. This means that, for our 2016 annual meeting, our Secretary must receive the notice no earlier than January 16, 2016 and no later than February 15, 2016. You may contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

Neither iHeartMedia’s management nor the Board knows of any other business to be brought before the annual meeting other than the matters described above. If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

The cost of soliciting proxies will be borne by iHeartMedia. Following the original mailing of the proxy soliciting material, regular employees of iHeartMedia or its subsidiaries may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. iHeartMedia expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. iHeartMedia and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to: Investor Relations, iHeartMedia, Inc., 200 East Basse Road, San Antonio, Texas 78209 or by calling (210) 822-2828. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial owner at a shared address to which a single copy of the proxy statement was delivered.

An electronic copy of iHeartMedia’s Annual Report on Form 10-K filed with the SEC on February 19, 2015 is available free of charge at iHeartMedia’s website at www.iheartmedia.com. A paper copy of the Form 10-K also is available without charge to stockholders upon written request to: Investor Relations, iHeartMedia, Inc., 200 East Basse Road, San Antonio, Texas 78209.

APPENDIX A

iHeartMedia, Inc.

2015 EXECUTIVE LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in this Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE AND EFFECTIVE DATE

The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of Stock-based and other incentive Awards. Awards under the Plan are intended to align the incentives of the Company’s executives and investors and to improve the performance of the Company.

The Plan shall become effective on the date it is initially approved and adopted by the Company’s board of directors, provided that the Plan is approved by the Company’s stockholders within twelve months thereafter. However, no option shall be exercisable and no shares may be granted pursuant to Awards made pursuant to the Plan until the Company’s stockholders approve the Plan.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan; provided, that in the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee will exercise its discretion consistent with qualifying the Award for that exception. Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Administrator made under the Plan will be conclusive and will bind all parties. The Administrator and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Administrator and any officer or employee of the Company acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustments required or permitted by the Plan, the number of shares of Common Stock available for grant under the Plan shall be the sum of (a) 4,000,000 plus (b) the number of shares of Common Stock available for awards granted under the Company’s 2008 Executive Incentive Plan, as amended and restated. The maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan shall be 2,700,000 shares. The maximum grant date fair value of any Award granted to any non-Employee director during any calendar year shall not exceed $500,000; provided, that the Administrator shall have the authority to provide Awards to a non-Employee director in excess of $500,000 upon a finding that such non-Employee director has or will provide extraordinary services in such fiscal year; provided, further, that such non-employee does not participate in such finding or otherwise in the issuance of such additional Award. The following shares of Common Stock will not be taken into account and will remain available for issuance under the Plan: (a) shares covered by Awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (b) shares delivered to the Company and shares withheld by the Company (or its Affiliates) for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an Award, and (c) shares covered by stock-based awards assumed by the Company (or its Affiliates) in connection with the acquisition of another company or business.

(b) Type of Shares. Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company or any of its subsidiaries. No fractional Shares will be delivered under the Plan.

(c) Section 162(m) Limits. To the extent required by Section 162(m) of the Code for Awards under the Plan intended to qualify as “performance-based compensation,” the following individual Participant limitations shall only apply. The maximum number of Shares for which Stock Options may be granted to any person in any calendar year and the maximum number of Shares subject to SARs granted to any person in any calendar year will each be 2,700,000. The maximum number of Shares subject to other Awards granted to any person in any calendar year will be 1,000,000 Shares per type of Award, provided that the maximum number of Shares subject to all Awards granted to any person in any calendar year does not exceed 3,700,000 Shares. The maximum amount payable to any person in any year under cash Awards will be $20,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Within 10 business days following the date this Plan is approved by stockholders, the Company shall file a Form S-8 registration statement with respect to all Shares available for issuance under this Plan. The Company shall use commercially reasonable efforts to maintain such Form S-8 while Awards granted hereunder remain outstanding; provided however that nothing herein shall prevent the Company from de-registering the Shares under the Plan if and to the extent they are no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award. By entering into an Award Agreement, the Participant agrees to the terms of the Award and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Transferability. Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(3) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless expressly provided otherwise by the Administrator or an Award Agreement, automatically and immediately upon the cessation of Employment of any Participant, such Participant’s outstanding unvested Awards will terminate and be forfeited, and all Awards requiring exercise will cease to be exercisable and will terminate, except that:

(A) subject to (B) and (C) below, all Stock Options and other Awards requiring exercise held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or Award could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;

(B) all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the termination of the Participant’s Employment by reason of death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or disability, as the case may be, or (ii) the period ending on the latest date on which such Stock Option or Award could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

(C) all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause.

(4) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. Except as otherwise provided in an Award Agreement, the Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate), using the Fair Market Value of Stock on the date of exercise to determine the number of shares so withheld or tendered.

(5) Dividend Equivalents, Etc. Except as otherwise provided in an Award Agreement, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of potential appreciation in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or its Affiliate to the Participant.

(7) Section 162(m). This Section 6(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code, in each case, at a time when the outcome of such Performance Criteria are substantially uncertain. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Committee will certify in writing whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. The Performance Criteria may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(8) Stockholders Agreement. Unless otherwise specifically provided in an Award Agreement, all Awards issued under the Plan and all Stock issued thereunder will not be subject to the Stockholders Agreement.

(9) Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code (“Section 409A”) or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Administrator’s discretion, as required to comply with Section 409A of the Code and the regulations and guidance thereunder. Notwithstanding any contrary provision in the Plan, to the extent that the payment of an Award is to be made as a result of a Participant’s “separation from service” (within the meaning of Section 409A) and such Participant is a “specified employee” (as defined under Section 409A) of the Company at the time of such “separation from service,” the payment of the Award shall be delayed for the first six (6) months following such “separation from service” (or, if earlier, the date of such Participant’s death) and shall instead be paid in the manner set forth for the applicable Award upon expiration of such delay period. Notwithstanding the foregoing, the Participant shall be solely responsible for any Section 409A tax liability resulting from an Award granted pursuant to this Plan.

(10) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of Stock and the consideration to be received therefor, and with the applicable requirements of Delaware, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form reasonably acceptable to the Administrator) signed by the appropriate Person and accompanied by any payment required under the Award. If the Award is exercised by any Person other than the Participant, the Administrator may require satisfactory evidence that the Person exercising the Award has the right to do so. The Administrator may provide for alternative exercise procedures, including the exercise of shares through a third party administrator.

(2) Exercise Price. The Administrator will determine the exercise price, if any, of each Award to be granted that requires exercise. Unless the Administrator determines otherwise, and in all events in the case of a Stock Option or a SAR (except as otherwise permitted pursuant to Section 7(b)(1) hereof), the exercise price of an Award requiring exercise will not be less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, and in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, the exercise price will not be less than 110% of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant. Except as otherwise permitted under Section 7, no such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the stock exchanges or other trading systems, if any, on which the Stock is listed or entered for trading. Fair Market Value shall be determined by the Administrator consistent with the applicable requirements of Section 422 of the Code and Section 409A of the Code.

(3) Payment Of Exercise Price. Except as otherwise provided in an Award Agreement, where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator, (i) through the delivery of shares of Stock that have a Fair Market Value equal to the exercise price, except where payment by delivery of shares would adversely affect the Company’s results of operations under Generally Accepted Accounting Principles or where payment by delivery of shares outstanding for less than six months would require application of securities laws relating to profit realized on such shares, (ii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (b)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) ISOs. No ISO may be granted under the Plan after the date that is the tenth anniversary of the date the Plan is approved by the Company’s stockholders, but ISOs previously granted may extend beyond that date.

(c) Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Except as otherwise provided in an Award Agreement:

(1) Assumption or Substitution. In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquirer or survivor or any entity controlling, controlled by or under common control with the acquirer or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Administrator determines are appropriate. The continuation or assumption of such Awards, to the extent applicable, shall be done on terms and conditions consistent with Section 409A of the Code.

(2) Acceleration or Cash-Out of Certain Awards. In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity) in which there is no continuation, assumption or substitution as to some or all outstanding Awards, the Administrator may provide (unless the Administrator determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (i) treating as satisfied any vesting condition on any such Award, (ii) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Corporate Transaction or (iii) if the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any (and if not, such cash-out value shall be $0), of (A) the Fair Market Value of one Share times the number of Shares subject to the Award, over (B) the aggregate exercise price (if applicable) under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Termination of Awards. Except as otherwise provided in an Award Agreement, each Award (unless continued, substituted, or assumed pursuant to the Section 7(a)(1)), will terminate upon consummation of the Corporate Transaction, provided that Restricted Stock Units accelerated pursuant to clause (ii) of Section 7(a)(2) shall be treated in the same manner as other shares of Stock (subject to Section 7(a)(4)).

(4) Additional Limitations. Any Share delivered pursuant to Section 7(a)(2) above with respect to an Award may, in the discretion of the Administrator, be subject to such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject prior to the Corporation Transaction and that did not lapse in connection with the Corporate Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes In, Distributions With Respect To And Redemptions Of The Stock

(1) Basic Adjustment Provisions. In the event of any extraordinary dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the Administrator shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make proportionate adjustments to the maximum number of Shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c) and shall also make appropriate, proportionate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (b)(1) above to take into account distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, the requirements of Section 409A of the Code, and for the performance-based compensation rules of Section 162(m) of the Code, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company shall use best efforts to ensure, prior to delivering Shares pursuant to the Plan or removing any restriction from Shares previously delivered under the Plan, that (a) all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, and (b) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance. Neither the Company nor any Affiliate will be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until the conditions set forth in the preceding sentence have been satisfied and all other conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider reasonably appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION; PLAN TERM

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Unless otherwise provided in the Award, the Administrator expressly reserves the right to amend or alter the terms of any Award if such Award or a portion thereof would be reasonably likely to otherwise be treated as a “liability award” under guidance issued or provided by the Financial Accounting Standards Board (FASB). Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

The Administrator may at any time or times terminate the Plan. Unless sooner terminated, the Plan shall automatically terminate on the tenth anniversary of the date of its adoption by the Company’s board of directors. The rights of any person with respect to Award granted under the Plan that are outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award (as then in effect or thereafter amended) and the Plan.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or an Affiliate to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	WAIVER OF JURY TRIAL

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Arbitration. In the event the waiver in Section 11(a) is held to be invalid or unenforceable, if requested by the Company, the parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Plan or any Award hereunder promptly by negotiations between themselves or their representatives who have authority to settle the controversy. If the matter has not been resolved within sixty (60) days of the initiation of such procedure, the Company may require that the parties submit the controversy to arbitration by one arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate incentive plans of the type provided for in this Plan and who is chosen by the AAA. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Delaware or any other location mutually agreed to between the parties. The arbitrator shall apply the law as established by decisions of the Delaware federal and/or state courts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law. The arbitrator is required to state, in writing, the reasoning on which the award rests. Notwithstanding the foregoing, this paragraph shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate.

12.	ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the

Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.	GOVERNING LAW

Except as otherwise provided by the express terms of an Award Agreement, the provisions of the Plan and of Awards under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

EXHIBIT A

Definitions of Terms

Unless otherwise defined in an Award Agreement, the following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such Persons as it deems appropriate.

“Affiliate”: Any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Administrator may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. In addition, any Affiliate must also meet the requirements of subsection (c) under Rule 701.

“Award”: Any or a combination of the following:

(i)	SARs;

(ii)	Stock Options;

(iii)	Restricted Stock;

(iv)	Unrestricted Stock;

(v)	Stock Units, including Restricted Stock Units;

(vi)	Awards (other than Awards described in (i) through (iv) above) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines;

(vii)	Performance Awards; and/or

(viii)	Current or deferred grants of cash (which the Company may make payable by any of its direct or indirect subsidiaries) based on such terms and conditions as the Administrator determines.

“Award Agreement”: A written agreement between the Company and the Participant evidencing the Award.

“Board”: The Board of Directors of iHeartMedia, Inc.

“Cause”: In the case of any Participant, unless otherwise set forth in a Participant’s Award Agreement or employment agreement, a termination by the Company or an Affiliate of the Participant’s Employment or a termination by the Participant of the Participant’s Employment, in either case following the occurrence of any of the following events: (i) the Participant’s willful and continued failure to perform his or her material duties with respect to the Company or an Affiliate which, if curable, continues beyond ten business days after a written demand for substantial performance is delivered to the Participant by the Company; or (ii) the willful or intentional engaging by the Participant in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates; or (iii) Participant’s conviction of, or a plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof; or (B) a misdemeanor involving moral turpitude that causes material and

Exh A-1

demonstrable injury, monetarily or otherwise to the Company or an Affiliate or the Investors and any of their respective affiliates; (iv) the Participant’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty against the Company or its subsidiaries that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates; or (v) the Participant’s breach of his or her noncompetition or nonsolicitation obligations that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. For the avoidance of doubt, any reference to any section of the Code includes reference to any regulations (including proposed or temporary regulations) promulgated under that section and any IRS guidance thereunder.

“Committee”: One or more committees of the Board, which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)) with respect to Section 162(m) Awards, will consist of at least two “outside directors” and otherwise qualify thereunder.

“Company”: iHeartMedia, Inc., a Delaware corporation.

“Corporate Transaction”: Any of the following: (i) Change of Control (as defined in any Award Agreement); (ii) a consolidation, merger, or similar transaction or series of transactions with or into a Person (or group of Persons acting in concert) that is not an affiliate of any member of the Investors, or the sale of all or substantially all of the assets of the Company to such a Person (or such a group of Persons acting in concert); or (iii) a sale by the Company or an Affiliate or the Investors and any of their respective affiliates of the capital stock of the Company that results in more than 50% of the common stock of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include any member of the Investors or any of their respective affiliates, provided, that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

“Disability”: A person’s inability to perform, by reason of physical or mental incapacity (i) such person’s duties or obligations to the Company or its Affiliates for 180 days in any twelve-month period after taking into account reasonable accommodations as required by applicable law or (ii) in such a manner as to qualify for permanent benefits under the Company’s long-term disability insurance policy.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Unless the Administrator provides otherwise: A change in the capacity in which a Participant is employed by or renders services to the Company and/or its Affiliates, whether as an Employee, director, consultant or advisor, or a change in the entity by which the Participant is employed or to which the Participant rendered services, will not be deemed a termination of Employment so long as the Participant continues providing services in a capacity and to an entity described in Section 5. If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”: The fair market value of the Stock on any given date, as determined in good faith by the Board which, (a) if the Stock is readily tradable on an established securities market within the meaning of

Exh A-2

Section 409A of the Code, shall be determined as provided thereunder and, (b) in the event that the Stock is not readily tradable on an established securities market within the meaning of Section 409A of the Code, shall be based on a third party appraisal that has been completed within at least twelve months prior to such determination date; provided, that (i) if, for any Participant, since such appraisal, events have occurred that would reasonably be expected to cause the fair market value determination to fail to satisfy the safe harbor methodology for determining such value under Section 409A of the Code, or (ii) in the event of a valuation performed upon the termination of a Participant, if the Chief Executive Officer or President of the Company is the terminated Participant and the Participant objects to the determination of such fair market value by the Board, then in any such event the determination of what constitutes “fair market value” with respect to the Stock for which the Board’s determination is being disputed will be determined by a mutually acceptable expert, whose determination will be binding on the parties, the costs of which shall be borne by the Company.

“Investors”: “Investors” as that term is defined in the Stockholders Agreement.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Merger”: Transactions completed by the Agreement and Plan of Merger by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, and the Company dated as of November 16, 2006 and amended on April 18, 2007 and May 17, 2007 (as may be further amended from time to time).

“Participant”: A person who is granted an Award under the Plan.

“Person”: Any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, “Performance Criteria” will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): earnings per share; operating income; operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”); gross income; net income (before or after taxes); cash flow; capital expenditures; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; service revenues; license revenues; sales or market share; total shareholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; credit rating; one or more operating ratios; the fair market value of the a share of the Company’s common stock; the growth in the value of an investment in the Company’s common stock

Exh A-3

assuming the reinvestment of dividends; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or reduction in operating expenses.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: This iHeartMedia, Inc. 2015 Executive Long-Term Incentive Plan, as amended from time to time and in effect.

“QPO”: An underwritten public offering and sale of common stock of the Company for cash pursuant to an effective registration statement by the Company, any Investor, or any member of the Sponsor Group.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions under this Plan or such Award requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or shares of Stock of equivalent value, as specified in the Award except as otherwise determined by the Administrator) equal to the excess of the fair market value of the Shares subject to the right over a specified amount that is not less than the fair market value of such Shares at the date of grant.

“Share”: a share of Stock.

“Sponsor Group”: “Sponsor Group” as that term is defined in the Stockholders Agreement.

“Stock”: Class A Common Stock of the Company, par value $.001 per share, which shall be the same class of common stock to be held by public shareholders of the Company.

“Stock Option”: An option entitling the recipient to acquire Shares upon payment of the applicable exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in Shares, to deliver Stock or cash measured by the value of the Stock in the future.

“Stockholders Agreement”: Stockholders Agreement, dated as of the date of the consummation of the Merger, and as amended from time to time, by and among the Company, BT Triple Crown Merger Co., Inc. and other stockholders of the Company who from time to time may become a party thereto.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

Exh A-4

APPENDIX B

iHeartMedia, Inc.

2015 SUPPLEMENTAL INCENTIVE PLAN

SECTION 1.	PURPOSE.

This 2015 supplemental incentive plan (the “Plan”) is applicable to select group of senior management of iHeartMedia, Inc. (the “Company”) and its subsidiaries who are designated by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) (collectively, the “Participants”).

The Plan is designed to reward additional cash compensation to Participants for their significant contribution toward improved profitability and growth of the Company and its subsidiaries.

SECTION 2.	ELIGIBILITY.

Participants shall be eligible to be selected to participate in this Plan. The Committee shall select the Participants who shall participate in this Plan in any year. Participation in the Plan in one year does not guarantee or impact participation or eligibility in the Plan in any other year.

SECTION 3.	ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the authority, subject to the provisions herein, (a) to select Participants to participate in the Plan in any given year; (b) to establish and administer any performance goals and award opportunities applicable to each Participant and certify whether such goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; (e) to consider the recommendations of the Company’s Chief Executive Officer (“CEO”) in regard to determinations regarding the forgoing with respect to Participants other than the CEO and (f) to make all other determinations which may be necessary or advisable for the administration of the Plan, in each case, subject to the limitations set forth in SECTION 5 below. Any determination by the Board and/or the Committee pursuant to the Plan shall be final, binding and conclusive on all persons, including all Participants. Notwithstanding anything in the Plan to the contrary, the Committee may impose terms and conditions that are different from the terms and conditions set forth below through an employment agreement, severance agreement or other written agreement with the Participant. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

SECTION 4.	ESTABLISHMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES.

Awards made pursuant to the Plan (“Awards”) shall be subject to the Participant’s attainment of at least one performance goal designated by the Committee (the “Performance Goals”) and communicated to the Participant. Each Participant shall have a target Award opportunity under the Plan as determined by the Committee to be paid in the event the Performance Goals applicable to such Participant are met at the 100% level. Subject to SECTION 5 with respect to Section 162(m) Awards, the achievement of the applicable Performance Goal at less than 100% may result in a pro-rated reduction of the target Award amount, as determined by the Committee. The applicable performance period shall be twelve (12) months (the “Performance Period”) and the achievement and earned Award shall be communicated to each Participant in writing as soon as practicable after the completion of the performance period (such amount, the “Conditionally Earned Award”). Unless otherwise provided in a written agreement with the Participant, the Conditionally Earned Awards will be paid to a Participant within the 90-day period following the third anniversary of the beginning of the applicable Performance Period, subject to such Participant’s continued employment through such payment date, or as otherwise set forth in SECTION 6 below. A Participant shall not be granted Award(s) in excess of $15,000,000 during any calendar year.

SECTION 5.	SECTION 162(m) COMPLIANCE.

Notwithstanding any other provision of the Plan to the contrary, the provisions of this SECTION 5 shall apply to the extent that an Award under the Plan is intended to be a Section 162(m) Award. For purposes herein, a “Section 162(m) Award” means any Award under the Plan that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

For purposes of any Award payable hereunder that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to such Award and shall establish the objective performance criteria and the individual target Award (if any) applicable to each Participant or class of Participants in writing within ninety (90) days after the beginning of the applicable Performance Period (or such other time period as is required under Section 162(m)) and while the outcome of the Performance Goals is substantially uncertain. With respect to any Section 162(m) Award, the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

Subject to the limitations of the Plan, the Committee shall, in its sole discretion, have authority to determine the eligible Participants to whom, and the time or times at which, Section 162(m) Awards shall be made, the vesting and payment provisions applicable to such Awards, and all other terms and conditions of such Awards. As and to the extent required by Section 162(m), the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

For each Participant who receives a Section 162(m) Award, the Committee may specify a target Award. The individual target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base salary, or an amount determined pursuant to an objective formula or standard. Establishment of an individual target Award for a Participant for a Performance Period shall not imply or require that the same level individual target Award (if any such Award is established by the Committee for the relevant Participant) be set for any subsequent Performance Period. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target Award, which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period.

The measurements used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles, except, to the extent that any objective Performance Goals are used, if any measurements require deviation from generally accepted accounting principles, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m).

At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to this SECTION 5 have been achieved and the percentage of the Participant’s individual target Award that has been vested and earned. Contingent upon the Committee’s determination and certification in accordance with the foregoing, the Section 162(m) Award shall become vested and payable in accordance with the terms and conditions of the Plan.

SECTION 6.	TERMINATION OF EMPLOYMENT.

Unless otherwise set forth in a written agreement with the Participant, other than as set forth in this SECTION 6, payment of an Award under the Plan to any Participant is conditioned upon the continued employment of such Participant with the Company or one of its subsidiaries at the time of payment of the Award, and if the employment of a Participant with the Company or one of its subsidiaries is terminated for any reason at any time prior to the time of payment of an Award, such Participant shall automatically forfeit the Award in full.

If a Participant’s employment with the Company or any of its subsidiaries terminates because of the Participant’s death or “disability” (as defined in the Company’s 2015 Executive Long-Term Incentive Plan (the “LTIP”)) after the completion of the relevant performance period, but prior to the payment date, then the Company shall pay such Participant the full amount of the Conditionally Earned Award, to be paid within 30 days of the termination date.

If a Participant’s employment with the Company or any of its subsidiaries terminates because of the Company or any of its subsidiaries terminates the Participant without “Cause” (as defined in the LTIP) or the Participant resigns for Good Reason (defined below) after the completion of the relevant performance period, but prior to the payment date, then the Committee may provide that the Participant will receive a portion of or the full amount of the Conditionally Earned Award, to be paid within 30 days of the termination date. For purposes herein, “Good Reason” shall mean any of the following (without the Participant’s consent): (i) the Company’s repeated failure to comply with a material term of any material agreement with the Participant; or (ii) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by Company in light of compensation for similarly situated employees; or (iii) a substantial and unusual reduction in responsibilities or authority. If Employee elects to terminate Employee’s employment for “Good Reason,” Employee must provide Company written notice within thirty (30) days of the relevant event, after which Company shall have thirty (30) days to cure. If Company has not cured and Employee elects to terminate Employee’s employment, Employee must do so within ten (10) days after the end of the cure period, or such grounds for “Good Reason” shall be deemed waived. For the avoidance of doubt, if the Committee does not provide for the acceleration of payment set forth in the first sentence in this paragraph, the Participant’s Award(s) will receive the treatment (including, if applicable, forfeiture) provided in first paragraph of this SECTION 6.

If a Participant’s employment with the Company or any of its subsidiaries terminates in the twelve (12) months following a Corporate Transaction (defined below) for any reason other than a termination for Cause after the completion of the relevant performance period, but prior to the payment date, then the Company shall pay such Participant the full amount of the Conditionally Earned Award, to be paid within 30 days of the termination date. For purposes herein, “Corporate Transaction” means any of the following: (i) Change of Control (as defined in any award agreement granted hereunder to a Participant); (ii) a consolidation, merger, or similar transaction or series of transactions with or into a person (or group of persons acting in concert) that is not an affiliate of any member of the Investors (as defined in the Stockholders Agreement), or the sale of all or substantially all of the assets of the Company to such a person (or such a group of persons acting in concert); or (iii) a sale of the capital stock of the Company that results in more than 50% of the common stock of the Company (or any resulting company after a merger) being held by a person (or group of persons acting in concert) that does not include any member of the Investors or any of their respective affiliates, provided, that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under an award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code. For purposes herein, the “Stockholders Agreement” shall mean that certain stockholders agreement, dated as of July 29, 2008, and as amended from time to time, by and among the Company, BT Triple Crown Merger Co., Inc. and other stockholders of the Company who from time to time may become a party thereto.

SECTION 7.	AMENDMENT, TERMINATION AND TERM OF PLAN.

The Board may amend, modify or terminate this Plan at any time; provided that any such amendment, modification or termination shall not materially adversely impact outstanding Awards with respect to which the performance cycle has commenced. The Plan will remain in effect until terminated by the Board.

SECTION 8.	NO RIGHT TO CONTINUED EMPLOYMENT OR DIRECTORSHIP.

No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment or directorship, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Subject to the terms of any applicable employment agreement, both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

SECTION 9.	TAXES.

Any Award made under this Plan shall be subject to applicable withholding taxes.

This Plan is intended to be exempt from or otherwise comply with the applicable requirements of Section 409A of the Internal Revenue Code (“Section 409A”) and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it shall be paid in a manner that will comply with Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A shall be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed herein shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

The Company or its subsidiaries shall have no liability to any holder or recipient of an Award or any other person if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company that is inconsistent with Section 409A. In the event that any amount or benefit under the plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected holder or recipient of the Award and not with the Company or its subsidiaries.

SECTION 10.	GOVERNING LAW; WAIVER OF JURY TRIAL

The validity, construction, and effect of this Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

By accepting an Award under this Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each

Participant certifies that no officer, representative or attorney of the Company or it subsidiaries or affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

SECTION 11.	EFFECTIVE DATE.

The Plan shall be effective as of the date the Plan is initially approved and adopted by the Company’s Board, provided that the Plan shall terminate if not approved by the Company’s stockholders within twelve months thereafter.

Exhibit A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following:

•	earnings per share;

•	operating income;

•	operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”);

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	capital expenditures;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	service revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

Exh A-1

Exhibit A (cont’d)

•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	credit rating;

•	one or more operating ratios;

•	the fair market value of the a share of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	sales of particular products or services;

•	customer acquisition or retention;

•	acquisitions and divestitures (in whole or in part);

•	joint ventures and strategic alliances;

•	spin-offs, split-ups and the like; reorganizations;

•	recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or

•	reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(i)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(ii)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii)	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, and for the avoidance of doubt, Awards that are not intended to be Section 162(m) Awards may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other companies. With respect to Awards that are intended to qualify as Section 162(m) Awards, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(i)	designate additional business criteria on which the performance goals may be based; or

(ii)	adjust, modify or amend the aforementioned business criteria.

Exh A-2

APPENDIX C

iHeartMedia, Inc.

2015 EXECUTIVE INCENTIVE PLAN

1. Purpose. The purpose of this 2015 Executive Incentive Plan is to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executives.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Board” shall mean the Company’s Board of Directors.

(b) “Company” shall mean iHeartMedia, Inc. and any entity that succeeds to all or substantially all of its business.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

(d) “Committee” shall mean a committee composed of at least two members of the Board, which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)) with respect to Section 162(m) Awards, will consist of at least two “outside directors” and otherwise qualify thereunder.

(e) “Effective Date” shall mean the date the Plan is initially approved and adopted by the Company’s Board, provided that the Plan shall terminate if not approved by the Company’s stockholders within twelve months thereafter.

(f) “Eligible Employee” shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company and its subsidiaries selected by the Committee.

(g) “GAAP” shall mean U.S. Generally Accepted Accounting Principles.

(h) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(i) “Performance Award” shall mean the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5.

(j) “Performance Goals” shall mean one or more goals applicable to a certain Participant as determined by the Committee and communicated to the Participant; provided, that with respect to Performance Awards that are intended to be Section 162(m) Awards, such goals shall be selected by the Committee in its sole discretion from one of the performance goals set forth on Exhibit A hereto.

(k) “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of a Performance Award.

(l) “Plan” shall mean this iHeartMedia, Inc. 2015 Executive Incentive Plan, as amended from time to time.

(m) “Section 162(m)” shall mean Section 162(m) of the Code (or any successor section) and the Treasury regulations and other official guidance promulgated thereunder.

(n) “Section 162(m) Award” shall mean any Award under the Plan that is intended to qualify for the “performance-based compensation” exception under Section 162(m).

(o) “Section 409A” shall mean Section 409A of the Code and the Treasury regulations and other official guidance promulgated thereunder.

3. Administration.

(a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion, from time to time to: (i) select Participants; (ii) grant Performance Awards under the Plan; (iii) determine the type, terms and conditions of, and all other matters relating to, Performance Awards; (iv) prescribe Performance Award agreements (which need not be identical); (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and (vi) make such determinations and interpretations and to take such steps in connection with the Plan or the Performance Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Performance Awards granted thereunder shall be final and binding on all persons. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Performance Awards to executive officers of the Company and to certify the satisfaction of Performance Goals pursuant to Section 5(f). The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Types of Awards. Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in Section 5 in respect of any Performance Period.

5. Performance Awards.

(a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 5. A Performance Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Goals during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee.

(b) Performance Goals. The Committee shall establish the Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder and one or more levels of performance with respect to each such criteria. In addition, the Committee shall establish the amount or amounts payable or other rights that the Participant will be entitled to as a Performance Award upon achievement of such levels of performance. Section 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under such Section 162(m) Award, and must preclude discretion to increase the amount of compensation payable under the terms thereunder (but may allow the Committee discretion to decrease the amount of compensation payable). With respect to Section 162(m) Awards and, unless otherwise determined by the Committee with respect to Performance Awards that are not Section 162(m) Awards, Performance Goals will be established by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, in any case, at a time when the outcome of the Performance Goals is substantially uncertain.

(c) Measurement of Achievement. The measurements used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles, except, to the extent that any objective Performance Goals are used, if any measurements require deviation from generally accepted accounting principles, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m).

(d) Additional Provisions Applicable to Performance Awards. More than one Performance Goal may be incorporated in any Performance Award, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(e) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(f) Certification. Following the completion of each Performance Period, the Committee shall determine and certify in writing whether the Performance Goal and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met, and the percentage of the Participant’s individual target Performance Award that has been vested and earned. Following the Committee’s determination and certification in accordance with the foregoing, the Performance Award shall become vested and payable in accordance with the terms and conditions of the Plan; provided, that the Committee shall have discretion to pay and/or settle a Performance Award that is not a Section 162(m) Award without reference to the requirements of this Section 5(f) .

(g) Adjustment. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Goals, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the

Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of Section 2(j) of the Plan); provided, that with respect to any Section 162(m) Award, such adjustments shall only be made to the extent permissible under Section 162(m).

(h) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 5(f), but in no event later than two and a half months following the completion of the Performance Period; provided that any non-cash amounts or any other non-cash rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid in accordance with the terms of the Performance Award.

(i) Deferral of Payments. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Award.

(j) Maximum Amount Payable Per Participant Under This Section 5. With respect to Performance Awards to be settled in cash or property, a Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a cash payment or payment in other property, in excess of $15,000,000.

6. General Provisions.

(a) Termination of Employment and Mid-Year Start Dates. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period unless otherwise set forth in a written agreement with the Participant or if the Committee, in its sole and absolute discretion, elects to pay a Performance Award to such Participant. Unless otherwise provided by the Committee or as otherwise set forth in a written agreement with the Company, any Performance Award made hereunder to a Participant who commences service after the beginning of the the Participant’s applicable Performance Period shall be prorated to reflect the Participant’s reduced days of service during the Performance Period, as determined by the Committee.

(b) Death of the Participant. Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

(c) Taxes. The Company is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(d) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Performance Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

(e) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral). No Performance Award may be granted during any suspension of the Plan or after its termination.

(f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to a Performance Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Performance Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

(g) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

(h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Performance Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

(i) Section 409A Compliance. The Plan is intended to either comply with, or be exempt from, the requirements of Section 409A. To the extent that the Plan is not exempt from the requirements of Section 409A, the Plan is intended to comply with the requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Section 409A on any payment to be made hereunder while preserving, to the maximum extent possible, the intended economic result of the Performance Award of any affected Participant. In no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Section 409A or for damages for failing to comply with Section 409A. Notwithstanding any contrary provision in the Plan, to the extent that the payment of a Performance Award is to be made as a result of a Participant’s “separation from service” (within the meaning of Section 409A) and such Participant is a “specified employee” (as defined under Section 409A) of the Company at the time of such “separation from service,” the payment of the Performance Award shall be delayed for the first six (6) months following such “separation from service” (or, if earlier, the date of such Participant’s death) and shall instead be paid in the manner set forth for the applicable Performance Award upon expiration of such delay period. Each payment under the Plan shall be considered a separate payment for purpose of Section 409A.

(j) Waiver of Jury Trial. By accepting a Performance Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Performance Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting a Performance Award under the Plan, each Participant certifies that no officer, representative or attorney of the Company or any affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

Exhibit A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Performance Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following:

•	earnings per share;

•	operating income;

•	operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation (“OIBDAN”);

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	capital expenditures;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	service revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

Exh A-1

Exhibit A (cont’d)

•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	credit rating;

•	one or more operating ratios;

•	the fair market value of the a share of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	sales of particular products or services;

•	customer acquisition or retention;

•	acquisitions and divestitures (in whole or in part);

•	joint ventures and strategic alliances;

•	spin-offs, split-ups and the like; reorganizations;

•	recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or

•	reduction in operating expenses.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, and for the avoidance of doubt, Performance Awards that are not intended to be Section 162(m) Awards may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other companies. With respect to Performance Awards that are intended to qualify as Section 162(m) Awards, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

Exh A-2

APPENDIX D

FINANCIAL STATEMENTS, FOOTNOTES AND OTHER DATA

STOCK PERFORMANCE GRAPH

The following chart provides a comparison of the cumulative total returns, adjusted for any stock splits and dividends, for iHeartMedia, Inc., our Radio Index, our Outdoor Index and the NASDAQ Stock Market Index for the period from December 31, 2009 through December 31, 2014.

Indexed Yearly Stock Price Close

(Price Adjusted for Stock Splits and Dividends)

Source: FactSet Research Systems, Inc.; iHeartMedia, Inc.

*	Includes Cumulus Media, Emmis Communications, Entercom Communications, Radio One and Spanish Broadcasting.
**	Includes Lamar Advertising Co, Inc., which in November 2014 completed the reorganization of its business operations to qualify as a real estate investment trust (“REIT”).

	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14
iHeartMedia, Inc.	$1,000	$2,903	$1,416	$1,035	$2,106	$2,371
Radio Index	$1,000	$2,008	$1,159	$1,362	$2,223	$2,449
Outdoor Index	$1,000	$1,281	$885	$1,266	$1,681	$1,725
NASDAQ Stock Market Index	$1,000	$1,169	$1,148	$1,366	$1,841	$2,087

Our Radio Index consists of Cumulus Media Inc., Emmis Communications Corporation, Entercom Communications Corporation, Radio One Inc. and Spanish Broadcasting Systems Inc. Our Outdoor Index, which provides a peer comparison for our Outdoor business, consists of Lamar Advertising Co., Inc., which in November 2014 completed the reorganization of its business operations to qualify as a real estate investment trust (“REIT”).

EXCERPTS FROM THE ANNUAL REPORT ON FORM 10-K

Our Business Segments

We are a diversified media and entertainment company with three reportable business segments: iHeartMedia (“iHM”); Americas outdoor advertising (“Americas outdoor”); and International outdoor advertising (“International outdoor”). Our iHM segment provides media and entertainment services via broadcast and digital delivery and also includes our national syndication business. Our Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Our Americas outdoor segment consists of operations primarily in the United States and Canada. Our International outdoor segment consists of operations primarily in Asia, Australia, Europe and Latin America. Our “Other” category includes our full-service media representation business, Katz Media Group (“Katz Media”), as well as other general support services and initiatives which are ancillary to our other businesses. Approximately half of our revenue is generated from our iHM segment. The remaining half is comprised of our Americas outdoor and our International outdoor advertising segments, as well as Katz Media and other general support services and initiatives.

We are a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities while providing premiere opportunities for advertisers. Through our strong capabilities and unique collection of assets, we have the ability to deliver compelling content as well as innovative, effective marketing campaigns for advertisers and marketing, creative and strategic partners in the United States and internationally.

We focus on building the leadership position of our diverse global assets and maximizing our financial performance while serving our local communities. We continue to invest strategically in our digital platforms, including the development of continued enhancements to iHeartRadio, our integrated digital radio platform, and the ongoing deployment of digital outdoor displays. We intend to continue to execute our strategies while closely managing expenses and focusing on achieving operating efficiencies across our businesses. We share best practices across our businesses and markets to replicate our successes throughout the markets in which we operate.

For more information about our revenue, gross profit and assets by segment and our revenue and long-lived assets by geographic area, see Note 13 to our Consolidated Financial Statements located in Item 8 of Part II of the Annual Report on Form 10-K.

iHM Sources of Revenue

Our iHM segment generated 50%, 50%, and 49% of our revenue for the years ended December 31, 2014, 2013 and 2012, respectively. The primary source of revenue in our iHM segment is the sale of commercials on our radio stations for local and national advertising. Our iHeartRadio mobile application and website, our station websites, national live events and Total Traffic & Weather Network also provide additional means for our advertisers to reach consumers.

Our advertisers cover a wide range of categories, including consumer services, retailers, entertainment, health and beauty products, telecommunications, automotive, media and political. Our contracts with our advertisers range from less than a one-year to multi-year terms. We also generate revenues from network compensation, our online services, our traffic business, events and other miscellaneous transactions. These other sources of revenue supplement our traditional advertising revenue without increasing on-air commercial time.

Each radio station’s local sales staff solicits advertising directly from local advertisers or indirectly through advertising agencies. Our ability to produce commercials that respond to the specific needs of our advertisers helps to build local direct advertising relationships. To generate national advertising sales, we leverage national sales teams and engage our Katz Media unit, which specializes in soliciting radio advertising sales on a national level for us and other radio and television companies. National sales representatives such as Katz Media obtain advertising principally from advertising agencies located outside the station’s market and receive commissions based on advertising sold.

Advertising rates are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by independent ratings services. A station’s format can be important in determining the size and characteristics of its listening audience, and advertising rates are influenced by the station’s ability to attract and target audiences that advertisers aim to reach. The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets. Rates are generally highest during morning and evening commuting periods.

Americas Outdoor Advertising Sources of Revenue

Americas outdoor generated 20%, 21% and 20% of our revenue in 2014, 2013 and 2012, respectively. Americas outdoor revenue is derived from the sale of advertising copy placed on our traditional and digital displays. Our display inventory consists primarily of billboards, street furniture displays and transit displays. The margins on our billboard contracts, including those related to digital billboards, tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked. Billboards comprise approximately two-thirds of our display revenues. The following table shows the approximate percentage of revenue derived from each category for our Americas outdoor inventory:

	Year Ended December 31,
	2014	2013	2012
Billboards:
Bulletins	58%	57%	56%
Posters	13%	13%	13%
Street furniture displays	4%	4%	4%
Transit displays	17%	17%	17%
Other displays (1)	8%	9%	10%

Total	100%	100%	100%

(1)	Includes spectaculars and wallscapes.

Our Americas outdoor segment generates revenues from local and national sales. Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display. “Reach” is the percent of a target audience exposed to an advertising message at least once during a specified period of time, typically during a period of four weeks. “Frequency” is the average number of exposures an individual has to an advertising message during a specified period of time. Out-of-home frequency is typically measured over a four-week period.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. In addition, we have long-standing relationships with a diversified group of advertising brands and agencies that allow us to diversify client accounts and establish continuing revenue streams.

International Outdoor Advertising Sources of Revenue

Our International outdoor segment generated 27% of our revenue in 2014, 2013 and 2012. International outdoor advertising revenue is derived from the sale of traditional advertising copy placed on our display inventory and electronic displays which are part of our network of digital displays. Our International outdoor display inventory consists primarily of street furniture displays, billboards, transit displays and other out-of-home advertising displays. The following table shows the approximate percentage of revenue derived from each inventory category of our International outdoor segment:

	Year Ended December 31,
	2014	2013	2012
Street furniture displays	49%	48%	46%
Billboards	22%	23%	26%
Transit displays	9%	9%	8%
Other (1)	20%	20%	20%

Total	100%	100%	100%

(1)	Includes advertising revenue from mall displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, operation of Smartbike programs and production revenue.

Our International outdoor segment generates revenues worldwide from local, regional and national sales. Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. Our entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Shares of our Class A common stock are quoted for trading on the Over-The-Counter (“OTC”) Bulletin Board under the symbol “CCMO.” There were 308 stockholders of record as of February 6, 2014. This figure does not include an estimate of the indeterminate number of beneficial holders whose shares may be held of record by brokerage firms and clearing agencies. The following quotations obtained from the OTC Bulletin Board reflect the high and low bid prices for our Class A common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Class A Common Stock Market Price			Class A Common Stock Market Price
	High	Low		High	Low
2014			2013
First Quarter	$8.00	$6.50	First Quarter	$3.74	$2.20
Second Quarter	7.40	6.50	Second Quarter	6.98	2.40
Third Quarter	9.30	7.26	Third Quarter	5.50	3.70
Fourth Quarter	9.26	6.80	Fourth Quarter	7.10	4.80

There is no established public trading market for our Class B and Class C common stock. There were 555,556 shares of our Class B common stock and 58,967,502 shares of our Class C common stock outstanding on February 11, 2014. All outstanding shares of our Class B common stock are held by Clear Channel Capital IV, LLC and all outstanding shares of our Class C common stock are held by Clear Channel Capital V, L.P.

Dividend Policy

We currently do not intend to pay regular quarterly cash dividends on the shares of our common stock. We have not declared any dividend on our common stock since our incorporation. We are a holding company with no independent operations and no significant assets other than the stock of our subsidiaries. We, therefore, are dependent on the receipt of dividends or other distributions from our subsidiaries to pay dividends. In addition, iHeartCommunications’ debt financing arrangements include restrictions on its ability to pay dividends, which in turn affects our ability to pay dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Sources of Capital” and Note 5 to the Consolidated Financial Statements.

Sales of Unregistered Securities

We did not sell any equity securities during 2014 that were not registered under the Securities Act of 1933.

Purchases of Equity Securities

The following table sets forth the purchases made during the quarter ended December 31, 2014 by or on behalf of us or an affiliated purchaser of shares of our Class A common stock registered pursuant to Section 12 of the Exchange Act:

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Shares that May Yet Be Purchased Under the Plans or Programs
October 1 through October 31	—	$—	—	$		(1)
November 1 through November 30	—	—	—			(1)
December 1 through December 31	5,000,000	9.75	5,000,000		34,184,424	(1)

Total	5,000,000	$9.75	5,000,000		$34,184,424	(1)

(1)	On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100 million of our Class A common stock and/or the Class A common stock of CCOH. No shares of our Class A common stock were purchased in 2014. During 2014, a subsidiary of iHeartCommunications purchased 5,000,000 shares of CCOH Class A common stock for approximately $48.8 million. During 2011, a subsidiary of iHeartCommunications purchased 1,553,971 shares of CCOH Class A common stock for approximately $16.4 million in open market purchases. During 2012, a subsidiary of iHeartCommunications purchased 111,291 shares of our Class A common stock approximately $0.7 million under the stock purchase program. As a result of these purchases of shares of the Class A common stock of CCOH and our Class A common stock, as of December 31, 2014, an aggregate of $34.2 million was available under the stock purchase program to purchase the Class A common stock of CCOH and/or our Class A common stock. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at iHeartCommunications’ discretion. On January 7, 2015 a subsidiary of iHeartCommunications purchased an additional 2,000,000 shares of CCOH Class A common stock at a price of $10.20 per share, or $20.4 million total purchase price.

ITEM 6.	SELECTED FINANCIAL DATA

The following tables set forth our summary historical consolidated financial and other data as of the dates and for the periods indicated. The summary historical financial data are derived from our audited consolidated financial statements. Certain prior period amounts have been reclassified to conform to the 2014 presentation. Historical results are not necessarily indicative of the results to be expected for future periods. Acquisitions and dispositions impact the comparability of the historical consolidated financial data reflected in this schedule of Selected Financial Data.

The summary historical consolidated financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto located within Item 8 of Part II of the Annual Report on Form 10-K.

(In thousands)	For the Years Ended December 31,
	2014	2013	2012	2011	2010
Results of Operations Data:
Revenue	$6,318,533	$6,243,044	$6,246,884	$6,161,352	$5,865,685
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,534,365	2,554,087	2,498,400	2,505,946	2,368,943
Selling, general and administrative expenses (excludes depreciation and amortization)	1,687,208	1,649,861	1,666,418	1,604,524	1,566,580
Corporate expenses (excludes depreciation and amortization)	320,331	313,514	293,207	237,920	300,378
Depreciation and amortization	710,898	730,828	729,285	763,306	732,869
Impairment charges (1)	24,176	16,970	37,651	7,614	15,364
Other operating income (expense), net	40,031	22,998	48,127	12,682	(16,710)

Operating income	1,081,586	1,000,782	1,070,050	1,054,724	864,841
Interest expense	1,741,596	1,649,451	1,549,023	1,466,246	1,533,341
Gain (loss) on marketable securities	—	130,879	(4,580)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	(9,416)	(77,696)	18,557	26,958	5,702
Gain (loss) on extinguishment of debt	(43,347)	(87,868)	(254,723)	(1,447)	60,289
Other income (expense), net	9,104	(21,980)	250	(3,169)	(13,834)

Loss before income taxes	(703,669)	(705,334)	(719,469)	(394,007)	(622,833)
Income tax benefit (expense)	(58,489)	121,817	308,279	125,978	159,980

Consolidated net loss	(762,158)	(583,517)	(411,190)	(268,029)	(462,853)
Less amount attributable to noncontrolling interest	31,603	23,366	13,289	34,065	16,236

Net loss attributable to the Company	$(793,761)	$(606,883)	$(424,479)	$(302,094)	$(479,089)

	For the Years Ended December 31,
	2014	2013	2012	2011	2010
Net loss per common share:
Basic
Net loss attributable to the Company	$(9.46)	$(7.31)	$(5.23)	$(3.70)	$(5.94)

Diluted:
Net loss attributable to the Company	$(9.46)	$(7.31)	$(5.23)	$(3.70)	$(5.94)

Dividends declared per share	—	—	—	—	—

(In thousands)	As of December 31,
	2014	2013	2012	2011	2010
Balance Sheet Data:
Current assets	$2,180,143	$2,513,294	$2,987,753	$2,985,285	$3,603,173
Property, plant and equipment, net	2,699,064	2,897,630	3,036,854	3,063,327	3,145,554
Total assets	14,040,242	15,097,302	16,292,713	16,452,039	17,460,382
Current liabilities	1,364,285	1,763,618	1,782,142	1,428,962	2,098,579
Long-term debt, net of current maturities	20,322,414	20,030,479	20,365,369	19,938,531	19,739,617
Shareholders’ deficit	(9,665,208)	(8,696,635)	(7,995,191)	(7,471,941)	(7,204,686)

(1)	We recorded non-cash impairment charges of $24.2 million, $17.0 million, $37.7 million, $7.6 million and $15.4 million during 2014, 2013, 2012, 2011 and 2010, respectively. Our impairment charges are discussed more fully in Item 8 of Part II of the Annual Report on Form 10-K.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Format of Presentation

On September 16, 2014, the Company issued a press release that announced a change of its name to “iHeartMedia, Inc.” and a change to the names of certain of its affiliates, including as follows:

Old Name:	New Name:
Clear Channel Capital I, LLC	iHeartMedia Capital I, LLC
Clear Channel Capital II, LLC	iHeartMedia Capital II, LLC
Clear Channel Communications, Inc.	iHeartCommunications, Inc.
Clear Channel Management Services, Inc.	iHeartMedia Management Services, Inc.
Clear Channel Broadcasting, Inc.	iHeartMedia + Entertainment, Inc.
Clear Channel Identity, Inc.	iHM Identity, Inc.
Clear Channel Satellite Services Inc.	iHeartMedia Satellite Services, Inc.

Clear Channel Outdoor Holdings, Inc., an indirect subsidiary of the Company, retains its existing name.

Management’s discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with the consolidated financial statements and related footnotes. Our discussion is presented on both a consolidated and segment basis. Our reportable segments are iHeartMedia (“iHM”), Americas outdoor advertising (“Americas outdoor” or “Americas outdoor advertising”), and International outdoor advertising (“International outdoor” or “International outdoor advertising”). Our iHM segment provides media and entertainment services via broadcast and digital delivery and also includes our national syndication business. Our Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” category are our media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to our other businesses.

We manage our operating segments primarily focusing on their operating income, while Corporate expenses, Other operating income (expense), net, Interest expense, Gain on marketable securities, Equity in earnings of nonconsolidated affiliates, Gain (loss) on extinguishment of debt, Gain (loss) on extinguishment of debt, Other income (expense), net and Income tax benefit (expense) are managed on a total company basis and are, therefore, included only in our discussion of consolidated results.

Certain prior period amounts have been reclassified to conform to the 2014 presentation.

iHM

Our revenue is derived primarily from selling advertising time, or spots, on our radio stations, with advertising contracts typically less than one year in duration. The programming formats of our radio stations are designed to reach audiences with targeted demographic characteristics that appeal to our advertisers. We also provide streaming content via the Internet, mobile and other digital platforms which reach national, regional and local audiences and derive revenues primarily from selling advertising time with advertising contracts similar to those used by our radio stations.

iHM management monitors average advertising rates, which are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by an independent ratings service. Also, our advertising rates are influenced by the time of day the advertisement airs, with morning and evening drive-time hours typically priced the highest. Management monitors yield per available minute in addition to average rates because yield allows management to track revenue performance across our inventory. Yield is measured by management in a variety of ways, including revenue earned divided by minutes of advertising sold.

Management monitors macro-level indicators to assess our iHM operations’ performance. Due to the geographic diversity and autonomy of our markets, we have a multitude of market-specific advertising rates and audience demographics. Therefore, management reviews average unit rates across each of our stations.

Management looks at our iHM operations’ overall revenue as well as the revenue from each type of advertising, including local advertising, which is sold predominately in a station’s local market, and national advertising, which is sold across multiple markets. Local advertising is sold by each radio station’s sales staff while national advertising is sold by our national sales team and through our national representation firm. Local advertising, which is our largest source of advertising revenue, and national advertising revenues are tracked separately because these revenue streams have different sales forces and respond differently to changes in the economic environment. We periodically review and refine our selling structures in all markets in an effort to maximize the value of our offering to advertisers and, therefore, our revenue.

Management also looks at iHM revenue by market size. Typically, larger markets can reach larger audiences with wider demographics than smaller markets. Additionally, management reviews our share of iHM advertising revenues in markets where such information is available, as well as our share of target demographics listening in an average quarter hour. This metric gauges how well our formats are attracting and retaining listeners.

A portion of our iHM segment’s expenses vary in connection with changes in revenue. These variable expenses primarily relate to costs in our sales department, such as commissions, and bad debt. Our programming and general and administrative departments incur most of our fixed costs, such as utilities and office salaries. We incur discretionary costs in our marketing and promotions, which we primarily use in an effort to maintain and/or increase our audience share. Lastly, we have incentive systems in each of our departments which provide for bonus payments based on specific performance metrics, including ratings, sales levels, pricing and overall profitability.

Outdoor Advertising

Our outdoor advertising revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide, consisting primarily of billboards, street furniture and transit displays. Part of our long-term strategy for our outdoor advertising businesses is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as additions to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets, both domestically and internationally.

Management typically monitors our outdoor advertising business by reviewing the average rates, average revenue per display, occupancy, and inventory levels of each of our display types by market.

We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements. Our advertising contracts with clients typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

The significant expenses associated with our operations include direct production, maintenance and installation expenses as well as site lease expenses for land under our displays including revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts. Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl and paper costs, electricity costs and the costs for cleaning and maintaining our displays. Vinyl and paper costs vary according to the complexity of the advertising copy and the quantity of displays. Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords. The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

Americas Outdoor Advertising

Our advertising rates are based on a number of different factors including location, competition, type and size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered by a display or group of displays, expressed as a percentage of a market population. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display.

Client contract terms typically range from four weeks to one year for the majority of our display inventory in the United States. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture and transit displays and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law or are negotiated with private transit operators. Generally, these contracts have terms ranging from 10 to 20 years.

International Outdoor Advertising

Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic. In addition, because our International outdoor advertising operations are conducted in foreign markets, including Europe, Asia, Australia and Latin America, management reviews the operating results from our foreign operations on a constant dollar basis. A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

Our International display inventory is typically sold to clients through network packages, with client contract terms typically ranging from one to two weeks with terms of up to one year available as well. Internationally, contracts with municipal and transit authorities for the right to place our street furniture and transit displays typically provide for terms ranging from three to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International outdoor business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities in exchange for which we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. A different regulatory environment for billboards and competitive bidding for street furniture and transit display contracts, which constitute a larger portion of our business internationally, may result in higher site lease costs in our International business. As a result, our margins are typically lower in our International business than in our Americas outdoor business.

Macroeconomic Indicators

Our advertising revenue for all of our segments is highly correlated to changes in gross domestic product (“GDP”) as advertising spending has historically trended in line with GDP, both domestically and internationally. According to the U.S. Department of Commerce, estimated U.S. GDP growth for 2014 was 2.4%. Internationally, our results are impacted by fluctuations in foreign currency exchange rates as well as the economic conditions in the foreign markets in which we have operations.

Executive Summary

The key developments in our business for the year ended December 31, 2014 are summarized below:

•	Consolidated revenue increased $75.5 million including a decrease of $22.7 million from movements in foreign exchange during 2014 compared to 2013. Excluding foreign exchange impacts, consolidated revenue increased $98.2 million over 2013.

•	iHM revenue increased $29.9 million during 2014 compared to 2013 primarily driven by increased revenues from political advertising, our traffic and weather business, and core national broadcast radio.

•	Americas outdoor revenue decreased $37.3 million compared to 2013, including a decrease of $3.4 million from movements in foreign exchange. Excluding foreign exchange impacts, revenue decreased $33.9 million over 2013 primarily driven by lower national advertising revenues.

•	International outdoor revenue increased $52.3 million compared to 2013, including a decrease of $19.3 million from movements in foreign exchange. Excluding foreign exchange impacts, revenue increased $71.6 million compared to 2013 primarily driven by growth in both Europe and emerging markets.

•	Revenues in our Other category increased $33.1 million compared to 2013 primarily as a result of higher political revenues and a contract termination fee of $15 million earned by our media representation business.

•	We spent $70.6 million on strategic revenue and cost-saving initiatives during 2014 to realign and improve our on-going business operations—an increase of $12.7 million compared to 2013.

•	During 2014, iHeartCommunications completed several refinancing transactions, including a $1,000.0 million issuance of 9.0% Priority Guarantee Notes due 2022, an $850.0 million issuance of 10.0% Senior Notes due 2018, and a new issuance and sale to a subsidiary of $222.2 million of 14.0% Senior Notes due 2021. The proceeds from these transactions were used to repay or redeem existing indebtedness of iHeartCommunications, as well as pay associated fees and expenses.

•	Throughout 2014, CC Finco, LLC (“CC Finco”), an indirect wholly-owned subsidiary of ours, repurchased $239.0 million principal amount of notes, for a total purchase price of $222.4 million, including accrued interest. Of these notes repurchased, $177.1 million principal amount were not cancelled and remain outstanding.

•	On December 11, 2014, we announced that one of our subsidiaries had entered into an agreement with Vertical Bridge Acquisitions, LLC (“Buyer”), for the sale of 411 of our broadcast communications tower sites and related assets for up to $400.0 million (the “Tower Portfolio”). The acquisition of the Tower Portfolio may occur in one or more closings, and the transaction is subject to due diligence and other customary closing conditions. The Buyer is required to acquire at least 85% of the Tower Portfolio. Simultaneous with each closing of the sale of the towers, we will enter into lease agreements for the continued use of the subject towers. The initial term of each lease will be fifteen years followed by three option periods of five years each, subject to exclusions and limitations. If Buyer acquires the entire Tower Portfolio, we will have annual lease payments of approximately $22.7 million, a loss of annual tenant revenues of approximately $11.6 million and a reduction of direct operating expenses of approximately $3.8 million annually.

Consolidated Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2014 to the year ended December 31, 2013 is as follows:

(In thousands)	Years Ended December 31,		%
	2014	2013	Change
Revenue	$6,318,533	$6,243,044	1%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,534,365	2,554,087	(1%)
Selling, general and administrative expenses (excludes depreciation and amortization)	1,687,208	1,649,861	2%
Corporate expenses (excludes depreciation and amortization)	320,331	313,514	2%
Depreciation and amortization	710,898	730,828	(3%)
Impairment charges	24,176	16,970	42%
Other operating income, net	40,031	22,998	74%

Operating income	1,081,586	1,000,782	8%
Interest expense	1,741,596	1,649,451	6%
Gain on marketable securities	—	130,879
Equity in loss of nonconsolidated affiliates	(9,416)	(77,696)
Loss on extinguishment of debt	(43,347)	(87,868)
Other income (expense), net	9,104	(21,980)

Loss before income taxes	(703,669)	(705,334)
Income tax benefit (expense)	(58,489)	121,817

Consolidated net loss	(762,158)	(583,517)
Less amount attributable to noncontrolling interest	31,603	23,366

Net loss attributable to the Company	$(793,761)	$(606,883)

Consolidated Revenue

Our consolidated revenue during 2014 increased $75.5 million including a decrease of $22.7 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated revenue increased $98.2 million. Our iHM revenue increased $29.9 million driven by increased revenues from political advertising, our traffic and weather business, core national broadcast radio and digital revenues. Americas outdoor revenue decreased $37.3 million compared to 2013, including negative movements in foreign exchange of $3.4 million. Excluding the impact of foreign exchange movements, Americas outdoor revenue decreased $33.9 million primarily driven by lower revenues generated by national accounts and the nonrenewal of certain airport contracts, and lower revenues in our Los Angeles market as a result of the impact of litigation. Our International outdoor revenue increased $52.3 million compared to 2013, including negative movements in foreign exchange of $19.3 million. Excluding the impact of foreign exchange movements, International outdoor revenue increased $71.6 million primarily driven by new contracts and from growth in Europe and emerging markets. Other revenues increased $33.1 million primarily as a result of higher political revenues and a contract termination fee of $15 million earned by our media representation business.

Consolidated Direct Operating Expenses

Consolidated direct operating expenses during 2014 decreased $19.7 million including a decrease of $11.9 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated direct operating expenses decreased $7.8 million. Our iHM direct operating expenses decreased $21.6 million compared to 2013, primarily resulting from lower costs in our national syndication business partially offset by higher programming and content costs. Direct operating expenses in our Americas outdoor segment decreased $11.1 million compared to 2013, including a decrease of $2.5 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our Americas outdoor segment decreased $8.6 million, primarily due to lower site lease expenses related to the decrease in revenues and from the nonrenewal of certain airport contracts. Direct operating expenses in our International outdoor segment increased $13.2 million compared to 2013, including a decrease of $9.4 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our International outdoor segment increased $22.6 million primarily as a result of higher variable costs associated with new contracts.

Consolidated Selling, General and Administrative (“SG&A”) Expenses

Consolidated SG&A expenses during 2014 increased $37.3 million including a decrease of $4.5 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated SG&A expenses increased $41.8 million. Our iHM SG&A expenses increased $32.5 million primarily due to higher compensation expense, including commissions. SG&A expenses decreased $8.8 million in our Americas outdoor segment including a decrease of $0.4 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, SG&A expenses in our Americas outdoor segment decreased $8.4 million primarily due to lower commission expense in connection with lower revenues and property tax refunds. Our International outdoor SG&A expenses increased $13.7 million compared to 2013, including a $4.1 million decrease due to the effects of movements in foreign exchange. Excluding the impact of foreign exchange movements, SG&A expenses in our International outdoor segment increased $17.8 million primarily due to higher compensation expense, including commissions, in connection with higher revenues, as well as higher litigation expenses.

Corporate Expenses

Corporate expenses increased $6.8 million compared to 2013 primarily due to increased employee benefits costs, higher strategic revenue and efficiency costs and higher compensation expenses related to our variable compensation plans, partially offset by an $8.5 million credit for the realization of an insurance recovery related to litigation filed by stockholders of Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect non-wholly owned subsidiary of iHeartCommunications, which is, in turn, an indirect wholly owned subsidiary of ours, and lower legal costs related to this litigation.

Revenue and Efficiency Initiatives

Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $70.6 million incurred in connection with our strategic revenue and efficiency initiatives. The costs were incurred to improve revenue growth, enhance yield, reduce costs, and organize each business to maximize performance and profitability. These costs consist primarily of consolidation of locations and positions, severance related to workforce initiatives, consulting expenses, and other costs incurred in connection with streamlining our businesses.

Of the strategic revenue and efficiency costs, $13.0 million are reported within direct operating expenses, $23.6 million are reported within SG&A and $34.0 million are reported within corporate expense. In 2013, such costs totaled $15.1 million, $22.3 million, and $20.5 million, respectively.

Depreciation and Amortization

Depreciation and amortization decreased $19.9 million during 2014 compared to 2013, primarily due to intangible assets becoming fully amortized.

Impairment Charges

We performed our annual impairment tests as of October 1, 2014 and 2013 on our goodwill, FCC licenses, billboard permits, and other intangible assets. In addition, we test for impairment of property, plant and equipment whenever events and circumstances indicate that depreciable assets might be impaired. As a result of these impairment tests, we recorded impairment charges of $24.2 million and $17.0 million during 2014 and 2013, respectively. During 2014, we recognized a $15.7 impairment charge related to FCC licenses in eight markets due to changes in the discount rates and weight-average cost of capital for those markets. During 2013, we recognized a $10.7 million goodwill impairment charge in our International outdoor segment related to a decline in the estimated fair value of one market. Please see Note 2 to the consolidated financial statements included in Item 8 of Part II of the Annual Report on Form 10-K for a further description of the impairment charges.

Other Operating Income, Net

Other operating income of $40.0 million in 2014 primarily related to a non-cash gain of $43.5 million recognized on the sale of non-core radio stations in exchange for a portfolio of 29 stations in five markets.

Other operating income of $23.0 million in 2013 primarily related to the gain on the sale of certain outdoor assets in our Americas outdoor segment.

Interest Expense

Interest expense increased $92.1 million during 2014 compared to 2013 primarily due to the weighted average cost of debt increasing as a result of debt refinancings that occurred since 2013. Please refer to “Sources of Capital” for additional discussion of debt issuances and exchanges. Our weighted average cost of debt during 2014 and 2013 was 8.1% and 7.6%, respectively.

Gain On Marketable Securities

The gain on marketable securities of $130.9 million during 2013 resulted from the sale of the shares we held in Sirius XM Radio, Inc.

Equity In Loss Of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $9.4 million for 2014 primarily related to the $4.5 million gain on the sale of our 50% interest in Buspak in the third quarter, offset by the first quarter 2014 sale of our 50% interest in Australian Radio Network Pty Ltd (“ARN”), which included a loss on the sale of $2.4 million and $11.5 million of foreign exchange losses that were reclassified from accumulated other comprehensive income at the date of the sale.

Equity in loss of nonconsolidated affiliates of $77.7 million for 2013 primarily included the loss from our investments in Australia Radio Network and New Zealand Radio Network. On February 18, 2014, a subsidiary of ours sold its 50% interest in ARN. As of December 31, 2013 the book value of our investment in ARN exceeded the estimated selling price. Accordingly, we recorded an impairment charge of $95.4 million during the fourth quarter of 2013 to write down the investment to its estimated fair value.

Loss On Extinguishment Of Debt

During the fourth quarter of 2014, CC Finco repurchased $57.1 million aggregate principal amount of iHeartCommunications’ 5.5% Senior Notes due 2016 and $120.0 million aggregate principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 for a total of $159.3 million, including accrued interest, through open market purchases. In connection with these transactions, we recognized a net gain of $12.9 million.

In September of 2014, iHeartCommunications prepaid $974.9 million of the loans outstanding under its Term Loan B facility and $16.1 million of the loans outstanding under its Term Loan C-asset sale facility. In connection with these transactions, we recognized a loss of $4.8 million.

During June 2014, iHeartCommunications redeemed $567.1 million aggregate principal amount of its outstanding 5.5% Senior Notes due 2014 and $241.0 million aggregate principal amount of its outstanding 4.9% Senior Notes due 2015. In connection with these transactions, we recognized a loss of $47.5 million.

During the first quarter of 2014, CC Finco repurchased $52.9 million aggregate principal amount of iHeartCommunications’ outstanding 5.5% Senior Notes due 2014 and $9.0 million aggregate principal amount of iHeartCommunications’ outstanding 4.9% Senior Notes due 2015 for a total of $63.1 million, including accrued interest, through open market purchases. In connection with these transactions, we recognized a loss of $3.9 million.

During 2013, we recognized a loss of $84.0 million due to a debt exchange related to iHeartCommunications’ 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 into 14.0% Senior Notes due 2021. In addition, we recognized a loss of $3.9 million due to the write-off of deferred loan costs in connection with the prepayment of Term Loan A of iHeartCommunications’ senior secured credit facilities.

Other Income (Expense), Net

Other income of $9.1 million for 2014 primarily related to gains on foreign exchange transactions.

In connection with the June 2013 exchange offer of a portion of 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 for newly-issued 14.0% Senior Notes due 2021 and in connection with the senior secured credit facility amendments discussed elsewhere in the MD&A, all of which were accounted for as modifications of existing debt, we incurred expenses of $23.6 million partially offset by $1.8 million in foreign exchange gains on short-term intercompany accounts.

Income Tax Benefit (Expense)

The effective tax rate for the year ended December 31, 2014 was (8.3%) as compared to 17.3% for the year ended December 31, 2013. The effective tax rate for 2014 was impacted by the $339.8 million valuation allowance recorded against the Company’s current period federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $28.9 million in net tax benefits associated with a decrease in unrecognized tax benefits resulting from the expiration of statutes of limitations to assess taxes in the United Kingdom and several state jurisdictions.

The effective tax rate for the year ended December 31, 2013 was 17.3% and was primarily impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the U.S. Federal and State net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by tax benefits recorded during the period due to the settlement of our U.S. Federal and certain State tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $20.2 million to reflect the net tax benefits of the settlements.

iHM Results of Operations

Our iHM operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2014	2013	Change
Revenue	$3,161,503	$3,131,595	1%
Direct operating expenses	921,089	942,644	(2%)
SG&A expenses	1,052,578	1,020,097	3%
Depreciation and amortization	240,868	262,136	(8%)

Operating income	$946,968	$906,718	4%

iHM revenue increased $29.9 million during 2014 compared to 2013 driven primarily by political advertising, our traffic and weather business and the impact of strategic sales initiatives, and higher core national broadcast revenues, including events and digital revenue. Digital streaming revenue was higher for the year as a result of increased advertising on our iHeartRadio platform. Partially offsetting these increases was a decrease in core local broadcast radio and syndication revenues.

Direct operating expenses decreased $21.6 million during 2014, primarily resulting from lower costs in our national syndication business partially offset by higher programming and content costs, including sports programming and music license and performance royalties. SG&A expenses increased $32.5 million during 2014 primarily due to higher compensation expense, including commissions. Strategic revenue and efficiency costs included in SG&A expenses increased $4.4 million compared to 2013.

Depreciation and amortization decreased $21.3 million, primarily due to intangible assets becoming fully amortized.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2014	2013	Change
Revenue	$1,253,190	$1,290,452	(3%)
Direct operating expenses	555,614	566,669	(2%)
SG&A expenses	211,969	220,732	(4%)
Depreciation and amortization	194,640	196,597	(1%)

Operating income	$290,967	$306,454	(5%)

Our Americas outdoor revenue decreased $37.3 million compared to 2013, including negative movements in foreign exchange of $3.4 million. Excluding the impact of foreign exchange movements, Americas outdoor revenue decreased $33.9 million driven primarily by lower spending by national accounts and the nonrenewal of certain airport contracts. Revenues were also lower in our Los Angeles market as a result of the impact of litigation as discussed further in Item 3 of Part I of the Annual Report on Form 10-K.

Direct operating expenses decreased $11.1 million compared to 2013, including a decrease of $2.5 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our Americas outdoor segment decreased $8.6 million, primarily due to lower site lease expenses related to the decrease in revenues and from the nonrenewal of certain airport contracts. SG&A expenses decreased $8.8 million compared to 2013, including a decrease of $0.4 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, SG&A expenses in our Americas outdoor segment decreased $8.4 million primarily due to lower commission expense in connection with lower revenues and property tax refunds.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2014	2013	Change
Revenue	$1,708,069	$1,655,738	3%
Direct operating expenses	1,041,274	1,028,059	1%
SG&A expenses	336,550	322,840	4%
Depreciation and amortization	207,431	203,927	2%

Operating income	$122,814	$100,912	22%

International outdoor revenue increased $52.3 million compared to 2013, including a decrease of $19.3 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, revenues increased $71.6 million primarily driven by revenue growth in Europe including Italy, due to a new contract for the Rome airports, as well as Sweden, France, and the UK. Revenue in emerging markets also increased, particularly in China and Mexico primarily as a result of new contracts.

Direct operating expenses increased $13.2 million compared to 2013, including a decrease of $9.4 million from movements in foreign exchange. Excluding the impact of movements in foreign exchange, direct operating expenses increased $22.6 million primarily as a result of higher variable costs associated with new contracts, including the Rome airports contract in Italy. SG&A expenses increased $13.7 million compared to 2013, including a decrease of $4.1 million from movements in foreign exchange. Excluding the impact of movements in foreign exchange, SG&A expenses increased $17.8 million primarily due to higher compensation expense, including commissions, in connection with higher revenues, as well as higher litigation expenses.

Consolidated Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2013 to the year ended December 31, 2012 is as follows:

(In thousands)	Years Ended December 31,		%
	2013	2012	Change
Revenue	$6,243,044	$6,246,884	(0%)
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,554,087	2,498,400	2%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,649,861	1,666,418	(1%)
Corporate expenses (excludes depreciation and amortization)	313,514	293,207	7%
Depreciation and amortization	730,828	729,285	0%
Impairment charges	16,970	37,651	(55%)
Other operating income, net	22,998	48,127	(52%)

Operating income	1,000,782	1,070,050	(6%)
Interest expense	1,649,451	1,549,023
Gain (loss) on marketable securities	130,879	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(77,696)	18,557
Loss on extinguishment of debt	(87,868)	(254,723)
Other income (expense), net	(21,980)	250

Loss before income taxes	(705,334)	(719,469)
Income tax benefit	121,817	308,279

Consolidated net loss	(583,517)	(411,190)
Less amount attributable to noncontrolling interest	23,366	13,289

Net loss attributable to the Company	$(606,883)	$(424,479)

Consolidated Revenue

Our consolidated revenue decreased $3.8 million including the increase of $3.5 million from the impact of movements in foreign exchange compared to 2012. Excluding the impact of foreign exchange movements and $20.4 million impact of our divestiture of our international neon business during 2012, revenue increased $13.1 million. iHM revenue increased $46.8 million, driven by growth from national advertising including telecommunications, retail, and entertainment, and higher advertising revenues from our digital services primarily as a result of increased demand as listening hours have increased. Americas outdoor revenue increased $11.2 million, driven primarily by bulletin revenue growth as a result of increases in occupancy, capacity and rates in our traditional and digital product lines. International outdoor revenue decreased $11.9 million including the impact of favorable movements in foreign exchange of $5.2 million compared to 2012. Excluding the impact of foreign exchange movements and the $20.4 million impact of our divestiture of our international neon business during 2012, International outdoor revenue increased $3.3 million. Declines in certain countries as a result of weakened macroeconomic conditions were partially offset by growth in street furniture and billboard revenue in other countries. Revenue in our Other category declined $54.0 million as a result of decreased political advertising through our media representation business.

Consolidated Direct Operating Expenses

Direct operating expenses increased $55.7 million including an increase of $3.6 million due to the effects of movements in foreign exchange compared to 2012 and the impact of our divestiture of our international neon business of $13.0 million during 2012. iHM direct operating expenses increased $59.9 million, primarily due to higher promotional and sponsorship costs for events such as the iHeartRadio Music Festival and Jingle Balls and an increase in digital expenses related to our iHeartRadio digital platform including higher digital streaming fees due to increased listening hours, as well as music licensing fees, partially offset by a decline in traffic expenses. Americas outdoor direct operating expenses decreased $15.7 million, primarily due to decreased site lease expense associated with declining revenues of some of our lower-margin product lines. Direct operating expenses in our International outdoor segment increased $6.9 million, including a $4.8 million increase due to the effects of movements in foreign exchange. The increase in expense excluding the impact of movements in foreign exchange and $13.0 million impact of our divestiture of our international neon business during 2012 was primarily driven by higher site lease and other expenses as a result of increased revenues in certain countries due to revenue growth and new contracts. These increases were partially offset by lower variable costs in other countries where revenues have declined.

Consolidated SG&A Expenses

SG&A expenses decreased $16.6 million including an increase of $1.7 million due to the effects of movements in foreign exchange compared to 2012. iHM SG&A expenses increased $27.0 million primarily due to compensation expenses and amounts related to our variable compensation plans including commissions, which were higher for the 2013 period in connection with increasing national and digital revenues. SG&A expenses in our Americas outdoor segment increased $9.5 million including a $7.8 million decrease in expenses related to a favorable court ruling in 2012, with other 2013 increases being driven by higher compensation expenses including commissions and amounts related to our variable compensation plans and legal costs. Our International outdoor SG&A expenses decreased $40.6 million including a $1.9 million increase due to the effects of movements in foreign exchange compared to the same period of 2012. Excluding the impact of foreign exchange movements and excluding the $4.2 million impact of our divestiture of our international neon business during 2012, SG&A expenses decreased $38.3 million primarily due to certain expenses during the 2012 period related to legal and other costs in Brazil that did not recur during 2013, as well as lower expenses as a result of cost saving initiatives.

Corporate Expenses

Corporate expenses increased $20.3 million during 2013 compared to 2012. This increase was primarily driven by increases in compensation expenses including amounts related to our variable compensation plans and strategic initiatives as well as $7.8 million in executive transition costs and legal costs related to stockholder litigation.

Revenue and Efficiency Initiatives

Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $57.9 million incurred in connection with our strategic revenue and efficiency initiatives. The costs were incurred to improve revenue growth, enhance yield, reduce costs, and organize each business to maximize performance and profitability. These costs consist primarily of consulting expenses, consolidation of locations and positions, severance related to workforce initiatives and other costs incurred in connection with streamlining our businesses. These costs are expected to provide benefits in future periods as the initiative results are realized. Of these costs, $15.1 million are reported within direct operating expenses, $22.3 million are reported within SG&A and $20.5 million are reported within corporate expense. In 2012, such costs totaled $13.8 million, $47.2 million, and $15.2 million, respectively.

Depreciation and Amortization

Depreciation and amortization increased $1.5 million during 2013 compared to 2012, primarily due to fixed asset additions primarily consisting of digital assets and software, which are depreciated over shorter useful lives partially offset by various assets becoming fully depreciated in 2013.

Impairment Charges

We performed our annual impairment tests as of October 1, 2013 and 2012 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $17.0 million and $37.7 million, respectively. During 2013, we recognized a $10.7 million goodwill impairment charge in our International outdoor segment related to a decline in the estimated fair value of one market. Please see Note 2 to the consolidated financial statements included in Item 8 of Part II of the Annual Report on Form 10-K for a further description of the impairment charges.

Other Operating Income, Net

Other operating income of $23.0 million in 2013 primarily related to the gain on the sale of certain outdoor assets in our Americas outdoor segment.

Other operating income of $48.1 million in 2012 primarily related to the gain on the sale of our international neon business in the third quarter of 2012.

Interest Expense

Interest expense increased $100.4 million during 2013 compared to 2012 primarily as a result of interest expense associated with the impact of refinancing transactions resulting in higher interest rates. Please refer to “Sources of Capital” for additional discussion of debt issuances and exchanges. Our weighted average cost of debt during 2013 and 2012 was 7.6% and 6.7%, respectively.

Gain (Loss) on Marketable Securities

The gain on marketable securities of $130.9 million during 2013 resulted from the sale of the shares we held in Sirius XM Radio, Inc.

The loss on marketable securities of $4.6 million during 2012 primarily related to the impairment of our investment in Independent News & Media PLC (“INM”) during 2012 and the impairment of a cost-basis investment during 2012. The fair value of INM was below cost for an extended period of time and recovery of the value was not probable. As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost, the financial condition and the near-term prospects of the issuer. After this assessment, we concluded that the impairment at each date was other than temporary and recorded non-cash impairment charges to our investment in INM, as noted above. We obtained the financial information for our cost-basis investment and noted continued doubt of the investment’s ability to continue as a going concern. After evaluating the financial condition of the investment, we concluded that the investment was other than temporarily impaired and recorded a non-cash impairment charge to that investment.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $77.7 million for 2013 primarily included the loss from our investments in ARN and New Zealand Radio Network. On February 18, 2014, a subsidiary of the Company sold its 50% interest in ARN. As of December 31, 2013 the book value of our investment in ARN exceeded the estimated selling price. Accordingly, we recorded an impairment charge of $95.4 million during the fourth quarter of 2013 to write down the investment to its estimated fair value.

Equity in earnings of nonconsolidated affiliates of $18.6 million for 2012 primarily included earnings from our investments in Australia Radio Network and New Zealand Radio Network.

Loss on Extinguishment of Debt

We recognized a loss of $84.0 million due to a debt exchange during the fourth quarter of 2013 related to iHeartCommunications’ 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 into 14.0% Senior Notes due 2021. In addition, we recognized a loss of $3.9 million due to the write-off of deferred loan costs in connection with the prepayment of Term Loan A of iHeartCommunications’ senior secured credit facilities.

In connection with the refinancing of Clear Channel Worldwide Holdings, Inc. (“CCWH”) Series A Senior Notes and Series B Senior Notes due 2017 with an interest rate of 9.25% (the “Existing CCWH Senior Notes”) with the CCWH Series A Senior Notes and Series B Senior Notes due 2022 with a stated interest rate of 6.5% (the “CCWH Senior Notes”) during the fourth quarter of 2012, CCWH paid existing note holders a tender premium of 7.4% of face value on the $1,724.7 million of Existing CCWH Senior Notes that were tendered in the tender offer and a call premium of 6.9% on the $775.3 million of Existing CCWH Senior Notes that were redeemed following the tender offer. The tender premium of $128.3 million and the call premium of $53.8 million are included in the loss on extinguishment of debt. In addition, we recognized a loss of $39.0 million due to the write-off of deferred loan costs in connection with the call of the Existing CCWH Senior Notes, and recognized losses of $33.7 million in connection with a prepayment during the first quarter of 2012 and a debt exchange during the fourth quarter of 2012 related to iHeartCommunications’ senior secured credit facilities as discussed elsewhere in this MD&A.

Other Income (Expense), Net

In connection with the June 2013 exchange offer of a portion of 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 for newly-issued 14.0% Senior Notes due 2021 and in connection with the senior secured credit facility amendments discussed elsewhere in the MD&A, all of which were accounted for as modifications of existing debt, we incurred expenses of $23.6 million partially offset by $1.8 million in foreign exchange gains on short-term intercompany accounts.

Other income of $0.3 million for 2012 primarily related to miscellaneous dividend and other income of $3.2 million offset by $3.0 million in foreign exchange losses on short-term intercompany accounts.

Income Tax Benefit

The effective tax rate for the year ended December 31, 2013 was 17.3% as compared to 42.8% for the year ended December 31, 2012. The effective tax rate for 2013 was primarily impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the U.S. Federal and State net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by tax benefits recorded during the period due to the settlement of our U.S. Federal and certain State tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $20.2 million to reflect the net tax benefits of the settlements.

The effective tax rate for the year ended December 31, 2012 was 42.8% and was favorably impacted by our settlement of U.S. Federal and foreign tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards.

iHM Results of Operations

Our iHM operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2013	2012	Change
Revenue	$3,131,595	$3,084,780	2%
Direct operating expenses	942,644	882,785	7%
SG&A expenses	1,020,097	993,116	3%
Depreciation and amortization	262,136	262,409	(0%)

Operating income	$906,718	$946,470	(4%)

iHM revenue increased $46.8 million during 2013 compared to 2012, primarily due to an increase in national advertising revenue across various markets and advertising categories, including telecommunications, retail, and entertainment, as well as growth in digital advertising revenue as a result of increased listenership on our iHeartRadio platform, with total listening hours increasing 29%. Promotional and sponsorship revenues were also higher driven by events, such as the iHeartRadio Music Festival, Jingle Balls, iHeartRadio Ultimate Pool Party, and album release events. These increases were partially offset by lower political revenues compared to 2012, as well as a decline in our traffic business as a result of integration activities and certain contract losses.

Direct operating expenses increased $59.9 million during 2013 primarily from events, promotional cost, compensation, and higher streaming and performance royalty expenses during 2013 due to increased listenership on our iHeartRadio platform. In addition, we incurred higher music license fees after receiving a one-time $20.7 million credit in 2012 from one of our performance rights organizations. These increases were partially offset by lower costs in our traffic business as a result of lower revenues and reduced spending on strategic revenue and cost initiatives. SG&A expenses increased $27.0 million primarily on our variable compensation plans, including commissions, as a result of an increase in national and digital revenue. In addition, we also incurred higher legal fees and research expenses related to sales and programming activities in 2013.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor advertising operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2013	2012	Change
Revenue	$1,290,452	$1,279,257	1%
Direct operating expenses	566,669	582,340	(3%)
SG&A expenses	220,732	211,245	4%
Depreciation and amortization	196,597	192,023	2%

Operating income	$306,454	$293,649	4%

Our Americas outdoor revenue increased $11.2 million during 2013 compared to 2012, driven primarily by increases in revenues from bulletins and posters. Traditional bulletins and posters had increases in occupancy and rates in connection with new contracts, while the increase for digital displays was driven by higher occupancy and capacity. The increase for digital displays was negatively impacted by lower revenues in our Los Angeles market as a result of the impact of litigation as discussed further in Item 3 of Part I of the Annual Report on Form 10-K. Partially offsetting these increases were declines in specialty business revenues due primarily to a significant contract during 2012 that did not recur during 2013, and declines in our airport business driven primarily by the loss of certain of our U.S. airport contracts and other airport revenue.

Direct operating expenses decreased $15.7 million, primarily due to the benefits resulting from our previous strategic cost initiatives as well as reduced variable costs associated with site lease expenses due to reduced revenues on lower margin products. SG&A expenses increased $9.5 million primarily due to the 2012 period being impacted by a favorable court ruling that resulted in a $7.8 million decrease in expenses, with other 2013 increases being driven by legal costs related to the Los Angeles litigation discussed further in Item 3 of Part I of the Annual Report on Form 10-K, as well as compensation expenses including commissions and amounts related to our variable compensation plans, which were higher for the 2013 period in connection with increasing our revenues, partially offset by a decrease in costs during 2013 associated with our strategic revenue and cost initiatives compared to 2012.

Depreciation and amortization increased $4.6 million, primarily due to our continued deployment of digital billboards partially offset by assets becoming fully depreciated during 2013.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2013	2012	Change
Revenue	$1,655,738	$1,667,687	(1%)
Direct operating expenses	1,028,059	1,021,152	1%
SG&A expenses	322,840	363,417	(11%)
Depreciation and amortization	203,927	205,258	(1%)

Operating income	$100,912	$77,860	30%

International outdoor revenue decreased $11.9 million during 2013 compared to 2012, including an increase of $5.2 million from movements in foreign exchange, and the divestiture of our international neon business which had $20.4 million in revenues during 2012. Excluding the impact of foreign exchange and the divestiture, revenues increased $3.3 million. Revenue growth in certain markets including China, Latin America, and the UK primarily in street furniture advertising revenue, as well as higher transit advertising sales resulting from new contracts in Norway, was partially offset by lower revenues in other countries in Europe as a result of weakened macroeconomic conditions.

Direct operating expenses increased $6.9 million including an increase of $4.8 million from movements in foreign exchange, and the divestiture of our international neon business during 2012 which had $13.0 million in direct operating expenses during 2012. Excluding the impact of movements in foreign exchange and the divestiture, direct operating expenses increased $15.1 million driven primarily by increases in variable costs in certain markets such as China, Norway and Latin America resulting from increased revenues partially offset by declines in expenses in response to declining revenues in other countries in Europe. SG&A expenses decreased $40.6 million including an increase of $1.9 million from movements in foreign exchange and the divestiture of our international neon business during 2012, which had $4.2 million in SG&A expenses during 2012. Excluding the impact of movements in foreign exchange and the divestiture, SG&A expenses decreased $38.3 million primarily due to the absence in 2013 of $22.7 million in expenses incurred during 2012 in connection with legal and other costs in Brazil as well as decreases in 2013 in strategic revenue and cost initiative expenses.

Reconciliation of Segment Operating Income to Consolidated Operating Income

(In thousands)	Years Ended December 31,
	2014	2013	2012
iHM	$946,968	$906,718	$946,470
Americas outdoor advertising	290,967	306,454	293,649
International outdoor advertising	122,814	100,912	77,860
Other	59,739	23,061	58,829
Impairment charges	(24,176)	(16,970)	(37,651)
Other operating income, net	40,031	22,998	48,127
Corporate expense (1)	(354,757)	(342,391)	(317,234)

Consolidated operating income	$1,081,586	$1,000,782	$1,070,050

(1)	Corporate expenses include expenses related to iHM, Americas outdoor, International outdoor and our Other category, as well as overall executive, administrative and support functions.

Share-Based Compensation Expense

As of December 31, 2014, there was $22.4 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately three years. In addition, as of December 31, 2014, there was $24.7 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Share-based compensation expenses are recorded in corporate expenses and were $10.7 million, $16.7 million and $28.5 million for the years ended December 31, 2014, 2013 and 2012, respectively.

On October 22, 2012, we granted 1.8 million restricted shares of our Class A common stock (the “Replacement Shares”) in exchange for 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan pursuant to an option exchange program (the “Program”) that expired on November 19, 2012. In addition, on October 22, 2012, we granted 1.5 million fully-vested shares of our Class A common stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the Program. Upon the expiration of the Program on November 19, 2012, we repurchased 0.9 million of the Additional Shares from the employees who elected to participate in the Program and timely delivered to us a properly completed election form under Internal Revenue Code Section 83(b) to fund tax withholdings in connection with the Program. Employees who ceased to be eligible, declined to participate in the Program or, in the case of the Additional Shares, declined to participate in the tax assistance program, forfeited their Replacement Shares and Additional Shares on November 19, 2012 and retained their stock options with no changes to the terms. We accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. We recognized $2.6 million of expense related to the Additional Shares granted in connection with the tax assistance program.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

The following discussion highlights cash flow activities during the years ended December 31, 2014, 2013 and 2012.

(In thousands)	Years Ended December 31,
	2014	2013	2012
Cash provided by (used for):
Operating activities	$245,116	$212,872	$485,132
Investing activities	$(88,682)	$(133,365)	$(397,021)
Financing activities	$(398,001)	$(595,882)	$(95,349)

Operating Activities

2014

Cash provided by operating activities in 2014 was $245.1 million compared to $212.9 million of cash provided in 2013. Our consolidated net loss included $877.5 million of non-cash items in 2014. Our consolidated net loss in 2013 included $782.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, gain on marketable securities, equity in (earnings) loss of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $2.6 million lower in 2014 compared to the prior year due to the timing of accrued interest payments from refinancing transactions.

2013

Cash provided by operating activities in 2013 was $212.9 million compared to $485.1 million of cash provided in 2012. Our consolidated net loss included $782.5 million of non-cash items in 2013. Our consolidated net loss in 2012 included $873.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, gain on marketable securities, equity in loss of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $162.1 million higher in 2013 compared to the prior year due to the timing of accrued interest with the issuance of CCWH’s Subordinated Notes during the first quarter of 2012 and iHeartCommunications’ 9.0% Priority Guarantee Notes due 2019 during the fourth quarter of 2012.

2012

The $110.2 million increase in cash flows from operations to $485.1 million in 2012 compared to $374.9 million in 2011 was primarily driven by changes in working capital. Our consolidated net loss in 2012 included $873.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, loss on marketable securities, equity in earnings of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $120.6 million higher during 2012 compared to the prior year. Cash provided by operations in 2012 compared to 2011 also reflected lower variable compensation payments in 2012 associated with our employee incentive programs based on 2011 operating performance compared to such payments made in 2011 based on 2010 performance.

Investing Activities

2014

Cash used for investing activities of $88.7 million in 2014 primarily reflected capital expenditures of $318.2 million, partially offset by proceeds of $236.6 million primarily from the sale of our 50% interest in ARN and the sale of our 50% interest in Buspak. We spent $50.4 million for capital expenditures in our iHM segment primarily related to leasehold improvements and IT infrastructure, $97.0 million in our Americas outdoor segment primarily related to the construction of new advertising structures such as digital displays, $130.2 million in our International outdoor segment primarily related to billboard and street furniture advertising structures, $5.7 million in our Other category, and $34.9 million by Corporate primarily related to equipment and software.

2013

Cash used for investing activities of $133.4 million during 2013 reflected our capital expenditures of $324.5 million as well as proceeds from the sale of our shares of Sirius XM Radio, Inc. of $135.6 million. We spent $75.7 million for capital expenditures in our iHM segment primarily related to leasehold improvements, $89.0 million in our Americas outdoor segment primarily related to the construction of new advertising structures such as digital displays, $108.6 million in our International outdoor segment primarily related to new advertising structures such as billboards and street furniture and renewals of existing contracts, $9.9 million in our Other category related to our national representation business, and $41.3 million by Corporate primarily related to equipment and software. Other cash provided by investing activities were $81.6 million of proceeds from sales of other operating and fixed assets.

2012

Cash used for investing activities of $397.0 million during 2012 reflected capital expenditures of $390.3 million. We spent $65.8 million for capital expenditures in our iHM segment, $117.7 million in our Americas outdoor segment primarily related to the installation of new digital displays, $150.1 million in our International outdoor segment primarily related to new billboard, street furniture and mall contracts and renewals of existing contracts, $17.4 million in our Other category related to our national representation business, and $39.3 million by Corporate. Partially offsetting cash used for investing activities were $59.7 million of proceeds from the divestiture of our international neon business and the sales of other operating assets.

Financing Activities

2014

Cash used for financing activities of $398.0 million in 2014 primarily reflected payments on long-term debt and the payment by CCOH of a dividend to CCOH shareholders, partially offset by proceeds from the issuance of long-term debt. iHeartCommunications received cash proceeds from the issuance by CCU Escrow Corporation of 10% Senior Notes due 2018 ($850.0 million in aggregate principal amount), the sale by a subsidiary of iHeartCommunications of 14% Senior Notes due 2021 to private purchasers ($227.0 million in aggregate principal amount) and the issuance to private purchasers of 9% Priority Guarantee Notes due 2022 ($1,000.0 million in aggregate principal amount). This was partially offset by the redemption of $567.1 million principal amount outstanding of iHeartCommunications’ 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of the Company) and $241.0 million principal amount outstanding of iHeartCommunications’ 4.9% Senior Notes due 2015, the repayment of the full $247.0 million principal amount outstanding under iHeartCommunications’ receivables-based credit facility, and the prepayment of $974.9 million aggregate principal amount of the Term B facility due 2016 and $16.1 million aggregate principal amount of the Term loan C facility due 2016. In addition, during 2014, CC Finco repurchased $239.0 million aggregate principal amount of notes, for a total purchase price of $222.4 million, including accrued interest.

2013

Cash used for financing activities of $595.9 million in 2013 primarily reflected payments on long-term debt. iHeartCommunications repaid its 5.75% senior notes at maturity for $312.1 million (net of $187.9 million principal amount held by and repaid to a subsidiary of iHeartCommunications) using cash on hand. iHeartCommunications prepaid $846.9 million outstanding under its Term Loan A under its senior secured credit facilities using the proceeds from the issuance of iHeartCommunications’ 11.25% Priority Guarantee Notes, borrowings under its receivables based credit facility, and cash on hand. Other cash used for financing activities included payments to holders of 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 in connection with exchange offers in June 2013 of $32.5 million and in December 2013 of $22.7 million, payment of an applicable high yield discount obligation to holders of 11.00%/11.75% Senior Toggle Notes due 2016 in August 2013 of $25.3 million, payments to repurchase noncontrolling interests of $61.1 million and $91.9 million in payments for dividends and other payments to noncontrolling interests.

2012

Cash used for financing activities of $95.3 million during 2012 primarily reflected (i) the issuance of $2.2 billion of the CCWH Subordinated Notes by CCWH and the use of proceeds distributed to us in connection with a dividend declared by CCOH during 2012, in addition to cash on hand, to repay $2.1 billion of indebtedness under iHeartCommunications’ senior secured credit facilities, (ii) the issuance by CCWH of $2.7 billion aggregate principal amount of the CCWH Senior Notes and the use of the proceeds to fund the tender offer for and redemption of the Existing CCWH Senior Notes, (iii) the repayment of iHeartCommunications’ 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount held by and repaid to a subsidiary of iHeartCommunications with respect to notes repurchased and held by such entity), using a portion of the proceeds from iHeartCommunications’ June 2011 issuance of $750.0 million aggregate principal amount of 9.0% Priority Guarantee Notes due 2021, along with available cash on hand and (iv) the exchange of $2.0 billion aggregate principal amount of term loans under iHeartCommunications’ senior secured credit facilities for $2.0 billion aggregate principal amount of newly issued 9.0% Priority Guarantee Notes due 2019. Our financing activities also reflect a $244.7 million reduction in noncontrolling interest as a result of the dividend paid by CCOH in connection with the CCWH Subordinated Notes issuance, which represents the portion paid to parties other than iHeartCommunications’ subsidiaries that own CCOH common stock.

Anticipated Cash Requirements

Our primary source of liquidity is cash on hand, cash flow from operations and borrowing capacity under iHeartCommunications’ domestic receivables based credit facility, subject to certain limitations contained in iHeartCommunications’ material financing agreements. A significant amount of our cash requirements are for debt service obligations. We anticipate cash interest requirements of approximately $1.6 billion during 2015. At December 31, 2014, we had debt maturities totaling $3.6 million, $1,126.9 million, and $8.2 million in 2015, 2016, and 2017, respectively. It is our policy to permanently reinvest the earnings of our non-U.S. subsidiaries as these earnings are generally redeployed in those jurisdictions for operating needs and continued functioning of their businesses. We have the ability and intent to indefinitely reinvest the undistributed earnings of consolidated subsidiaries based outside of the United States. If any excess cash held by our foreign subsidiaries were needed to fund operations in the United States, we could presently repatriate available funds without a requirement to accrue or pay U.S. taxes. This is a result of significant current and historic deficits in our foreign earnings and profits, which gives us flexibility to make future cash distributions as non-taxable returns of capital.

Our ability to fund our working capital, capital expenditures, debt service and other obligations, and to comply with the financial covenants under iHeartCommunications’ financing agreements, depends on our future operating performance and cash from operations and our ability to generate cash from other liquidity-generating transactions, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. We are currently exploring, and expect to continue to explore, a variety of transactions to provide us with additional liquidity. We cannot assure you that we will enter into or consummate any such liquidity-generating transactions, or that such transactions will provide sufficient cash to satisfy our liquidity needs, and we cannot currently predict the impact that any such transaction, if consummated, would have on us. If our future operating performance does not meet our expectations or our plans materially change in an adverse manner or prove to be materially inaccurate, we may not be able to refinance the debt as currently contemplated. Our ability to refinance the debt will depend on the condition of the capital markets and our financial condition at the time. There can be no assurance that refinancing alternatives will be available on terms acceptable to us or at all. Even if refinancing alternatives are available to us, we may not find them suitable or at comparable interest rates to the indebtedness being refinanced. In addition, the terms of our existing or future debt agreements may restrict us from securing a refinancing on terms that are available to us at that time. If we are unable to obtain sources of refinancing or generate sufficient cash through liquidity-generating transactions, we could face substantial liquidity problems, which could have a material adverse effect on our financial condition and on our ability to meet iHeartCommunications’ obligations.

Our financing transactions during 2014 increased our annual interest expense. Our increased interest payment obligations will reduce our liquidity over time, which could in turn reduce our financial flexibility and make us more vulnerable to changes in operating performance and economic downturns generally, and could negatively affect iHeartCommunications’ ability to obtain additional financing in the future.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue acquisitions or dispositions, which could be material. iHeartCommunications’ and its subsidiaries’ significant amount of indebtedness may limit our ability to pursue acquisitions. The terms of our existing or future debt agreements may also restrict our ability to engage in these transactions.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flow from operations, borrowing capacity under iHeartCommunications’ receivables based credit facility and cash from other liquidity-generating transactions will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements, and that we will be able to consummate liquidity-generating transactions in a timely manner and on terms acceptable to us. We cannot assure you that this will be the case. If our future cash flows from operations, financing sources and other liquidity-generating transactions are insufficient to pay our debt obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell material assets, seek additional capital or refinance iHeartCommunications’ and its subsidiaries’ debt. We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all.

We were in compliance with the covenants contained in iHeartCommunications’ material financing agreements as of December 31, 2014, including the maximum consolidated senior secured net debt to consolidated EBITDA limitation contained in iHeartCommunications’ senior secured credit facilities. We believe our long-term plans, which include promoting spending in our industries and capitalizing on our diverse geographic and product opportunities, including the continued investment in our media and entertainment initiatives and continued deployment of digital displays, will enable us to continue generating cash flows from operations sufficient to meet our liquidity and funding requirements long term. However, our anticipated results are subject to significant uncertainty and there can be no assurance that we will be able to maintain compliance with these covenants. In addition, our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any covenants set forth in iHeartCommunications’ financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity. Moreover, the lenders under the receivables based facility under iHeartCommunications’ senior secured credit facilities would have the option to terminate their commitments to make further extensions of credit thereunder. If we are unable to repay iHeartCommunications’ obligations under any secured credit facility, the lenders could proceed against any assets that were pledged to secure such facility. In addition, a default or acceleration under any of iHeartCommunications’ material financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions. The threshold amount for a cross-default under the senior secured credit facilities is $100.0 million.

Sources of Capital

As of December 31, 2014 and 2013, we had the following debt outstanding, net of cash and cash equivalents:

	December 31,
(In millions)	2014	2013
Senior Secured Credit Facilities:
Term Loan B Facility Due 2016	916.1	1,891.0
Term Loan C - Asset Sale Facility Due 2016	15.2	34.8
Term Loan D Facility Due 2019	5,000.0	5,000.0
Term Loan E Facility Due 2019	1,300.0	1,300.0
Receivables Based Facility Due 2017 (1)	—	247.0
9.0% Priority Guarantee Notes Due 2019	1,999.8	1,999.8
9.0% Priority Guarantee Notes Due 2021	1,750.0	1,750.0
11.25% Priority Guarantee Notes Due 2021	575.0	575.0
9.0% Priority Guarantee Notes Due 2022	1,000.0	—
Subsidiary Senior Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	19.2	21.1

Total Secured Debt	12,575.3	12,818.7
10.75% Senior Cash Pay Notes Due 2016	—	94.3
11.00%/11.75% Senior Toggle Notes Due 2016	—	127.9
14.0% Senior Notes Due 2021	1,661.6	1,404.2
iHeartCommunications Legacy Notes:
5.5% Senior Notes Due 2014	—	461.5
4.9% Senior Notes Due 2015	—	250.0
5.5% Senior Notes Due 2016	192.9	250.0
6.875% Senior Notes Due 2018	175.0	175.0
7.25% Senior Notes Due 2027	300.0	300.0
10.0% Senior Notes Due 2018	730.0	—
Subsidiary Senior Notes:
6.5% Series A Senior Notes Due 2022	735.8	735.8
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Subsidiary Senior Subordinated Notes:
7.625% Series A Senior Notes Due 2020	275.0	275.0
7.625% Series B Senior Notes Due 2020	1,925.0	1,925.0
Other Subsidiary Debt	1.0	—
Purchase accounting adjustments and original issue discount	(234.9)	(322.4)

Total Debt	20,326.0	20,484.3
Less: Cash and cash equivalents	457.0	708.2

	$19,869.0	$19,776.1

(1)	The receivables based credit facility provides for borrowings of up to the lesser of $535.0 million (the revolving credit commitment) or the borrowing base amount, as defined under the receivables based facility, subject to certain limitations contained in iHeartCommunications’ material financing agreements.

Our subsidiaries have from time to time repurchased certain debt obligations of iHeartCommunications and our equity securities and equity securities outstanding of CCOH, and may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of iHeartCommunications or its subsidiaries or our outstanding equity securities or outstanding equity securities of CCOH, in tender offers, open market purchases, privately negotiated transactions or otherwise. We or our subsidiaries may also sell certain assets, securities, or properties. These purchases or sales, if any, could have a material positive or negative impact on our liquidity available to repay outstanding debt obligations or on our consolidated results of operations. These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in our leverage or other financial ratios, which could have a material positive or negative impact on our ability to comply with the covenants contained in iHeartCommunications’ debt agreements. These transactions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Senior Secured Credit Facilities

As of December 31, 2014, iHeartCommunications had a total of $7,231.2 million outstanding under its senior secured credit facilities, consisting of:

•	a $916.1 million Term Loan B, which matures on January 29, 2016; and

•	a $15.2 million Term Loan C, which matures on January 29, 2016; and

•	a $5.0 billion Term Loan D, which matures on January 30, 2019; and

•	a $1.3 billion Term Loan E, which matures on July 30, 2019.

iHeartCommunications may raise incremental Term Loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the Term Loans under the senior secured credit facilities. Availability of such incremental Term Loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

iHeartCommunications is the primary borrower under the senior secured credit facilities, except that certain of its domestic restricted subsidiaries are co-borrowers under a portion of the Term Loan facilities.

Interest Rate and Fees

Borrowings under iHeartCommunications’ senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the Term Loan facilities are the following percentages per annum:

•	With respect to loans under the Term Loan B and Term Loan C – asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan D, (i) 5.75% in the case of base rate loans and (ii) 6.75% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan E, (i) 6.50% in the case of base rate loans and (ii) 7.50% in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon iHeartCommunications’ leverage ratio.

Prepayments

The senior secured credit facilities require iHeartCommunications to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage may be reduced to 25% and to 0% based upon iHeartCommunications’ leverage ratio) of iHeartCommunications’ annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of Term Loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•	100% (which percentage may be reduced to 75% and 50% based upon iHeartCommunications’ leverage ratio) of the net cash proceeds of sales or other dispositions by iHeartCommunications or its wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•	100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under iHeartCommunications’ senior secured credit facilities, (ii) certain securitization financing (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net cash proceeds received by iHeartCommunications as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under iHeartCommunications’ senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at iHeartCommunications’ option, to the Term Loans (on a pro rata basis, other than that non-extended classes of Term Loans may be prepaid prior to any corresponding extended class), in each case (i) first to the Term Loans outstanding under Term Loan B and (ii) one of (w) second, to outstanding Term Loan C—asset sale facility loans; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan C—asset sale facility loans; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan C—asset sale facility loans; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan C—asset sale facility loans, Term Loan D and Term Loan E. In each case to the remaining installments thereof in direct order of maturity for the Term Loan C—asset sale facility loans.

The foregoing prepayments with net cash proceeds of sales or other dispositions by iHeartCommunications or its wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions, will be applied (i) first to the Term Loan C—asset sale facility loans in direct order of maturity, and (ii) one of (w) second, to outstanding Term Loan B; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan B; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan B; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan B, Term Loan D and Term Loan E.

The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by iHeartCommunications as a distribution from indebtedness incurred by CCOH will be applied (i) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan D and, third, to outstanding Term Loan E, (ii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan E and, third, to outstanding Term Loan D, (iii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity and, second, ratably to outstanding Term Loan D and Term Loan E or (iv) ratably to outstanding Term Loan B, Term Loan C, Term Loan D and Term Loan E.

iHeartCommunications may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amendments

On October 25, 2012, iHeartCommunications amended the terms of its senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of Term Loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion of 9.0% priority guarantee notes due 2019 issued in October 2012 as described under “—Sources of Capital—Refinancing Transactions” below); (ii) provide iHeartCommunications with greater flexibility to prepay tranche A Term Loans; (iii) following the repayment or extension of all tranche A Term Loans, permit below par non-pro rata purchases of Term Loans pursuant to customary Dutch auction procedures whereby all lenders of the class of Term Loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A Term Loans, permit the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200.0 million; (v) combine the Term Loan B, the delayed draw Term Loan 1 and the delayed draw Term Loan 2 under the senior secured credit facilities; (vi) preserve revolving credit facility capacity in the event iHeartCommunications repays all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, iHeartCommunications repaid and permanently cancelled the commitments under its revolving credit facility, which was set to mature in July 2014.

On February 28, 2013, iHeartCommunications repaid all $846.9 million of loans outstanding under its Term Loan A facility.

On May 31, 2013, iHeartCommunications further amended the terms of its senior secured credit facilities by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $5.0 billion Term Loan D due January 30, 2019. The amendment also permitted iHeartCommunications to make applicable high yield discount obligation catch-up payments beginning after May 2018 with respect to the new Term Loan D and beginning in June 2018 with respect to the 14.0% Senior Notes due 2021, which were issued in connection with the exchange of a portion of the Senior Cash Pay Notes and Senior Toggle Notes.

In connection with the December 2013 refinancing discussed later, iHeartCommunications further amended the terms of its senior secured credit facilities on December 18, 2013, to extend a portion of the Term Loan B and Term Loan C due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by iHeartCommunications and each of iHeartCommunications’ existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the iHeartCommunications senior notes, and other exceptions, by:

•	a lien on the capital stock of iHeartCommunications;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the iHeartCommunications senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes);

•	certain specified assets of iHeartCommunications and the guarantors that constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the iHeartCommunications senior notes; and

•	a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility that is junior to the lien securing iHeartCommunications’ obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require iHeartCommunications to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. iHeartCommunications’ secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) to operating income and net cash provided by operating activities for the year ended December 31, 2014:

Year Ended
(In Millions)	December 31, 2014
Consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities)	$1,942.2
Less adjustments to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(75.7)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities)	(31.6)
Non-cash charges	(35.8)
Cash received from nonconsolidated affiliates	(1.2)
Other items	(10.5)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(705.8)

Operating income	1,081.6
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	701.3
Less: Interest expense	(1,741.6)
Less: Current income tax expense	(24.6)
Plus: Other income (expense), net	9.1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	89.6
Change in assets and liabilities, net of assets acquired and liabilities assumed	129.7

Net cash provided by operating activities	$245.1

The maximum ratio under this financial covenant is currently set at 8.75:1. At December 31, 2014, the ratio was 6.3:1.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase iHeartCommunications’ capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of iHeartCommunications’ subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

As of December 31, 2014, there were no borrowings outstanding under iHeartCommunications’ receivables based credit facility.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of the eligible accounts receivable of iHeartCommunications and certain of its subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

iHeartCommunications and certain subsidiary borrowers are the borrowers under the receivables based credit facility. iHeartCommunications has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans are available in U.S. dollars and letters of credit are available in a variety of currencies including U.S. dollars, Euros, Pounds Sterling, and Canadian dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average daily excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, iHeartCommunications is required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. iHeartCommunications must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than

$500.0 million in aggregate principal amount is owing under certain of iHeartCommunications’ Term Loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of iHeartCommunications’ 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, iHeartCommunications will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. iHeartCommunications may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments iHeartCommunications makes will not reduce its commitments under the receivables based credit facility.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of iHeartCommunications’ senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of iHeartCommunications’ and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of iHeartCommunications’ senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of iHeartCommunications’ senior notes (the “Legacy Notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), iHeartCommunications will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under iHeartCommunications’ receivables based credit facility and all actions permitted to be taken by a secured creditor.

9% Priority Guarantee Notes Due 2019

As of December 31, 2014, iHeartCommunications had outstanding $2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019 (the “Priority Guarantee Notes due 2019”).

The Priority Guarantee Notes due 2019 mature on December 15, 2019 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, which began on June 15, 2013. The Priority Guarantee Notes due 2019 are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2019 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain Legacy Notes of iHeartCommunications), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities and iHeartCommunications’ priority guarantee notes due 2021 and 2022, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

iHeartCommunications may redeem the Priority Guarantee Notes due 2019 at its option, in whole or part, at any time prior to July 15, 2015, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2019 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. iHeartCommunications may redeem the Priority Guarantee Notes due 2019, in whole or in part, on or after July 15, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. Prior to July 15, 2015, iHeartCommunications may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2019 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2019 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indenture contains covenants that limit iHeartMedia Capital I, LLC’s ability, iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2019. The indenture also provides for customary events of default.

9% Priority Guarantee Notes Due 2021

As of December 31, 2014, iHeartCommunications had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Priority Guarantee Notes due 2021”).

The Priority Guarantee Notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, which began on September 1, 2011. The Priority Guarantee Notes due 2021 are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain Legacy Notes of iHeartCommunications), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities, the Priority Guarantee Notes due 2019, the 11.25% Priority Guarantee Notes and the Priority Guarantee Notes due 2022, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions.

iHeartCommunications may redeem the Priority Guarantee Notes due 2021 at its option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. iHeartCommunications may redeem the Priority Guarantee Notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, iHeartCommunications may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2021 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indenture contains covenants that limit iHeartMedia Capital I, LLC’s ability, iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2021. The indenture also provides for customary events of default.

11.25% Priority Guarantee Notes Due 2021

As of December 31, 2014, iHeartCommunications had outstanding $575.0 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 (the “11.25% Priority Guarantee Notes”).

The 11.25% Priority Guarantee Notes mature on March 1, 2021 and bear interest at a rate of 11.25% per annum, payable semi-annually on March 1 and September 1 of each year, which began on September 1, 2013. The 11.25% Priority Guarantee Notes are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture governing such notes. The 11.25% Priority Guarantee Notes and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain Legacy Notes of iHeartCommunications), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ Priority Guarantee Notes due 2019, iHeartCommunications’ Priority Guarantee Notes due 2021, and iHeartCommunications’ Priority Guarantee Notes due 2022, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions.

iHeartCommunications may redeem the 11.25% Priority Guarantee Notes at its option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the 11.25% Priority Guarantee Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. In addition, until March 1, 2016, iHeartCommunications may elect to redeem up to 40% of the aggregate principal amount of the 11.25% Priority Guarantee Notes at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. iHeartCommunications may redeem the 11.25% Priority Guarantee Notes, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the 11.25% Priority Guarantee Notes contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indenture contains covenants that limit iHeartMedia Capital I, LLC’s ability, iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 11.25% Priority Guarantee Notes. The indenture also provides for customary events of default.

9% Priority Guarantee Notes Due 2022

As of December 31, 2014, iHeartCommunications had outstanding $1.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2022 (the “Priority Guarantee Notes due 2022”).

The Priority Guarantee Notes due 2022 mature on September 15, 2022 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, which begins on March 15, 2015. The Priority Guarantee Notes due 2022 are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2022 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain Legacy Notes of iHeartCommunications), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities, the Priority Guarantee Notes due 2019, the Priority Guarantee Notes due 2021 and the 11.25% Priority Guarantee Notes, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions.

iHeartCommunications may redeem the Priority Guarantee Notes due 2022 at its option, in whole or part, at any time prior to September 15, 2017, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2022 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. iHeartCommunications may redeem the Priority Guarantee Notes due 2022, in whole or in part, on or after September 15, 2017, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before September 15, 2017, iHeartCommunications may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2022 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2022 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indenture contains covenants that limit iHeartMedia Capital I, LLC’s ability, iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2022. The indenture also provides for customary events of default.

Subsidiary Senior Revolving Credit Facility Due 2018

During the third quarter of 2013, CCOH entered into a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. The revolving credit facility may be used for working capital needs, to issue letters of credit and for other general corporate purposes. At December 31, 2014, there were no amounts outstanding under the revolving credit facility, and $62.2 million of letters of credit under the revolving credit facility, which reduce availability under the facility.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2014, iHeartCommunications had no principal amounts outstanding of 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016. In August 2014, iHeartCommunications fully redeemed the remaining notes with proceeds from the issuance of 14.0% Senior Notes due 2021.

14.0% Senior Notes due 2021

As of December 31, 2014, iHeartCommunications had outstanding approximately $1.66 billion of aggregate principal amount of 14.0% Senior Notes due 2021 (net of $423.4 million principal amount issued to, and held by, a subsidiary of iHeartCommunications).

The Senior Notes due 2021 mature on February 1, 2021. Interest on the Senior Notes due 2021 is payable semi-annually on February 1 and August 1 of each year, which began on August 1, 2013. Interest on the Senior Notes due 2021 will be paid at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of payment-in-kind notes (the “PIK Notes”). Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued will mature on February 1, 2021 and have the same rights and benefits as the Senior Notes due 2021. The Senior Notes due 2021 are fully and unconditionally guaranteed on a senior basis by the guarantors named in the indenture governing such notes. The guarantee is structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiary of the applicable subsidiary guarantor that is not also a guarantor of the

Senior Notes due 2021. The guarantees are subordinated to the guarantees of iHeartCommunications’ senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the guarantors.

iHeartCommunications may redeem or purchase the Senior Notes due 2021 at its option, in whole or in part, at any time prior to August 1, 2015, at a redemption price equal to 100% of the principal amount of Senior Notes due 2021 redeemed plus an applicable premium. In addition, until August 1, 2015, iHeartCommunications may, at its option, on one or more occasions, redeem up to 60% of the then outstanding aggregate principal amount of Senior Notes due 2021 at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date. iHeartCommunications may redeem the Senior Notes due 2021, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the Senior Notes due 2021 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; (vii) engage in transactions with affiliates; and (viii) designate their subsidiaries as unrestricted subsidiaries.

iHeartCommunications Legacy Notes

As of December 31, 2014, iHeartCommunications had approximately $667.9 million aggregate principal amount of senior notes outstanding (net of $57.1 million aggregate principal amount held by a subsidiary of iHeartCommunications).

The senior notes were the obligations of iHeartCommunications prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

10.0% Senior Notes due 2018

As of December 31, 2014, iHeartCommunications had outstanding $730.0 million aggregate principal amount of senior notes due 2018 (net of $120.0 million aggregate principal amount held by a subsidiary of iHeartCommunications). The senior notes due 2018 mature on January 15, 2018 and bear interest at a rate of 10.0% per annum, payable semi-annually on January 15 and July 15 of each year, which began on July 15, 2014.

The senior notes due 2018 are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes due 2018 rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

CCWH Senior Notes

As of December 31, 2014, CCWH senior notes represented $2.7 billion aggregate principal amount of indebtedness outstanding, which consisted of $735.75 million aggregate principal amount of Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”) and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes due 2022 (the “Series B CCWH Senior Notes”). The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, which began on May 15, 2013.

At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than iHeartCommunications and its subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than iHeartCommunications and its subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by iHeartCommunications to CCOH.

CCWH Senior Subordinated Notes

As of December 31, 2014, CCWH Subordinated Notes represented $2.2 billion of aggregate principal amount of indebtedness outstanding, which consist of $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes”). Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, which began on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH may redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than iHeartCommunications and its subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than iHeartCommunications and its subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by iHeartCommunications to CCOH.

Refinancing Transactions

2014 Refinancing Transactions

On February 14, 2014, CC Finco, an indirect wholly-owned subsidiary of ours, sold $227.0 million in aggregate principal amount of 14.0% Senior Notes due 2021 issued by iHeartCommunications to private purchasers in a transaction exempt from registration under the Securities Act of 1933, as amended. This $227.0 million in aggregate principal amount of 14.0% Senior Notes due 2021, which was previously eliminated in consolidation because the notes were held by a subsidiary, is now reflected on our consolidated balance sheet. CC Finco contributed the net proceeds from the sale of the 14.0% Senior Notes due 2021 to iHeartCommunications.

On May 1, 2014, CCU Escrow Corporation issued $850.0 million in aggregate principal amount of 10.0% Senior Notes due 2018 in a private offer. On June 6, 2014, CCU Escrow Corporation merged into iHeartCommunications, and iHeartCommunications assumed CCU Escrow Corporation’s obligations under the Senior Notes due 2018. Using the proceeds from the issuance of the 10.0% Senior Notes due 2018, iHeartCommunications redeemed $567.1 million aggregate principal amount of iHeartCommunications’ 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of iHeartCommunications) and $241.0 million aggregate principal amount of iHeartCommunications’ 4.9% Senior Notes due 2015.

On August 22, 2014, iHeartCommunications issued and sold $222.2 million in aggregate principal amount of new 14.0% Senior Notes due 2021 to CC Finco in a transaction exempt from registration under the Securities Act of 1933, as amended. The new 14.0% Senior Notes due 2021 were issued as additional notes under the indenture governing iHeartCommunications’ existing 14.0% Senior Notes due 2021. On August 22, 2014, iHeartCommunications redeemed all of the outstanding $94.3 million aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 and $127.9 million aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016 using proceeds of the issuance of the new 14.0% Senior Notes due 2021.

On September 10, 2014, iHeartCommunications issued and sold $750.0 million in aggregate principal amount of Priority Guarantee Notes due 2022 and used the net proceeds of such issuance to prepay at par $729.0 million of the loans outstanding under its term loan B facility and $12.1 million of the loans outstanding under its term loan C-asset sale facility, and to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment.

On September 29, 2014, iHeartCommunications issued an additional $250.0 million in aggregate principal amount of Priority Guarantee Notes due 2022 and used the proceeds of such issuance to prepay at par $245.9 million of loans outstanding under its term loan B facility and $4.1 million of loans outstanding under its term loan C-asset sale facility, and to pay accrued and unpaid interest with regard to such loans to, but not including, the date of repayment.

2013 Refinancing Transactions

In February 2013, iHeartCommunications issued $575.0 million aggregate principal amount of the outstanding 11.25% Priority Guarantee Notes and used the net proceeds of such notes, together with the proceeds of borrowings under its receivables based credit facility and cash on hand, to prepay all $846.9 million of loans outstanding under its Term Loan A and to pay related fees and expenses.

During June 2013, iHeartCommunications amended its senior secured credit facility by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $5.0 billion Term Loan D due January 30, 2019. The amendment also permitted iHeartCommunications to make applicable high yield discount obligation catch-up payments beginning in May 2018 with respect to the new Term Loan D and any notes issued in connection with iHeartCommunications’ exchange of its outstanding 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016.

During June 2013, iHeartCommunications exchanged $348.1 million aggregate principal amount of senior cash pay notes for $348.0 million aggregate principal amount of the Senior Notes due 2021 and $917.2 million aggregate principal amount of senior toggle notes (including $452.7 million aggregate principal amount held by a subsidiary of iHeartCommunications) for $853.0 million aggregate principal amount of Senior Notes due 2021 (including $421.0 million aggregate principal amount issued to the subsidiary of iHeartCommunications) and $64.2 million of cash (including $31.7 million of cash paid to the subsidiary of iHeartCommunications), pursuant to the exchange offer. In connection with the exchange offer and the senior secured credit facility amendment, both of which were accounted for as modifications of existing debt in accordance with ASC 470-50, we incurred expenses of $17.9 million which are included in “Other income (expenses), net”.

Further, in December 2013, iHeartCommunications exchanged an additional $353.8 million aggregate principal amount of senior cash pay notes for $389.2 million aggregate principal amount of the Senior Notes due 2021 and $14.2 million of cash as well as an additional $212.1 million aggregate principal amount of senior toggle notes for $233.3 million aggregate principal amount of Senior Notes due 2021 and $8.5 million of cash, pursuant to the exchange offer. In connection with the exchange offer, which was accounted for as extinguishment of existing debt in accordance with ASC 470-50, we incurred expenses of $84.0 million, which are included in “Loss on extinguishment of debt”.

In addition, during December 2013, iHeartCommunications amended its senior secured credit facility by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019. In connection with the senior secured credit facility amendment, which was accounted for as modifications of existing debt, we incurred expenses of $5.5 million which are included in “Other income (expenses), net”.

2012 Refinancing Transactions

In March 2012, CCWH issued $275.0 million aggregate principal amount of the Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of the Series B CCWH Subordinated Notes and in connection therewith, CCOH distributed a dividend of $6.0832 per share to its stockholders of record. Using the CCOH dividend proceeds distributed to our wholly-owned subsidiaries, together with cash on hand, iHeartCommunications repaid $2,096.2 million of indebtedness under its senior secured credit facilities.

During October 2012, iHeartCommunications exchanged $2.0 billion aggregate principal amount of term loans under its senior secured credit facilities for a like principal amount of newly issued iHeartCommunications Priority Guarantee Notes due 2019. The exchange offer, which was offered to eligible existing lenders under iHeartCommunications’ senior secured credit facilities, was exempt from registration under the Securities Act of 1933, as amended. We capitalized $11.9 million in fees and expenses associated with the offering and are amortizing them through interest expense over the life of the notes.

In November 2012, CCWH issued $735.75 million aggregate principal amount of the Series A CCWH Senior Notes, which were issued at an issue price of 99.0% of par, and $1,989.25 million aggregate principal amount of the Series B CCWH Senior Notes, which were issued at par. CCWH used the net proceeds from the offering of the CCWH Senior Notes, together with cash on hand, to fund the tender offer for and redemption of the Existing CCWH Senior Notes.

Dispositions and Other

2014

During 2014, the Company sold its 50% interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand. An impairment charge of $95.4 million was recorded during the fourth quarter of 2013 to write down the investment to its estimated fair value. Upon sale of ARN, the Company recognized a loss of $2.4 million and $11.5 million of foreign exchange losses, which were reclassified from accumulated other comprehensive income.

During 2014, our International outdoor segment sold its 50% interest in Buspak, a bus advertising company in Hong Kong and recognized a gain on sale of $4.5 million.

2013

During 2013, our Americas outdoor segment divested certain outdoor advertising assets in Times Square for approximately $18.7 million resulting in a gain of $12.2 million. In addition, our iHM segment exercised a put option that sold five radio stations in the Green Bay market for approximately $17.6 million and recorded a gain of $0.5 million. These net gains are included in “Other operating income, net.”

We sold our shares of Sirius XM Radio, Inc. for $135.5 million and recognized a gain on the sale of securities of $130.9 million. This net gain is included in “Gain on sale of marketable securities.”

2012

During 2012, our International outdoor segment sold its international neon business and its outdoor advertising business in Romania, resulting in an aggregate gain of $39.7 million included in “Other operating income, net.”

Uses of Capital

Debt Repurchases, Maturities and Other

2014

During the period of October 1, 2014 through December 31, 2014, CC Finco repurchased via open market transactions a total of $177.1 million aggregate principal amount of notes, comprised of $57.1 million of iHeartCommunications’ outstanding 5.5% Senior Notes due 2016 and $120.0 million of iHeartCommunications’ outstanding 10.0% Senior Notes due 2018, for a total purchase price of $159.3 million, including accrued interest. The notes repurchased by CC Finco were not cancelled and remain outstanding.

On September 29, 2014, iHeartCommunications prepaid at par $245.9 million of the loans outstanding under its Term Loan B facility and $4.1million of the loans outstanding under its Term Loan C-asset sale facility, using the net proceeds of the Priority Guarantee Notes due 2022 issued on such date.

On September 10, 2014, iHeartCommunications prepaid at par $729.0 million of the loans outstanding under its Term Loan B facility and $12.1 million of the loans outstanding under its Term Loan C-asset sale facility, using the net proceeds of the Priority Guarantee Notes due 2022 issued on such date.

On August 22, 2014, iHeartCommunications redeemed all of the outstanding $94.3 million aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 and $127.9 million aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016 using proceeds of the issuance to CC Finco of new 14.0% Senior Notes due 2021.

On June 6, 2014, using the proceeds from the issuance of the 10.0% Senior Notes due 2018, iHeartCommunications redeemed $567.1 million aggregate principal amount of iHeartCommunications’ 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of iHeartCommunications) and $241.0 million aggregate principal amount of iHeartCommunications’ 4.9% Senior Notes due 2015.

During March 2014, CC Finco repurchased, through open market purchases, a total of $61.9 million aggregate principal amount of notes, comprised of $52.9 million of iHeartCommunications’ outstanding 5.5% Senior Notes due 2014 and $9.0 million of iHeartCommunications’ outstanding 4.9% Senior Notes due 2015, for a total purchase price of $63.1 million, including accrued interest. CC Finco contributed the notes to a subsidiary of ours and iHeartCommunications cancelled these notes subsequent to the purchase.

During February 2014, iHeartCommunications repaid all principal amounts outstanding under its receivables based credit facility, using cash on hand. This voluntary repayment did not reduce the commitments under this facility and iHeartCommunications has the ability to redraw amounts under this facility at any time.

2013

During August 2013, iHeartCommunications made a $25.3 million scheduled applicable high-yield discount obligation payment to the holders of the senior toggle notes.

During February 2013, using the proceeds from the issuance of the 11.25% Priority Guarantee Notes along with borrowings under the receivables based credit facility of $269.5 million and cash on hand, iHeartCommunications prepaid all $846.9 million outstanding under its Term Loan A under its senior secured credit facilities. We recorded a loss of $3.9 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During January 2013, iHeartCommunications repaid its 5.75% senior notes at maturity for $312.1 million (net of $187.9 million principal amount repaid to a subsidiary of iHeartCommunications with respect to notes repurchased and held by such entity), plus accrued interest, using cash on hand.

2012

During November 2012, CCWH repurchased $1,724.7 million aggregate principal amount of the Existing CCWH Senior Notes in a tender offer for the Existing CCWH Senior Notes. Simultaneously with the early settlement of the tender offer, CCWH called for redemption all of the remaining $775.3 million aggregate principal amount of Existing CCWH Senior Notes that were not purchased on the early settlement date of the tender offer. In connection with the redemption, CCWH satisfied and discharged its obligations under the Existing CCWH Senior Notes indentures by depositing with the trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the remaining outstanding Existing CCWH Senior Notes to, but not including, the December 19, 2012 redemption date.

During October 2012, iHeartCommunications consummated a private exchange offer of $2.0 billion aggregate principal amount of term loans under its senior secured credit facilities for a like principal amount of newly issued Priority Guarantee Notes due 2019. The exchange offer was available only to eligible lenders under the senior secured credit facilities, and the Priority Guarantee Notes due 2019 were offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended.

In connection with the issuance of the CCWH Subordinated Notes, CCOH paid the $2,170.4 million CCOH dividend on March 15, 2012 to its Class A and Class B stockholders, consisting of $1,925.7 million distributed to CC Holdings and CC Finco and $244.7 million distributed to other stockholders. In connection with the Subordinated Notes issuance and CCOH dividend, iHeartCommunications repaid indebtedness under its senior secured credit facilities in an amount equal to the aggregate amount of dividend proceeds distributed to CC Holdings and CC Finco, or $1,925.7 million. Of this amount, a prepayment of $1,918.1 million was applied to indebtedness outstanding under iHeartCommunications’ revolving credit facility, thus permanently reducing the revolving credit commitments under iHeartCommunications’ revolving credit facility to $10.0 million. During the fourth quarter of 2012, the revolving credit facility was permanently paid off and terminated using available cash on hand. The remaining $7.6 million prepayment was allocated on a pro rata basis to iHeartCommunications’ term loan facilities.

In addition, on March 15, 2012, using cash on hand, iHeartCommunications made voluntary prepayments under its senior secured credit facilities in an aggregate amount equal to $170.5 million, as follows: (i) $16.2 million under its Term Loan A due 2014, (ii) $129.8 million under its Term Loan B due 2016, (iii) $10.0 million under its Term Loan C due 2016 and (iv) $14.5 million under its delayed draw term loans due 2016. In connection with the prepayments on iHeartCommunications’ senior secured credit facilities, we recorded a loss of $15.2 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During March 2012, iHeartCommunications repaid its 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount repaid to a subsidiary of iHeartCommunications with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the June 2011 offering of priority guarantee notes, along with cash on hand.

Capital Expenditures

Capital expenditures for the years ended December 31, 2014, 2013 and 2012 were as follows:

(In millions)	Years Ended December 31,
	2014	2013	2012
iHM	$50.4	$75.7	$65.8
Americas outdoor advertising	97.0	89.0	117.7
International outdoor advertising	130.2	108.5	150.1
Corporate and Other	40.6	51.3	56.7

Total capital expenditures	$318.2	$324.5	$390.3

Our capital expenditures are not of significant size individually and primarily relate to the ongoing deployment of digital displays and improvements to traditional displays in our Americas outdoor segment as well as new billboard and street furniture contracts and renewals of existing contracts in our International outdoor segment, studio and broadcast equipment at iHM and software at Corporate.

Dividends

We have never paid cash dividends on our Class A common stock. iHeartCommunications’ debt financing arrangements include restrictions on its ability to pay dividends as described in this MD&A, which in turn affects our ability to pay dividends.

Acquisitions

The Company is the beneficiary of Aloha Station Trust, LLC (the “Aloha Trust”), which owns and operates radio stations which the Aloha Trust is required to divest in order to comply with Federal Communication Commission (“FCC”) media ownership rules, and which are being marketed for sale. During 2014, the Aloha Trust completed a transaction in which it exchanged two radio stations for a portfolio of 29 radio stations. In this transaction the Company received 28 radio stations. One radio station was placed into the Brunswick Station Trust, LLC in order to comply with FCC media ownership rules where it is being marketed for sale, and the Company is the beneficiary of this trust. The exchange was accounted for at fair value in accordance with ASC 805, Business Combinations. The disposal of these radio stations resulted in a gain on sale of $43.5 million, which is included in other operating income. This acquisition resulted in an aggregate increase in net assets of $49.2 million, which includes $13.8 million in indefinite-lived intangible assets, $10.2 million in definite-lived intangibles, $8.1 million in property, plant and equipment and $0.8 million of assumed liabilities. In addition, the Company recognized $17.9 million of goodwill.

During 2012, we completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities.

Stock Purchases

On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100.0 million of our Class A common stock and/or the Class A common stock of CCOH. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at iHeartCommunications’ discretion. During 2014, CC Finco purchased 5,000,000 shares of CCOH’s Class A common stock for approximately $48.8 million. During 2012, CC Finco purchased 111,291 shares of our Class A common stock for $692,887. During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. As of December 31, 2014, an aggregate $34.2 million was available under the stock purchase program to purchase our Class A common stock and/or the Class A common stock of CCOH.

On January 7, 2015 CC Finco purchased an additional 2,000,000 shares of CCOH’s Class A common stock for $20.4 million.

Certain Relationships with the Sponsors

iHeartCommunications is party to a management agreement with certain affiliates of Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These arrangements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. During the years ended December 31, 2014, 2013 and 2012, we recognized management fees and reimbursable expenses of $15.2 million, $15.8 million and $15.9 million, respectively.

CCOH Dividend

In connection with the cash management arrangements for CCOH, iHeartCommunications maintains an intercompany revolving promissory note payable by iHeartCommunications to CCOH (the “Note”), which consists of the net activities resulting from day-to-day cash management services provided by iHeartCommunications to CCOH. As of December 31, 2014, the balance of the Note was $947.8 million, all of which is payable on demand. The Note is eliminated in consolidation in our consolidated financial statements.

The Note previously was the subject of litigation. Pursuant to the terms of the settlement of that litigation, CCOH’s board of directors established a committee for the specific purpose of monitoring the Note. That committee has the non-exclusive authority, pursuant to the terms of its charter, to demand payments under the Note under certain specified circumstances tied to the Company’s liquidity or the amount outstanding under the Due from Note as long as CCOH makes a simultaneous dividend equal to the amount so demanded.

On August 11, 2014, in accordance with the terms of its charter, (i) that committee demanded repayment of $175 million outstanding under the Note on such date and (ii) CCOH paid a special cash dividend in aggregate amount equal to $175 million to CCOH’s stockholders of record as of August 4, 2014. As the indirect parent of CCOH, we were entitled to approximately 88% of the proceeds from such dividend through our wholly-owned subsidiaries. The remaining approximately 12% of the proceeds from the dividend, or approximately $21 million, was paid to the public stockholders of CCOH and is included in Dividends and other payments to noncontrolling interests in our consolidated statement of cash flows. We funded the net payment of this $21 million with cash on hand, which reduced the amount of cash we have available to fund our working capital needs, debt service obligations and other obligations. Following satisfaction of the demand, the balance outstanding under the Note was reduced by $175 million.

Commitments, Contingencies and Guarantees

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings. Please refer to Item 3. “Legal Proceedings” within Part I of the Annual Report on Form 10-K.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five-year period. The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to our scheduled maturities on our debt, we have future cash obligations under various types of contracts. We lease office space, certain broadcast facilities, equipment and the majority of the land occupied by our outdoor advertising structures under long-term operating leases. Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, trains, bus shelters and terminals. The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment. Also, we have non-cancelable contracts in our radio broadcasting operations related to program rights and music license fees.

In the normal course of business, our broadcasting operations have minimum future payments associated with employee and talent contracts. These contracts typically contain cancellation provisions that allow us to cancel the contract with good cause.

The scheduled maturities of iHeartCommunications’ senior secured credit facilities, receivables based facility, priority guarantee notes, other long-term debt outstanding, and our future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, payments under employment/talent contracts, capital expenditure commitments and other long-term obligations as of December 31, 2014 are as follows:

(In thousands)	Payments due by Period
Contractual Obligations	Total	2015	2016-2017	2018-2019	Thereafter
Long-term Debt:
Secured Debt	$12,575,294	$2,746	$942,122	$8,304,255	$3,326,171
Senior Notes due 2021	1,661,697	—	—	—	1,661,697
iHeartCommunications Legacy Notes	667,900	—	192,900	175,000	300,000
Senior Notes due 2018	730,000	—	—	730,000	—
CCWH Senior Notes	2,725,000	—	—	—	2,725,000
CCWH Senior Subordinated Notes	2,200,000	—	—	—	2,200,000
Other Long-term Debt	1,024	858	106	60	—
Interest payments on long-term debt (1)	9,037,483	1,645,039	3,223,040	2,691,292	1,478,112
Non-cancelable operating leases	2,923,445	435,118	650,363	512,793	1,325,171
Non-cancelable contracts	2,040,323	593,123	699,390	411,690	336,120
Employment/talent contracts	198,944	80,442	107,433	11,069	—
Capital expenditures	209,487	55,968	137,438	1,679	14,402
Unrecognized tax benefits (2)	112,737	2,327	—	—	110,410
Other long-term obligations (3)	343,795	11,365	81,682	24,800	225,948

Total	$35,427,129	$2,826,986	$6,034,474	$12,862,638	$13,703,031

(1)	Interest payments on the senior secured credit facilities assume the interest rate is held constant over the remaining term.
(2)	The non-current portion of the unrecognized tax benefits is included in the “Thereafter” column as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time.
(3)	Other long-term obligations consist of $53.9 million related to asset retirement obligations recorded pursuant to ASC 410-20, which assumes the underlying assets will be removed at some period over the next 50 years. Also included are $52.3 million of contract payments in our syndicated radio and media representation businesses and $237.6 million of various other long-term obligations.

SEASONALITY

Typically, our iHM, Americas outdoor and International outdoor segments experience their lowest financial performance in the first quarter of the calendar year, with International outdoor historically experiencing a loss from operations in that period. Our International outdoor segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. We expect this trend to continue in the future.

MARKET RISK

We are exposed to market risks arising from changes in market rates and prices, including movements in interest rates, foreign currency exchange rates and inflation.

Interest Rate Risk

A significant amount of our long-term debt bears interest at variable rates. Accordingly, our earnings will be affected by changes in interest rates. At December 31, 2014, approximately 35% of our aggregate principal amount of long-term debt bears interest at floating rates. Assuming the current level of borrowings and assuming a 100% change in LIBOR, it is estimated that our interest expense for the year ended December 31, 2014 would have changed by $11.2 million.

In the event of an adverse change in interest rates, management may take actions to mitigate our exposure. However, due to the uncertainty of the actions that would be taken and their possible effects, the preceding interest rate sensitivity analysis assumes no such actions. Further, the analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

Foreign Currency Exchange Rate Risk

We have operations in countries throughout the world. Foreign operations are measured in their local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the U.S. dollar. Our foreign operations reported net income of $80.2 million for the year ended December 31, 2014. We estimate a 10% increase in the value of the U.S. dollar relative to foreign currencies would have increased our net loss for the year ended December 31, 2014 by $8.0 million. A 10% decrease in the value of the U.S. dollar relative to foreign currencies during the year ended December 31, 2014 would have decreased our net loss by a corresponding amount.

This analysis does not consider the implications that such currency fluctuations could have on the overall economic activity that could exist in such an environment in the U.S. or the foreign countries or on the results of operations of these foreign entities.

Inflation

Inflation is a factor in the economies in which we do business and we continue to seek ways to mitigate its effect. Inflation has affected our performance in terms of higher costs for wages, salaries and equipment. Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our broadcasting stations and outdoor display faces in our iHM, Americas outdoor, and International outdoor operations.

NEW ACCOUNTING PRONOUNCEMENTS

During the first quarter of 2014, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This update provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. The amendments are effective for fiscal years (and interim periods within) beginning after December 15, 2013 and are to be applied retrospectively to all prior periods presented for such obligations that exist at the beginning of an entity’s fiscal year of adoption. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-05, Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity of an Investment in a Foreign Entity. The amendments are effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013 and provide clarification guidance for the release of the cumulative translation adjustment under current U.S. GAAP. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update requires unrecognized tax benefits to be offset against a deferred tax asset for a net operating loss carryforward, similar tax loss or tax credit carryforward in certain situations. The amendments are effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the second quarter of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This new standard provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under U.S. GAAP. The standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

During the third quarter of 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This new standard clarifies that a performance target in a share-based compensation award that could be achieved after an employee completes the requisite service period should be treated as a performance condition that affects the vesting of the award. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

CRITICAL ACCOUNTING ESTIMATES

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material. Our significant accounting policies are discussed in the notes to our consolidated financial statements included in Item 8 of Part II of the Annual Report on Form 10-K. Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. For all other customers, we recognize reserves for bad debt based on historical experience for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our agings were to improve or deteriorate resulting in a 10% change in our allowance, we estimated that our bad debt expense for the year ended December 31, 2014 would have changed by approximately $4.0 million.

Long-lived Assets

Long-lived assets, including structures and other property, plant and equipment and definite-lived intangibles, are reported at historical cost less accumulated depreciation and amortization. We estimate the useful lives for various types of advertising structures and other long-lived assets based on our historical experience and our plans regarding how we intend to use those assets. Advertising structures have different lives depending on their nature, with large format bulletins generally having longer depreciable lives and posters and other displays having shorter depreciable lives. Street furniture and transit displays are depreciated over their estimated useful lives or appropriate contractual periods, whichever is shorter. Our experience indicates that the estimated useful lives applied to our portfolio of assets have been reasonable, and we do not expect significant changes to the estimated useful lives of our long-lived assets in the future. When we determine that structures or other long-lived assets will be disposed of prior to the end of their useful lives, we estimate the revised useful lives and depreciate the assets over the revised period. We also review long-lived assets for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the remaining useful lives of assets to be disposed of prior to the end of their useful lives and in determining the current fair market value of long-lived assets that are determined to be unrecoverable. Estimated useful lives and fair values are sensitive to factors including contractual commitments, regulatory requirements, future expected cash flows, industry growth rates and discount rates, as well as future salvage values. Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations.

Indefinite-lived Intangible Assets

In connection with the Merger Agreement pursuant to which we acquired iHeartCommunications in 2008, we allocated the purchase price to all of our assets and liabilities at estimated fair values, including our FCC licenses and our billboard permits. Indefinite-lived intangible assets, such as our FCC licenses and our billboard permits, are reviewed annually for possible impairment using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the estimated fair value of the indefinite-lived intangible assets was calculated at the market level as prescribed by ASC 350-30-35.Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

On October 1, 2014, we performed our annual impairment test in accordance with ASC 350-30-35 and recognized aggregate impairment charges of $15.7 million related to FCC Licenses in our iHM business.

In determining the fair value of our FCC licenses, the following key assumptions were used:

•	Revenue growth sales forecast and published by BIA Financial Network, Inc. (“BIA”), varying by market, were used for the initial four-year period;

•	2% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown proportionally over a build-up period, reaching market revenue forecast by year 3;

•	Operating margins of 12.5% in the first year gradually climb to the industry average margin in year 3 of up to 29.6%, depending on market; and

•	Assumed discount rates of 9.5% for the 13 largest markets and 10.0% for all other markets.

In determining the fair value of our billboard permits, the following key assumptions were used:

•	Industry revenue growth forecast at 3.0% was used for the initial four-year period;

•	3% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown over a build-up period, reaching maturity by year 2;

•	Operating margins gradually climb to the industry average margin of up to 56%, depending on market size, by year 3; and

•	Assumed discount rate of 8.5%.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our indefinite-lived intangible assets, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the change in the fair value of our indefinite-lived intangible assets that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands) Description	Revenue Growth Rate	Profit Margin	Discount Rates
FCC license	$387,466	$139,220	$414,736
Billboard permits	$803,300	$137,600	$807,000

The estimated fair value of our FCC licenses and billboard permits at October 1, 2014 and 2013 was $5.5 billion and $5.6 billion, respectively, while the carrying value was $3.5 billion and $3.5 billion, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. We test goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired. The fair value of our reporting units is used to apply value to the net assets of each reporting unit. To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill as part of the two-step impairment testing approach involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values are also estimated and discounted to their present value.

On October 1, 2014, we performed our annual impairment test in accordance with ASC 350-30-35, resulting in no goodwill impairment charge. In determining the fair value of our reporting units, we used the following assumptions:

•	Expected cash flows underlying our business plans for the periods 2014 through 2018. Our cash flow assumptions are based on detailed, multi-year forecasts performed by each of our operating segments, and reflect the advertising outlook across our businesses.

•	Cash flows beyond 2018 are projected to grow at a perpetual growth rate, which we estimated at 2% for our iHM segment, 3% for our Americas outdoor and International outdoor segments, and 2.0% for our Other segment.

•	In order to risk adjust the cash flow projections in determining fair value, we utilized a discount rate of approximately 8.5% to 12.0% for each of our reporting units.

Based on our annual assessment using the assumptions described above, a hypothetical 25% reduction in the estimated fair value in each of our reporting units would not result in a material impairment condition.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the estimated fair value of our reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the decline in the fair value of each of our reportable segments that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands) Description	Revenue Growth Rate	Profit Margin	Discount Rates
iHM	$1,420,000	$340,000	$1,360,000
Americas Outdoor	$790,000	$160,000	$740,000
International Outdoor	$440,000	$240,000	$400,000

Tax Accruals

Our estimates of income taxes and the significant items giving rise to the deferred tax assets and liabilities are shown in the notes to our consolidated financial statements and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by federal, state or foreign tax authorities.

We use our judgment to determine whether it is more likely than not that our deferred tax assets will be realized. Deferred tax assets are reduced by valuation allowances if the Company believes it is more than likely than not that some portion or the entire asset will not be realized.

We use our judgment to determine whether it is more likely than not that we will sustain positions that we have taken on tax returns and, if so, the amount of benefit to initially recognize within our financial statements. We regularly review our uncertain tax positions and adjust our unrecognized tax benefits (UTBs) in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law. These adjustments to our UTBs may affect our income tax expense. Settlement of uncertain tax positions may require use of our cash.

Litigation Accruals

We are currently involved in certain legal proceedings. Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. Future results of operations could be materially affected by changes in these assumptions or the effectiveness of our strategies related to these proceedings.

Management’s estimates used have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Insurance Accruals

We are currently self-insured beyond certain retention amounts for various insurance coverages, including general liability and property and casualty. Accruals are recorded based on estimates of actual claims filed, historical payouts, existing insurance coverage and projected future development of costs related to existing claims. Our self-insured liabilities contain uncertainties because management must make assumptions and apply judgment to estimate the ultimate cost to settle reported claims and claims incurred but not reported as of December 31, 2014.

If actual results are not consistent with our assumptions and judgments, we may be exposed to gains or losses that could be material. A 10% change in our self-insurance liabilities at December 31, 2014 would have affected our net loss by approximately $2.2 million for the year ended December 31, 2014.

Asset Retirement Obligations

ASC 410-20 requires us to estimate our obligation upon the termination or nonrenewal of a lease, to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition.

Due to the high rate of lease renewals over a long period of time, our calculation assumes all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk-adjusted credit rate for the same period. If our assumption of the risk-adjusted credit rate used to discount current year additions to the asset retirement obligation decreased approximately 1%, our liability as of December 31, 2014 would not be materially impacted. Similarly, if our assumption of the risk-adjusted credit rate increased approximately 1%, our liability would not be materially impacted.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Required information is located within Item 7 of Part II of the Annual Report on Form 10-K.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

MANAGEMENT’S REPORT ON FINANCIAL STATEMENTS

The consolidated financial statements and notes related thereto were prepared by and are the responsibility of management. The financial statements and related notes were prepared in conformity with U.S. generally accepted accounting principles and include amounts based upon management’s best estimates and judgments.

It is management’s objective to ensure the integrity and objectivity of its financial data through systems of internal controls designed to provide reasonable assurance that all transactions are properly recorded in our books and records, that assets are safeguarded from unauthorized use and that financial records are reliable to serve as a basis for preparation of financial statements.

The financial statements have been audited by our independent registered public accounting firm, Ernst & Young LLP, to the extent required by auditing standards of the Public Company Accounting Oversight Board (United States) and, accordingly, they have expressed their professional opinion on the financial statements in their report included herein.

The Board of Directors meets with the independent registered public accounting firm and management periodically to satisfy itself that they are properly discharging their responsibilities. The independent registered public accounting firm has unrestricted access to the Board, without management present, to discuss the results of their audit and the quality of financial reporting and internal accounting controls.

/s/ Robert W. Pittman
Chairman and Chief Executive Officer

/s/ Richard J. Bressler
President and Chief Financial Officer

/s/ Scott D. Hamilton
Senior Vice President and Chief Accounting Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

iHeartMedia, Inc.

We We have audited the accompanying consolidated balance sheets of iHeartMedia, Inc. and subsidiaries (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive loss, changes in shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedule listed in the Index at Item 15(a)2. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of iHeartMedia, Inc. and subsidiaries at December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 19, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas

February 19, 2015

CONSOLIDATED BALANCE SHEETS OF

IHEARTMEDIA, INC. AND SUBSIDIARIES

(In thousands)	December 31,	December 31,
	2014	2013
CURRENT ASSETS
Cash and cash equivalents	$457,024	$708,151
Accounts receivable, net of allowance of $39,698 in 2014 and $48,401 in 2013	1,395,248	1,440,501
Prepaid expenses	191,572	203,485
Other current assets	136,299	161,157

Total Current Assets	2,180,143	2,513,294
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,614,199	1,765,510
Other property, plant and equipment, net	1,084,865	1,132,120
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles - licenses	2,411,071	2,416,406
Indefinite-lived intangibles - permits	1,066,748	1,067,783
Other intangibles, net	1,206,727	1,466,546
Goodwill	4,187,424	4,202,187
OTHER ASSETS
Other assets	289,065	533,456

Total Assets	$14,040,242	$15,097,302

CURRENT LIABILITIES
Accounts payable	$132,258	$131,370
Accrued expenses	799,475	807,210
Accrued interest	252,900	194,844
Deferred income	176,048	176,460
Current portion of long-term debt	3,604	453,734

Total Current Liabilities	1,364,285	1,763,618

Long-term debt	20,322,414	20,030,479
Deferred income taxes	1,563,888	1,537,820
Other long-term liabilities	454,863	462,020
Commitments and contingent liabilities (Note 7)

SHAREHOLDERS’ DEFICIT
Noncontrolling interest	224,140	245,531
Class A Common Stock, par value $.001 per share, authorized 400,000,000 shares, issued 29,307,583 and 29,504,379 shares in 2014 and 2013, respectively	29	29
Class B Common Stock, par value $.001 per share, authorized 150,000,000 shares, issued 555,556 shares in 2014 and 2013	1	1
Class C Common Stock, par value $.001 per share, authorized 100,000,000 shares, issued 58,967,502 shares in 2014 and 2013	59	59
Additional paid-in capital	2,102,789	2,148,303
Accumulated deficit	(11,682,390)	(10,888,629)
Accumulated other comprehensive loss	(308,590)	(196,073)
Cost of shares (227,638 in 2014 and 1,402,227 in 2013) held in treasury	(1,246)	(5,856)

Total Shareholders’ Deficit	(9,665,208)	(8,696,635)

Total Liabilities and Shareholders’ Deficit	$14,040,242	$15,097,302

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS OF

IHEARTMEDIA, INC. AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2014	2013	2012
Revenue	$6,318,533	$6,243,044	$6,246,884
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,534,365	2,554,087	2,498,400
Selling, general and administrative expenses (excludes depreciation and amortization)	1,687,208	1,649,861	1,666,418
Corporate expenses (excludes depreciation and amortization)	320,331	313,514	293,207
Depreciation and amortization	710,898	730,828	729,285
Impairment charges	24,176	16,970	37,651
Other operating income, net	40,031	22,998	48,127

Operating income	1,081,586	1,000,782	1,070,050
Interest expense	1,741,596	1,649,451	1,549,023
Gain (loss) on marketable securities	—	130,879	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(9,416)	(77,696)	18,557
Loss on extinguishment of debt	(43,347)	(87,868)	(254,723)
Other income (expense), net	9,104	(21,980)	250

Loss before income taxes	(703,669)	(705,334)	(719,469)
Income tax benefit (expense)	(58,489)	121,817	308,279

Consolidated net loss	(762,158)	(583,517)	(411,190)
Less amount attributable to noncontrolling interest	31,603	23,366	13,289

Net loss attributable to the Company	$(793,761)	$(606,883)	$(424,479)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(121,878)	(33,001)	40,242
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain on marketable securities	327	16,576	23,103
Unrealized holding gain on cash flow derivatives	—	48,180	52,112
Other adjustments to comprehensive income (loss)	(11,438)	6,732	1,135
Reclassification adjustment for realized (gain) loss on securities included in net loss	3,317	(83,752)	2,045

Other comprehensive income (loss)	(129,672)	(45,265)	118,637

Comprehensive loss	(923,433)	(652,148)	(305,842)
Less amount attributable to noncontrolling interest	(21,080)	(2,476)	5,878

Comprehensive loss attributable to the Company	$(902,353)	$(649,672)	$(311,720)

Net loss attributable to the Company per common share:
Basic	(9.46)	(7.31)	(5.23)
Weighted average common shares outstanding — Basic	$83,941	$83,364	$82,745
Diluted	(9.46)	(7.31)	(5.23)
Weighted average common shares outstanding — Diluted	$83,941	$83,364	$82,745

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT OF

IHEARTMEDIA, INC. AND SUBSIDIARIES

					Controlling Interest
(In thousands, except share data)								Accumulated Other Comprehensive Income (Loss)
	Common Shares			Non- controlling Interest		Additional Paid-in Capital
	Class C Shares	Class B Shares	Class A Shares		Common Stock		Accumulated Deficit		Treasury Stock	Total
Balances at December 31, 2011	58,967,502	555,556	24,106,139	$521,794	$83	$2,132,368	($9,857,267)	($266,043)	($2,876)	($7,471,941)
Net income (loss)				13,289			(424,479)			(411,190)
Issuance (forfeiture) of restricted stock			3,543,238	6,381	4	(4)			(3,290)	3,091
Amortization of share- based compensation				10,589		17,951				28,540
Purchases of additional noncontrolling interest				28						28
Dividend declared and paid to noncontrolling interests				(244,734)						(244,734)
Other				(9,228)		(8,394)				(17,622)
Other comprehensive income				5,878				112,759		118,637

Balances at December 31, 2012	58,967,502	555,556	27,649,377	303,997	87	2,141,921	(10,281,746)	(153,284)	(6,166)	(7,995,191)
Net income (loss)				23,366			(606,883)			(583,517)
Issuance (forfeiture) of restricted stock			1,855,002	4,192	2	(2)			(423)	3,769
Amortization of share- based compensation				7,725		8,990				16,715
Dividend declared and paid to noncontrolling interests				(91,887)						(91,887)
Other				614		(2,606)			733	(1,259)
Other comprehensive income				(2,476)				(42,789)		(45,265)

Balances at December 31, 2013	58,967,502	555,556	29,504,379	$245,531	$89	$2,148,303	($10,888,629)	($196,073)	($5,856)	($8,696,635)
Net income (loss)				31,603			(793,761)			(762,158)
Issuance (forfeiture) of restricted stock			(196,796)	2,237					(993)	1,244
Amortization of share- based compensation				7,743		2,970				10,713
Dividend declared and paid to noncontrolling interests				(40,027)						(40,027)
Purchases of additional noncontrolling interest				(1,944)		(42,881)		(3,925)		(48,750)
Other				77		(5,603)			5,603	77
Other comprehensive income				(21,080)				(108,592)		(129,672)

Balances at December 31, 2014	58,967,502	555,556	29,307,583	$224,140	$89	$2,102,789	($11,682,390)	($308,590)	($1,246)	($9,665,208)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS OF

IHEARTMEDIA, INC. AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Consolidated net loss	$(762,158)	$(583,517)	$(411,190)
Reconciling items:
Impairment charges	24,176	16,970	37,651
Depreciation and amortization	710,898	730,828	729,285
Deferred taxes	33,923	(158,170)	(304,611)
Provision for doubtful accounts	14,167	20,243	11,715
Amortization of deferred financing charges and note discounts, net	89,701	124,342	164,097
Share-based compensation	10,713	16,715	28,540
Gain on disposal of operating and fixed assets	(44,512)	(22,998)	(48,127)
(Gain) loss on marketable securities	—	(130,879)	4,580
Equity in (earnings) loss of nonconsolidated affiliates	9,416	77,696	(18,557)
Loss on extinguishment of debt	43,347	87,868	254,723
Other reconciling items, net	(14,325)	19,904	14,234
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(13,898)	(29,605)	(34,238)
Increase in accrued expenses	31,049	26,105	34,874
Increase (decrease) in accounts payable	6,404	(2,620)	13,863
Increase in accrued interest	88,560	16,014	20,223
Increase in deferred income	11,288	7,508	33,482
Changes in other operating assets and liabilities	6,367	(3,532)	(45,412)

Net cash provided by operating activities	245,116	212,872	485,132

Cash flows from investing activities:
Proceeds from sale of other investments	236,618	135,571	—
Purchases of businesses	841	(97)	(50,116)
Purchases of property, plant and equipment	(318,164)	(324,526)	(390,280)
Proceeds from disposal of assets	10,273	81,598	59,665
Purchases of other operating assets	(4,541)	(21,532)	(14,826)
Change in other, net	(13,709)	(4,379)	(1,464)

Net cash used for investing activities	(88,682)	(133,365)	(397,021)

Cash flows from financing activities:
Draws on credit facilities	68,010	272,252	604,563
Payments on credit facilities	(315,682)	(27,315)	(1,931,419)
Proceeds from long-term debt	2,062,475	575,000	4,917,643
Payments on long-term debt	(2,099,101)	(1,248,860)	(3,346,906)
Payments to repurchase noncontrolling interests	(48,750)	(61,143)	(7,040)
Dividends and other payments to noncontrolling interests	(40,027)	(91,887)	(251,665)
Deferred financing charges	(26,169)	(18,390)	(83,617)
Change in other, net	1,243	4,461	3,092

Net cash used for financing activities	(398,001)	(595,882)	(95,349)

Effect of exchange rate changes on cash	(9,560)	(484)	3,566

Net decrease in cash and cash equivalents	(251,127)	(516,859)	(3,672)
Cash and cash equivalents at beginning of period	708,151	1,225,010	1,228,682

Cash and cash equivalents at end of period	$457,024	$708,151	$1,225,010

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$1,540,860	$1,543,455	$1,381,396
Cash paid during the year for taxes	53,074	50,934	52,517

See Notes to Consolidated Financial Statements

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

iHeartMedia, Inc. (the “Company”) was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of iHeartCommunications, Inc., a Texas company (“iHeartCommunications”). The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (the “Merger Agreement”).

The Company’s reportable operating segments are iHeartMedia (“iHM”), Americas outdoor advertising (“Americas outdoor”), and International outdoor advertising (“International outdoor”). The iHM segment provides media and entertainment services via broadcast and digital delivery. The Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” category are the Company’s media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to its other businesses.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Also included in the consolidated financial statements are entities for which the Company has a controlling financial interest or is the primary beneficiary. Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the Company are accounted for using the equity method of accounting. All significant intercompany accounts have been eliminated in consolidation.

Certain prior period amounts have been reclassified to conform to the 2014 presentation.

The Company is the beneficiary of two trusts created to comply with Federal Communications Commission (“FCC”) ownership rules. The radio stations owned by the trusts are managed by independent trustees. The trustees are marketing these stations for sale, and the stations will have to be sold unless any stations may be owned by the Company under then-current FCC rules, in which case the trusts will be terminated with respect to such stations. The trust agreements stipulate that the Company must fund any operating shortfalls of the trust activities, and any excess cash flow generated by the trusts is distributed to the Company. The Company is also the beneficiary of proceeds from the sale of stations held in the trusts. The Company consolidates the trusts in accordance with ASC 810-10, which requires an enterprise involved with variable interest entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in the variable interest entity, as the trusts were determined to be a variable interest entity and the Company is the primary beneficiary under the trusts.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of reserves for sales returns and allowances, and allowances for doubtful accounts. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Business Combinations

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accounts for these payments in conformity with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements – 10 to 39 years

Structures – 5 to 15 years

Towers, transmitters and studio equipment – 7 to 20 years

Furniture and other equipment – 3 to 20 years

Leasehold improvements – shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment whenever events and circumstances indicate that depreciable assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Land Leases

Most of the Company’s outdoor advertising structures are located on leased land. Americas outdoor land leases are typically paid in advance for periods ranging from one to 12 months. International outdoor land leases are paid both in advance and in arrears, for periods ranging from one to 12 months. Most international street furniture display faces are operated through contracts with municipalities for up to 20 years. The leased land and street furniture contracts often include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and rent payments in arrears are recorded as an accrued liability.

Intangible Assets

The Company’s indefinite-lived intangible assets include FCC broadcast licenses in its iHM segment and billboard permits in its Americas outdoor advertising segment. The Company’s indefinite-lived intangible assets are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a significant reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed in ASC 805-20-S99. The Company engages Mesirow Financial Consulting LLC (“Mesirow Financial”), a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits.

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived intangible assets. These assets are recorded at cost. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company.

The Company tests for possible impairment of other intangible assets whenever events and circumstances indicate that they might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Goodwill

At least annually, the Company performs its impairment test for each reporting unit’s goodwill. The Company uses a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units in accordance with ASC 350-20-55. The U.S. radio markets are aggregated into a single reporting unit and the Company’s U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test. The Company also determined that within its Americas outdoor segment, Canada constitutes a separate reporting unit and each country in its International outdoor segment constitutes a separate reporting unit. The Company had no impairment of goodwill in 2014. The Company recognized a non-cash impairment charge to goodwill of $10.7 million based on declining future cash flows expected in one country in the International outdoor segment for 2013. The Company had no impairment of goodwill for 2012.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in earnings (loss) of nonconsolidated affiliates” for any decline in value that is determined to be other-than-temporary.

Other Investments

Other investments are composed primarily of equity securities. These securities are classified as available-for-sale or trading and are carried at fair value based on quoted market prices. Securities are carried at historical value when quoted market prices are unavailable. The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported in accumulated other comprehensive loss as a component of shareholders’ deficit. In addition, the Company holds investments that do not have quoted market prices. The Company periodically assesses the value of available-for-sale and non-marketable securities and records impairment charges in the statement of comprehensive loss for any decline in value that is determined to be other-than-temporary. The average cost method is used to compute the realized gains and losses on sales of equity securities.

The Company periodically assesses the value of its available-for-sale securities. Based on these assessments, there were no impairments during the years ended December 31, 2014 and 2013. The Company concluded that other-than-temporary impairments existed at December 31, 2012 and recorded a noncash impairment charge of $4.6 million during the year ended December 31, 2012. Such charge is recorded on the statement of comprehensive loss in “Gain (Loss) on marketable securities”.

Derivative Instruments and Hedging Activities

Prior to the expiration of the Company’s interest rate swap agreement on September 30, 2013, the provisions of ASC 815-10 required the Company to recognize it as either an asset or liability in the consolidated balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. The interest rate swap was designated and qualified as a hedging instrument, and was characterized as a cash flow hedge. The Company formally documented all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company formally assessed, both at inception and at least quarterly thereafter prior to expiration, whether the derivatives that were used in hedging transactions were highly effective in offsetting changes in either the fair value or cash flows of the hedged item.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at December 31, 2014 and 2013.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

valuation allowances if the Company believes it is more likely than not that some portion or the entire asset will not be realized. Generally all earnings from the Company’s foreign operations are permanently reinvested and not distributed. The Company has not provided U.S. federal income taxes for temporary differences with respect to investments in foreign subsidiaries, which at December 31, 2014 currently result in tax basis amounts greater than the financial reporting basis. It is not apparent that these unrecognized deferred tax assets will reverse in the foreseeable future. If any excess cash held by our foreign subsidiaries were needed to fund operations in the United States, we could presently repatriate available funds without a requirement to accrue or pay U.S. taxes. This is a result of significant current and historic deficits in our foreign earnings and profits, which gives us flexibility to make future cash distributions as non-taxable returns of capital. We regularly review our tax liabilities on amounts that may be distributed in future periods and provide for foreign withholding and other current and deferred taxes on any such amounts. The determination of the amount of federal income taxes, if any, that might become due in the event that our foreign earnings are distributed is not practicable.

Revenue Recognition

iHM revenue is recognized as advertisements or programs are broadcast and is generally billed monthly. Outdoor advertising contracts typically cover periods of a few weeks up to one year and are generally billed monthly. Revenue for outdoor advertising space rental is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s media and entertainment and outdoor operations. Payments received in advance of being earned are recorded as deferred income. Revenue arrangements may contain multiple products and services and revenues are allocated based on the relative fair value of each delivered item and recognized in accordance with the applicable revenue recognition criteria for the specific unit of accounting.

Barter transactions represent the exchange of advertising spots or display space for merchandise, services or other assets. These transactions are recorded at the estimated fair market value of the advertising spots or display space or the fair value of the merchandise or services received, whichever is most readily determinable. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the merchandise, service or other assets received is utilized, or when the event occurs. Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively. Barter and trade revenues and expenses from continuing operations were as follows:

(In millions)	Years Ended December 31,
	2014	2013	2012
Barter and trade revenues	$69.4	$66.0	$56.5
Barter and trade expenses	68.1	58.5	58.8

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses were $103.0 million, $133.7 million and $113.4 million for the years ended December 31, 2014, 2013 and 2012, respectively.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market or performance conditions, this cost will be recognized when it becomes probable that the performance

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conditions will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholders’ deficit, “Accumulated other comprehensive loss”. Foreign currency transaction gains and losses are included in operations.

New Accounting Pronouncements

During the first quarter of 2014, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This update provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. The amendments were effective for fiscal years (and interim periods within) beginning after December 15, 2013 and were to be applied retrospectively to all prior periods presented for such obligations that existed at the beginning of an entity’s fiscal year of adoption. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-05, Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity of an Investment in a Foreign Entity. The amendments were effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013 and provide clarification guidance for the release of the cumulative translation adjustment under current U.S. GAAP. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update requires unrecognized tax benefits to be offset against a deferred tax asset for a net operating loss carryforward, similar tax loss or tax credit carryforward in certain situations. The amendments were effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the second quarter of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This new standard provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under U.S. GAAP. The standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

During the third quarter of 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This new standard clarifies that a performance target in a share-based compensation award that could be achieved after an employee completes the requisite service period should be treated as a performance condition that affects the vesting of the award. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

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NOTE 2 – PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Acquisitions

The Company is the beneficiary of Aloha Station Trust, LLC (the “Aloha Trust”), which owns and operates radio stations which the Aloha Trust is required to divest in order to comply with Federal Communication Commission (“FCC”) media ownership rules, and which are being marketed for sale. During 2014, the Aloha Trust completed a transaction in which it exchanged two radio stations for a portfolio of 29 radio stations. In this transaction the Company received 28 radio stations. One radio station was placed into the Brunswick Station Trust, LLC in order to comply with FCC media ownership rules where it is being marketed for sale, and the Company is the beneficiary of this trust. The exchange was accounted for at fair value in accordance with ASC 805, Business Combinations. The disposal of these radio stations resulted in a gain on sale of $43.5 million, which is included in other operating income, net. This acquisition resulted in an aggregate increase in net assets of $49.2 million, which includes $13.8 million in indefinite-lived intangible assets, $10.2 million in definite-lived intangibles, $8.1 million in property, plant and equipment and $0.8 million of assumed liabilities. In addition, the Company recognized $17.9 million of goodwill.

During 2012, a wholly owned subsidiary of the Company completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX-FM in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities. Purchase accounting adjustments were finalized during 2013.

Dispositions

During 2013, the Company’s Americas outdoor segment divested certain outdoor advertising assets in Times Square for approximately $18.7 million resulting in a gain of $12.2 million. In addition, iHM exercised a put option to sell five radio stations in the Green Bay market for approximately $17.6 million, resulting in a gain of $0.5 million. These net gains are included in “Other operating income, net.”

During 2012, the Company’s International outdoor segment sold its international neon business and its outdoor advertising business in Romania, resulting in an aggregate gain of $39.7 million included in “Other operating income, net.”

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at December 31, 2014 and 2013, respectively.

(In thousands)	December 31,	December 31,
	2014	2013
Land, buildings and improvements	$731,925	$723,268
Structures	2,999,582	3,021,152
Towers, transmitters and studio equipment	453,044	440,612
Furniture and other equipment	536,255	473,995
Construction in progress	95,671	123,814

	4,816,477	4,782,841
Less: accumulated depreciation	2,117,413	1,885,211

Property, plant and equipment, net	$2,699,064	$2,897,630

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The Company recorded an impairment charge related to property of $4.5 million during 2014. The Company recorded an impairment charge related to radio broadcast equipment in one market of $1.3 million based on a sales agreement entered into during the fourth quarter of 2013. The Company recognized an impairment charge for outdoor advertising structures in its Americas outdoor segment of $1.7 million during 2012.

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist of FCC broadcast licenses and billboard permits. FCC broadcast licenses are granted to radio stations for up to eight years under the Telecommunications Act of 1996 (the “Act”). The Act requires the FCC to renew a broadcast license if the FCC finds that the station has served the public interest, convenience and necessity, there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee, and there have been no other serious violations which taken together constitute a pattern of abuse. The licenses may be renewed indefinitely at little or no cost. The Company does not believe that the technology of wireless broadcasting will be replaced in the foreseeable future.

The Company’s billboard permits are granted for the right to operate an advertising structure at the specified location as long as the structure is in compliance with the laws and regulations of each jurisdiction. The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements. In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between 10 and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use. Due to significant differences in both business practices and regulations, billboards in the International outdoor segment are subject to long-term, finite contracts unlike the Company’s permits in the United States and Canada. Accordingly, there are no indefinite-lived intangible assets in the International outdoor segment.

The impairment tests for indefinite-lived intangible assets consist of a comparison between the fair value of the indefinite-lived intangible asset at the market level with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived asset is its new accounting basis. The fair value of the indefinite-lived asset is determined using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the fair value of the indefinite-lived assets is calculated at the market level as prescribed by ASC 350-30-35. The Company engaged Mesirow Financial, a third-party valuation firm, to assist it in the development of the assumptions and the Company’s determination of the fair value of its indefinite-lived intangible assets.

The application of the direct valuation method attempts to isolate the income that is properly attributable to the indefinite-lived intangible asset alone (that is, apart from tangible and identified intangible assets and goodwill). It is based upon modeling a hypothetical “greenfield” build-up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process. The Company forecasts revenue, expenses, and cash flows over a ten-year period for each of its markets in its application of the direct valuation method. The Company also calculates a “normalized” residual year which represents the perpetual cash flows of each market. The residual year cash flow was capitalized to arrive at the terminal value of the licenses in each market.

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase

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which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

The key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average FCC license or billboard permit within a market.

Annual Impairment Test to FCC Licenses and Billboard Permits

The Company performs its annual impairment test on October 1 of each year.

During 2014, the Company recognized a $15.7 million impairment charge related to FCC licenses in eleven markets due to changes in the revenue growth forecasts and margins for those markets. During 2013, the Company recognized a $2.0 million impairment charge related to FCC licenses in two markets due to changes in the discount rates and weight-average cost of capital for those markets. In addition, the Company recognized a $2.5 million impairment charge related to billboard permits in a certain market due to increased start-up costs for that market exceeding market value. During 2012, the Company recognized a $35.9 million impairment charge related to billboard permits in certain markets due to a change in the Company’s forecast of revenue growth within the markets. There was no impairment of FCC licenses during 2012.

Other Intangible Assets

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company. During 2014, the Company recognized a $3.4 million impairment charge to easements in three markets primarily due to declining revenue forecasts. There were no impairments of other intangible assets for the years ended December 31, 2013 and 2012.

The following table presents the gross carrying amount and accumulated amortization for each major class of other intangible assets at December 31, 2014 and 2013, respectively:

(In thousands)	December 31, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other outdoor contractual rights	$716,723	$(476,523)	$777,521	$(464,548)
Customer / advertiser relationships	1,222,518	(765,596)	1,212,745	(645,988)
Talent contracts	319,384	(223,936)	319,617	(195,403)
Representation contracts	238,313	(206,338)	252,961	(200,058)
Permanent easements	171,271	—	173,753	—
Other	388,160	(177,249)	387,405	(151,459)

Total	$3,056,369	$(1,849,642)	$3,124,002	$(1,657,456)

Total amortization expense related to definite-lived intangible assets was $263.4 million, $289.0 million and $300.0 million for the years ended December 31, 2014, 2013 and 2012, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As acquisitions and dispositions occur in the future, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2015	$236,019
2016	219,485
2017	197,061
2018	127,730
2019	42,274

Annual Impairment Test to Goodwill

The Company performs its annual impairment test on October 1 of each year. Each of the Company’s U.S. radio markets and outdoor advertising markets are components. The U.S. radio markets are aggregated into a single reporting unit and the U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55. The Company also determined that within its Americas outdoor segment, Canada constitutes a separate reporting unit and each country in its International outdoor segment constitutes a separate reporting unit.

The goodwill impairment test is a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors.

In 2014, the Company concluded no goodwill impairment was required. In 2013, the Company concluded no goodwill impairment was required for iHM and Americas outdoor. Based on declining future cash flows expected in one country in the International outdoor segment, the Company recognized a non-cash impairment charge to goodwill of $10.7 million. The Company recognized no goodwill impairment for the year ended December 31, 2012.

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The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments:

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Consolidated
Balance as of December 31, 2012	$3,236,688	$571,932	$290,316	$117,149	$4,216,085
Impairment	—	—	(10,684)	—	(10,684)
Acquisitions	—	—	—	97	97
Dispositions	—	—	(456)	—	(456)
Foreign currency	—	—	(974)	—	(974)
Other	(1,881)	—	—	—	(1,881)

Balance as of December 31, 2013	$3,234,807	$571,932	$278,202	$117,246	$4,202,187
Acquisitions	17,900	—	—	299	18,199
Foreign currency	—	—	(33,022)	—	(33,022)
Other	60	—	—	—	60

Balance as of December 31, 2014	$3,252,767	$571,932	$245,180	$117,545	$4,187,424

The balance at December 31, 2012 is net of cumulative impairments of $3.5 billion, $2.6 billion, $315.9 million and $212.0 million in the Company’s iHM, Americas outdoor, International outdoor and Other segments, respectively.

NOTE 3 – INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Australian Radio Network

The Company owned a fifty-percent (50%) interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand. An impairment charge of $95.4 million was recorded during the fourth quarter of 2013 to write down the investment to its estimated fair value. On February 18, 2014, a subsidiary of the Company sold its 50% interest in ARN, recognizing a loss on the sale of $2.4 million and $11.5 million of foreign exchange losses that were reclassified from accumulated other comprehensive income at the date of the sale.

Buspak

The Company owned a 50% interest in Buspak, a bus advertising company in Hong Kong. On July 18, 2014, a subsidiary of the Company sold its 50% interest in Buspak, recognizing a gain on the sale of $4.5 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes the Company’s investments in nonconsolidated affiliates:

(In thousands)	ARN	All Others	Total
Balance at December 31, 2012	$353,062	$17,850	$370,912
Cash advances (repayments)	—	3,051	3,051
Acquisitions of investments, net	—	1,354	1,354
Equity in loss	(75,318)	(2,378)	(77,696)
Foreign currency translation adjustment	(37,068)	4	(37,064)
Distributions received	(19,926)	(1,750)	(21,676)
Other	—	(76)	(76)

Balance at December 31, 2013	$220,750	$18,055	$238,805
Cash advances (repayments)	—	3,452	3,452
Acquisitions of investments, net	—	1,811	1,811
Equity in earnings (loss)	(12,678)	3,262	(9,416)
Foreign currency transaction adjustment	1,449	77	1,526
Distributions received	(228)	(1,000)	(1,228)
Proceeds on sale	(220,783)	(15,820)	(236,603)
Other	11,490	(344)	11,146

Balance at December 31, 2014	$—	$9,493	$9,493

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Other assets.” The Company’s interests in their operations are recorded in the statement of comprehensive loss as “Equity in earnings (loss) of nonconsolidated affiliates.”

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” with the current portion recorded in “Accrued liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays and radio broadcasting towers from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease or contract. When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)	Years Ended December 31,
	2014	2013
Beginning balance	$59,380	$56,849
Adjustment due to changes in estimates	(5,391)	806
Accretion of liability	7,858	5,106
Liabilities settled	(5,802)	(3,323)
Foreign Currency	(1,834)	(58)

Ending balance	$54,211	$59,380

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 – LONG-TERM DEBT

Long-term debt at December 31, 2014 and 2013 consisted of the following:

(In thousands)	December 31,	December 31,
	2014	2013
Senior Secured Credit Facilities	7,231,222	8,225,754
Receivables Based Facility Due 2017	—	247,000
Priority Guarantee Notes	5,324,815	4,324,815
Subsidiary Revolving Credit Facility Due 2018	—	—
Other Secured Subsidiary Debt	19,257	21,124

Total Consolidated Secured Debt	12,575,294	12,818,693
10.75% Senior Cash Pay Notes Due 2016	—	94,304
11.00%/11.75% Senior Toggle Notes Due 2016	—	127,941
14.0% Senior Notes Due 2021	1,661,697	1,404,202
iHeartCommunications Legacy Notes	667,900	1,436,455
10.0% Senior Notes Due 2018	730,000	—
Subsidiary Senior Notes	4,925,000	4,925,000
Other Subsidiary Debt	1,024	10
Purchase accounting adjustments and original issue discount	(234,897)	(322,392)

	20,326,018	20,484,213
Less: current portion	3,604	453,734

Total long-term debt	$20,322,414	$20,030,479

The Company’s weighted average interest rates at December 31, 2014 and 2013 were 8.1% and 7.6%, respectively. The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $19.7 billion and $20.5 billion at December 31, 2014 and 2013, respectively. Under the fair value hierarchy established by ASC 820-10-35, the fair market value of the Company’s debt is classified as either Level 1 or Level 2.

Senior Secured Credit Facilities

As of December 31, 2014, iHeartCommunications had senior secured credit facilities consisting of:

(In thousands)	Maturity Date	December 31, 2014	December 31, 2013
Term Loan B	1/29/2016	$916,061	1,890,978
Term Loan C	1/29/2016	15,161	34,776
Term Loan D	1/30/2019	5,000,000	5,000,000
Term Loan E	7/30/2019	1,300,000	1,300,000

Total Senior Secured Credit Facilities		$7,231,222	$8,225,754

iHeartCommunications is the primary borrower under the senior secured credit facilities, except that certain of its domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

Interest Rate and Fees

Borrowings under iHeartCommunications’ senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds

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effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities are the following percentages per annum:

•	with respect to loans under the Term Loan B and Term Loan C – asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan D, (i) 5.75% in the case of base rate loans and (ii) 6.75% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan E, (i) 6.50% in the case of base rate loans and (ii) 7.50% in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon iHeartCommunications’ leverage ratio.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by iHeartCommunications and each of iHeartCommunications’ existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the iHeartCommunications senior notes, and other exceptions, by:

•	a lien on the capital stock of iHeartCommunications;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the iHeartCommunications senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes);

•	certain specified assets of iHeartCommunications and the guarantors that constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the iHeartCommunications senior notes; and

•	a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility that is junior to the lien securing iHeartCommunications’ obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities include negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase iHeartCommunications’ capital stock;

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•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

Receivables Based Credit Facility

As of December 31, 2014, there were no borrowings outstanding under iHeartCommunications’ receivables based credit facility.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of the eligible accounts receivable of iHeartCommunications and certain of its subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

iHeartCommunications and certain subsidiary borrowers are the borrowers under the receivables based credit facility. iHeartCommunications has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans are available in U.S. dollars and letters of credit are available in a variety of currencies including U.S. dollars, Euros, Pounds Sterling, and Canadian dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average daily excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, iHeartCommunications is required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. iHeartCommunications must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of iHeartCommunications’ term loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of iHeartCommunications’ 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior

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toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of iHeartCommunications’ senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of iHeartCommunications’ and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of iHeartCommunications’ senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of iHeartCommunications’ Legacy Notes, and certain exceptions.

Certain Covenants and Events of Default

The receivables based credit facility includes negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

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Priority Guarantee Notes

As of December 31, 2014, iHeartCommunications had outstanding Priority Guarantee Notes consisting of:

(In thousands)	Maturity Date	Interest Rate	Interest Payment Terms	December 31, 2014	December 31, 2013
9.0% Priority Guarantee Notes due 2019	12/15/2019	9.0%	Payable semi-annually in arrears on June 15 and December 15 of each year	$1,999,815	1,999,815
9.0% Priority Guarantee Notes due 2021	3/1/2021	9.0%	Payable semi-annually in arrears on March 1 and September 1 of each year	1,750,000	1,750,000
11.25% Priority Guarantee Notes due 2021	3/1/2021	11.25%	Payable semi-annually on March 1 and September 1 of each year	575,000	575,000
9.0% Priority Guarantee Notes due 2022	9/15/2022	9.0%	Payable semi-annually in arrears on March 15 and September 15 of each year	1,000,000	—

Total Priority Guarantee Notes				$5,324,815	4,324,815

Guarantees and Security

The Priority Guarantee Notes are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indentures. The Priority Guarantee Notes and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property,” in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

Redemptions

iHeartCommunications may redeem the Priority Guarantee Notes at its option, in whole or part, at redemption prices set forth in the indentures, plus accrued and unpaid interest to the redemption dates plus applicable premiums.

Certain Covenants

The indentures governing the Priority Guarantee Notes contain covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indentures contain

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covenants that limit iHeartMedia Capital I, LLC’s and and iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes. The indentures also provide for customary events of default.

Subsidiary Senior Revolving Credit Facility Due 2018

During the third quarter of 2013, CCOH entered into a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. The revolving credit facility may be used for working capital needs, to issue letters of credit and for other general corporate purposes. At December 31, 2014, there were no amounts outstanding under the revolving credit facility, and $62.2 million of letters of credit under the revolving credit facility, which reduce availability under the facility.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2014, iHeartCommunications had no principal amounts outstanding of 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016. In August 2014, iHeartCommunications fully redeemed the remaining notes with proceeds from the issuance of 14.0% Senior Notes due 2021.

14.0% Senior Notes due 2021

As of December 31, 2014, iHeartCommunications had outstanding approximately $1.66 billion of aggregate principal amount of 14.0% Senior Notes due 2021 (net of $423.4 million principal amount issued to, and held by, a subsidiary of iHeartCommunications).

The Senior Notes due 2021 mature on February 1, 2021. Interest on the Senior Notes due 2021 is payable semi-annually on February 1 and August 1 of each year, which began on August 1, 2013. Interest on the Senior Notes due 2021 will be paid at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of payment-in-kind notes (the “PIK Notes”). Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued will mature on February 1, 2021 and have the same rights and benefits as the Senior Notes due 2021. The Senior Notes due 2021 are fully and unconditionally guaranteed on a senior basis by the guarantors named in the indenture governing such notes. The guarantee is structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiary of the applicable subsidiary guarantor that is not also a guarantor of the Senior Notes due 2021. The guarantees are subordinated to the guarantees of iHeartCommunications’ senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the guarantors.

iHeartCommunications may redeem the Senior Notes due 2021, in whole or in part, within certain dates, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the Senior Notes due 2021 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; (vii) engage in transactions with affiliates; and (viii) designate their subsidiaries as unrestricted subsidiaries.

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iHeartCommunications Legacy Notes

As of December 31, 2014, iHeartCommunications had outstanding senior notes (net of $57.1 million aggregate principal amount held by a subsidary of iHeartCommunications) consisting of:

(In thousands)	December 31, 2014	December 31, 2013
5.5% Senior Notes Due 2014	$—	461,455
4.9% Senior Notes Due 2015	—	250,000
5.5% Senior Notes Due 2016	192,900	250,000
6.875% Senior Notes Due 2018	175,000	175,000
7.25% Senior Notes Due 2027	300,000	300,000

Total Legacy Notes	$667,900	1,436,455

These senior notes were the obligations of iHeartCommunications prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

10.0% Senior Notes due 2018

As of December 31, 2014, iHeartCommunications had outstanding $730.0 million aggregate principal amount of senior notes due 2018 (net of $120.0 million aggregate principal amount held by a subsidiary of iHeartCommunications). The senior notes due 2018 mature on January 15, 2018 and bear interest at a rate of 10.0% per annum, payable semi-annually on January 15 and July 15 of each year, which began on July 15, 2014.

The senior notes due 2018 are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes due 2018 rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Subsidiary Senior Notes

As of December 31, 2014, the Company’s subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”) had outstanding notes consisting of:

(In thousands)	Maturity Date	Interest Rate	Interest Payment Terms	December 31, 2014	December 31, 2013
CCWH Senior Notes:
6.5% Series A Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year	$735,750	735,750
6.5% Series B Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year	1,989,250	1,989,250
CCWH Senior Subordinated Notes:
7.625% Series A Senior Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year	275,000	275,000
7.625% Series B Senior Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year	1,925,000	1,925,000

Total CCWH Notes				$4,925,000	4,925,000

Guarantees and Security

The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries. The CCWH Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries and rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Senior Subordinated Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. The CCWH Senior Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes.

Redemptions

CCWH may redeem the Subsidiary Senior Notes at its option, in whole or part, at redemption prices set forth in the indentures plus accrued and unpaid interest to the redemption dates and plus an applicable premium.

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Certain Covenants

The indentures governing the Subsidiary Senior Notes contain covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	in case of the Senior Notes, create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries.

Future Maturities of Long-term Debt

Future maturities of long-term debt at December 31, 2014 are as follows:

(in thousands)
2015	$3,604
2016	1,126,920
2017	8,208
2018	909,272
2019	8,300,043
Thereafter	10,212,868

Total (1)	$20,560,915

(1)	Excludes purchase accounting adjustments and original issue discount of $234.9 million, which is amortized through interest expense over the life of the underlying debt obligations.

NOTE 6 – FAIR VALUE MEASUREMENTS

ASC 820-10-35 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Marketable Equity Securities

The Company’s marketable equity securities are measured at fair value on each reporting date.

The marketable equity securities are measured at fair value using quoted prices in active markets. Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1.

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The cost, unrealized holding gains or losses, and fair value of the Company’s investments at December 31, 2014 and 2013 are as follows:

(In thousands) Investments	Amortized Cost	Gross Unrealized Losses	Gross Unrealized Gains	Fair Value
2014
Available-for-sale	$369	$—	$1,609	$1,978
Other cost investments	16,269	—	—	16,269

Total	$16,638	$—	$1,609	$18,247

2013
Available-for-sale	$659	$—	$1,283	$1,942
Other cost investments	7,783	—	—	7,783

Total	$8,442	$—	$1,283	$9,725

During 2013, the Company sold shares of Sirius XM Radio, Inc. held by it for $135.5 million. In connection with the sale of shares of Sirius XM Radio, Inc., a realized gain of $130.9 million and income tax expense of $48.6 million were reclassified out of accumulated other comprehensive loss into “Gain on marketable securities” and “Income tax benefit,” respectively. The net difference of $82.3 million is reported as a reduction of “Other comprehensive income (loss).”

Other cost investments include various investments in companies for which there is no readily determinable market value. The Company recognized other-than-temporary impairments of $2.0 million on a cost investment for the year ended December 31, 2012, which was a non-cash impairment charge recorded in “Loss on marketable securities.”

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC 840.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, bus shelters, trains, etc. to be leases in accordance with the guidance in ASC 840-10. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis. If the rental increases are not scheduled in the lease, such as an increase based on subsequent changes in the index or rate, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable. No single contract or lease is material to the Company’s operations.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-20-25. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases. The Company accounts for these leases in accordance with the policies described above.

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The Company’s contracts with municipal bodies or private companies relating to street furniture, billboards, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

In addition, the Company has commitments relating to required purchases of property, plant and equipment under certain street furniture contracts. Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller typically involving the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays. At December 31, 2014, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $30.0 million. As the contingencies have not been met or resolved as of December 31, 2014, these amounts are not recorded.

As of December 31, 2014, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, capital expenditure commitments and employment/talent contracts consist of the following:

(In thousands)	Non-Cancelable Operating Leases	Non-Cancelable Contracts	Capital Expenditure Commitments	Employment/Talent Contracts
2015	$435,118	$593,123	$55,968	$80,442
2016	347,487	437,022	70,385	75,760
2017	302,876	262,368	67,053	31,673
2018	269,697	240,128	922	11,069
2019	243,096	171,562	757	—
Thereafter	1,325,171	336,120	14,402	—

Total	$2,923,445	$2,040,323	$209,487	$198,944

Rent expense charged to operations for the years ended December 31, 2014, 2013 and 2012 was $1.17 billion, $1.16 billion and $1.14 billion, respectively.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness

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of its strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s financial condition or results of operations.

Although the Company is involved in a variety of legal proceedings in the ordinary course of business, a large portion of its litigation arises in the following contexts: commercial disputes; defamation matters; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Los Angeles Litigation

In 2008, Summit Media, LLC, one of the Company’s competitors, sued the City of Los Angeles (the “City”), Clear Channel Outdoor, Inc. and CBS Outdoor in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a settlement agreement that had been entered into in November 2006 among the parties and pursuant to which Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays. In 2009 the Los Angeles Superior Court ruled that the settlement agreement constituted an ultra vires act of the City, and nullified its existence. After further proceedings, on April 12, 2013 the Los Angeles Superior Court invalidated 82 digital modernization permits issued to Clear Channel Outdoor, Inc. (77 of which displays were operating at the time of the ruling), and Clear Channel Outdoor, Inc. was required to turn off the electrical power to all affected digital displays on April 15, 2013. The digital display structures remain intact but digital displays are currently prohibited in the City. Clear Channel Outdoor, Inc. is seeking permits under the existing City sign code to either wrap the LED faces with vinyl or convert the LED faces to traditional static signs, and has obtained a number of such permits. Clear Channel Outdoor, Inc. is also pursuing a new ordinance to permit digital signage in the City.

NOTE 8 – GUARANTEES

As of December 31, 2014, iHeartCommunications had outstanding surety bonds and commercial standby letters of credit of $47.7 million and $113.9 million, respectively, of which no letters of credit were cash secured. These letters of credit and surety bonds relate to various operational matters including insurance, bid, concession and performance bonds as well as other items.

As of December 31, 2014, iHeartCommunications had outstanding bank guarantees of $55.1 million. Bank guarantees in the amount of $15.2 million are backed by cash collateral.

NOTE 9 – INCOME TAXES

Significant components of the provision for income tax benefit (expense) are as follows:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Current - Federal	$(503)	$10,586	$61,655
Current - foreign	(27,256)	(48,466)	(48,579)
Current - state	3,193	1,527	(9,408)

Total current benefit (expense)	(24,566)	(36,353)	3,668
Deferred - Federal	(29,284)	126,905	261,014
Deferred - foreign	4,308	8,932	27,970
Deferred - state	(8,947)	22,333	15,627

Total deferred benefit (expense)	(33,923)	158,170	304,611

Income tax benefit (expense)	$(58,489)	$121,817	$308,279

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Current tax expense of $24.6 million was recorded for 2014 as compared to a current tax expense of $36.4 million for 2013. The change in current tax was primarily due to a reduction in unrecognized tax benefits during 2014, which resulted from the expiration of statutes of limitations to assess taxes in the United Kingdom and several state jurisdictions. This decrease in unrecognized tax benefits resulted in a reduction to current tax expense of $35.4 million during 2014.

Current tax expense of $36.4 million was recorded for 2013 as compared to a current tax benefit of $3.7 million for 2012. The change in current tax was primarily due to the Company’s settlement of U.S. federal and foreign tax examinations during 2012. Pursuant to the settlements, the Company recorded a reduction to current income tax expense of approximately $67.3 million during 2012 to reflect the net current tax benefits of the settlements.

Deferred tax expense of $33.9 million was recorded for 2014 compared with deferred tax benefit of $158.2 million for 2013. The change in deferred tax is primarily due to the valuation allowance of $339.8 million recorded against the Company’s current period federal and state net operating losses during 2014.

Deferred tax benefit of $158.2 million for 2013 primarily relates to cancellation of debt income recognized during the year as a result of certain debt restructuring transactions, and is lower when compared with the deferred tax benefit of $304.6 million for 2012. The decrease in deferred tax benefit in 2013 is primarily due to the valuation allowance of $143.5 million recorded against a portion of the Company’s federal and state net operating losses.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2014 and 2013 are as follows:

(In thousands)	2014	2013
Deferred tax liabilities:
Intangibles and fixed assets	$2,335,584	$2,402,168
Long-term debt	119,887	183,615
Investments in nonconsolidated affiliates	1,121	—
Other investments	5,575	6,759
Other	8,857	6,655

Total deferred tax liabilities	2,471,024	2,599,197
Deferred tax assets:
Accrued expenses	111,884	106,651
Investments in nonconsolidated affiliates	—	1,824
Net operating loss carryforwards	1,445,340	1,287,239
Bad debt reserves	9,346	9,726
Other	34,017	35,527

Total gross deferred tax assets	1,600,587	1,440,967
Less: Valuation allowance	655,658	327,623

Total deferred tax assets	944,929	1,113,344

Net deferred tax liabilities	$1,526,095	$1,485,853

Included in the Company’s net deferred tax liabilities are $37.8 million and $52.0 million of current net deferred tax assets for 2014 and 2013, respectively. The Company presents these assets in “Other current assets” on its consolidated balance sheets. The remaining $1.6 billion and $1.5 billion of net deferred tax liabilities for 2014 and 2013, respectively, are presented in “Deferred tax liabilities” on the consolidated balance sheets.

The Company’s net foreign deferred tax liabilities were $13.6 million and $19.8 million for the periods ended December 31, 2014 and December 31, 2013, respectively.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The deferred tax liability related to intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired FCC licenses, billboard permits and tax deductible goodwill created from the Company’s various stock acquisitions. In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize FCC licenses and billboard permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its FCC licenses, permits and tax deductible goodwill or sells its FCC licenses or permits. As the Company continues to amortize its tax basis in its FCC licenses, permits and tax deductible goodwill, the deferred tax liability will increase over time.

At December 31, 2014, the Company had recorded net operating loss carryforwards (tax effected) for federal and state income tax purposes of approximately $1.3 billion, expiring in various amounts through 2034. The Company expects to realize the benefits of a portion of its deferred tax assets attributable to federal and state net operating losses based upon expected future taxable income from deferred tax liabilities that reverse in the relevant federal and state jurisdictions and carryforward periods. As of December 31, 2014, the Company has recorded a partial valuation allowance of $487.1 million against these deferred tax assets attributable to federal and state net operating losses. In addition, the Company had recorded deferred tax assets for foreign net operating loss carryforwards (tax effected) of approximately $153.0 million which are offset in part by an associated valuation allowance of $146.4 million. Additional deferred tax valuation allowance of $22.1 million offsets other foreign deferred tax assets that are not expected to be realized. Realization of these foreign deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions and carryforward periods. Due to the Company’s evaluation of negative factors including particular negative evidence of cumulative losses in these jurisdictions, the Company continues to record valuation allowances on the foreign deferred tax assets that are not expected to be realized. The Company expects to realize its remaining gross deferred tax assets based upon its assessment of deferred tax liabilities that will reverse in the same carryforward period and jurisdiction and are of the same character as the net operating loss carryforwards and temporary differences that give rise to the deferred tax assets. Any deferred tax liabilities associated with acquired FCC licenses, billboard permits and tax-deductible goodwill intangible assets are not relied upon as a source of future taxable income, as these intangible assets have an indefinite life.

At December 31, 2014, net deferred tax liabilities include a deferred tax asset of $28.9 million relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation. Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date. Accordingly, there can be no assurance that the stock price of the Company’s common stock will rise to levels sufficient to realize the entire deferred tax benefit currently reflected in its balance sheet.

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax benefit is:

	Years Ended December 31,
(In thousands)	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
Income tax benefit at statutory rates	$246,284	35%	$246,867	35%	$251,814	35%
State income taxes, net of federal tax effect	26,518	4%	32,768	4%	6,218	1%
Foreign income taxes	11,074	2%	(22,640)	(3%)	8,782	2%
Nondeductible items	(5,533)	(1%)	(4,870)	(1%)	(4,617)	(1%)
Changes in valuation allowance and other estimates	(333,641)	(47%)	(135,161)	(19%)	50,697	7%
Other, net	(3,191)	(1%)	4,853	1%	(4,615)	(1%)

Income tax benefit (expense)	$(58,489)	(8%)	$121,817	17%	$308,279	43%

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company’s effective tax rate for the year ended December 31, 2014 is (8%). The effective tax rate for 2014 was impacted by the $339.8 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against the Company’s current period federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $28.9 million in net tax benefits associated with a decrease in unrecognized tax benefits resulting from the expiration of statute of limitations to assess taxes in the United Kingdom and several state jurisdictions. Foreign income before income taxes was approximately $97.2 million for 2014, and it should be noted that with limited exceptions, tax rates in our foreign jurisdictions are lower than that of the U.S. federal statutory rate.

A tax benefit was recorded for the year ended December 31, 2013 of 17%. The effective tax rate for 2013 was impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $20.2 million in net tax benefits recorded during the period due to the settlement of certain U.S. federal and state tax examinations during the year. Foreign income before income taxes was approximately $48.3 million for 2013.

A tax benefit was recorded for the year ended December 31, 2012 of 43%. The effective tax rate for 2012 was impacted by the Company’s settlement of U.S. federal and foreign tax examinations during the year. Pursuant to the settlements, the Company recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards. Foreign income before income taxes was approximately $84.0 million for 2012.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2014 and 2013 was $40.8 million and $49.4 million, respectively. The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2014 and 2013 was $147.7 million and $178.8 million, respectively, of which $110.4 million and $131.0 million is included in “Other long-term liabilities”, and $2.3 million and $11.6 million is included in “Accrued Expenses” on the Company’s consolidated balance sheets, respectively. In addition, $35.0 million and $36.1 million of unrecognized tax benefits are recorded net with the Company’s deferred tax assets for its net operating losses as opposed to being recorded in “Other long-term liabilities” at December 31, 2014 and 2013, respectively. The total amount of unrecognized tax benefits at December 31, 2014 and 2013 that, if recognized, would impact the effective income tax rate is $68.8 million and $100.1 million, respectively.

(In thousands)	Years Ended December 31,
Unrecognized Tax Benefits	2014	2013
Balance at beginning of period	$129,375	$138,437
Increases for tax position taken in the current year	13,848	12,004
Increases for tax positions taken in previous years	6,003	13,163
Decreases for tax position taken in previous years	(9,764)	(21,928)
Decreases due to settlements with tax authorities	(8,181)	(1,113)
Decreases due to lapse of statute of limitations	(24,367)	(11,188)

Balance at end of period	$106,914	$129,375

The Company and its subsidiaries file income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. During 2014, the statute of limitations for certain tax years expired in the United

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Kingdom and several state jurisdictions resulting in a reduction to unrecognized tax benefits of $24.4 million, excluding interest. Also during 2014, the Company settled certain U.S. federal and state examinations with taxing authorities, resulting in decreases in unrecognized tax benefits relating to cash tax payments of $8.2 million. All federal income tax matters through 2008 are closed and the Company has effectively settled the 2009 and 2010 examinations with the IRS and is awaiting final approval of the settlement from the Joint Committee on Taxation. The IRS is currently auditing the Company’s tax returns for the 2011 and 2012 periods. Substantially all material state, local, and foreign income tax matters have been concluded for years through 2005.

NOTE 10 – SHAREHOLDERS’ DEFICIT

The Company reports its noncontrolling interests in consolidated subsidiaries as a component of equity separate from the Company’s equity. The following table shows the changes in shareholders’ deficit attributable to the Company and the noncontrolling interests of subsidiaries in which the Company has a majority, but not total ownership interest:

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2014	$(8,942,166)	$245,531	$(8,696,635)
Net income (loss)	(793,761)	31,603	(762,158)
Dividends and other payments to noncontrolling interests	—	(40,027)	(40,027)
Purchase of additional noncontrolling interests	(46,806)	(1,944)	(48,750)
Foreign currency translation adjustments	(101,980)	(19,898)	(121,878)
Unrealized holding gain on marketable securities	285	42	327
Other adjustments to comprehensive loss	(10,214)	(1,224)	(11,438)
Reclassifications	3,317	—	3,317
Other, net	1,977	10,057	12,034

Balances at December 31, 2014	$(9,889,348)	$224,140	$(9,665,208)

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2013	$(8,299,188)	$303,997	$(7,995,191)
Net income (loss)	(606,883)	23,366	(583,517)
Dividends and other payments to noncontrolling interests	—	(91,887)	(91,887)
Foreign currency translation adjustments	(29,755)	(3,246)	(33,001)
Unrealized holding gain on marketable securities	16,439	137	16,576
Unrealized holding gain on cash flow derivatives	48,180	—	48,180
Other adjustments to comprehensive loss	5,932	800	6,732
Reclassifications	(83,585)	(167)	(83,752)
Other, net	6,694	12,531	19,225

Balances at December 31, 2013	$(8,942,166)	$245,531	$(8,696,635)

Dividends

The Company has not paid cash dividends since its formation and its ability to pay dividends is subject to restrictions should it seek to do so in the future. iHeart’s debt financing arrangements include restrictions on its ability to pay dividends thereby limiting the Company’s ability to pay dividends.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Share-Based Compensation

Stock Options

Prior to the merger, iHeartCommunications granted options to purchase its common stock to its employees and directors and its affiliates under its various equity incentive plans typically at no less than the fair value of the underlying stock on the date of grant. These options were granted for a term not exceeding ten years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with iHeartCommunications or one of its affiliates. Prior to acceleration, if any, in connection with the merger, these options vested over a period of up to five years. All equity incentive plans contained anti-dilutive provisions that permitted an adjustment of the number of shares of iHeartCommunications’ common stock represented by each option for any change in capitalization.

The Company has granted options to purchase its shares of Class A common stock to certain key executives under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not to exceed ten years and are forfeited, except in certain circumstances, in the event the executive terminates his or her employment or relationship with the Company or one of its affiliates. Approximately three-fourths of the options outstanding at December 31, 2014 vest based solely on continued service over a period of up to five years with the remainder becoming eligible to vest over a period of up to five years if certain predetermined performance targets are met. The equity incentive plan contains antidilutive provisions that permit an adjustment of the number of shares of the Company’s common stock represented by each option for any change in capitalization.

The Company accounts for its share-based payments using the fair value recognition provisions of ASC 718-10. The fair value of the portion of options that vest based on continued service is estimated on the grant date using a Black-Scholes option-pricing model and the fair value of the remaining options which contain vesting provisions subject to service, market and performance conditions is estimated on the grant date using a Monte Carlo model. Expected volatilities were based on historical volatility of peer companies’ stock, including the Company, over the expected life of the options. The expected life of the options granted represents the period of time that the options granted are expected to be outstanding. The Company used historical data to estimate option exercises and employee terminations within the valuation model. The Company includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. No options were granted during the years ended December 31, 2014 and 2013. The following assumptions were used to calculate the fair value of the options granted during the year ended December 31, 2012:

	Years Ended December 31,
	2014(1)	2013(1)	2012
Expected volatility	N/A	N/A	71% – 77%
Expected life in years	N/A	N/A	6.3 – 6.5
Risk-free interest rate	N/A	N/A	0.97% – 1.55%
Dividend yield	N/A	N/A	0%

(1)	No options were granted in 2013 and 2014

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of the Company’s stock options outstanding at and stock option activity during the year ended December 31, 2014 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term
Outstanding, January 1, 2014	2,509	$33.11
Granted (1)	—	—
Exercised	—	—
Forfeited	(125)	36.00
Expired	(83)	36.00

Outstanding, December 31, 2014 (2)	2,301	32.85	4.3 years

Exercisable	1,480	31.95	4.0 years
Expected to Vest	797	35.20	4.7 years

(1)	The weighted average grant date fair value of options granted during the years ended December 31, 2012 was $2.68 per share. No options were granted during the years ended December 31, 2013 and 2014.
(2)	Non-cash compensation expense has not been recorded with respect to 0.6 million shares as the vesting of these options is subject to performance conditions that have not yet been determined probable to meet.

A summary of the Company’s unvested options and changes during the year ended December 31, 2014 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2014	1,086	$10.74
Granted	—	—
Vested (1)	(140)	2.32
Forfeited	(125)	2.16

Unvested, December 31, 2014	821	13.61

(1)	The total fair value of the options vested during the years ended December 31, 2014, 2013 and 2012 was $0.3 million, $6.3 million and $3.9 million, respectively.

Restricted Stock Awards

The Company has granted restricted stock awards to its employees and affiliates under its equity incentive plan. The restricted stock awards are restricted in transferability for a term of up to five years. Restricted stock awards are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with the Company prior to the lapse of the restriction. Dividends or distributions paid in respect of unvested restricted stock awards will be held by the Company and paid to the recipients of the restricted stock awards upon vesting of the shares.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of the Company’s restricted stock outstanding and restricted stock activity as of and during the year ended December 31, 2014 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2014	3,919	$3.35
Granted	1,826	7.86
Vested (restriction lapsed)	(506)	3.14
Forfeited	(710)	8.85

Outstanding, December 31, 2014	4,529	5.02

CCOH Share-Based Awards

CCOH Stock Options

The Company’s subsidiary, CCOH, has granted options to purchase shares of its Class A common stock to employees and directors of CCOH and its affiliates under its equity incentive plan at no less than the fair market value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCOH or one of its affiliates. These options vest solely on continued service over a period of up to five years. The equity incentive stock plan contains anti-dilutive provisions that permit an adjustment of the number of shares of CCOH’s common stock represented by each option for any change in capitalization. CCOH determined that the CCOH dividend discussed in Note 5 was considered a change in capitalization and therefore adjusted outstanding options as of March 15, 2012. No incremental compensation cost was recognized in connection with the adjustment.

The fair value of each option awarded on CCOH common stock is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on historical volatility of CCOH’s stock over the expected life of the options. The expected life of options granted represents the period of time that options granted are expected to be outstanding. CCOH uses historical data to estimate option exercises and employee terminations within the valuation model. CCOH includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of CCOH’s options on the date of grant:

	Years Ended December 31,
	2014	2013	2012
Expected volatility	54% – 56%	55% – 56%	54% – 56%
Expected life in years	6.3	6.3	6.3
Risk-free interest rate	1.73% – 2.08%	1.05% – 2.19%	0.92% – 1.48%
Dividend yield	0%	0%	0%

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of CCOH’s stock options outstanding at and stock option activity during the year ended December 31, 2014 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2014	6,909	$9.60
Granted (1)	627	8.64
Exercised (2)	(459)	5.23
Forfeited	(628)	8.11
Expired	(424)	10.58

Outstanding, December 31, 2014	6,025	9.92	5.1 years	$13,956

Exercisable	4,471	10.56	4.1 years	$10,065
Expected to vest	1,487	8.08	7.8 years	$3,729

(1)	The weighted average grant date fair value of CCOH options granted during the years ended December 31, 2014, 2013 and 2012 was $4.69, $4.10 and $4.43 per share, respectively.
(2)	Cash received from option exercises during the years ended December 31, 2014, 2013 and 2012 was $2.4 million, $4.2 million and $6.4 million, respectively. The total intrinsic value of the options exercised during the years ended December 31, 2014, 2013 and 2012 was $1.5 million, $5.0 million and $7.9 million, respectively.

A summary of CCOH’s unvested options at and changes during the year ended December 31, 2014 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2014	2,645	$5.21
Granted	627	4.69
Vested (1)	(1,091)	5.59
Forfeited	(628)	4.74

Unvested, December 31, 2014	1,553	4.92

(1)	The total fair value of CCOH options vested during the years ended December 31, 2014, 2013 and 2012 was $6.1 million, $7.1 million and $11.5 million, respectively.

CCOH Restricted Stock Awards

CCOH has also granted both restricted stock and restricted stock unit awards to its employees and affiliates under its equity incentive plan. The restricted stock awards represent shares of Class A common stock that hold a legend which restricts their transferability for a term of up to five years. The restricted stock units represent the right to receive shares upon vesting, which is generally over a period of up to five years. Both restricted stock awards and restricted stock units are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCOH prior to the lapse of the restriction.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of CCOH’s restricted stock and restricted stock units outstanding at and activity during the year ended December 31, 2014 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2014	1,892	$6.83
Granted	1,040	8.88
Vested (restriction lapsed)	(64)	6.86
Forfeited	(410)	7.76

Outstanding, December 31, 2014	2,458	7.54

Share-Based Compensation Cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. Share-based compensation payments are recorded in corporate expenses and were $10.7 million, $16.7 million and $28.5 million, during the years ended December 31, 2014, 2013 and 2012, respectively.

The tax benefit related to the share-based compensation expense for the years ended December 31, 2014, 2013 and 2012 was $4.1 million, $6.3 million and $10.8 million, respectively.

As of December 31, 2014, there was $22.4 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately three years. In addition, as of December 31, 2014, there was $24.7 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company completed a voluntary stock option exchange program on November 19, 2012 and exchanged 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan for 1.8 million replacement restricted share awards with different service and performance conditions. The Company accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. In connection with the exchange program, the Company granted an additional 1.5 million restricted stock awards pursuant to a tax assistance program offered to employees participating in the exchange. Of the total 1.5 million restricted stock awards granted, 0.9 million were repurchased by the Company upon expiration of the exchange program while the remaining 0.6 million awards were forfeited. The Company recognized $2.6 million of expense related to the awards granted in connection with the tax assistance program.

(In thousands, except per share data)	Years Ended December 31,
	2014	2013	2012
NUMERATOR:
Net loss attributable to the Company – common shares	$(793,761)	$(606,883)	$(424,479)
Less: Participating securities dividends	—	2,566	8,456
Less: Income (loss) attributable to the Company – unvested shares	—	—	—

Net loss attributable to the Company per common share – basic and diluted	$(793,761)	$(609,449)	$(432,935)

DENOMINATOR:
Weighted average common shares outstanding – basic	83,941	83,364	82,745
Effect of dilutive securities:
Stock options and common stock warrants (1)	—	—	—

Weighted average common shares outstanding – diluted	83,941	83,364	82,745

Net loss attributable to the Company per common share:
Basic	$(9.46)	$(7.31)	$(5.23)
Diluted	$(9.46)	$(7.31)	$(5.23)

(1)	6.8 million, 6.4 million and 5.4 million stock options and restricted shares were outstanding at December 31, 2014, 2013 and 2012, respectively, that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive.

NOTE 11 – EMPLOYEE STOCK AND SAVINGS PLANS

iHeartCommunications has various 401(k) savings and other plans for the purpose of providing retirement benefits for substantially all employees. Under these plans, an employee can make pre-tax contributions and iHeartCommunications will match a portion of such an employee’s contribution. Employees vest in these iHeartCommunications matching contributions based upon their years of service to iHeartCommunications. Contributions of $27.6 million, $26.6 million and $29.5 million to these plans for the years ended December 31, 2014, 2013 and 2012, respectively, were expensed.

iHeartCommunications offers a non-qualified deferred compensation plan for a select group of management or highly compensated employees, under which such employees were able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. iHeartCommunications suspended all salary and bonus deferrals and company matching contributions to the deferred compensation plan on January 1, 2010. iHeartCommunications accounts for the plan in accordance with the provisions of ASC 710-10. Matching credits on amounts deferred may be made in iHeartCommunications’ sole discretion and iHeartCommunications retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

deferrals and any iHeartCommunications matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan. In accordance with the provisions of ASC 710-10, the assets and liabilities of the non-qualified deferred compensation plan are presented in “Other assets” and “Other long-term liabilities” in the accompanying consolidated balance sheets, respectively. The asset and liability under the deferred compensation plan at December 31, 2014 was approximately $11.6 million recorded in “Other assets” and $11.6 million recorded in “Other long-term liabilities”, respectively. The asset and liability under the deferred compensation plan at December 31, 2013 was approximately $11.8 million recorded in “Other assets” and $11.8 million recorded in “Other long-term liabilities”, respectively.

NOTE 12 — OTHER INFORMATION

The following table discloses the components of “Other income (expense)” for the years ended December 31, 2014, 2013 and 2012, respectively:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Foreign exchange gain (loss)	$15,554	$1,772	$(3,018)
Debt modification expenses	—	(23,555)	—
Other	(6,450)	(197)	3,268

Total other income (expense), net	$9,104	$(21,980)	$250

The following table discloses the increase (decrease) in net deferred income tax liabilities related to each component of other comprehensive income (loss) for the years ended December 31, 2014, 2013 and 2012, respectively:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Foreign currency translation adjustments and other	$2,559	$(14,421)	$3,210
Unrealized holding gain on marketable securities	—	(11,010)	15,324
Unrealized holding gain (loss) on cash flow derivatives	—	28,759	30,074

Total increase in deferred tax liabilities	$2,559	$3,328	$48,608

The following table discloses the components of “Other current assets” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Inventory	$23,777	$26,872
Deferred tax asset	37,793	51,967
Deposits	4,466	5,126
Deferred loan costs	32,602	30,165
Other	37,661	47,027

Total other current assets	$136,299	$161,157

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table discloses the components of “Other assets” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Investments in, and advances to, nonconsolidated affiliates	$9,493	$238,805
Other investments	18,247	9,725
Notes receivable	242	302
Prepaid expenses	16,082	24,231
Deferred loan costs	130,267	143,763
Deposits	27,822	26,200
Prepaid rent	56,430	62,864
Non-qualified plan assets	11,568	11,844
Other	18,914	15,722

Total other assets	$289,065	$533,456

The following table discloses the components of “Other long-term liabilities” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Unrecognized tax benefits	$110,410	$131,015
Asset retirement obligation	53,936	59,125
Non-qualified plan liabilities	11,568	11,844
Deferred income	23,734	16,247
Deferred rent	125,530	120,092
Employee related liabilities	39,963	31,617
Other	89,722	92,080

Total other long-term liabilities	$454,863	$462,020

The following table discloses the components of “Accumulated other comprehensive loss,” net of tax, as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Cumulative currency translation adjustment	$(291,520)	$(188,920)
Cumulative unrealized gain on securities	1,397	1,101
Cumulative other adjustments	(18,467)	(8,254)

Total accumulated other comprehensive loss	$(308,590)	$(196,073)

NOTE 13 – SEGMENT DATA

The Company’s reportable segments, which it believes best reflect how the Company is currently managed, are iHM, Americas outdoor advertising and International outdoor advertising. Revenue and expenses earned and charged between segments are recorded at estimated fair value and eliminated in consolidation. The iHM segment provides media and entertainment services via broadcast and digital delivery and also includes the Company’s national syndication business. The Americas outdoor advertising segment consists of operations

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

primarily in the United States and Canada. The International outdoor advertising segment primarily includes operations in Europe, Asia, Australia and Latin America. The Americas outdoor and International outdoor display inventory consists primarily of billboards, street furniture displays and transit displays. The Other category includes the Company’s media representation business as well as other general support services and initiatives which are ancillary to the Company’s other businesses. Corporate includes infrastructure and support, including information technology, human resources, legal, finance and administrative functions of each of the Company’s reportable segments, as well as overall executive, administrative and support functions. Share-based payments are recorded in corporate expenses.

The following table presents the Company’s reportable segment results for the years ended December 31, 2014, 2013 and 2012.

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2014
Revenue	$3,161,503	$1,253,190	$1,708,069	$260,920	$—	$(65,149)	$6,318,533
Direct operating expenses	921,089	555,614	1,041,274	24,009	—	(7,621)	2,534,365
Selling, general and administrative expenses	1,052,578	211,969	336,550	143,629	—	(57,518)	1,687,208
Depreciation and amortization	240,868	194,640	207,431	33,543	34,416	—	710,898
Impairment charges	—	—	—	—	24,176	—	24,176
Corporate expenses	—	—	—	—	320,341	(10)	320,331
Other operating income, net	—	—	—	—	40,031	—	40,031

Operating income (loss)	$946,968	$290,967	$122,814	$59,739	$(338,902)	$—	$1,081,586

Intersegment revenues	$10	$3,436	$—	$61,703	$—	$—	$65,149
Segment assets	$7,720,181	$3,527,935	$1,817,237	$277,388	$697,501	$—	$14,040,242
Capital expenditures	$50,403	$97,053	$130,154	$5,744	$34,810	$—	$318,164
Share-based compensation expense	$—	$—	$—	$—	$10,713	$—	$10,713
Year Ended December 31, 2013
Revenue	$3,131,595	$1,290,452	$1,655,738	$227,864	$—	$(62,605)	$6,243,044
Direct operating expenses	942,644	566,669	1,028,059	25,271	—	(8,556)	2,554,087
Selling, general and administrative expenses	1,020,097	220,732	322,840	140,241	—	(54,049)	1,649,861
Depreciation and amortization	262,136	196,597	203,927	39,291	28,877	—	730,828
Impairment charges	—	—	—	—	16,970	—	16,970
Corporate expenses	—	—	—	—	313,514	—	313,514
Other operating income, net	—	—	—	—	22,998	—	22,998

Operating income (loss)	$906,718	$306,454	$100,912	$23,061	$(336,363)	$—	$1,000,782

Intersegment revenues	$—	$2,473	$—	$60,132	$—	$—	$62,605
Segment assets	$7,933,564	$3,693,308	$2,029,687	$534,363	$906,380	$—	$15,097,302
Capital expenditures	$75,742	$88,991	$108,548	$9,933	$41,312	$—	$324,526
Share-based compensation expense	$—	$—	$—	$—	$16,715	$—	$16,715

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2012
Revenue	$3,084,780	$1,279,257	$1,667,687	$281,879	$—	$(66,719)	$6,246,884
Direct operating expenses	882,785	582,340	1,021,152	25,088	—	(12,965)	2,498,400
Selling, general and administrative expenses	993,116	211,245	363,417	152,394	—	(53,754)	1,666,418
Depreciation and amortization	262,409	192,023	205,258	45,568	24,027	—	729,285
Impairment charges	—	—	—	—	37,651	—	37,651
Corporate expenses	—	—	—	—	293,207	—	293,207
Other operating income, net	—	—	—	—	48,127	—	48,127

Operating income (loss)	$946,470	$293,649	$77,860	$58,829	$(306,758)	$—	$1,070,050

Intersegment revenues	$—	$1,175	$80	$65,464	$—	$—	$66,719
Segment assets	$8,061,701	$3,835,235	$2,256,309	$815,435	$1,324,033	$—	$16,292,713
Capital expenditures	$65,821	$117,647	$150,129	$17,438	$39,245	$—	$390,280
Share-based compensation expense	$—	$—	$—	$—	$28,540	$—	$28,540

Revenue of $1.8 billion, $1.7 billion and $1.7 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively. Revenue of $4.5 billion, $4.5 billion and $4.5 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively.

Identifiable long-lived assets of $682.7 million, $760.5 million and $805.2 million derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively. Identifiable long-lived assets of $2.0 billion, $2.1 billion and $2.2 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 — QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,
	2014	2013	2014	2013	2014	2013	2014	2013
Revenue	$1,342,548	$1,343,058	$1,630,154	$1,618,097	$1,630,034	$1,587,522	$1,715,797	$1,694,367
Operating expenses:
Direct operating expenses	596,496	597,780	643,222	632,586	645,981	648,743	648,666	674,978
Selling, general and administrative expenses	415,828	403,363	420,577	411,341	429,687	411,354	421,116	423,803
Corporate expenses	72,705	80,800	82,196	75,328	78,202	89,574	87,228	67,812
Depreciation and amortization	174,871	182,182	174,062	179,734	175,865	177,330	186,100	191,582
Impairment charges	—	—	4,902	—	35	—	19,239	16,970
Other operating income, net	165	2,395	(1,628)	1,113	47,172	6,186	(5,678)	13,304

Operating income	82,813	81,328	303,567	320,221	347,436	266,707	347,770	332,526
Interest expense	431,114	385,525	440,605	407,508	432,616	438,404	437,261	418,014
Gain (loss) on marketable securities	—	—	—	130,898	—	31	—	(50)
Equity in earnings (loss) of nonconsolidated affiliates	(13,326)	3,641	(16)	5,971	3,955	3,983	(29)	(91,291)
Gain (loss) on extinguishment of debt	(3,916)	(3,888)	(47,503)	—	(4,840)	—	12,912	(83,980)
Other income (expense), net	1,541	(1,000)	12,157	(18,098)	2,617	1,709	(7,211)	(4,591)

Income (loss) before income taxes	(364,002)	(305,444)	(172,400)	31,484	(83,448)	(165,974)	(83,819)	(265,400)
Income tax benefit (expense)	(68,388)	96,325	621	(11,477)	(24,376)	73,802	33,654	(36,833)

Consolidated net income (loss)	(432,390)	(209,119)	(171,779)	20,007	(107,824)	(92,172)	(50,165)	(302,233)
Less amount attributable to noncontrolling interest	(8,200)	(6,116)	14,852	12,805	7,028	9,683	17,923	6,994

Net income (loss) attributable to the Company	$(424,190)	$(203,003)	$(186,631)	$7,202	$(114,852)	$(101,855)	$(68,088)	$(309,227)

Net income (loss) to the Company per common share:
Basic	$(5.06)	$(2.47)	$(2.22)	$0.09	$(1.37)	$(1.22)	$(0.81)	$(3.70)
Diluted	$(5.06)	$(2.47)	$(2.22)	$0.09	$(1.37)	$(1.22)	$(0.81)	$(3.70)

The Company’s Class A common shares are quoted for trading on the OTC Bulletin Board under the symbol IHRT.

IHEARTMEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

iHeartCommunications is a party to a management agreement with certain affiliates of Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the years ended December 31, 2014, 2013 and 2012, the Company recognized management fees and reimbursable expenses of $15.2 million, $15.8 million and $15.9 million, respectively.

Stock Purchases

On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100.0 million of the Company’s Class A common stock and/or the Class A common stock of CCOH. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at iHeartCommunications’ discretion. During 2014, CC Finco purchased 5,000,000 shares of CCOH’s Class A common stock for approximately $48.8 million. During 2012, CC Finco purchased 111,291 shares of the Company’s Class A common stock for $692,887. During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. As of December 31, 2014, an aggregate $34.2 million was available under the stock purchase program to purchase the Company’s Class A common stock and/or the Class A common stock of CCOH.

On January 7, 2015 CC Finco purchased an additional 2,000,000 shares of CCOH’s Class A common stock for $20.4 million.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of management, including our Chief Executive Officer and our Chief Financial Officer, we have carried out an evaluation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Based on that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2014 to ensure that information we are required to disclose in reports that are filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC and is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed under the supervision of our Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and preparation of our financial statements for external purposes in accordance with generally accepted accounting principles.

As of December 31, 2014, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Based on the assessment, management determined that we maintained effective internal control over financial reporting as of December 31, 2014, based on those criteria.

Ernst & Young LLP, the independent registered public accounting firm that audited our consolidated financial statements included in the Annual Report on Form 10-K, has issued an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2014. The report, which expresses an unqualified opinion on the effectiveness of our internal control over financial reporting as of December 31, 2014, is included in this Item under the heading “Report of Independent Registered Public Accounting Firm.”

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

iHeartMedia, Inc.

We have audited iHeartMedia, Inc. and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive loss, changes in shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2014 and our report dated February 19, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas

February 19, 2015

ITEM 9B.	OTHER INFORMATION

Not Applicable

OTHER DATA

EXECUTIVE OFFICERS OF THE REGISTRANT

The following information with respect to our executive officers is presented as of March 25, 2015:

Name	Age	Position
Robert W. Pittman	61	Chairman, Chief Executive Officer and Director
Richard J. Bressler	57	President, Chief Financial Officer, Chief Operating Officer and Director
C. William Eccleshare	59	Chairman and Chief Executive Officer—CCOH’s International division
Scott R. Wells	46	Chief Executive Officer of CCOH’s Americas division
Steven J. Macri	46	Senior Vice President—Corporate Finance
Scott D. Hamilton	45	Senior Vice President, Chief Accounting Officer and Assistant Secretary
Robert H. Walls, Jr.	54	Executive Vice President, General Counsel and Secretary

The officers named above serve until their respective successors are chosen and qualified, in each case unless the officer sooner dies, resigns, is removed or becomes disqualified.

Robert W. Pittman was appointed as our Chairman and as Chairman of iHeartCommunications on May 17, 2013, as Chief Executive Officer and a director of ours and iHeartCommunications as Executive Chairman and a director of CCOH on October 2, 2011. He also was appointed as Chairman and Chief Executive Officer and a member of the board of managers of our subsidiary, iHeartMedia Capital I, LLC, on April 26, 2013, and as Chief Executive Officer of CCOH on March 2, 2015. Prior to October 2, 2011, Mr. Pittman served as Chairman of Media and Entertainment Platforms for us and Clear Channel since November 2010. He has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner, Inc. from January 2001 to May 2002, and earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001. Mr. Pittman serves on the boards of numerous charitable organizations, including the Alliance for Lupus Research, the Rock and Roll Hall of Fame Foundation and the Robin Hood Foundation, where he has served as past Chairman.

Richard J. Bressler was appointed as our President and Chief Financial Officer, as President and Chief Financial Officer of iHeartCommunications and iHeartMedia Capital I, LLC and as Chief Financial Officer of CCOH on July 29, 2013 and as our Chief Operating Officer on February 18, 2015. Prior thereto, Mr. Bressler was a Managing Director at THL. Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom, Inc. from 2001 to 2005. He also served as Chairman and Chief Executive Officer of Time Warner Digital Media and, from 1995 to 1999, was Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP since 1979. Mr. Bressler also currently is a director of Clear Channel and Gartner, Inc., a member of the board of managers of Clear Channel Capital I, LLC and a board observer at Univision Communications Inc. Mr. Bressler previously served as a member of the board of directors of American Media Operations, Inc., Nielsen Holdings B.V. and Warner Music Group Corp. and as a member of the J.P. Morgan Chase National Advisory Board. Mr. Bressler holds a B.B.A. in Accounting from Adelphi University. Mr. Bressler has been one of our directors since May 2007.

C. William Eccleshare was appointed as Chairman and Chief Executive Officer of CCOH’s International division on March 2, 2015. From January 24, 2012 to March 2, 2015, he served as our Chief Executive Officer – Outdoor, as Chief Executive Officer—Outdoor of iHeartCommunications and as Chief Executive Officer of CCOH. He also served as Chief Executive Officer—Outdoor of iHeartMedia Capital I, LLC from April 26, 2013 to March 2, 2015. Prior to January 24, 2012, he served as Chief Executive Officer—Clear Channel Outdoor—International of ours and iHeartCommunications since February 17, 2011 and as Chief Executive

Officer—International of CCOH since September 1, 2009. Previously, he was Chairman and CEO of BBDO EMEA from 2005 to 2009. Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002.

Scott R. Wells was appointed as Chief Executive Officer of CCOH’s Americas division on March 3, 2015. Mr. Wells served as a member of the CCOH Board from August 2008 to March 3, 2015. Mr. Wells also served as an Operating Partner at Bain Capital from January 2011 to March 3, 2015, and as an Executive Vice President at Bain Capital from 2007 to January 2011. Mr. Wells was one of the leaders of the firm’s operationally focused Portfolio Group. Prior to joining Bain Capital, he held several executive roles at Dell, Inc. (“Dell”) from 2004 to 2007, most recently as Vice President of Public Marketing and On-line in the Americas. Prior to joining Dell, Mr. Wells was a Partner at Bain & Company, where he focused primarily on technology and consumer-oriented companies. He also currently serves as a director of CRC Health Corporation. He has an M.B.A., with distinction, from the Wharton School of the University of Pennsylvania and a B.S. from Virginia Tech.

Steven J. Macri was appointed as the Senior Vice President-Corporate Finance of iHeartMedia, iHeartMedia Capital I, LLC, iHeartCommunications and Clear Channel Outdoor Holdings, Inc. on September 9, 2014. Prior thereto, Mr. Macri served as the chief financial officer of the company’s iHeartMedia division from October 7, 2013, a position he still holds. Prior to joining the company, Mr. Macri served as Chief Financial Officer for LogicSource Inc., from March 2012 to September 2013. Prior to joining LogicSource, Mr. Macri was Executive Vice President and Chief Financial Officer at Warner Music Group Corp. from September 2008 to December 2011 and prior thereto served as Controller and Senior Vice President-Finance from February 2005 to August 2008.

Scott D. Hamilton was appointed as our Senior Vice President, Chief Accounting Officer and Assistant Secretary and as Senior Vice President, Chief Accounting Officer and Assistant Secretary of iHeartCommunications and CCOH on April 26, 2010. He also was appointed as Senior Vice President, Chief Accounting Officer and Assistant Secretary of iHeartMedia Capital I, LLC on April 26, 2013. Prior to April 26, 2010, Mr. Hamilton served as Controller and Chief Accounting Officer of Avaya Inc. (“Avaya”), a multinational telecommunications company, from October 2008 to April 2010. Prior thereto, Mr. Hamilton served in various accounting and finance positions at Avaya, beginning in October 2004. Prior thereto, Mr. Hamilton was employed by PricewaterhouseCoopers from September 1992 until September 2004 in various roles including audit, transaction services and technical accounting consulting.

Robert H. Walls, Jr. was appointed as our Executive Vice President, General Counsel and Secretary and as Executive Vice President, General Counsel and Secretary of iHeartCommunications and CCOH on January 1, 2010. He also was appointed as Executive Vice President, General Counsel and Secretary of iHeartMedia Capital I, LLC on April 26, 2013. On March 31, 2011, Mr. Walls was appointed to serve in the newly-created Office of the Chief Executive Officer for us, iHeartCommunications and CCOH, in addition to his existing offices. Mr. Walls served in the Office of the Chief Executive Officer for us and iHeartCommunications until October 2, 2011, and served in the Office of the Chief Executive Officer for CCOH until January 24, 2012. Mr. Walls was a founding partner of Post Oak Energy Capital, LP and served as Managing Director through December 31, 2009 and as an advisor to Post Oak Energy Capital, LP through December 31, 2013.

iHeartMedia, Inc. Annual Meeting of Stockholders Hilton San Antonio Airport Texas E Ballroom 611 NW Loop 410 San Antonio, Texas 78216	May 15, 2015 9:00 a.m. ADMIT ONE

iHeartMedia, Inc. Annual Meeting of Stockholders Hilton San Antonio Airport Texas E Ballroom 611 NW Loop 410 San Antonio, Texas 78216	May 15, 2015 9:00 a.m. ADMIT ONE

        iHeartMedia, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals
1. Election of Directors (Please vote for a total of only 12 Nominees) The Board recommends that you vote “FOR” all 12 Nominees listed below:

01 - David C. Abrams 04 - James C. Carlisle 07 - Matthew J. Freeman 10 - Ian K. Loring	02 - Irving L. Azoff 05 - John P. Connaughton 08 - Blair E. Hendrix 11 - Robert W. Pittman	03 - Richard J. Bressler 06 - Julia B. Donnelly 09 - Jonathon S. Jacobson 12 - Scott M. Sperling	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2015 Executive Long-Term Incentive Plan.	☐	☐	☐	3. Approval of the 2015 Supplemental Incentive Plan.	☐	☐	☐
The Board recommends that you vote “FOR” approval of the 2015 Executive Long-Term Incentive Plan.				The Board recommends that you vote “FOR” approval of the 2015 Supplemental Incentive Plan.
4. Approval of the 2015 Executive Incentive Plan.	☐	☐	☐	5. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
The Board recommends that you vote “FOR” approval of the 2015 Executive Incentive Plan.				The Board recommends that you vote “FOR” ratification.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+
021S7C

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 15, 2015.

The Proxy Statement and Annual Report Materials are available at:

www.envisionreports.com/ihrt

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — iHeartMedia, Inc.

2015 Meeting of Stockholders – May 15, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert W. Pittman, Richard J. Bressler and Robert H. Walls, Jr., and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of iHeartMedia, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held in San Antonio, Texas on May 15, 2015 at 9:00 a.m. local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL 12 NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	+